UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Brighthouse Financial, Inc.

(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY — SUBJECT TO COMPLETION — DATED DECEMBER 23, 2025

     , 2026
Dear Brighthouse Financial, Inc. Stockholder:
The board of directors of Brighthouse Financial, Inc. (“Brighthouse Financial”), a Delaware corporation, unanimously approved an Agreement and Plan of Merger, dated as of November 6, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among Aquarian Holdings VI L.P., a Delaware limited partnership (“Parent”), Aquarian Beacon Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), Aquarian Holdings LLC, a Delaware limited liability company, solely for the purpose of certain provisions, and Brighthouse Financial, which provides for the acquisition of Brighthouse Financial by Parent.
Pursuant to the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into Brighthouse Financial, with Brighthouse Financial surviving as an indirect wholly-owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), each share of common stock of Brighthouse Financial, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than the Common Stock (i) held by holders exercising appraisal rights, (ii) owned by Brighthouse Financial as treasury stock or (iii) owned by Brighthouse Financial, Parent, Merger Sub or their wholly-owned subsidiaries) will be converted into the right to receive $70.00 per share, net in cash, without interest and less any amounts that are required to be deducted or withheld under applicable law.
At a special meeting of Brighthouse Financial stockholders (the “Special Meeting”), holders of shares of Common Stock will be asked to vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”). Approval of the Merger Proposal requires the affirmative vote of Brighthouse Financial stockholders holding a majority of the outstanding shares of Common Stock as of 5:00 p.m. Eastern Standard Time on    ,   , which is the record date for the Special Meeting (the “Record Date”).
At the Special Meeting, holders of shares of Common Stock will also be asked to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Brighthouse Financial’s named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”), and to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).
The board of directors of Brighthouse Financial unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby (including the Merger) are fair to and in the best interests of Brighthouse Financial and its stockholders, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Merger), (c) approved the execution, delivery and performance by Brighthouse Financial of the Merger Agreement and, subject to the approval of the holders of a majority of the shares of Common Stock outstanding, the consummation of the transactions contemplated thereby (including the Merger), (d) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the holders of issued and outstanding shares of Common Stock and (e) resolved to recommend the adoption of the Merger Agreement by the holders of the issued and outstanding shares of Common Stock entitled to vote thereon.
The board of directors of Brighthouse Financial unanimously recommends that the holders of shares of Common Stock vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
The Record Date is    ,    . Your vote is very important, regardless of the number of shares of Common Stock you own. Approval of the Merger Proposal is a condition to the completion of the Merger. If the Merger Proposal is not approved, the Merger and the transactions contemplated by the Merger Agreement will not be completed even if the other proposals related to the Merger are approved. Please vote promptly.
i

Brighthouse Financial will hold the Special Meeting solely by means of remote communication via the internet. All holders of shares of Common Stock as of 5:00 p.m. Eastern Standard Time on the Record Date will be able to attend, vote and participate in the Special Meeting by remote communication. Record holders of shares of Common Stock may submit a proxy to vote their shares of Common Stock in advance of the Special Meeting by any of the following means:
•
Internet. You may submit a proxy electronically via the internet by following the instructions at www.ProxyVote.com. You will need the control number that appears on your proxy card to vote online. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Standard Time, on the day prior to the Special Meeting.

•
Telephone. You may submit a proxy by telephone using the number: 1-800-690-6903. The telephone number is toll free (within the U.S. and Canada), at no charge to the holders of shares of Common Stock. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Standard Time, on the day prior to the Special Meeting.

•	Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.
•	Virtually. You may vote your shares of Common Stock at the Special Meeting if you attend the Special Meeting, which will be held virtually at www.virtualshareholdermeeting.com/BHF2026SM.
The failure to vote your shares of Common Stock will have the same effect as voting “AGAINST” the approval of the Merger Proposal.
If your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will not be permitted to vote your shares of Common Stock without instructions from you. You should instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock will have the same effect as voting “AGAINST” the approval of the Merger Proposal.
Submitting a proxy will not prevent you from attending the Special Meeting and voting virtually, and it will help to secure a quorum and avoid added solicitation costs. Any record holder of Common Stock entitled to vote at the Special Meeting and who is present at the Special Meeting may vote virtually, thereby revoking any previous proxy. Record holders of shares of Common Stock entitled to vote at the Special Meeting may also revoke their proxy in writing at any time before the Special Meeting in the manner described in the accompanying proxy statement. If your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee, the foregoing instructions do not apply to you and you must follow the instructions on the voting instruction card furnished by your bank, brokerage firm or other nominee to revoke your proxy.
The obligations of Parent and Brighthouse Financial to complete the Merger are subject to the satisfaction or waiver of several conditions. The accompanying proxy statement contains detailed information about Parent, Brighthouse Financial, the Special Meeting, the Merger Agreement and the Merger. We encourage you to read the proxy statement carefully and in its entirety before voting.
On behalf of the board of directors and management of Brighthouse Financial, we thank you for your support.

Sincerely,

C. Edward Chaplin
Chairman of the Board of Directors
Brighthouse Financial, Inc.

Brighthouse Financial, Inc.
11225 North Community House Road
Charlotte, North Carolina 28277
(980) 365-7100

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On    , 2026
Dear Brighthouse Financial, Inc. Stockholder:
We are pleased to invite you to attend the special meeting (the “Special Meeting”) of stockholders of Brighthouse Financial, Inc. (“Brighthouse Financial”). Brighthouse Financial will hold the Special Meeting solely by means of remote communication via the internet. The Special Meeting will be held on   , 2026, at    Eastern Standard Time, virtually at www.virtualshareholdermeeting.com/BHF2026SM for the following purposes:
•
to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 6, 2025, by and among Aquarian Holdings VI L.P., a Delaware limited partnership (“Parent”), Aquarian Beacon Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), Aquarian Holdings LLC, a Delaware limited liability company, solely for the purpose of certain provisions, and Brighthouse Financial (as it may be amended from time to time, the “Merger Agreement”), a copy of which is attached as Annex A to the proxy statement of which this notice is a part (the “Merger Proposal”);

•
to cast an advisory (non-binding) vote on a proposal to approve the compensation that may be paid or become payable to Brighthouse Financial’s named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”); and

•
to vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Brighthouse Financial will transact no other business at the Special Meeting. Please refer to the proxy statement of which this notice is a part for further information with respect to the business to be transacted at the Special Meeting.
The board of directors of Brighthouse Financial has fixed 5:00 p.m. Eastern Standard Time on    ,     as of the record date for the Special Meeting (the “Record Date”). Only holders of shares of common stock of Brighthouse Financial, par value $0.01 per share (the “Common Stock”), of record on the Record Date are entitled to notice of and vote at the Special Meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Special Meeting will be available at 11225 North Community House Road, Charlotte, North Carolina 28277 for inspection by any Brighthouse Financial stockholder for any purpose germane to the Special Meeting during ordinary business hours for the ten days preceding the Special Meeting.
The board of directors of Brighthouse Financial unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby (including the Merger) are fair to and in the best interests of Brighthouse Financial and its stockholders, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Merger), (c) approved the execution, delivery and performance by Brighthouse Financial of the Merger Agreement and, subject to the approval of the holders of a majority of the shares of Common Stock outstanding, the consummation of the transactions contemplated thereby (including the Merger), (d) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the holders of issued and outstanding shares of Common Stock and (e) resolved to recommend the adoption of the Merger Agreement by the holders of the issued and outstanding shares of Common Stock entitled to vote thereon.
The board of directors of Brighthouse Financial unanimously recommends that the holders of shares of Common Stock vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Your vote is very important, regardless of the number of shares of Common Stock you own. Approval of the Merger Proposal is a condition to the completion of the Merger. If the Merger Proposal is not approved, the Merger and the transactions contemplated by the Merger Agreement will not be completed even if the other proposals related to the Merger are approved. Please vote promptly. Record holders of shares of Common Stock may submit a proxy to vote their shares of Common Stock in advance of the Special Meeting by any of the following means:
•
Internet. You may submit a proxy electronically via the internet by following the instructions at www.ProxyVote.com. You will need the control number that appears on your proxy card to vote online. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Standard Time, on the day prior to the Special Meeting.

•
Telephone. You may submit a proxy by telephone using the number: 1-800-690-6903. The telephone number is toll free (within the U.S. and Canada), at no charge to the holders of shares of Common Stock. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Standard Time, on the day prior to the Special Meeting.

•	Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.
•	Virtually. You may vote your shares of Common Stock at the Special Meeting if you attend the Special Meeting, which will be held virtually at www.virtualshareholdermeeting.com/BHF2026SM.
The failure to vote your shares of Common Stock will have the same effect as voting “AGAINST” the approval of the Merger Proposal.
If your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will not be permitted to vote your shares of Common Stock without instructions from you. You should instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock will have the same effect as voting “AGAINST” the approval of the Merger Proposal.
The enclosed proxy statement provides a detailed description of the Merger and the Merger Agreement and the other matters to be considered at the Special Meeting. We urge you to read the proxy statement carefully in its entirety, including the annexes and any documents incorporated by reference into the proxy statement. If you have any questions concerning the Merger, the Merger Agreement or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Common Stock, please contact Brighthouse Financial’s proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call Toll-Free: (877) 750-0537
Banks & Brokers May Call Collect: (212) 750-5833
By Order of the Board of Directors,

Jacob M. Jenkelowitz
Corporate Secretary

Charlotte, North Carolina
       , 2026

ADDITIONAL INFORMATION
This proxy statement incorporates by reference important business and financial information about Brighthouse Financial from other documents that are not included in or delivered with this proxy statement. This information is available to you without charge upon your request. You can obtain physical copies of the documents incorporated by reference into this proxy statement without charge by requesting them in writing or by telephone from our proxy solicitor at the following address and telephone numbers:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call Toll-Free: (877) 750-0537
Banks & Brokers May Call Collect: (212) 750-5833
You may also consult Brighthouse Financial’s website for more information about Brighthouse Financial. Brighthouse Financial’s website is www.brighthousefinancial.com. Information contained on or connected to any website referenced in this proxy statement is not incorporated by reference into this proxy statement or in any other report or document we file with the U.S. Securities and Exchange Commission (the “SEC”), and any website references are intended to be inactive textual references only unless expressly noted.
If you would like to request any physical copies of documents incorporated by reference into this proxy statement, please do so by     , 2026 in order to receive them before the Special Meeting.
For a more detailed description of the documents incorporated by reference in this proxy statement and how you may obtain them, see “Where You Can Find More Information.”
v

ABOUT THIS PROXY STATEMENT
This proxy statement constitutes a proxy statement for Brighthouse Financial under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and notice of meeting with respect to the Special Meeting of Brighthouse Financial stockholders.
You should rely only on the information contained in or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated     , 2026. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of the incorporated document. Our mailing of this proxy statement to Brighthouse Financial stockholders will not create any implication to the contrary.
Information contained in this proxy statement regarding Parent, Merger Sub, Aquarian Holdings and Aquarian (defined below), has been provided by Parent or an affiliate thereof, and information contained in this proxy statement regarding Brighthouse Financial has been provided by Brighthouse Financial.
All references in this proxy statement to “Parent” refer to Aquarian Holdings VI L.P., a Delaware limited partnership; all references in this proxy statement to “Merger Sub” refer to Aquarian Beacon Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent formed for the sole purpose of effecting the Merger; all references in this proxy statement to “Aquarian Holdings” refer to Aquarian Holdings LLC, a Delaware limited liability company; all references in this proxy statement to “Aquarian” refer to Aquarian Capital LLC, a Delaware limited liability company; and all references in this proxy statement to “Brighthouse Financial” and the “Company” refer to Brighthouse Financial, Inc., a Delaware corporation. Unless otherwise indicated or as the context requires, all references in this proxy statement to “we,” “our” and “us” refer to Brighthouse Financial; all references to “stockholders” or “Brighthouse Financial stockholders” refer only to holders of shares of Common Stock as of 5:00 p.m. Eastern Standard Time on the Record Date; and all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of November 6, 2025, by and among Parent, Merger Sub, Aquarian Holdings, solely for the purpose of certain provisions, and Brighthouse Financial, as the same may be amended from time to time. The Merger Agreement is incorporated by reference into this proxy statement and a copy is attached as Annex A to this proxy statement. Brighthouse Financial, following the consummation of the Merger, is sometimes referred to in this proxy statement as the “Surviving Corporation.”

SUMMARY
This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. For a more complete description of the Merger (as defined herein) contemplated by the Agreement and Plan of Merger, dated as of November 6, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among Aquarian Holdings VI L.P., a Delaware limited partnership (“Parent”), Aquarian Beacon Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), Aquarian Holdings LLC (“Aquarian Holdings”), a Delaware limited liability company, solely for the purpose of certain provisions, and Brighthouse Financial, Inc. (“Brighthouse Financial”), you should carefully read this entire proxy statement, the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement. Any document or agreement summarized or referred to in this proxy statement is qualified in its entirety by reference to the full text of such document or agreement insofar as such document is attached as an annex hereto or incorporated by reference herein. All references in this proxy statement to terms defined in the notice to which this proxy statement is attached have the respective meanings provided in that notice. All references to capitalized terms not defined herein or in the notice to which this proxy statement is attached have the respective meanings ascribed to them in the Merger Agreement, a copy of which is attached as Annex A to this proxy statement.
Parties to the Merger
Brighthouse Financial, Inc.
Brighthouse Financial is one of the largest providers of annuity and life insurance products in the United States. We deliver our products through multiple independent distribution channels and marketing arrangements with a diverse network of distribution partners. We primarily transact business through our insurance subsidiaries, Brighthouse Life Insurance Company, a Delaware domiciled insurance company (“BLIC”), Brighthouse Life Insurance Company of NY, a New York domiciled insurance company (“BHNY”) and New England Life Insurance Company, a Massachusetts domiciled insurance company (“NELICO”); however, NELICO does not currently write new business.
Our common stock, par value $0.01 per share (the “Common Stock”), trades on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BHF.” The depositary shares each representing a 1/1,000th interest in our 6.600% Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), 6.750% Non-Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”), 5.375% Non-Cumulative Preferred Stock, Series C (the “Series C Preferred Stock”) and the 4.625% Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”), as well as our 6.250% Junior Subordinated Debentures due 2058 (the “Junior Subordinated Debentures”), trade on Nasdaq under the symbols “BHFAP,” “BHFAO,” “BHFAN,” “BHFAM” and “BHFAL,” respectively.
The address of our principal executive offices is 11225 North Community House Road, Charlotte, NC 28277, and our telephone number is (980) 365-7100. Additional information about Brighthouse Financial and its subsidiaries is included in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information.”
Parent
Aquarian Holdings VI L.P. is a Delaware limited partnership and an affiliate of Aquarian Capital LLC (“Aquarian”). Founded in 2017, Aquarian is a diversified global holding company, with a strategic portfolio of insurance and asset management solutions, providing investment opportunities to millions of people. Aquarian invests across the capital structure and creates tailored financing solutions that enable high-quality companies to grow and evolve. Since its founding, Aquarian has grown to approximately $25.9 billion in AUM as of September 30, 2025. For additional information, please visit Aquarian’s website at http://www.aquarianlp.com. The principal executive offices of Parent are located at 40 10th Avenue, New York, NY 10014, and Parent’s telephone number is (212) 720-1000.
Merger Sub
Aquarian Beacon Merger Sub Inc. is a Delaware corporation and an indirect wholly-owned subsidiary of Parent. Merger Sub was formed for the sole purpose of effecting the Merger and conducts no other business. Pursuant to the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into Brighthouse Financial, with Brighthouse Financial surviving as an indirect wholly-owned subsidiary of Parent. The principal executive offices of Merger Sub are located at 40 10th Avenue, New York, NY 10014, and Merger Sub’s telephone number is (212) 720-1000.
Aquarian Holdings
Aquarian Holdings LLC is a Delaware limited liability company and an affiliate of Aquarian. Aquarian Holdings has received a debt commitment letter from certain lenders party thereto, the proceeds of which will be contributed indirectly to Parent prior to the effective time of the Merger (the “Effective Time”). For a further discussion of the financing arrangements in connection with the Merger, see the section titled “The Merger Agreement — Financing.” The principal executive offices of Aquarian Holdings are located at 40 10th Avenue, New York, NY 10014, and Aquarian Holdings’ telephone number is (212) 720-1000.
The Special Meeting
The Special Meeting will be held solely by means of remote communication via the internet. All holders of shares of Common Stock as of 5:00 p.m. Eastern Standard Time on   ,   , the record date for the Special Meeting (the “Record Date”), will be able to attend, vote and participate in the Special Meeting to be held on   , 2026, at    Eastern Standard Time, virtually at www.virtualshareholdermeeting.com/BHF2026SM. The Special Meeting is being held for the following purposes:
•
to vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”), a copy of which is attached as Annex A to this proxy statement and which is further described in the sections titled “The Merger” and “The Merger Agreement”;

•
to cast an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Brighthouse Financial’s named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”); and

•
to vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Only record holders of shares of Common Stock as of 5:00 p.m. Eastern Standard Time on   ,   , the Record Date, are entitled to notice of and vote at the Special Meeting or any adjournment or postponement thereof. As of 5:00 p.m. Eastern Standard Time on the Record Date,    shares of Common Stock were outstanding.
Because the vote on the Compensation Proposal is only advisory in nature, it will not be binding on Brighthouse Financial or the board of directors of Brighthouse Financial (the “Brighthouse Financial Board”). Accordingly, because Brighthouse Financial is contractually obligated to pay the compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the Merger is consummated and regardless of the outcome of the Compensation Proposal.
No business may be transacted at the Special Meeting unless a quorum is present. If a quorum is not present, to allow additional time for obtaining additional proxies, Brighthouse Financial intends to move to adjourn the Special Meeting in order to solicit additional proxies in favor of the Merger Proposal. Additionally, if fewer shares of Common Stock are voted in favor of the Merger Proposal than is required to approve the Merger Proposal, the Special Meeting may be adjourned or postponed to solicit additional proxies in favor of the Merger Proposal.
Required Vote
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of 5:00 p.m. Eastern Standard Time on the Record Date. Abstentions from voting and failures to vote (including failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock) will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.
Approval of the Compensation Proposal on an advisory (non-binding) basis requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the proposal. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” the approval of the Compensation Proposal. Failures to vote will have no effect on the vote for the Compensation Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the proposal. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” the approval of the Adjournment Proposal. Failures to vote will have no effect on the vote for the Adjournment Proposal. Brighthouse Financial does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.
Brighthouse Financial’s Reasons for the Merger and Recommendation of the Brighthouse Financial Board
In evaluating the Merger, the Brighthouse Financial Board consulted with Brighthouse Financial’s management and its financial advisors and outside legal counsel and, after consideration of various factors as discussed in the section titled “The Merger — Brighthouse Financial’s Reasons for the Merger,” the Brighthouse Financial Board unanimously (a) determined that the

Merger Agreement and the transactions contemplated thereby (including the Merger) are fair to and in the best interests of Brighthouse Financial and its stockholders, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Merger), (c) approved the execution, delivery and performance by Brighthouse Financial of the Merger Agreement and, subject to the approval of the holders of a majority of the shares of Common Stock outstanding, the consummation of the transactions contemplated thereby (including the Merger), (d) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the holders of issued and outstanding shares of Common Stock and (e) resolved to recommend the adoption of the Merger Agreement by the holders of the issued and outstanding shares of Common Stock entitled to vote thereon.
For more information regarding the factors considered by the Brighthouse Financial Board in reaching its decision to recommend the adoption of the Merger Agreement, see the section titled “The Merger — Brighthouse Financial’s Reasons for the Merger.”
The Brighthouse Financial Board unanimously recommends that the holders of shares of Common Stock vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Stockholder Approval of the Merger
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of 5:00 p.m. Eastern Standard Time on the Record Date.
The Merger Agreement provides that Brighthouse Financial’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, each series of which underlies depositary shares each representing a 1/1,000th interest in the shares of each such series of Preferred Stock, will remain issued and outstanding immediately following the Effective Time, and immediately following the Effective Time will remain entitled to the same dividends and all other preferences, privileges and other special rights, and qualifications, limitations and restrictions set forth in the certificates of designations applicable to each respective series of Preferred Stock. As a result, the holders of the Preferred Stock and the depositary shares representing the Preferred Stock are not entitled to vote on the Merger Proposal, the Compensation Proposal or the Adjournment Proposal.
Opinions of Brighthouse Financial’s Financial Advisors
Goldman Sachs
Brighthouse Financial has engaged Goldman Sachs & Co. LLC (“Goldman Sachs”) as financial advisor to Brighthouse Financial in connection with the Merger. As part of such engagement, the Brighthouse Financial Board requested that Goldman Sachs evaluate the fairness, from a financial point of view, to the holders of shares of Common Stock of the $70.00 in cash per share of Common Stock (the “Merger Consideration”) to be received by such holders in the Merger. Goldman Sachs rendered its oral opinion on November 5, 2025, which was subsequently confirmed in writing by delivery of a written opinion, to the Brighthouse Financial Board that, as of November 6, 2025, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Common Stock.
The full text of the written opinion of Goldman Sachs, dated November 6, 2025, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. The summary of the opinion of Goldman Sachs set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Brighthouse Financial Board in connection with its consideration of the Merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of the Common Stock should vote with respect to the Merger or any other matter. Pursuant to an engagement letter between Brighthouse Financial and Goldman Sachs, Brighthouse Financial has agreed to pay Goldman Sachs a transaction fee of approximately $41 million, all of which is contingent upon consummation of the Merger.
Wells Fargo
Brighthouse Financial has engaged Wells Fargo Securities, LLC (“Wells Fargo”) as financial advisor to Brighthouse Financial in connection with the Merger. As part of such engagement, the Brighthouse Financial Board requested that Wells Fargo evaluate the fairness, from a financial point of view, to the holders of shares of Common Stock of the Merger Consideration to be received by such holders in the Merger. On November 5, 2025, at a meeting of the Brighthouse Financial Board held to evaluate the Merger, Wells Fargo rendered an oral opinion to the Brighthouse Financial Board, which was subsequently confirmed in writing by delivery of a written opinion to the Brighthouse Financial Board dated November 5, 2025, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Wells Fargo in preparing the opinion, the Merger Consideration to be paid to the holders of shares of Common Stock (other than Excluded Shares and Dissenting Shares (each as defined in the Merger Agreement)) in the Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Wells Fargo, dated November 5, 2025, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Wells Fargo in preparing the opinion, is attached as Annex C to this proxy statement. The summary of the opinion of Wells Fargo set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Wells Fargo’s written opinion was for the information and use of the Brighthouse Financial Board (in its capacity as such) in connection with its evaluation of the Merger Consideration in the Merger from a financial point of view and did not address any other aspect or implication (financial or otherwise) of the Merger. Wells Fargo expressed no opinion as to the fairness of any consideration paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of Brighthouse Financial and did not address the underlying business decision of the Brighthouse Financial Board or Brighthouse Financial to proceed with or effect the Merger. Wells Fargo’s opinion does not constitute advice or a recommendation to any stockholder of Brighthouse Financial or any other person as to how to vote or act on any matter relating to the Merger or any other matter. For services rendered in connection with the Merger, Brighthouse Financial has agreed to pay Wells Fargo a transaction fee of approximately $41 million, of which a portion was payable upon the announcement of the Merger and approximately $36 million of which is contingent upon consummation of the Merger.
For a description of the opinions of Brighthouse Financial’s financial advisors, see the section of this proxy statement titled “The Merger — Opinions of Brighthouse Financial’s Financial Advisors.”
The Merger
Pursuant to the Merger Agreement and subject to the applicable provisions of the Delaware General Corporation Law (the “DGCL”), at the Effective Time, Merger Sub will merge with and into Brighthouse Financial, the separate corporate existence of Merger Sub will cease and Brighthouse Financial will survive as an indirect, wholly-owned subsidiary of Parent. The Merger will become effective upon Brighthouse Financial’s filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be agreed by Brighthouse Financial and Parent and set forth in the certificate of merger. The closing of the Merger, and the time at which the Merger will become effective, will occur on the date that is the sixth business day following the date of the satisfaction or waiver of the conditions to consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the closing) (the “Closing Date”), unless the parties agree in writing to a different Closing Date.
Conditions to Consummation of the Merger
The obligations of each of the parties to the Merger Agreement to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the following conditions:
•	the Company Stockholder Approval (as defined in the section titled “The Merger Agreement — No Solicitation”) having been obtained;
•	the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) having expired or been terminated;
•
the receipt of required regulatory approvals from insurance regulators in Delaware, Massachusetts and New York (including, in the case of Delaware and Massachusetts, approvals of investment management agreements to be entered into between an affiliate of Aquarian Holdings and Brighthouse Financial’s Delaware and Massachusetts insurance subsidiaries upon the closing) as well as receipt of approval from the Financial Industry Regulatory Authority, Inc. (“FINRA”); and

•
the absence of any judgment, temporary restraining order, preliminary or permanent injunction or other similar order, decree or ruling issued by any governmental entity having jurisdiction of any party, and no law having been promulgated, enacted, issued or deemed applicable to the Merger by any governmental entity having jurisdiction of any party, in each case that prohibits or makes illegal the consummation of the Merger.

The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of certain additional conditions, including:
•	Brighthouse Financial having performed in all material respects all obligations and complied with all covenants required to be performed or complied with by it prior to the Effective Time;
•
the representations and warranties of Brighthouse Financial being true and correct at and as of the date of the Merger Agreement and at and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) (subject to customary materiality thresholds in most instances, except with respect to certain capitalization representations, which must be true at the Effective Time in all respects (i.e., no materiality exceptions));

•
Brighthouse Financial’s representation and warranty that, from December 31, 2024 through the date of the Merger Agreement, no event or effect has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in the section titled “The Merger Agreement — Representations and Warranties”) being true and correct at and as of the date of the Merger Agreement and at and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

•
since the date of the Merger Agreement, there having not been any state of facts, change, development, event, effect, condition or occurrence, individually or in the aggregate, that has had, or would reasonably be expected to have, a Company Material Adverse Effect; and

•	no Burdensome Condition (as defined in the section titled “The Merger Agreement — Efforts to Complete the Merger”) having been imposed.
The obligations of Brighthouse Financial to consummate the Merger are also subject to the satisfaction (or, to the extent permitted by law, waiver) of certain additional conditions, including:
•	Parent having performed in all material respects all of its obligations required to be performed by it as of or prior to the Closing Date; and
•
the representations and warranties of Parent and Merger Sub being true and correct (without giving effect to any Parent Material Adverse Effect (as defined in the section titled “The Merger Agreement — Representations and Warranties”) or materiality qualifiers) at and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

Consideration for the Merger
At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) the Common Stock held by holders exercising appraisal rights, (ii) the Common Stock owned by Brighthouse Financial as treasury stock or (iii) the Common Stock owned by Brighthouse Financial, Parent, Merger Sub or their wholly-owned subsidiaries) will be converted into the right to receive $70.00 per share, net in cash, without interest and less any amounts that are required to be deducted or withheld under applicable law (the “Merger Consideration”).
Prior to the Effective Time, Brighthouse Financial will cooperate with Parent and use reasonable best efforts to cause the Common Stock to be delisted from Nasdaq as promptly as reasonably practicable after the Effective Time and deregistered under the Exchange Act as promptly as reasonably practicable following such delisting.
Treatment of Company Preferred Stock, Junior Subordinated Debentures and Senior Notes
The Merger Agreement permits Brighthouse Financial to declare and pay periodic cash dividends on the Preferred Stock not in excess of $412.50 per share on the Series A Preferred Stock, $421.875 per share on the Series B Preferred Stock, $335.9375 per share on the Series C Preferred Stock and $289.0625 per share on the Series D Preferred Stock, in each case, per quarter during the interim period between the date of the Merger Agreement and the Effective Time. Immediately following the Effective Time, the Preferred Stock will remain issued and outstanding and entitled to the same dividends and all other preferences, privileges and other special rights, and qualifications, limitations and restrictions set forth in the certificates of designations applicable to each such series of Preferred Stock. As a result, the holders of the Preferred Stock and the depositary shares representing the Preferred Stock are not entitled to vote on the Merger Proposal, the Compensation Proposal or the Adjournment Proposal. Immediately

following the Effective Time, the depositary shares representing the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock will remain listed on Nasdaq under the symbols “BHFAP,” “BHFAO,” “BHFAN” and “BHFAM,” respectively, and will remain registered by Brighthouse Financial under the Exchange Act.
Immediately following the Effective Time, each of Brighthouse Financial’s Junior Subordinated Debentures, 3.700% Senior Notes due 2027, 5.625% Senior Notes due 2030, 4.700% Senior Notes due 2047 and 3.850% Senior Notes due 2051 will remain outstanding as an obligation of Brighthouse Financial. Immediately following the Effective Time, the Junior Subordinated Debentures will remain listed on Nasdaq under the symbol “BHFAL” and will remain registered by Brighthouse Financial under the Exchange Act.
Parent may decide, following the Merger, to delist the depositary shares representing the Preferred Stock or the Junior Subordinated Debentures, to deregister such depositary shares or the Junior Subordinated Debentures under the Exchange Act or to take other action with respect to such depositary shares, the Preferred Stock or the Junior Subordinated Debentures, in each case, subject to the terms of the instruments governing the rights of the holders thereof.
Treatment of Brighthouse Financial Equity Awards
At the Effective Time, each stock option (“Company Stock Option”), restricted stock unit award (“Company RSU Award”) granted prior to November 6, 2025 and performance stock unit award (“Company PSU Award”), in each case, that is outstanding immediately prior to the Effective Time, will be deemed to be fully vested (to the extent not previously vested) and non-forfeitable. Each such Company Stock Option will be canceled at the Effective Time and converted into the right to receive a cash payment, without interest, equal to the excess, if any, of (x) the Merger Consideration over (y) the per share exercise price of such Company Stock Option, less any amounts that are required to be deducted or withheld under applicable law. Each such Company RSU Award that was granted prior to November 6, 2025 and each Company PSU Award will be canceled at the Effective Time and converted into the right to receive a cash payment, without interest, equal to the product of (x) the Merger Consideration, multiplied by (y) the number of shares of Common Stock subject to such award, less any amounts that are required to be deducted or withheld under applicable law. The number of shares of Common Stock subject to each Company PSU Award will be determined assuming achievement of the performance vesting conditions applicable to such award at the target level; provided that, if the performance period applicable to any Company PSU Award ended prior to the Effective Time, such determination will be based on the actual level of achievement of the applicable performance vesting conditions.
At the Effective Time, each Company RSU Award granted to an employee after November 6, 2025, if any (each, a “New Company RSU Award”), will be canceled and converted into a contingent right to receive a cash payment, without interest (a “Cash Award”), equal to the product of (x) the Merger Consideration, multiplied by (y) the number of shares of Common Stock subject to such award. Each such Cash Award will vest in one-third installments on each of the first through third anniversaries of the applicable grant date (generally subject to continued employment through the applicable vesting date), and will otherwise be subject to the same vesting terms and payment schedule that would have been applicable to Company RSU Awards immediately prior to the Effective Time (including continued vesting following a termination without cause or constructive termination).
The treatment of outstanding Company RSU Awards granted to non-employee directors after November 6, 2025, if any (each, a “New Director RSU Award”), is described in the section titled “The Merger — Interests of Brighthouse Financial Directors and Executive Officers in the Merger.”
A copy of the Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the entire Merger Agreement carefully because it is the principal document governing the Merger. For more information on the Merger Agreement, see the section titled “The Merger Agreement.”
Interests of Brighthouse Financial Directors and Executive Officers in the Merger
You should be aware that Brighthouse Financial’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Brighthouse Financial’s stockholders generally. The Brighthouse Financial Board was aware of these interests and considered them, among other matters, in evaluating and unanimously approving the Merger Agreement. As described in more detail in the section titled “The Merger — Interests of Brighthouse Financial Directors and Executive Officers in the Merger,” these interests may include the following, among others:
•	the accelerated vesting, cancellation and cash-out of outstanding equity-based awards that were granted prior to November 6, 2025 at the Effective Time;
•
grants of New Company RSU Awards to Brighthouse Financial executive officers, if any, which will vest in equal installments over three years (or upon a qualifying termination of employment) and convert into Cash Awards with the same vesting terms at the Effective Time;

•
grants of New Director RSU Awards and the accelerated vesting, cancellation and cash-out of a prorated portion thereof at the Effective Time, with such proration based on the period elapsed from June 1, 2026 through the Effective Time;

•
the eligibility of Brighthouse Financial executive officers to receive severance payments and benefits under the Brighthouse Services, LLC Change of Control Severance Pay Plan upon a qualifying termination of employment following, or within six months prior to, the Effective Time;

•
potential employment, equity, retention or other arrangements or understandings, if any, with certain Brighthouse Financial executive officers for which Parent may, in its discretion, initiate discussions or negotiations and enter into definitive agreements prior to the Effective Time, in each case, taking effect at or after the Effective Time; and

•
certain indemnification agreements for Brighthouse Financial’s current executive officers and directors and the continuation of certain insurance arrangements for Brighthouse Financial’s current executive officers and directors for six years after the Effective Time.

U.S. Federal Income Tax Consequences of the Merger
The exchange of shares of Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder (as defined in the section titled “The Merger — U.S. Federal Income Tax Consequences of the Merger”) will recognize gain or loss equal to the difference between (i) the amount of cash received and (ii) such U.S. Holder’s adjusted tax basis in its shares of Common Stock.
For a more complete discussion of the material U.S. federal income tax consequences of the Merger, see the section titled “The Merger — U.S. Federal Income Tax Consequences of the Merger.”
Regulatory Approvals
The consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including, among others, the expiration or termination of the applicable waiting period under the HSR Act, the receipt of other required regulatory approvals from insurance regulators in Delaware, Massachusetts and New York (including, in the case of Delaware and Massachusetts, approvals of investment management agreements to be entered into between an affiliate of Aquarian Holdings and Brighthouse Financial’s Delaware and Massachusetts insurance subsidiaries upon the closing) and receipt of approval from FINRA of a change of control of Brighthouse Securities, LLC (the “Broker-Dealer”) under FINRA Rule 1017.
Parent submitted acquisition of control applications (“Form A Filings”) to the Delaware, New York and Massachusetts state insurance regulators and pre-acquisition notifications regarding the acquisition of control of a non-domiciliary insurance company doing business in states in which the acquisition would result in specified levels of market concentration (“Form E Filings”) to the Alabama, Delaware and North Dakota state insurance regulators, in each case on December 22, 2025. Parent submitted a change of control notice filing to the state insurance regulator in Texas with respect to the change of control of the Broker-Dealer, which holds an agency license in Texas and submitted prior notices of transactions to the state insurance regulators in Delaware, New York and Massachusetts with respect to investment management agreements to be entered into at closing of the Merger between affiliates of Aquarian Holdings, on the one hand, and BLIC, BHNY and NELICO, on the other, and a services agreement to be entered into at closing of the Merger between Brighthouse Financial (on behalf of itself and its subsidiaries) and an affiliate of Aquarian, also in each case on December 22, 2025.
The parties filed the required notifications with the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) and the Federal Trade Commission (the “FTC”) on December 19, 2025, with the waiting period under the HSR Act expected to expire at 11:59 p.m. Eastern Standard Time on January 20, 2026, unless earlier terminated by the Antitrust Division or the FTC.
Brighthouse Financial submitted an application with FINRA for approval of a change of ownership or control (“CMA”) of the Broker-Dealer under FINRA Rule 1017 and requested “Fast Track” treatment on December 8, 2025.
Brighthouse Financial, Aquarian and Mubadala Capital LLC (“Mubadala Capital”) have made a draft joint voluntary filing with the Committee on Foreign Investment in the United States (“CFIUS”) relating to Mubadala Capital’s indirect funding commitment to Parent for the Merger. The obtaining of approval by CFIUS is not, however, a condition to the Merger, the closing or Parent’s and Merger Sub’s obligations under the Merger Agreement.
Parent and Brighthouse Financial are required under the Merger Agreement to cooperate with each other and to use their respective reasonable best efforts to make all of these governmental and regulatory filings and to obtain any required regulatory approvals. The Merger Agreement provides that these obligations will not require Parent or its affiliates or Brighthouse Financial or any of its subsidiaries to agree to or suffer any Burdensome Condition in order to obtain any of the required governmental approvals. For the definition and a further discussion of Burdensome Condition, see the section titled “The Merger Agreement — Efforts to Complete the Merger.”
For a further discussion of the regulatory approvals in connection with the Merger, see the section titled “The Merger — Regulatory Approvals.”
Financing
Concurrently with the execution of the Merger Agreement, (i) Aquarian entered into an investment commitment letter with Mubadala Capital, (ii) Parent entered into an equity commitment letter with Aquarian and (iii) Aquarian Holdings entered into a debt commitment letter with the lenders party thereto, in each case, to facilitate Parent’s acquisition of Brighthouse Financial through the Merger. The proceeds of the investment, the equity financing and debt financing will be contributed indirectly to Parent prior to the Effective Time. The aggregate proceeds of the committed financing will provide Parent with the funds needed to consummate the Merger. The obtaining of the investment, equity financing and debt financing, directly or indirectly, by Parent and Merger Sub is not, however, a condition to the Merger, the closing or Parent’s and Merger Sub’s obligations under the Merger Agreement, including payment of the Merger Consideration and other payments pursuant to the Merger Agreement.
For a further discussion of the financing arrangements in connection with the Merger, see the section titled “The Merger Agreement — Financing.”
Appraisal Rights
Pursuant to Section 262 of the DGCL, holders of record and beneficial owners of shares of Common Stock who strictly comply with the procedures set forth in Section 262 of the DGCL have the right to dissent from the Merger and to seek appraisal of the fair value of their shares of Common Stock, as determined by the Delaware Court of Chancery in accordance with Delaware law, together with interest, if any, on the amount determined to be the fair value. The judicially determined fair value under Section 262 of the DGCL could be greater than, equal to or less than the $70.00 per share that holders of shares of Common Stock are entitled to receive in the Merger. To exercise appraisal rights or preserve the right to do so, such persons must follow precisely the procedures set forth in Section 262 of the DGCL in a timely manner. Failure to strictly comply with these procedures will result in a loss of appraisal rights.
For a more complete discussion of these procedures, see the section titled “Appraisal Rights” and Section 262 of the DGCL, which can be accessed at https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated by reference herein. Holders of record and beneficial owners of shares of Common Stock intending to exercise appraisal rights should carefully review Section 262 of the DGCL in its entirety. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL in a timely manner will result in a loss of appraisal rights.
The descriptions of appraisal rights in this proxy statement do not constitute any legal or other advice, nor do they constitute a recommendation that you exercise your rights to demand appraisal under Section 262 of the DGCL.
Market Prices and Dividend Data of Common Stock
The Common Stock is listed on Nasdaq under the trading symbol “BHF.” The Merger Consideration of $70.00 per share of Common Stock represents a 37.0% premium to the price of $51.09 per share of Common Stock at closing on January 27, 2025, regarded by Brighthouse Financial as the last unaffected closing sale price prior to the announcement of the Merger Agreement, as well as a 37.7% premium over Brighthouse Financial’s 90-day volume-weighted average price as of November 5, 2025, the last full trading day prior to the announcement of the Merger Agreement. On     , 2026, the most recent practicable date before the date of this proxy statement, the closing price for the shares of Common Stock on Nasdaq was $   per share.
For a more complete discussion of market prices and dividend data, see the section titled “Market Prices and Dividend Data of Common Stock.”

QUESTIONS AND ANSWERS
The following are some questions that you, as a holder of shares of Common Stock of Brighthouse Financial (a “stockholder”), may have regarding the Merger and the other matters being considered at the Special Meeting and the answers to those questions. Brighthouse Financial urges you to carefully read the remainder of this proxy statement, including the documents incorporated by reference and the annexes attached to this proxy statement in their entirety because the information in this section does not provide all of the information that might be important to you with respect to the Merger Agreement, the Merger and the other matters being considered at the Special Meeting.
Q:	Why am I receiving this proxy statement?
A:
Parent and Brighthouse Financial have entered into the Merger Agreement that is described in this proxy statement, pursuant to which Parent will acquire Brighthouse Financial. A copy of the Merger Agreement is attached as Annex A to this proxy statement.

In order to complete the Merger, among other conditions, holders of a majority of the outstanding shares of Common Stock as of 5:00 p.m. Eastern Standard Time on the Record Date must adopt the Merger Agreement. Brighthouse Financial will hold the Special Meeting to obtain this approval. This proxy statement, including its annexes, contains or incorporates by reference important information about Brighthouse Financial, the Merger and the Special Meeting. This proxy statement also contains important information about Parent and the other parties to the Merger Agreement. You should read all of the available information carefully and in its entirety.
Q:	When and where will the Special Meeting be held?
A:
The Special Meeting will be held solely by means of remote communication via the internet. All holders of shares of Common Stock as of      ,    , the Record Date for the Special Meeting, will be able to attend, vote and participate in the meeting by remote communication. The Special Meeting will be held on     , 2026, at      Eastern Standard Time, virtually at www.virtualshareholdermeeting.com/BHF2026SM.

Q:	What am I being asked to vote on at the Special Meeting?
A:	The Special Meeting is being held for the following purposes:
•
to vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”), a copy of which is attached as Annex A to this proxy statement and which is further described in the sections titled “The Merger” and “The Merger Agreement”;

•
to cast an advisory (non-binding) vote on a proposal to approve the compensation that may be paid or become payable to Brighthouse Financial’s named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”); and

•
to vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Q:	Who is entitled to vote at the Special Meeting?
A:
The Record Date for the Special Meeting is           ,     . Only record holders of shares of Common Stock as of 5:00 p.m. Eastern Standard Time on such date are entitled to notice of and vote at the Special Meeting or any adjournment or postponement thereof.

Q:	What will I receive in the Merger?
A:
If the Merger is completed and you hold your shares of Common Stock as of the Effective Time, you will receive $70.00 net in cash, without interest and less any applicable withholding taxes, for each share of Common Stock that you own, unless you properly demand appraisal of such shares in accordance with Section 262 of the DGCL and you do not waive, withdraw or otherwise lose your rights to appraisal under Section 262 of the DGCL. For example, if you own 100 shares of Common Stock, you will receive $7,000 in cash in exchange for your shares of Common Stock, less any applicable withholding taxes. After the completion of the Merger, you will not own shares in the Surviving Corporation.

The Merger Agreement does not provide for the payment of any consideration with respect to the issued and outstanding shares of Preferred Stock, which shares will, immediately following the Effective Time, remain issued and outstanding and will be entitled to the same dividends and all other preferences, privileges and other special rights, and qualifications, limitations and restrictions set forth in the certificates of designations applicable to each series of Preferred Stock. Immediately following the Effective Time, the depositary shares representing the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock will remain listed on Nasdaq under the symbols “BHFAP,” “BHFAO,” “BHFAN” and “BHFAM,” respectively, and will remain registered by Brighthouse Financial under the Exchange Act. Parent may decide, following the Merger, to delist the depositary shares representing the Preferred Stock, to deregister such depositary shares under the Exchange Act or to take other action with respect to such depositary shares or Preferred Stock, in each case, subject to the terms of the instruments governing the rights of the holders thereof.
Q:	What will holders of Brighthouse Financial equity awards receive in the Merger?
A:
If the Merger is completed, at the Effective Time, each Company Stock Option, Company RSU Award (other than New Company RSU Awards) and Company PSU Award, in each case, that is outstanding immediately prior to the Effective Time, will become fully vested, with any New Director RSU Awards prorated based on the period elapsed from the grant date through the Effective Time. Each such Company Stock Option will be canceled and converted into the right to receive a cash payment, without interest, equal to the excess (if any) of (x) the Merger Consideration over (y) the per share exercise price of such Company Stock Option, less any amounts that are required to be deducted or withheld under applicable law.

Each such Company RSU Award that was granted prior to November 6, 2025 and each Company PSU Award will be canceled and converted into the right to receive a cash payment, without interest, equal to the product of (x) the Merger Consideration, multiplied by (y) the number of shares of Common Stock subject to such award, less any amounts that are required to be deducted or withheld under applicable law. The number of shares of Common Stock subject to each Company PSU Award will be determined assuming achievement of the performance vesting conditions applicable to such award at the target level; provided that, if the performance period applicable to any Company PSU Award ended prior to the Effective Time, such determination will be based on the actual level of achievement of the applicable performance vesting conditions.
If the Merger is completed, at the Effective Time, each New Company RSU Award, if any, will be canceled and converted into a Cash Award equal to the product of (x) the Merger Consideration, multiplied by (y) the number of shares of Common Stock subject to such award. Each such Cash Award will vest in one-third installments on each of the first through third anniversaries of the applicable grant date (generally subject to continued employment through the applicable vesting date) and will otherwise be subject to the same vesting terms and payment schedule that would have been applicable to Company RSU Awards immediately prior to the Effective Time (including continued vesting following a termination without cause or constructive termination).
Q:	What effect will the Merger have on Brighthouse Financial?
A:
If the Merger is completed, Merger Sub will be merged with and into Brighthouse Financial, with Brighthouse Financial continuing as the surviving entity, which will become an indirect wholly-owned subsidiary of Parent. Following the consummation of the Merger, the Common Stock will be delisted and will no longer be traded on Nasdaq or any other public market and the registration of the Common Stock under the Exchange Act will be terminated. Upon the consummation of the Merger, Brighthouse Financial’s certificate of incorporation will be amended and restated to, among other things, update the registered office and total number of authorized shares of Brighthouse Financial and to delete certain other provisions in connection with the Common Stock no longer being publicly traded or registered under the Exchange Act.

Q:	When do you expect the Merger to be completed?
A:
The Merger is expected to close in 2026. However, the consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including, among others, receipt of necessary government and regulatory approvals, including from Brighthouse Financial’s insurance regulators in Delaware, Massachusetts and New York (including, in the case of Delaware and Massachusetts, approvals of investment management agreements to be entered into between an affiliate of Aquarian Holdings and BLIC and NELICO upon the closing of the Merger), the approval of FINRA and antitrust clearance (or termination of the applicable waiting period) from the Antitrust Division or the FTC. Accordingly, Brighthouse Financial cannot provide assurance the Merger will be completed on the terms or timeline currently contemplated, or at all.

If the Merger has not closed by September 6, 2026 (the “Outside Date”), the Company or Parent may terminate the Merger Agreement; provided that, if the closing has not occurred because (i) the applicable waiting period under the HSR Act relating to the Merger has not expired or been terminated or certain governmental approvals or prior written non-disapprovals have not been obtained and (ii) all other conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived, the Outside Date will be extended to December 6, 2026. See the section titled “The Merger Agreement — Termination of the Merger Agreement.”

Q:	Is the completion of the Merger conditioned upon Parent receiving financing?
No. Aquarian has received an investment commitment letter from Mubadala Capital, Parent has received an equity commitment letter from Aquarian and Aquarian Holdings has received a debt commitment letter from certain lenders party thereto, the proceeds of which will be contributed indirectly to Parent prior to the Effective Time. The aggregate proceeds of the committed financing will provide Parent with the funds needed to consummate the Merger.
The obtaining of the investment, equity financing and debt financing, directly or indirectly, by Parent and Merger Sub is not a condition to the Merger, the closing or Parent’s and Merger Sub’s obligations under the Merger Agreement, including payment of the Merger Consideration and other payments pursuant to the Merger Agreement. Brighthouse Financial is a third-party beneficiary under the equity commitment letter and investment commitment letter solely for the purpose of seeking specific performance of the commitment party’s obligation to fund the commitment thereunder, subject to the conditions set forth therein.
Q:	What happens if the Merger is not completed?
A:
If the Merger is not completed for any reason, holders of shares of Common Stock will not receive any payment for their shares of Common Stock in connection with the Merger. Instead, Brighthouse Financial will remain a publicly traded company, and the shares of Common Stock will continue to be listed and traded on Nasdaq. Under specified circumstances, if the Merger Agreement is terminated, Brighthouse Financial may be required to pay Parent a termination fee of approximately $143.5 million. Under other specified circumstances, if the Merger Agreement is terminated, Parent may be required to pay Brighthouse Financial a termination fee of approximately $225.5 million. See the section titled “The Merger Agreement — Termination Fees and Expenses.”

Q:	What constitutes a quorum at the Special Meeting?
A:
The holders of a majority in voting power of the outstanding shares of Common Stock as of the Record Date, present virtually or represented by proxy, shall constitute a quorum at the Special Meeting. Shares for which valid proxies are delivered or that are held of record by a holder of Common Stock who attends the Special Meeting virtually will be considered part of the quorum. In addition, if your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee and you obtain a “legal proxy” from your bank, brokerage firm or other nominee and attend the Special Meeting virtually, your shares will be considered part of the quorum. Once a share is represented for any purpose at the Special Meeting, it is deemed present for quorum purposes for the remainder of the Special Meeting and for any adjourned Special Meeting. Shares for which abstentions occur are counted as present and entitled to vote at the meeting for purposes of determining whether a quorum is present. See the section titled “The Special Meeting — Quorum.”

Q:	Is the Merger subject to the satisfaction of certain conditions?
A:
Yes. Before the Merger can be completed, Brighthouse Financial, Parent and Merger Sub must satisfy or, if permissible, waive several closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. See the section titled “The Merger Agreement — Conditions to Consummation of the Merger.”

Q:	Are there any risks that I should consider in deciding whether to vote for the approval of the Merger Agreement?
A:
Yes. You should read and carefully consider the risk factors of Brighthouse Financial contained in the documents that are incorporated by reference into this proxy statement, including in Brighthouse Financial’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as in Brighthouse Financial’s subsequent reports filed with the SEC, including Brighthouse Financial’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. See the section titled “Where You Can Find More Information.”

Q:	What is the market price of the Common Stock?
A:
The closing sale price of the shares of Common Stock on    , 2026, the most recent practicable date before the date of this proxy statement, was $   per share. You are encouraged to obtain current market quotations for shares of the Common Stock. See the section titled “Market Prices and Dividend Data of Common Stock.”

Q:	Do any of Brighthouse Financial’s directors or executive officers have interests in the Merger that may differ from those of Brighthouse Financial’s stockholders generally?
A:
Yes. In considering the Merger Proposal, you should be aware that Brighthouse Financial’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Brighthouse Financial stockholders generally. These interests are described in more detail in the section titled “The Merger — Interests of Brighthouse Financial Directors and Executive Officers in the Merger.” The Brighthouse Financial Board was aware of these interests and considered them, among other matters, in evaluating and unanimously approving the Merger Agreement.
Q:	How do I vote if I am a stockholder of record?
A:
If you were a record holder of Common Stock as of 5:00 p.m. Eastern Standard Time on the Record Date for the Special Meeting, you may vote by attending the Special Meeting virtually or, to ensure that your shares of Common Stock are represented at the Special Meeting, vote or authorize a proxy to vote using one or more of the following methods:

•
Internet. You may submit a proxy electronically via the internet by following the instructions at www.ProxyVote.com. You will need the control number that appears on your proxy card to vote online. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Standard Time, on the day prior to the Special Meeting.

•
Telephone. You may submit a proxy by telephone using the number: 1-800-690-6903. The telephone number is toll free (within the U.S. and Canada), at no charge to the holders of shares of Common Stock. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Standard Time, on the day prior to the Special Meeting. An agent will be available to answer questions from 8:00 a.m. through 8:00 p.m. Eastern Standard Time, Monday through Friday.

•	Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.
•
Virtually. The Special Meeting will be held solely by means of remote communication via the internet. You may vote your shares of Common Stock at the Special Meeting if you attend the Special Meeting virtually, which will be held at www.virtualshareholdermeeting.com/BHF 2026SM. Even if you plan to attend the Special Meeting virtually, we encourage you to vote in advance via the internet, by telephone or by mail so that your vote will be counted in the event you later decide not to attend the Special Meeting.

If you hold Common Stock through a bank, brokerage firm or other nominee, please follow the voting instructions provided by your bank, brokerage firm or other nominee to ensure that your shares of Common Stock are represented at the Special Meeting.
Q:	My shares are held in “street name” by my bank, brokerage firm or other nominee. Will my bank, brokerage firm or other nominee automatically vote my shares for me?
A:
If your shares of Common Stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your bank, brokerage firm or other nominee, and not you. If this is the case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee. You must provide the record holder of your shares of Common Stock with instructions on how to vote your shares. Otherwise, your bank, brokerage firm or other nominee will not vote your shares on any of the proposals to be considered at the Special Meeting.

Failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock will have the same effect as a vote “AGAINST” the approval of the Merger Proposal and will have no effect on the Compensation Proposal and the Adjournment Proposal.
Please follow the voting instructions provided by your bank, brokerage firm or other nominee so that it may vote your shares on your behalf. Please note that you may not vote shares of Common Stock held in street name by returning a proxy card directly to Brighthouse Financial or by voting virtually at the Special Meeting unless you first obtain a “legal proxy” from your bank, brokerage firm or other nominee.
Q:	What is a “broker non-vote”?
A:
A broker non-vote occurs when shares held by a bank, brokerage firm or other nominee are represented at a meeting, but the bank, brokerage firm or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal (a “non-routine” proposal) but has discretionary voting power on other proposals at such meeting.

There will not be any broker non-votes at the Special Meeting because each of the proposals to be presented at the Special Meeting is considered to be “non-routine.” Accordingly, if your shares of Common Stock are held in “street name,” you must provide voting instructions to your bank, brokerage firm or other nominee, as banks, brokerage firms or other nominees will not be permitted to vote your shares of Common Stock at the Special Meeting without receiving instructions.

Q:	How do I vote if I hold shares in the Brighthouse Financial Frozen Stock Fund?
A:
Charles Schwab Bank is the trustee for the portion of the New England Life Insurance Company Agents’ Retirement Plan and Trust which is invested in the Brighthouse Financial Frozen Stock Fund. As trustee, Charles Schwab Bank will vote the shares in this plan in accordance with the voting instructions given by plan participants to the trustee. Charles Schwab Bank will distribute voting instruction forms to plan participants. The trustee must receive the voting instruction of a plan participant no later than 12:00 p.m. Eastern Standard Time, on          , 2026. The trustee will generally vote the shares held by the plan for which it does not receive voting instructions in the same proportion as the shares held by the plan for which it does receive voting instructions.

Q:	How many votes do I have?
A:
With respect to each proposal to be presented at the Special Meeting, each holder of Common Stock as of the Record Date is entitled to one vote for each share of Common Stock owned as of 5:00 p.m. Eastern Standard Time on the Record Date. As of 5:00 p.m. Eastern Standard Time on the Record Date, there were    shares of Common Stock outstanding.

Q:	What vote is required to approve each proposal?
A:
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of 5:00 p.m. Eastern Standard Time on the Record Date. Abstentions from voting and failures to vote (including failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock) will have the same effect as a vote “AGAINST” the approval of Merger Proposal.

Approval of the Compensation Proposal on an advisory (non-binding) basis requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the proposal. If you attend the Special Meeting virtually or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” the approval of the Compensation Proposal. Failures to vote will have no effect on the vote for the Compensation Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the proposal. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” the approval of the Adjournment Proposal. Failures to vote will have no effect on the vote for the Adjournment Proposal.
Q:	How does the Brighthouse Financial Board recommend that Brighthouse Financial stockholders vote?
A:
The Brighthouse Financial Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of Brighthouse Financial and the holders of shares of Common Stock and approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger.

Accordingly, the Brighthouse Financial Board unanimously recommends that the holders of shares of Common Stock vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Q:	What will happen if I return my proxy card without indicating how to vote?
A:
If you properly complete and sign your proxy card but do not indicate how your shares of Common Stock should be voted on a proposal, the shares of Common Stock represented by your proxy will be voted as the Brighthouse Financial Board recommends and, therefore, “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	Can I change my vote or revoke my proxy after I have returned a proxy or voting instruction card?
A:	Yes. If you are the record holder of Common Stock, you can change your vote or revoke your proxy at any time before your proxy is voted at the Special Meeting. You can do this by:
•	timely delivering a signed written notice of revocation;
•	timely delivering a new, valid proxy bearing a later date (including by telephone or via the internet); or
•
attending the Special Meeting and voting virtually, which will automatically cancel any proxy previously given, or revoking your proxy virtually. Simply attending the Special Meeting without voting will not revoke any proxy that you have previously given or change your vote.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by the Corporate Secretary of Brighthouse Financial no later than the beginning of the Special Meeting.
Regardless of the method used to deliver your previous proxy, you may revoke your proxy by any of the above methods.
If you hold shares of Brighthouse Financial in “street name,” you must contact your bank, brokerage firm or other nominee to change your vote.
If you hold shares of Brighthouse Financial through the Brighthouse Financial Frozen Stock Fund, you must contact the trustee, Charles Schwab Bank, to change your vote.
Q:	What are the expected material U.S. federal income tax consequences of the Merger to a U.S. holder of Common Stock?
A:
The receipt of the Merger Consideration by a U.S. holder (as such term is defined below under “The Merger — U.S. Federal Income Tax Consequences of the Merger”) of cash in exchange for shares of Common Stock pursuant to the Merger will be a fully taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives the Merger Consideration in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. holder’s adjusted tax basis in its shares of Common Stock.

For a more detailed discussion of the U.S. federal income tax consequences of the Merger to U.S. holders of shares of Common Stock, see the section titled “The Merger — U.S. Federal Income Tax Consequences of the Merger.” Tax matters can be complex, and the tax consequences of the Merger to you will depend on your particular tax circumstances. You are encouraged to consult your tax advisor to determine the tax consequences of the Merger to you.
Q:	How will I receive the Merger Consideration to which I am entitled?
A:
All shares of Common Stock are uncertificated and held in book-entry form. Therefore, holders of shares of Common Stock will not be required to take any action to receive the Merger Consideration. With respect to book-entry shares of Common Stock held through The Depository Trust Company (“DTC”), Parent and Brighthouse Financial will cooperate to establish procedures with a bank, trust company or nationally recognized stockholder services provider as paying agent (the “Paying Agent”) and DTC to ensure that the Paying Agent will transmit the applicable Merger Consideration to DTC or its nominees as promptly practicable on or after the Effective Time. With respect to book-entry shares of Common Stock registered with our transfer agent in book-entry form known as the Direct Registration System (or “DRS”), Parent and Brighthouse Financial will cooperate to establish procedures with the Paying Agent to ensure that the Paying Agent will transmit the applicable Merger Consideration to holders of shares of Common Stock at the address reflected in our transfer agent’s records.

No interest will be paid or accrued on the cash amounts received as Merger Consideration. See “The Merger Agreement — Exchange Procedures.”
Q:
Why are holders of shares of Common Stock being asked to cast an advisory (non-binding) vote to approve the compensation that may be paid or become payable to Brighthouse Financial’s named executive officers that is based on or otherwise relates to the Merger?

A:
Section 14A of the Exchange Act and the applicable SEC rules thereunder, which were implemented as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, require Brighthouse Financial to seek an advisory (non-binding) vote with respect to certain payments that will or may be made to Brighthouse Financial’s named executive officers that are based on or otherwise relate to the Merger. The Compensation Proposal is intended to satisfy this requirement.

See the sections of this proxy statement titled “The Merger — Interests of Brighthouse Financial Directors and Executive Officers in the Merger” and “Proposals for the Special Meeting — The Compensation Proposal,” for additional information, including more details on such payments. Compensation, if any, that may become payable by Parent to Brighthouse Financial’s named executive officers in connection with any such named executive officer’s continued service with Parent following the Effective Time is not subject to this advisory (non-binding) vote.
Q:	What will happen if the holders of shares of Common Stock do not approve the advisory Compensation Proposal?
A:
The vote on the Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Approval of the Compensation Proposal is not a condition to completion of the Merger and is advisory in nature only, meaning that it will not be binding on Brighthouse Financial or Parent or any of their respective subsidiaries. Accordingly, if the holders of a majority of the outstanding shares of Common Stock as of 5:00 p.m. Eastern Standard Time on the Record Date approve the Merger Proposal and the Merger is consummated, the compensation that is based on or otherwise relates to the Merger will be payable to Brighthouse Financial’s named executive officers in accordance with the terms of the underlying compensation agreements and arrangements, even if the Compensation Proposal is not approved.
Q:	Are holders of Brighthouse Financial Common Stock entitled to appraisal rights?
A:
Yes. Under Delaware law, if the Merger is completed, in lieu of receiving the Merger Consideration provided by the Merger Agreement, holders of record and beneficial owners of Common Stock who do not vote in favor of adopting the Merger Agreement will have the right to demand appraisal of the fair value of their shares of Common Stock by the Delaware Court of Chancery and to receive a cash payment of the amount determined by the Court of Chancery as the fair value, together with interest on that amount from the Effective Time until such payment is made. In order to exercise your appraisal rights, you must precisely follow the requirements set forth in Section 262 of the DGCL. Appraisal rights will be available only to holders of shares of Common Stock who deliver a written demand for appraisal to Brighthouse Financial prior to the vote on the Merger Proposal at the Special Meeting and who strictly comply with the procedures and requirements set forth in Section 262 of the DGCL. These procedures and requirements are summarized in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the Merger Agreement. A copy of Section 262 of the DGCL can be accessed at https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated by reference herein. Holders of record and beneficial owners of shares of Common Stock intending to exercise appraisal rights should carefully review Section 262 of the DGCL in its entirety. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL in a timely manner will result in a loss of appraisal rights.

The descriptions of appraisal rights in this proxy statement do not constitute any legal or other advice, nor do they constitute a recommendation that you exercise your rights to demand appraisal under Section 262 of the DGCL. For additional information, see the section titled “Appraisal Rights.”
Q:	What happens if I sell or otherwise transfer my shares of Common Stock before completion of the Merger?
A:
If you sell or otherwise transfer your shares of Common Stock prior to the Effective Time, you will have transferred to the person that acquires your shares of Common Stock the right to receive the Merger Consideration and, to the extent you took steps to preserve your right to appraisal, lose your appraisal rights with respect to the transferred shares of Common Stock. To receive the Merger Consideration or exercise your appraisal rights, you must hold your shares of Common Stock as of the Effective Time.

Q:	Who will count the votes?
A:	Brighthouse Financial has appointed Broadridge to serve as the Inspector of Votes for the Special Meeting. Broadridge will independently tabulate affirmative and negative votes and abstentions.
Q:	Where can I find the voting results of the Special Meeting?
A:
The preliminary voting results will be announced at the Special Meeting. In addition, within four business days following certification of the final voting results, Brighthouse Financial will file the final voting results with the SEC on a Current Report on Form 8-K.

Q:	Who will solicit and pay the cost of soliciting proxies?
A:
Brighthouse Financial has engaged Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies for the Special Meeting. Brighthouse Financial expects to pay Innisfree (i) a fee of $50,000, which covers the first two months of services, (ii) an additional fee of $25,000 per month thereafter and (iii) a success fee equal to 50% of the aggregate fees. Brighthouse Financial will also reimburse Innisfree for its reasonable out-of-pocket expenses and any additional costs associated with services requested by Brighthouse Financial. We may also reimburse banks, brokerage firms and other intermediaries and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners.

Q:	What is householding and how does it affect me?
A:
Certain holders of shares of Common Stock who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Holders of shares of Common Stock who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a stockholder who receives a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please contact Broadridge, either by calling toll-free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
Q:	What does it mean if I receive more than one set of materials?
A:
This means you own shares of Common Stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a bank, brokerage firm or other nominee or you may own shares through more than one bank, brokerage firm or other nominee. In these situations, you will receive multiple sets of proxy materials. You must complete, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the voting instruction forms you receive in order to vote all of the shares of Common Stock that you own. Each proxy card you receive will come with its own self-addressed, stamped envelope; if you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

Q:	How can I find out more information?
A:	For more information about Parent and Brighthouse Financial, as well as about the Merger Agreement, the Merger and the Special Meeting, see the section titled “Where You Can Find More Information.”
Q:	Who can help answer my questions?
A:
The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this proxy statement. You should carefully read the entire proxy statement, including its annexes and the documents incorporated by reference. You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Merger, the Merger Agreement or other matters discussed in this proxy statement.

Brighthouse Financial stockholders who have questions about the Merger, the Merger Agreement, the other matters to be voted on at the Special Meeting or how to submit a proxy or desire additional copies of this proxy statement or additional proxy cards should contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call Toll-Free: (877) 750-0537
Banks & Brokers May Call Collect: (212) 750-5833

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the other documents referenced herein may contain or incorporate by reference information that includes or is based upon forward-looking statements (including “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995) with respect to the Merger, the financial condition, results of operations and business of Brighthouse Financial, and certain plans and objectives of the Brighthouse Financial Board.
Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe,” and other words and terms of similar meaning, or that are tied to future periods, in connection with a discussion of future operating or financial performance. These forward-looking statements include, without limitation, statements regarding the expected completion and timing of the Merger and other information relating to the transactions contemplated by the Merger Agreement (including the Merger), as well as statements reflecting the expectations and beliefs of the Brighthouse Financial Board and Brighthouse Financial’s management.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse Financial. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements included and the risks, uncertainties, and other factors identified in Brighthouse Financial’s most recent Annual Report on Form 10-K, particularly in the sections entitled “Note Regarding Forward-Looking Statements and Summary of Risk Factors,” “Risk Factors,” and “Quantitative and Qualitative Disclosures About Market Risk,” as well as in our other subsequent filings with the SEC, including Brighthouse Financial’s Quarterly Reports on Form 10-Q. Further, any forward-looking statement speaks only as of the date on which it is made, and Brighthouse Financial does not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Important factors that could cause actual results and outcomes to differ materially from those in the forward-looking statements include, but are not limited to those summarized below:
•
our ability to complete the Merger on the timeframe or in the manner currently anticipated or at all, including due to a failure to obtain the regulatory approvals required for the closing of the Merger or the occurrence of any event, change or other circumstances that could give rise to the right of Parent or Brighthouse Financial to terminate the Merger Agreement;

•
the effect of the pendency of the Merger on our ongoing business and operations, including disruption to our business relationships, the diversion of management’s attention from ongoing business operations and opportunities, or the outcome of any legal proceedings that may be instituted against Parent or Brighthouse Financial following announcement of the Merger Agreement;

•	restrictions on the conduct of our business prior to the closing of the Merger and on our ability to pursue alternatives to the Merger;
•	the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
•	Brighthouse Financial or Parent may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors; and
•
other risks detailed in our filings with the SEC, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025. See the section titled “Where You Can Find More Information.”

All forward-looking statements described herein are qualified by these cautionary statements, and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The foregoing review of important factors related to the Merger should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Brighthouse Financial’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and other documents of Brighthouse Financial on file with the SEC. Neither Brighthouse Financial nor Parent undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to Brighthouse Financial or

Parent and/or any person acting on behalf of either of them are expressly qualified in their entirety by this paragraph. The information contained on any websites referenced in this proxy statement or in Brighthouse Financial’s periodic reports filed with the SEC is not incorporated by reference into this proxy statement.

THE PARTIES TO THE MERGER AGREEMENT
Brighthouse Financial
Brighthouse Financial, a Delaware corporation, is a holding company formed in 2016 to own the legal entities that historically operated a substantial portion of MetLife, Inc.’s former retail segment until becoming a separate, publicly-traded company in August 2017. We are one of the largest providers of annuity and life insurance products in the United States. We deliver our products through multiple independent distribution channels and marketing arrangements with a diverse network of distribution partners. We primarily transact business through our insurance subsidiaries BLIC, BHNY and NELICO; however, NELICO does not currently write new business. Additional information regarding Brighthouse Financial is contained in our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section titled “Where You Can Find More Information.”
Shares of Common Stock trade on Nasdaq under the symbol “BHF.” The depositary shares each representing a 1/1,000th interest in the shares of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock, as well as our Junior Subordinated Debentures, trade on Nasdaq under the symbols “BHFAP,” “BHFAO,” “BHFAN,” “BHFAM” and “BHFAL,” respectively.
Parent
Aquarian Holdings VI L.P. is a Delaware limited partnership and an affiliate of Aquarian. Founded in 2017, Aquarian is a diversified global holding company, with a strategic portfolio of insurance and asset management solutions, providing investment opportunities to millions of people. Aquarian invests across the capital structure and creates tailored financing solutions that enable high-quality companies to grow and evolve. Since its founding, Aquarian has grown to approximately $25.9 billion in AUM as of September 30, 2025. For additional information, please visit Aquarian’s website at http://www.aquarianlp.com.
The principal executive offices of Parent are located at 40 10th Avenue, New York, NY 10014, and Parent’s telephone number is (212) 720-1000.
Merger Sub
Aquarian Beacon Merger Sub Inc. is a Delaware corporation and an indirect wholly-owned subsidiary of Parent. Merger Sub was formed for the sole purpose of effecting the Merger and conducts no other business. In the Merger, Merger Sub will be merged with and into Brighthouse Financial, with Brighthouse Financial surviving as an indirect wholly-owned subsidiary of Parent.
The principal executive offices of Merger Sub are located at 40 10th Avenue, New York, NY 10014, and Merger Sub’s telephone number is (212) 720-1000.
Aquarian Holdings
Aquarian Holdings LLC is a Delaware limited liability company and an affiliate of Aquarian. Aquarian Holdings has received a debt commitment letter from certain lenders party thereto, the proceeds of which will be contributed indirectly to Parent prior to the Effective Time. For a further discussion of the financing arrangements in connection with the Merger, see the section titled “The Merger Agreement — Financing.”
The principal executive offices of Aquarian Holdings are located at 40 10th Avenue, New York, NY 10014, and Aquarian Holdings’ telephone number is (212) 720-1000.

THE SPECIAL MEETING
This proxy statement is being provided to holders of shares of Common Stock of Brighthouse Financial as part of a solicitation of proxies by the Brighthouse Financial Board for use at the Special Meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides holders of shares of Common Stock of Brighthouse Financial with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.
Date, Time and Place
Brighthouse Financial will hold the Special Meeting solely by means of remote communication via the internet. The Special Meeting will be held on    , 2026, at    Eastern Standard Time, virtually at www.virtualshareholdermeeting.com/BHF2026SM.
Purpose of the Special Meeting
At the Special Meeting, holders of shares of Common Stock will be asked to consider and vote on the following:
•
a proposal to adopt the Merger Agreement (the “Merger Proposal”), a copy of which is attached as Annex A to this proxy statement and which is further described in the sections titled “The Merger” and “The Merger Agreement”;

•
an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Brighthouse Financial’s named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”); and

•
a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Approval of the Merger Proposal is a condition to the completion of the Merger. If the Merger Proposal is not approved, the Merger and the transactions contemplated by the Merger Agreement will not be completed even if the other proposals related to the Merger are approved.
Recommendation of the Brighthouse Financial Board
At a special meeting held on November 5, 2025, the Brighthouse Financial Board unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby (including the Merger) are fair to and in the best interests of Brighthouse Financial and its stockholders, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Merger), (c) approved the execution, delivery and performance by Brighthouse Financial of the Merger Agreement and, subject to the approval of the holders of a majority of the shares of Common Stock outstanding, the consummation of the transactions contemplated thereby (including the Merger), (d) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the holders of issued and outstanding shares of Common Stock and (e) resolved to recommend the adoption of the Merger Agreement by the holders of the issued and outstanding shares of Common Stock entitled to vote thereon.
Accordingly, the Brighthouse Financial Board unanimously recommends that the holders of shares of Common Stock vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Brighthouse Financial stockholders should carefully read this proxy statement, including its annexes and the documents incorporated by reference in their entirety for more detailed information concerning the Merger and the other transactions contemplated by the Merger Agreement.
Brighthouse Financial Record Date; Stockholders Entitled to Vote
The Record Date for the Special Meeting is      ,   . Only record holders of shares of Common Stock as of 5:00 p.m. Eastern Standard Time on such date are entitled to notice of and vote at the Special Meeting or any adjournment or postponement thereof. As of 5:00 p.m. Eastern Standard Time on the Record Date,       shares of Common Stock were outstanding. A list of the Brighthouse Financial stockholders of record who are entitled to vote at the Special Meeting will be available at 11225 North Community House Road, Charlotte, North Carolina 28277 for inspection by any Brighthouse Financial stockholder for any purpose germane to the Special Meeting during ordinary business hours for the ten days preceding the Special Meeting.

Each share of Common Stock outstanding on the Record Date is entitled to one vote on each proposal and any other matter coming before the Special Meeting.
Voting by Brighthouse Financial’s Directors and Executive Officers
As of 5:00 p.m. Eastern Standard Time on the Record Date, Brighthouse Financial directors and executive officers were entitled to vote     shares of Common Stock, or approximately   % of the total combined number of shares of Common Stock outstanding at that time.
Quorum
No business may be transacted at the Special Meeting unless a quorum is present. The holders of a majority in voting power of the outstanding shares of Common Stock as of the Record Date, present virtually or represented by proxy, shall constitute a quorum at the Special Meeting. Shares for which valid proxies are delivered or that are held of record by a stockholder who attends the Special Meeting virtually will be considered part of the quorum. In addition, if your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee and you obtain a “legal proxy” from your bank, brokerage firm or other nominee and attend the Special Meeting virtually, your shares will be considered part of the quorum. Once a share is represented for any purpose at the Special Meeting, it is deemed present for quorum purposes for the remainder of the Special Meeting and for any adjourned Special Meeting. All shares of Common Stock represented at the Special Meeting, including shares of Common Stock that are represented but that vote to abstain, will be treated as present for purposes of determining the presence or absence of a quorum.
If a quorum is not present, to allow additional time for obtaining additional proxies, Brighthouse Financial intends to move to adjourn the Special Meeting in order to solicit additional proxies in favor of the Merger Proposal. Additionally, if fewer shares are voted in favor of the Merger Proposal than is required to approve the Merger Proposal, to allow additional time for obtaining additional proxies, the Special Meeting may be adjourned or postponed to solicit additional proxies in favor of the Merger Proposal. Brighthouse Financial’s amended and restated bylaws permit the holders of a majority in voting power of the shares of Common Stock present virtually or represented by proxy at the Special Meeting, and entitled to vote at the Special Meeting, to adjourn the meeting to another time and place (if any) if a quorum is not present.
No notice of an adjourned meeting need be given if the date, time and place of the adjourned meeting are announced at the meeting unless the adjournment is for more than 30 days or, if after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.
Shares of Common Stock held in “street name” for which a bank, brokerage firm or other nominee receives no instructions regarding how to vote on any of the proposals at the Special Meeting will be treated as absent for purposes of determining the presence or absence of a quorum. Shares of Common Stock held in “street name” for which a bank, brokerage firm or other nominee receives instructions regarding how to vote on some but not all of the proposals at the Special Meeting will be treated as present for determining the presence or absence of a quorum.
Required Vote
The required votes to approve the Brighthouse Financial proposals are as follows:
•
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of 5:00 p.m. Eastern Standard Time on the Record Date. Abstentions from voting and failures to vote (including failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock) will have the same effect as a vote “AGAINST” the approval of Merger Proposal.

•
Approval of the Compensation Proposal on an advisory (non-binding) basis requires affirmative vote of the holders of a majority in voting power of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the proposal. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” the approval of the Compensation Proposal. Failures to vote will have no effect on the vote for the Compensation Proposal.

•
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the proposal. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” the approval of the Adjournment Proposal. Failures to vote will have no effect on the vote for the Adjournment Proposal.

If you properly complete and sign your proxy card but do not indicate how your shares of Common Stock should be voted on a proposal, the shares of Common Stock represented by your proxy will be voted as the Brighthouse Financial Board recommends and, therefore, “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Granting of Proxies by Holders of Record
If you were a record holder of Common Stock as of 5:00 p.m. Eastern Standard Time on the Record Date, a proxy card is enclosed for your use. Brighthouse Financial requests that you submit your proxy as promptly as possible by (i) accessing the internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the provided self-addressed, stamped envelope. Information and applicable deadlines for submitting a proxy via the internet or by telephone are set forth on the enclosed proxy card. When the accompanying proxy is returned properly executed, the shares of Common Stock represented by it will be voted at the Special Meeting or any adjournment or postponement thereof in accordance with the instructions contained in the proxy card. Your internet or telephone submission authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.
If a proxy is returned without an indication as to how the shares of Common Stock represented are to be voted with regard to a particular proposal, the Common Stock represented by the proxy will be voted in accordance with the recommendation of the Brighthouse Financial Board and, therefore, “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
As of the date of this proxy statement, the Brighthouse Financial Board does not know of any matters that will be presented for consideration at the Special Meeting, other than as described in this proxy statement. In accordance with the amended and restated bylaws of Brighthouse Financial, business transacted at the Special Meeting will be limited to those matters set forth in the accompanying notice of the Special Meeting. Nonetheless, if any other matter is properly presented at the Special Meeting, or any adjournment or postponement of the Special Meeting, and is voted upon, the enclosed proxy card will confer discretionary authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any such matters. It is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matters.
Your vote is important. Accordingly, if you were a record holder of Common Stock as of 5:00 p.m. Eastern Standard Time on the Record Date, please sign and return the enclosed proxy card or submit your proxy via the internet or telephone regardless of whether you plan to attend the Special Meeting virtually. Proxies submitted through the specified internet website or by phone must be received by 11:59 p.m. Eastern Standard Time, on      , 2026, the day before the Special Meeting.
Shares Held in Street Name
If you hold shares of Common Stock through a bank, brokerage firm or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your bank, brokerage firm or other nominee, and not you, and you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your bank, brokerage firm or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Brighthouse Financial or by voting virtually at the Special Meeting unless you have a “legal proxy,” which you must obtain from your bank, brokerage firm or other nominee. Furthermore, banks, brokerage firms or other nominees who hold shares of Common Stock on behalf of their customers may not give a proxy to Brighthouse Financial to vote those shares without specific instructions from their customers.
If you hold shares of Common Stock in “street name” through a bank, brokerage firm or other nominee, and you do not instruct your bank, brokerage firm or other nominee on how to vote your shares, your bank, brokerage firm or other nominee will not vote your shares on any of the proposals.
Shares Held in Brighthouse Financial Frozen Stock Fund
Charles Schwab Bank is the trustee for the portion of the New England Life Insurance Company Agents’ Retirement Plan and Trust which is invested in the Brighthouse Financial Frozen Stock Fund. As trustee, Charles Schwab Bank will vote the shares in this plan in accordance with the voting instructions given by plan participants to the trustee. Charles Schwab Bank will distribute voting instruction forms to plan participants. The trustee must receive the voting instruction of a plan participant no later than 12:00 p.m. Eastern Standard Time, on        , 2026. The trustee will generally vote the shares held by the plan for which it does not receive voting instructions in the same proportion as the shares held by the plan for which it does receive voting instructions.

Voting at the Special Meeting
All holders of shares of Common Stock as of 5:00 p.m. Eastern Standard Time on the Record Date, including record holders of shares of Common Stock and beneficial owners of Common Stock registered in the “street name” of a bank, brokerage firm or other nominee, are invited to attend the Special Meeting.
Record holders of shares of Common Stock will be able to vote virtually at the Special Meeting. If you are not a record holder of Common Stock, but instead hold your shares of Common Stock in “street name” through a bank, brokerage firm or other nominee, you must provide a “legal proxy” executed in your favor from your bank, brokerage firm or other nominee in order to be able to vote virtually at the Special Meeting.
To ensure that your shares of Common Stock are represented at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting virtually.
Revocation of Proxies
If you are the record holder of Common Stock, you can change your vote or revoke your proxy at any time before your proxy is voted at the Special Meeting. You can do this by:
•	timely delivering a signed written notice of revocation;
•	timely delivering a new, valid proxy bearing a later date (including by telephone or via the internet); or
•
attending the Special Meeting and voting virtually, which will automatically revoke any proxy previously given, or revoking your proxy virtually. Attending the Special Meeting without voting will not revoke any proxy that you have previously given or change your vote.

A record holder of Common Stock may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed as follows:
Brighthouse Financial, Inc.
11225 North Community House Road
Charlotte, North Carolina 28277
(980) 365-7100
Attention: Corporate Secretary
If your shares are held in “street name” through a bank, brokerage firm or other nominee, you may change your voting instructions by submitting new voting instructions to your bank, brokerage firm or other nominee in accordance with its established procedures. If your shares are held in the name of a bank, brokerage firm or other nominee and you decide to change your vote by attending the Special Meeting virtually and voting your vote at the Special Meeting will not be effective unless you have obtained an executed “legal proxy” in your favor from the record holder (your bank, brokerage firm or nominee).
Tabulation of Votes
Brighthouse Financial has appointed Broadridge to serve as the Inspector of Votes for the Special Meeting. Broadridge will independently tabulate affirmative and negative votes and abstentions.
Solicitation of Proxies
Brighthouse Financial is soliciting proxies for the Special Meeting from its holders of shares of Common Stock. In accordance with the Merger Agreement, Brighthouse Financial will pay its own cost of soliciting proxies, including the cost of mailing this proxy statement. In addition to solicitation of proxies by mail, proxies may be solicited by Brighthouse Financial’s officers, directors and employees, without additional remuneration, in person, by telephone, email or other means of communication.
Brighthouse Financial will make arrangements with banks, brokerage firms and other intermediates and fiduciaries to forward proxy solicitation materials to beneficial owners of Common Stock. We may reimburse these banks, brokerage firms and other intermediaries and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners.
Brighthouse Financial has engaged Innisfree, a proxy solicitation firm, to solicit proxies on Brighthouse Financial’s behalf. Brighthouse Financial expects to pay Innisfree (i) a fee of $50,000, which covers the first two months of services, (ii) an additional fee of $25,000 per month thereafter and (iii) a success fee equal to 50% of the aggregate fees. Brighthouse Financial will also reimburse Innisfree for its reasonable out-of-pocket expenses and any additional costs associated with services requested by Brighthouse Financial.

Adjournments
The Special Meeting may be adjourned or postponed on one or more occasions for the purpose of soliciting additional proxies, if there is an insufficient number of shares of Common Stock present (either virtually or by proxy) to constitute a quorum or an insufficient number of shares of Common Stock have been voted virtually or by proxy in favor of the approval of the Merger Proposal. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow the holders of shares of Common Stock who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the proposal. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” the Adjournment Proposal. Failures to vote will have no effect on the vote for the Adjournment Proposal.

THE MERGER
Effects of the Merger
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub, an indirect wholly-owned subsidiary of Parent that was formed for the sole purpose of effecting the Merger, will merge with and into Brighthouse Financial, and the separate corporate existence of Merger Sub will cease, with Brighthouse Financial continuing as the Surviving Corporation and as a wholly-owned subsidiary of Parent. As a result of the Merger, following the Effective Time, the Common Stock will no longer be publicly traded and will be delisted from Nasdaq and will be deregistered under the Exchange Act. If the Merger is completed, you will not own any shares of the common stock of the Surviving Corporation in the Merger.
In the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) the Common Stock held by holders exercising appraisal rights, (ii) the Common Stock owned by Brighthouse Financial as treasury stock or (iii) the Common Stock owned by Brighthouse Financial, Parent, Merger Sub or their wholly-owned subsidiaries) will be converted into the right to receive $70.00, net in cash, without interest and less any amounts that are required to be deducted or withheld under applicable law.
Effect on Brighthouse Financial if the Merger is Not Completed
If the Merger Agreement is not adopted by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of 5:00 p.m. Eastern Standard Time on the Record Date, or if the Merger is not completed for any other reason, Brighthouse Financial’s stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Common Stock pursuant to the Merger Agreement. Brighthouse Financial will remain an independent, public company and the Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act. Brighthouse Financial will continue to file periodic reports with the SEC. Brighthouse Financial anticipates that management will operate the business in a manner similar to that in which it is being operated today and stockholders will be subject to similar risks and uncertainties, including those related to Brighthouse Financial’s business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which Brighthouse Financial operates and economic conditions. As described in the section titled “The Merger Agreement — Termination Fees and Expenses,” under certain specified conditions, Brighthouse Financial may be required to pay the Company Termination Fee or may be entitled to receive the Parent Termination Fee.
Background of the Merger
The following chronology summarizes the communications and events that led to the signing of the Merger Agreement. This chronology is not, and does not purport to be, a catalogue of every interaction among Brighthouse Financial and any applicable parties.
The Brighthouse Financial Board and Brighthouse Financial’s management periodically review the Company’s operations, financial condition, financial performance and long-term strategic plans and objectives, as well as industry trends, regulatory developments and other factors and their potential impact on the Company’s long-term strategic plan and objectives.
During the past several years, the Brighthouse Financial Board has considered the Company’s short and long-term earnings projections, capital position and projected statutory free cash flows, as well as the risks to Brighthouse Financial’s ability to execute its strategic plan as a standalone entity.
In particular, during the course of 2024, the Company considered various strategic initiatives to enhance stockholder value as well as generate and protect capital, including initiatives to consider (i) a potential transaction with a third party asset manager for management of the Company’s general account assets, (ii) reinsurance transactions with respect to blocks of in-force business, (iii) flow reinsurance, including with respect to the Company’s Shield and other registered index-linked annuities products, and (iv) the potential sale of certain assets of the Company. During this period, the Company engaged Oliver Wyman to consult on its hedging program and engaged Milliman Inc. (“Milliman”) to perform an actuarial appraisal of the in-force and new business of the Company in connection with the Brighthouse Financial Board’s consideration of long-term strategic plans and objectives.
On August 29 and 30, 2024, the Company held its regularly scheduled meeting of the Brighthouse Financial Board to discuss, among other things, potential strategic alternatives, including a sale of the Company. In attendance, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise & Plimpton LLP (“Debevoise”), legal counsel to the Company, and Wells Fargo. Representatives of Debevoise reviewed the directors’ fiduciary duties under Delaware law. They discussed the application of such fiduciary duties and related legal standards of review to the Brighthouse Financial Board’s potential consideration of strategic alternatives and transactions. Finally, they discussed the Brighthouse Financial Board’s oversight of a potential transaction process and relevant considerations. After the discussion, representatives of Debevoise departed the meeting, and representatives of Wells Fargo joined the meeting. Representatives of Wells Fargo provided an overview of public market valuations and M&A activity in the life and annuities industry and Wells Fargo’s preliminary financial analysis of the Company.
The Brighthouse Financial Board included Wells Fargo, and later Goldman Sachs, in preliminary meetings to discuss potential strategic initiatives due to each firm’s reputation, knowledge of the life and annuities industry and the relationship that each firm built with the Company when it had previously been engaged by Brighthouse Financial to assist with shareholder activism matters.
On October 23, 2024, representatives of Goldman Sachs were invited to attend a meeting with representatives of the Company’s management and representatives of Wells Fargo to discuss the exploration of strategic alternatives for the Company and execution timeline for a potential transaction.
On October 30, 2024, Eric Steigerwalt, the President and Chief Executive Officer of Brighthouse Financial, participated in a telephone conversation with Rudy Sahay, the Founder & Managing Partner of Aquarian. During that conversation, which was primarily about general developments in the life and annuities industry, Mr. Sahay expressed an interest in Aquarian potentially acquiring Brighthouse Financial. Following that conversation, Mr. Steigerwalt called each member of the Brighthouse Financial Board to report on his conversation with Mr. Sahay.
On November 1, 2024, the Company held a meeting of the Brighthouse Financial Board to provide the directors with an update on the Company’s strategic initiatives. In attendance, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise, Goldman Sachs and Wells Fargo. Representatives of Debevoise reviewed the directors’ fiduciary duties under Delaware law and the application of such fiduciary duties and related legal standards of review to the Brighthouse Financial Board’s consideration of strategic alternatives and potential transactions. Representatives of Goldman Sachs and Wells Fargo then discussed various considerations in connection with the exploration of a potential sale of the Company, including the Company’s trading history and then-current spot multiples, a preliminary list of parties that might be interested in acquiring the Company, a preliminary timeline and process steps associated with planning for the launch of a potential sale process and communications plans in the event of a leak. After discussion, the Brighthouse Financial Board expressed support for continuing pre-launch activities in anticipation of a potential sale transaction.
During the course of December 2024 and January 2025, the Brighthouse Financial Board reviewed the terms of Goldman Sachs’ and Wells Fargo’s draft engagement letters with management of the Company and Debevoise before formally engaging each of Goldman Sachs and Wells Fargo on January 16, 2025.
On December 4, 2024, Mr. Steigerwalt attended a dinner with Mr. Sahay. At that dinner, Mr. Sahay discussed the rationale for his interest in Aquarian potentially acquiring Brighthouse Financial and the sources of funding that he expected to be available to Aquarian to finance the acquisition.
On December 19, 2024, the Company held a meeting of the Brighthouse Financial Board to provide the directors with an update on the Company’s strategic initiatives. In attendance, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise, Goldman Sachs and Wells Fargo. Representatives of Goldman Sachs and Wells Fargo provided an update on the pre-launch activities, including the status of the actuarial appraisal that Milliman was preparing in connection with its actuarial work, the preparation of the confidential information memorandum (“CIM”) and a summary of unsolicited inquiries from potential counterparties. The financial advisors then reviewed M&A activity in the life and annuities industry, including the continued convergence of insurers and alternative asset managers. Representatives of Goldman Sachs and Wells Fargo then departed the meeting. Members of management presented to the Brighthouse Financial Board the fees proposed by the financial advisors in connection with a potential sale transaction, including a discussion of the fee structures in precedent transactions in the life and annuity industry, as well as in transactions in which two financial advisors were engaged. Representatives of Debevoise then discussed their review of the financial advisor engagement letters and the terms of the engagements. After discussion, the Brighthouse Financial Board directed members of management to continue pursuing a potential sale process, including directing Goldman Sachs and Wells Fargo to commence outreach to potential counterparties in January 2025.
On January 6, 2025, Mr. Steigerwalt attended a dinner with representatives of a large global investment firm that, for part of the process, was associated with the bidder referred to below as Party C. The discussion at that dinner was primarily about general developments in the life and annuities industry.
On January 14, 2025, Mr. Steigerwalt and Ed Spehar, the Chief Financial Officer of Brighthouse Financial, attended a dinner with representatives of a reinsurance company that was associated with the bidder referred to below as Party E. The discussion at that dinner was primarily about general developments in the life and annuities industry.

On January 15, 2025, Mr. Steigerwalt and Mr. Spehar attended a breakfast meeting with a representative of the lead investor in a life insurance group, referred to below as Party C. The discussion at that breakfast was primarily about general developments in the life and annuities industry.
On January 16, 2025, representatives of Goldman Sachs and Wells Fargo, acting at the direction of the Brighthouse Financial Board, began outreach to a list of potential counterparties approved by the Company, including sharing a form of confidentiality agreement with such potential counterparties. During the course of this outreach, Goldman Sachs and Wells Fargo established contact with 20 potential counterparties that were selected on the basis of their potential interest in acquiring the Company and their perceived ability to execute such a transaction. From January 29, 2025 through March 2, 2025, the Company entered into confidentiality agreements with 16 counterparties in connection with its initial outreach process regarding a potential sale of the Company, all of which included customary standstill provisions. Each such standstill provision would automatically terminate upon entry into a definitive merger agreement by the Company and did not prohibit the counterparty from making confidential requests for waivers. Those 16 parties received a copy of the CIM and the Milliman appraisal.
On January 27, 2025, the day before the Financial Times article was published, the closing price per share of the Common Stock was $51.09. On January 28, 2025, following publication of the article, the closing price per share of the Common Stock was $58.33.
On January 28, 2025, the Financial Times published an article reporting that Brighthouse Financial was seeking to sell itself and that it was working with both Goldman Sachs and Wells Fargo to consider offers for the whole company or separately to raise minority equity. Consistent with its communications policy, Brighthouse Financial responded to the Financial Times and to resulting media inquiries that it does not comment on rumors and speculation. Brighthouse also sent a communication to its employees acknowledging the publication of the article and stating that the Company does not comment on rumors and speculation. The Company also had confidential conversations with certain insurance regulators and ratings agencies that had made inquiries based on the article, informing them that the Company was exploring strategic alternatives to its current course of operations, but that no decision had been made at that time to sell the Company.
On January 29 and 30, 2025, the Company held its regularly scheduled meeting of the Brighthouse Financial Board. In attendance for a portion of the meeting, in addition to the directors and certain members of the Company’s management, were representatives of Goldman Sachs and Wells Fargo. The financial advisors presented an update on the exploration of a potential sale of the Company. They discussed unsolicited inquiries they received following the publication of the Financial Times article on January 28, 2025 and their contact with each of the potential counterparties involved in the process. In addition, they reviewed the potential timeline for the process of the potential transaction. Finally, representatives of management and the financial advisors discussed the impact of the Financial Times article on the process and on the Company’s stock price and its potential impact on a transaction.
During the period from February 11, 2025 through November 6, 2025, the Company held regular update calls, generally every two weeks via videoconference, with the Brighthouse Financial Board, where directors would receive updates and stay apprised of developments in connection with a potential transaction. In attendance, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise, Goldman Sachs and Wells Fargo.
In mid-February 2025, Goldman Sachs and Wells Fargo, at the direction of the Brighthouse Financial Board, sent a first round process letter to parties that had signed confidentiality agreements. The process letter advised those parties that they should submit their preliminary non-binding proposals for the acquisition of 100% of the fully diluted common equity securities of the Company by March 21, 2025. The first round process letter made clear that there was a strong preference for a transaction comprised of 100% cash consideration in order to provide certainty of value to Brighthouse Financial’s stockholders.
Between February 28, 2025 and March 7, 2025, representatives of the Company and representatives of Milliman conducted calls to respond to questions regarding the Milliman actuarial appraisal with 13 interested parties and their respective advisors.
On March 21, 2025, the Company received ten indications of interest, six of which were proposals to acquire 100% of the fully diluted common equity securities of the Company and four of which were non-conforming proposals to acquire parts of the Company’s business or otherwise to provide reinsurance, capital solutions or investment management support to other parties involved in the process. The aggregate equity value offered in the six conforming first round proposals ranged from $2.7 billion to $4.6 billion (representing a range of approximately $45.00 to $76.59 per share based on the fully diluted shares of Common Stock as of December 31, 2024).

The six conforming proposals were made by the following parties in the following ranges:

•	Party A	$4.3 billion to $4.6 billion
•	Aquarian	$4.044 billion to $4.164 billion
•	Party B	$4.0 billion
•	Party C	$3.7 billion
•	Party D	$3.0 billion
•	Party E	$2.7 billion to $3.0 billion

Party A, a financial sponsor, noted that its proposal was made in partnership with a strategic partner, and that it would separate the Company into distinct entities that would hold separately the legacy in-force business and new business. Party B, a financial sponsor, expressed interest in also discussing an alternative strategic partnership transaction spanning reinsurance, asset management or the provision of capital, including a direct equity investment in the Company. Party C, a life insurance group whose lead investor is a large financial sponsor, made its proposal in partnership with a private equity-backed reinsurer and its lead investor. Party C’s proposal stated that it planned to finance the aggregate merger consideration with a combination of excess capital, debt financing proceeds and new equity capital commitments. Party D, a financial services group, noted that its proposal was conditioned on the Company obtaining approval to utilize on-shore and off-shore captive reinsurance for the purpose of reinsuring certain legacy and future liabilities and mitigating reserve and capital volatility emerging from such liabilities. Party E, an insurance company whose investor group is led by a financial sponsor, noted that in the next phase of the process it intended to evaluate and potentially propose alternative transaction structures.
From March 22, 2025 to March 24, 2025, representatives of Goldman Sachs and Wells Fargo participated in calls with the potential counterparties that submitted proposals in order to clarify their proposals.
On March 26, 2025, the Company held its regularly scheduled meeting of the Brighthouse Financial Board. In attendance for a portion of the meeting, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise, Goldman Sachs and Wells Fargo. Representatives of Debevoise reviewed the directors’ fiduciary duties under Delaware law and considerations for the Brighthouse Financial Board in connection with its evaluation of the preliminary proposals. Representatives of Goldman Sachs and Wells Fargo provided an overview of the preliminary proposals and provided input regarding certain aspects of the first round proposals that the Brighthouse Financial Board could consider when determining which potential counterparties to advance into the second round of the process, including the proposed aggregate equity values, the identity and nature of the bidder or its group, each bidder’s plan to finance the transaction and whether each bidder would involve other parties in financing or reinsurance. After discussion, and taking those factors into account, the Brighthouse Financial Board determined to invite all of the conforming bidders into the second round, except for Party D given that its proposal was contingent on establishing a new captive reinsurance structure. In addition, the Brighthouse Financial Board determined that two parties that submitted non-conforming proposals be permitted to continue their work on certain of the Company’s blocks of business in order to potentially partner with other parties in the process.
Beginning in late March 2025, the parties participating in the second round of the process received access to the Company’s virtual data room. Representatives of Goldman Sachs, Wells Fargo and Debevoise assisted Company management in populating the virtual data room and preparing for the management presentations to the second round participants.
On April 2, 2025, representatives of Goldman Sachs and Wells Fargo participated in a call with representatives of Aquarian and with representatives of RBC Capital Markets LLC (“RBC Capital Markets”), Aquarian’s financial advisor, to discuss Aquarian’s forthcoming second round proposal and Aquarian’s sources of financing.
From April 2, 2025 to April 10, 2025, at the direction of the Brighthouse Financial Board, representatives of Goldman Sachs and Wells Fargo conducted separate calls with representatives of each of Aquarian, Party A, Party B, Party C and Party E, and their respective advisors, to discuss each party’s interest in being introduced to potential reinsurance solution providers that would be willing to reinsure certain blocks of the Company’s business and therefore potentially be an additional source of value to each party.
In early April 2025, at the direction of the Brighthouse Financial Board, representatives of Goldman Sachs and Wells Fargo invited four potential reinsurance solution providers into the process. At the outset, those reinsurance solution providers were not paired with a specific bidder. Rather, they were permitted to conduct due diligence on certain blocks of the Company’s business and were invited to make proposals around reinsuring those blocks of business. Representatives of Goldman Sachs and Wells Fargo held discussions with those reinsurance solution providers to discuss the feasibility of setting up segregated teams so that each reinsurance solution provider could work with multiple parties while maintaining confidentiality. Between April 8, 2025 and April 28, 2025, those four reinsurance solution providers entered into confidentiality agreements with the Company.

On April 22, 2025, representatives of the Company conducted a management presentation for Party C, its private equity-backed reinsurance partner and their respective advisors.
On April 23, 2025, representatives of the Company conducted a management presentation for Party E and its advisors.
On April 24, 2025, representatives of the Company conducted a management presentation for Party B and its advisors, as well as one of the parties that had submitted a non-conforming bid and was now working with Party B to potentially reinsure certain of the Company’s blocks of business.
On April 28, 2025, representatives of the Company conducted a management presentation for Aquarian and its advisors.
On May 2, 2025, representatives of the Company conducted a management presentation for Party A, its strategic partner and their respective advisors.
During the course of April and May 2025, representatives of the Company, Goldman Sachs and Wells Fargo conducted numerous due diligence calls with interested parties and the reinsurance solution providers to discuss topics related to the Company, including, among others, its legacy liabilities, investments, approach to liquidity, hedging and risk management, financial statements and legal, tax, operations, sales, distribution, human resources and information technology functions. Representatives of Milliman also conducted calls with the interested parties and the reinsurance solution providers to discuss their requests for Milliman to apply financial sensitivities to the Milliman actuarial appraisal.
On May 6, 2025, representatives of Goldman Sachs and Wells Fargo, at the direction of the Brighthouse Financial Board, sent a second round process letter to each second round participant, informing them that second round proposals should be submitted by June 4, 2025 (which deadline was subsequently extended to June 11, 2025). An initial draft merger agreement was also posted to the virtual data room, and the second round process letter requested that a full markup of the draft merger agreement be submitted by May 28, 2025. The merger agreement markups were requested on that schedule in order to give representatives of Debevoise an opportunity to seek clarifications and discuss any material issues prior to the second round submission date.
On May 28, 2025, representatives of Goldman Sachs and Wells Fargo conducted separate calls with representatives of Party B and Party C to provide them with an update on the second round process timeline and discuss their progress to date. On May 29, 2025, representatives of Goldman Sachs and Wells Fargo conducted separate calls with representatives of Aquarian, Party A and Party E to discuss the same topics.
On May 28, 2025, counsel for Party A submitted its markup of the merger agreement. On May 30, 2025, counsel for Party C submitted its markup of the merger agreement. Also on May 30, 2025, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), legal counsel to Aquarian, submitted its markup of the merger agreement.
On June 2, 2025 and June 3, 2025, three of the reinsurance solution providers provided proposals to the Company to reinsure certain of the Company’s Life segment blocks. These reinsurance solution providers are referred to as Reinsurer 1, Reinsurer 2 and Reinsurer 3.
On June 6, 2025, representatives of Goldman Sachs and Wells Fargo conducted separate calls with representatives of Aquarian and each of Reinsurer 1, Reinsurer 2 and Reinsurer 3 to discuss each such reinsurer’s proposed reinsurance solution.
Also on June 6, 2025, representatives of Goldman Sachs and Wells Fargo conducted separate calls with representatives of Party A and each of Reinsurer 2 and Reinsurer 3 to discuss each such reinsurer’s proposed reinsurance solution.
Also on June 6, 2025, Mr. Steigerwalt, along with representatives of Goldman Sachs and Wells Fargo, participated in a telephone conversation with a representative of Party A to discuss Party A’s continued interest in acquiring the Company.
Also between June 6, 2025 and June 9, 2025, representatives of Goldman Sachs and Wells Fargo conducted separate calls with representatives of Party C and follow up calls with each of Reinsurer 1, Reinsurer 2 and Reinsurer 3 to further discuss each such reinsurer’s proposed reinsurance solution.
Finally, on June 6, 2025, representatives of Goldman Sachs and Wells Fargo participated in a call with representatives of Party E during which Party E signaled that it would not be submitting a proposal to acquire the entire Company and outlined several alternative transaction structures.
On June 9, 2025, representatives of Debevoise, Goldman Sachs and Wells Fargo conducted a clarification call with Party C and its legal counsel to discuss the markup of the merger agreement.
On June 10, 2025, representatives of Debevoise, Goldman Sachs and Wells Fargo conducted separate clarification calls with each of Party A and its legal counsel, and Aquarian and Skadden, to discuss their respective markups of the merger agreement.

On June 11, 2025, Mr. Steigerwalt, along with representatives of Goldman Sachs and Wells Fargo, conducted separate calls with representatives of each of Aquarian and Party A to ensure that their proposals would be on time and that any impediments to submission of such proposals had been addressed.
Between June 11, 2025 and June 13, 2025, the Company received three second round proposals to acquire 100% of the fully diluted common equity securities of the Company and two non-conforming proposals.
Party A submitted a proposal at an aggregate equity value of $4.6 billion, or $78.57 per share of Common Stock based on the implied fully diluted share count provided by the Company. In its proposal, Party A noted that it was no longer working with its strategic partner, but that it was now partnering with a reinsurance solution provider, referred to as Reinsurer X, that would commit to enter into several reinsurance transactions at closing for the majority of the biometric and market risk from the Company’s legacy businesses, to provide cash flow swaps on certain liabilities, to provide surplus relief to finance redundant reserves and to coinsure certain term business. Party A’s markup of the merger agreement provided that it would not be required to fund and close the transaction unless the reinsurance solutions provided by Reinsurer X were available and would be consummated concurrently with the closing of the merger.
Aquarian submitted a proposal at an aggregate equity value of $4.061 billion, or $69.00 per share of Common Stock based on the implied fully diluted share count provided by the Company. Aquarian’s proposal stated that it would fund the merger consideration with equity capital and that the transaction would not be subject to any financing contingencies. The proposal also stated that the closing of the Merger would be conditioned on “Form D” approvals or non-disapprovals in Delaware, New York and Massachusetts for each Brighthouse Financial insurance subsidiary entering into an investment management agreement with Aquarian’s registered investment adviser.
Party C submitted a proposal at an aggregate equity value of $2.342 billion, or $40.00 per share of Common Stock based on the implied fully diluted share count provided by the Company. In its proposal, Party C noted that it was no longer working with its private equity-backed reinsurer. Party C stated that the aggregate merger consideration would be financed with $750 million funded with Party C’s excess capital, at least $750 million funded by a fully committed 364-day investment grade bridge facility and up to $1.8 billion funded with new equity commitments from one or more private investment funds or investment vehicles affiliated with Party C’s lead investor. The proposal attached a form of equity commitment letter which provided that the Company would be a third-party beneficiary for the purpose of exercising the right of specific performance to cause the equity investor to fund at closing. The proposal stated that it assumed (i) the utilization of reinsurance of the term life insurance business at BLIC, BHNY and NELICO via 100% coinsurance to a reinsurer pre-closing and (ii) affiliate reinsurance of certain liabilities at closing to Party C’s U.S. and non-U.S. operating companies. The reinsurance of the term life insurance business would occur at closing, but would not be a closing condition.
Party B and Party E submitted non-conforming proposals.
From June 13, 2025 to June 16, 2025, representatives of Goldman Sachs and Wells Fargo participated in separate calls with Aquarian, Party A and Party C in order to clarify their proposals, determine the scope of each party’s outstanding due diligence and understand each party’s timeline to complete its work.
On June 17, 2025, the Company held a meeting of the Brighthouse Financial Board. In attendance for the meeting, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise, Goldman Sachs and Wells Fargo. Representatives of Debevoise reviewed the directors’ fiduciary duties under Delaware law. Representatives of Goldman Sachs and Wells Fargo provided an overview of the second round proposals and provided input regarding certain aspects of those proposals that the Brighthouse Financial Board might wish to consider when determining next steps in the process, including the proposed aggregate equity values, the identity and nature of the bidder or its group, each bidder’s plan to finance the transaction and whether each bidder would involve other parties to provide financing or reinsurance. In particular, there was discussion around the appearance that Party A’s proposal depended heavily on the reinsurance to be provided by Reinsurer X, and considerations in respect of Aquarian’s proposed financing plan. Representatives of Debevoise discussed the status of merger agreement negotiations with each of Party A and Aquarian. After discussion, and taking those factors into account, the Brighthouse Financial Board determined to invite Party A and Aquarian into a third and final round of the process.
On June 18, 2025, representatives of Goldman Sachs and Wells Fargo conducted separate calls with each of Aquarian and Party A and their respective advisors to inform each such party that it would be advancing into a third and final round of the process. On the call with Aquarian, Goldman Sachs and Wells Fargo stated that Brighthouse Financial would like executed investment commitment letters on July 11, 2025.

Also between June 18, 2025 and June 20, 2025, representatives of Goldman Sachs and Wells Fargo conducted separate calls with each of Party B, Party C and Party E and their respective advisors to inform each such party that it would not be advancing in the process.
On June 20, 2025, Mr. Steigerwalt participated in a telephone conversation with a representative of Party A to discuss Party A’s continued interest in acquiring the Company.
On June 21, 2025, representatives of Goldman Sachs and Wells Fargo participated in a call with a representative of Aquarian to pose further clarification questions in respect of Aquarian’s second round proposal.
On June 23, 2025, Debevoise sent Skadden and counsel for Party A revised markups of their clients’ respective merger agreements.
Between June 23, 2025 and July 2, 2025, representatives of the Company participated in five separate due diligence sessions with representatives of Party A and its advisors to discuss topics related to, among other things, the Company’s legacy liabilities, its financial model, its life business, its operations and information technology function and its tax function. On June 23, 2025, representatives of Milliman also conducted a due diligence call with representatives of Party A and its advisors to discuss outstanding questions related to the Milliman actuarial appraisal.
On June 27, 2025, Mr. Steigerwalt, along with representatives of Goldman Sachs and Wells Fargo, participated in a call with representatives of Party A to discuss Party A’s perspectives on the process.
On June 30, 2025, representatives of the Company and Debevoise conducted a call with Party A, Reinsurer X and Party A’s advisors to discuss the viability of the reinsurance solutions to be provided by Reinsurer X as described in Party A’s second round proposal.
On July 2, 2025, Skadden sent a revised markup of the merger agreement to Debevoise.
On July 9, 2025, representatives of Goldman Sachs and Wells Fargo participated in a call with representatives of Party A. Representatives of Party A reported that Party A was having difficulty finalizing a reinsurance solution with Reinsurer X. Although Party A was still trying to find a reinsurance solution for parts of the business, without such a reinsurance solution Party A would not be able to submit a proposal on July 11, 2025. Party A also noted it was unlikely to be in a position to sign and announce a transaction by the Company’s second quarter earnings announcement. In a follow-up call on July 10, 2025, representatives of Party A declined to provide an estimated timeline for when Party A might be in a position to sign and announce a transaction.
Also on July 9, 2025, Mr. Steigerwalt participated in a telephone conversation with Mr. Sahay in which Mr. Sahay reiterated Aquarian’s interest in acquiring the Company.
Also on July 9, 2025, Wells Fargo provided its customary relationships disclosure memorandum to the Company, which was subsequently updated (with respect to Aquarian and Party C) on November 2, 2025, and was, in each case, provided to the Brighthouse Financial Board. At a meeting prior to the approval of the Merger, the members of the Brighthouse Financial Board concluded that, based upon the disclosure letter provided by Wells Fargo and the relationships described therein, Wells Fargo did not have any material conflicts of interest that would interfere with its ability to serve as Brighthouse Financial’s financial advisor in connection with a potential transaction involving Aquarian, Party A or Party C.
On July 10, 2025, Party C submitted an updated proposal at a price per share of Common Stock of $50.00, implying an aggregate equity value of $2.927 billion. In its proposal, Party C noted that it had refined its assumptions around financial leverage and variable annuity hedging, which were key drivers that resulted in a higher valuation. The proposal also noted that Party C should be in a position to complete its confirmatory due diligence and negotiate definitive documentation within four weeks.
On July 11, 2025, Aquarian submitted an updated proposal at an aggregate equity value of $4.061 billion, or $69.00 per share of Common Stock based on the implied fully diluted share count provided by the Company. As part of its proposal, Aquarian attached a form of equity commitment letter and stated that Aquarian would be available to discuss its financing plans. The proposal further stated that the merger consideration would come from various sources, including proceeds from a debt offering at an Aquarian subsidiary. Finally, Aquarian’s proposal requested exclusivity through August 6, 2025 to finalize the transaction and execute definitive agreements.
Also on July 11, 2025, Goldman Sachs provided its customary relationships disclosure memorandum to the Company, which was subsequently updated (with respect to Aquarian and Party C) on October 30, 2025, and was, in each case provided to the Brighthouse Financial Board. Goldman Sachs also provided updates to the disclosure memorandum to the Company on September 29, 2025 and November 5, 2025. At a meeting prior to the approval of the Merger, the members of the Brighthouse

Financial Board concluded that, based upon the disclosure letter provided by Goldman Sachs and the relationships described therein, Goldman Sachs did not have any material conflicts of interest that would interfere with its ability to serve as Brighthouse Financial’s financial advisor in connection with a potential transaction involving Aquarian, Party A or Party C.
On July 12, 2025, representatives of Goldman Sachs, Wells Fargo and Debevoise held a call with representatives of Aquarian, RBC Capital Markets and Skadden to discuss the identities of Aquarian’s specific financing sources. On that call, representatives of Aquarian discussed Aquarian’s equity financing plans and plans to undertake a debt offering at a subsidiary of Aquarian.
On July 13, 2025, the Company held a meeting of the Brighthouse Financial Board. In attendance for the meeting, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise, Goldman Sachs and Wells Fargo. Representatives of Debevoise reviewed the directors’ fiduciary duties under Delaware law. Representatives of Goldman Sachs and Wells Fargo provided an update on the status of the process, including an overview of the updated proposal submitted by Party C and the status of Party A’s engagement in the process. The financial advisors then provided an overview of Aquarian’s proposal and responded to questions from members of the Brighthouse Financial Board about the timeline for Aquarian to provide commitment letters from its investors and Aquarian’s proposed post-closing business plan, investment guidelines and investment management agreements. After discussion, the Brighthouse Financial Board instructed Goldman Sachs and Wells Fargo to contact Party A again to confirm the status of its engagement, and to contact Aquarian to request that Aquarian increase its valuation of the Company prior to entering into exclusive negotiations.
On July 14, 2025, representatives of Goldman Sachs and Wells Fargo participated in a call with representatives of Aquarian. Representatives of Goldman Sachs and Wells Fargo stated that the Brighthouse Financial Board would be willing to grant Aquarian a ten-day exclusivity period if Aquarian were willing to increase the merger consideration to $72.00 per share of Common Stock.
Also on July 14, 2025, representatives of Goldman Sachs and Wells Fargo contacted Party A to confirm the status of its engagement, as directed by the Brighthouse Financial Board.
In the morning of July 15, 2025, Goldman Sachs and Wells Fargo participated in a call with representatives of Aquarian during which Aquarian agreed to increase the merger consideration to $70.00 per share of Common Stock and requested a 15-day exclusivity period. Representatives of Aquarian stated that Aquarian would deliver form commitment letters from its financing sources upon entering into exclusivity.
In the early evening of July 15, 2025, Brighthouse Financial and Aquarian entered into an exclusivity agreement for a transaction at $70.00 per share of Common Stock. The agreement provided for an exclusivity period running through July 30, 2025, but could be extended through August 6, 2025 by Aquarian if, prior to expiration, Aquarian confirmed that it was continuing to work in good faith and had a reasonable expectation of executing a definitive merger agreement by no later than August 6, 2025.
On July 16, 2025, Debevoise sent a revised draft of the merger agreement to Skadden.
Also on July 16, 2025, Aquarian provided support letters from two financing sources, each stating that it intended to provide financing for the transaction, subject to negotiation of investment commitment letters and completion of due diligence and internal processes. Each support letter attached a form of investment commitment letter providing that Brighthouse Financial would be a third-party beneficiary for the purpose of exercising the right of specific performance to cause the financing source to fund at closing.
On July 19, 2025, Skadden sent a revised draft of the merger agreement to Debevoise.
On July 22, 2025 and July 23, 2025, there were two calls among representatives of Brighthouse Financial, Debevoise and Skadden to discuss the open issues in the merger agreement.
On July 23, 2025 and July 24, 2025, certain members of the Brighthouse Financial management team participated in in-person meetings with representatives of Aquarian. Those meetings focused on, among other things, the Brighthouse Financial insurance subsidiaries’ post-closing business plans, the parties’ communications plan in the event of an announcement of a transaction and human resources-related matters. Following the meetings, Mr. Steigerwalt attended a dinner with Mr. Sahay. The discussion at this dinner was primarily about the topics discussed during the in-person meetings.
On July 26, 2025, Debevoise sent a revised draft of the merger agreement to Skadden.
On July 28, 2025, the Company held a meeting of the Brighthouse Financial Board. In attendance for the meeting, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise, Goldman Sachs and Wells Fargo. Representatives of Goldman Sachs, Wells Fargo and Debevoise provided an update on the status of negotiations with Aquarian, including a debrief of the meetings that occurred on July 23, 2025 and July 24, 2025. In particular, there was discussion around the status of Aquarian’s financing for the transaction.

On July 29, 2025, Aquarian provided notice to Brighthouse Financial that it was extending the exclusivity period through August 6, 2025.
On July 30, 2025, Myles Lambert, the Company’s Chief Distribution and Marketing Officer at that time (and now the Company’s Chief Operating Officer), attended a lunch with Mr. Sahay to discuss the Brighthouse Financial business.
On August 3, 2025, Mr. Sahay informed Mr. Steigerwalt that he believed that additional time beyond August 6, 2025 would be needed to sign and announce a transaction and inquired as to whether Brighthouse Financial would consider extending the exclusivity period.
On August 4, 2025, representatives of Goldman Sachs and Wells Fargo participated in a call with representatives of Aquarian to discuss Aquarian’s new potential financing sources and updates on the status of Aquarian’s equity and debt financing plans.
Also on August 4, 2025, the Company held a meeting of the Brighthouse Financial Board. In attendance for the meeting, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise, Goldman Sachs and Wells Fargo. Mr. Steigerwalt provided an update on his call with Mr. Sahay on August 3, 2025, and representatives of Goldman Sachs and Wells Fargo provided an update on their call with representatives of Aquarian earlier in the day. In particular, there was discussion around the status of Aquarian’s financing for the transaction, the delay from the targeted signing date of August 6, 2025 and the status of other open issues relating to the transaction. Mr. Steigerwalt discussed the risks and potential negative impacts to the Company of engaging in a prolonged sale process. After discussion, the Brighthouse Financial Board determined not to extend the exclusivity period with Aquarian and instructed its advisors to provide a list of the key open issues to Aquarian and its advisors.
On August 5, 2025, Goldman Sachs and Wells Fargo provided to Aquarian and RBC Capital Markets a key issues list containing nine items across financing, conditionality and deal protection that would need to be addressed in order for Brighthouse Financial to move forward with Aquarian, and a timeline leading to execution of a definitive agreement and announcement of a transaction on August 15, 2025.
On August 6, 2025, representatives of Goldman Sachs and Wells Fargo participated in a call with representatives of RBC Capital Markets. Representatives of RBC Capital Markets conveyed, on behalf of Aquarian, that Aquarian expected to submit its financing package to the Company before the end of August 2025.
On August 7, 2025, Mr. Steigerwalt participated in a call with Mr. Sahay during which Mr. Steigerwalt conveyed that the Brighthouse Financial Board needed to see committed financing from Aquarian and its financing sources in order for Brighthouse Financial to progress transaction discussions with Aquarian.
On August 9, 2025, as a follow-up to the call that occurred on August 7, 2025, Debevoise provided Skadden a form of investment commitment letter for a potential financing source to Aquarian, pursuant to which Brighthouse Financial would be a third-party beneficiary for the purpose of exercising the right of specific performance to cause such financing source to fund at closing.
Also on August 9, 2025, representatives of Goldman Sachs and Wells Fargo participated in calls with representatives of Party A and Party C to provide an update on the process. Brighthouse Financial determined not to continue transaction discussions with Party A because Party A indicated there was no change to its status from early July 2025.
On August 11, 2025, Party C sent to Brighthouse Financial a due diligence request list, and on August 14, 2025, certain members of management of Brighthouse Financial participated in a due diligence call with representatives of Party C.
On or about August 20, 2025, representatives of Aquarian conveyed to representatives of Goldman Sachs and Wells Fargo that it was preparing an updated proposal, including evidence of committed financing from its financing sources, to be delivered no later than August 22, 2025.
On August 25, 2025, Mr. Steigerwalt attended a lunch with representatives of Party C to discuss the Company’s second quarter reported results.
On or about August 25, 2025, representatives of Goldman Sachs and Wells Fargo participated in a call with representatives of Aquarian and RBC Capital Markets, during which a representative of Aquarian stated that Aquarian expected to send a revised proposal, including evidence of committed financing from its financing sources, over Labor Day weekend.
On August 27, 2025 and August 28, 2025, the Company held its regularly scheduled meeting of the Brighthouse Financial Board in-person. In attendance for a portion of the meeting, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise, Goldman Sachs and Wells Fargo. The financial advisors updated the Brighthouse Financial Board on their recent interactions with each of Aquarian and Party C. In particular, there was discussion around the still forthcoming proposal from Aquarian and uncertainty around its financing sources, and the key areas of Party C’s due diligence inquiry.
On August 29, 2025, certain members of management of Brighthouse Financial participated in a meeting with representatives of Party C to discuss the history of the Company and its forward looking sales plan.
On September 2, 2025, Party C submitted an updated proposal at a merger consideration of $48.00 per share of Common Stock. The updated proposal stated that the aggregate merger consideration would be financed with $250 million of Brighthouse Financial holding company cash, $850 million funded by a fully committed 364-day investment grade bridge facility and up to $1.86 billion funded with new equity commitments from one or more private investment funds or investment vehicles affiliated with Party C’s lead investor. The proposal requested that Brighthouse Financial agree to a four-week exclusivity period during which Party C would finalize its confirmatory due diligence and the parties would negotiate a definitive agreement.
On September 7, 2025, the Company held a meeting of the Brighthouse Financial Board. In attendance for the meeting, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise, Goldman Sachs and Wells Fargo. The Company’s financial advisors provided the Brighthouse Financial Board an overview of the updated proposal received from Party C. In particular, the members of the Brighthouse Financial Board discussed the reduction in Party C’s valuation of the Company from its prior unsolicited proposal, which Party C attributed to a revised projection of hedging costs, Party C’s plan to undertake third-party and affiliated reinsurance transactions and Party C’s request for exclusivity. The Company’s financial advisors then discussed the status of their conversation with Aquarian and noted that, to date, Aquarian had not, in their view, provided sufficient documentation of committed financing from its financing sources. Following discussion, the members of the Brighthouse Financial Board expressed their support for the financial advisors requesting that Party C increase its price and clarifying certain matters discussed in its proposal.
On September 9, 2025, representatives of Goldman Sachs and Wells Fargo participated in a call with representatives of Aquarian during which a representative of Aquarian stated that Aquarian expected to send a revised proposal, including evidence of committed financing from its financing sources, shortly.
On September 10, 2025, a representative of Party C’s lead investor called Mr. Steigerwalt to report that Party C would be submitting a revised proposal and would like a response no later than September 12, 2025.
On September 11, 2025, Aquarian submitted an updated proposal at a merger consideration of $70.00 per share of Common Stock. The proposal contemplated the use of equity and debt financing to finance the merger consideration and attached equity financing support letters from certain potential financing sources, and a debt commitment letter from certain lending parties. The proposal noted that Aquarian was in advanced discussions with Reinsurer X for the provision of reinsurance and attached a support letter from Reinsurer X. The proposal also included certain new restrictive covenants on the operation of Brighthouse Financial’s business between signing and closing.
Also on September 11, 2025, Party C submitted an updated proposal to increase the merger consideration to $51.10 per share of Common Stock. The proposal noted that Party C contemplated reinsuring the term life insurance business to Reinsurer X or another third-party reinsurer at or prior to closing. The proposal also stated that Party C would take on the execution risk of this reinsurance, including both the timing of the reinsurance and the quantum of reinsurance proceeds. The proposal requested that Brighthouse Financial agree to a four-week exclusivity period.
On September 12, 2025, representatives of Goldman Sachs, Wells Fargo and Debevoise conducted a bid clarification call with representatives of Aquarian, RBC Capital Markets and Skadden in attendance. In particular, the Company’s advisors sought additional information on Aquarian’s financing structure and when evidence of committed financing from Aquarian’s financing sources would be provided.
Also on September 12, 2025, Debevoise provided a revised draft of the merger agreement to Party C’s legal counsel.
On September 13, 2025, representatives of Wells Fargo participated in a call with representatives of RBC Capital Markets during which RBC Capital Markets conveyed, on behalf of Aquarian, that Aquarian was making progress on the investment commitment letters and hoped to provide updated documents to Brighthouse Financial before the end of the week.
On September 14, 2025, the Company held a meeting of the Brighthouse Financial Board. In attendance for the meeting, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise, Goldman Sachs and Wells Fargo. The financial advisors provided the Brighthouse Financial Board an overview of the updated proposals received by each of Party C and Aquarian. In particular, with respect to Aquarian’s updated proposal, the members of the Brighthouse

Financial Board discussed the new restrictive covenants on the operation of Brighthouse Financial’s business between signing and closing. There was also discussion of evidence of committed financing from Aquarian’s financing sources not having been provided to the Brighthouse Financial Board’s satisfaction. Debevoise then discussed the directors’ fiduciary duties under Delaware law with respect to its consideration of the two proposals. Following continued discussion, the members of the Brighthouse Financial Board expressed their support for Debevoise’s engaging with Party C’s legal counsel on key terms of the merger agreement and for the financial advisors’ requesting that Party C raise its price. Assuming a positive outcome to those discussions, the Brighthouse Financial Board authorized the Company to enter into a four-week exclusivity agreement with Party C.
Also on September 14, 2025, Mr. Steigerwalt received calls from representatives of Party C’s lead investor to follow up on the Company’s review of Party C’s proposal.
On September 15, 2025, representatives of Goldman Sachs and Wells Fargo informed representatives of Party C, at the request of the Brighthouse Financial Board, that Party C needed to raise its price in order for the Company to grant exclusivity to Party C.
On September 17, 2025, representatives of Debevoise sent a draft exclusivity agreement to legal counsel for Party C. The exclusivity agreement contemplated a transaction at a merger consideration of $52.00 per share of Common Stock and provided for four weeks of exclusivity. Brighthouse Financial could terminate the exclusivity agreement after two weeks if Party C’s lead investor did not provide an update on its equity raise for the transaction, including highly confident letters from each equity co-investor.
Also on September 17, 2025, a representative of RBC Capital Markets, on behalf of Aquarian, sent an email to representatives of Goldman Sachs, Wells Fargo and Debevoise proposing an action plan to achieve a transaction signing on September 25, 2025.
On September 18, 2025, a representative of Debevoise sent a letter on behalf of Brighthouse Financial to Skadden, expressing what Brighthouse Financial believed to be material unresolved issues in Aquarian’s latest proposal.
Also on the morning of September 18, 2025, representatives of Goldman Sachs and Wells Fargo conducted a call with representatives of Aquarian and RBC Capital Markets in attendance. A representative of Aquarian stated that Aquarian expected to deliver an updated proposal within 24-48 hours.
On the evening of September 19, 2025, Brighthouse Financial and Party C entered into an exclusivity agreement providing for an exclusivity period through October 17, 2025. The exclusivity agreement provided Brighthouse Financial with the ability to terminate on October 3, 2025 if Party C’s lead investor did not provide an update on the status of its capital raise.
On September 22, 2025, a representative of Skadden sent a letter to Debevoise containing Aquarian’s response to certain of the issues raised in the September 18, 2025 letter from Brighthouse Financial. The letter also attached a support letter from a newly formed special purpose vehicle that had been referenced by Aquarian as a potential financing source on Aquarian’s August 4, 2025 call with Goldman Sachs and Wells Fargo, which stated its intention to provide a portion of Aquarian’s equity commitment.
On September 28, 2025, Party C’s legal counsel sent a markup of the merger agreement to Debevoise. Among other issues raised by Party C’s markup were closing conditions relating to the level of the Company’s reserves, there not being certain negative outcomes from the Company’s rating agencies, Brighthouse Financial’s registered funds having received client approvals with respect to an unspecified portion of their assets under management and the receipt of certain approvals from the Company’s insurance regulators.
On October 3, 2025, Party C’s lead investor provided an update on the status of its capital raise. The update attached a form of equity commitment letter from Party C’s lead investor, as well as highly confident letters from Party C and nine additional potential equity co-investors totaling $2.15 billion.
Also on October 3, 2025, Aquarian submitted an unsolicited proposal at a merger consideration of $70.00 per share of Common Stock. The proposal included equity financing support letters from certain potential financing sources, including a new potential financing source. The proposal attached investment commitment letters that did not contain the provision that Brighthouse Financial would be a third-party beneficiary for the purpose of exercising the right of specific performance to cause each financing source to fund at closing. The proposal contemplated the same debt financing that was part of Aquarian’s September 11, 2025 proposal. The proposal stated that Aquarian expected to enter into a series of reinsurance transactions with Reinsurer X to enhance Brighthouse Financial’s financial strength. On October 4, 2025, Aquarian provided a letter of intent from Reinsurer X that attached term sheets for five potential reinsurance transactions. Finally, the proposal withdrew the new restrictive covenants on the operation of Brighthouse Financial’s business between signing and closing that had been introduced in Aquarian’s September 11, 2025 proposal.

On October 5, 2025, representatives of Brighthouse Financial held a call with representatives of Party C and its lead investor to discuss the status of transaction negotiations.
On October 9, 2025, a representative of Skadden sent a letter on behalf of Aquarian to representatives of Debevoise reconfirming Aquarian’s unsolicited proposal submitted on October 3, 2025. The letter also stated that Aquarian had discussed Brighthouse Financial’s request (which was contained in the letter Debevoise sent to Skadden on September 18, 2025) to have direct enforcement rights against Aquarian’s financing sources to cause them to fund and close, and that Aquarian had received preliminary indications of support to provide such enforcement rights.
On October 12, 2025, Debevoise sent a revised draft of the merger agreement to Party C’s legal counsel. Among other comments, Debevoise’s markup removed the additional closing conditions that Party C had included in its prior markup.
On October 15, 2025, Party C’s legal counsel provided a draft extension to the exclusivity agreement providing for an exclusivity period through October 31, 2025.
On October 16, 2025, the Company held a meeting of the Brighthouse Financial Board. In attendance for the meeting, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise, Goldman Sachs and Wells Fargo. The financial advisors reported on information received to date by Party C as part of its confirmatory due diligence of the Company. Debevoise then discussed the key merger agreement terms being negotiated with Party C. There was then discussion on Party C’s request for an extension of the exclusivity period. Following discussion, the Brighthouse Financial Board determined not to extend exclusivity with Party C in light of Aquarian’s unsolicited proposal, and directed the Company’s management and its advisors to continue negotiations with Party C and to reengage with Aquarian following expiration of Party C’s exclusivity period.
On October 17, 2025, following the expiration of the exclusivity period with Party C, Debevoise provided a revised draft of the merger agreement to Skadden. In addition, Debevoise provided markups of the equity commitment letter to be provided by Aquarian, and the investment commitment letter to be provided by Aquarian’s financing sources. In its transmission, Debevoise communicated Brighthouse Financial’s requirement for third-party beneficiary rights to enforce directly each investor’s commitment.
On October 20, 2025 and October 21, 2025, Skadden sent Debevoise revised drafts of the merger agreement, equity commitment letter, investment commitment letter to be provided by Aquarian’s financing sources and other ancillary transaction documents. Among other issues raised by the merger agreement markup were a closing condition for Form D approval of the contemplated investment management agreements between Brighthouse Financial’s insurance subsidiaries and Aquarian’s registered investment adviser, the scope of the exceptions to Aquarian’s regulatory efforts obligations and the scope of certain of the Company’s interim operating covenants.
On October 21, 2025, the Company held a meeting of the Brighthouse Financial Board. In attendance for the meeting, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise, Goldman Sachs and Wells Fargo. The financial advisors reported on Party C’s ongoing evaluation of the Company. The financial advisors and Debevoise then provided an update on the Company’s engagement with Aquarian. Debevoise provided a summary of the merger agreement markup received from Skadden and the financial advisors reported on their recent interactions with RBC Capital Markets regarding the status of Aquarian’s financing plans.
On October 22, 2025, Party C’s counsel provided a revised draft of the merger agreement. Among other issues raised by Party C’s markup were closing conditions tied to Brighthouse Financial’s holding company having a certain amount of liquid assets (including a certain amount of cash) at closing, limitations on the Company’s ability to take certain actions regarding its reserves, receipt of regulatory approval for certain third party and affiliate reinsurance transactions and the Company having entered into a reinsurance agreement with Reinsurer X immediately prior to closing.
On October 23, 2025, Skadden, on behalf of Aquarian, provided Debevoise a letter from Mubadala Capital indicating that it would provide committed financing to facilitate the transaction.
On October 24, 2025, Debevoise sent markups of the Aquarian equity commitment letter and investment commitment letter to Skadden. During the subsequent period from October 25, 2025 through November 6, 2025, Debevoise and Skadden exchanged drafts of the Aquarian equity commitment letter and investment commitment letter.
On October 25, 2025, representatives of Brighthouse Financial and its advisors held a call with representatives of Party C and its advisors to discuss the open issues in the merger agreement.

Also on October 25, 2025, Debevoise sent a markup of the merger agreement to Skadden. During the period from October 26, 2025 through November 6, 2025, Debevoise and Skadden exchanged drafts of the merger agreement and ancillary documentation.
On October 27, 2025, the Company held a meeting of the Brighthouse Financial Board. In attendance for the meeting, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise, Goldman Sachs and Wells Fargo. The financial advisors provided an update on the status of Party C’s evaluation of the Company, and Debevoise reported on its call with Party C’s legal counsel to discuss key open issues in the merger agreement. The financial advisors and Debevoise then reported on progress with respect to Aquarian’s financing and discussed the status of key open issues in Aquarian’s merger agreement. Finally, in response to a request from the Brighthouse Financial Board, management of the Company presented a view of the Company’s financial condition and its prospects as a standalone company in the event a transaction did not occur.
On October 28, 2025, representatives of Brighthouse Financial and its advisors participated in a meeting with representatives of Aquarian and its advisors. During that meeting, the parties came to agreement in principle on the key open issues in the merger agreement, including, among others, with respect to the closing condition for Form D approval from insurance regulators in Delaware and Massachusetts of the contemplated investment management agreements between Brighthouse Financial’s insurance subsidiaries and Aquarian’s registered investment adviser, the scope of the exceptions to Aquarian’s regulatory efforts obligations and the scope of certain of the Company’s interim operating covenants.
On October 30, 2025, Debevoise sent a markup of the merger agreement to Party C’s legal counsel.
Also on October 30, 2025, representatives of Goldman Sachs presented its perspective on valuation of the Company to the Brighthouse Financial Board.
On October 31, 2025, representatives of Wells Fargo presented its perspective on valuation of the Company to the Brighthouse Financial Board.
Also on October 31, 2025, Brighthouse Financial and its advisors participated in a call with Party C and its advisors to discuss the open issues in the latest draft of the merger agreement.
Over the following days, Brighthouse Financial determined to focus its attention on negotiations with Aquarian given the price disparity between Aquarian’s proposal and Party C’s proposal, the nature of the open issues in Party C’s merger agreement and Aquarian’s ability to sign and announce a transaction imminently.
On November 2, 2025, the Company held a meeting of the Brighthouse Financial Board. In attendance for the meeting, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise, Goldman Sachs and Wells Fargo. The financial advisors and Debevoise reported that the Company and Aquarian had reached agreement on the open transaction issues, and Debevoise discussed with the Brighthouse Financial Board the resolution of the key open issues in the merger agreement and other updates to the transaction documentation since the Brighthouse Financial Board’s prior meeting. The financial advisors discussed the illustrative timeline towards execution and announcement of an agreement and reported that the Company had scheduled introductory meetings between Aquarian and the Company’s regulators and rating agencies for November 3, 2025.
On November 3, 2025, representatives of Brighthouse Financial and Debevoise, as well as representatives of Aquarian and Skadden, participated in introductory meetings with the Company’s insurance regulators.
Also on November 3, 2025, representatives of Brighthouse Financial, as well as representatives of Aquarian and RBC Capital Markets, participated in introductory meetings with the Company’s rating agencies.
On November 5, 2025, the Company held a meeting of the Brighthouse Financial Board. In attendance for the meeting, in addition to the directors and certain members of the Company’s management, were representatives of Debevoise, Goldman Sachs and Wells Fargo. Debevoise discussed with the Brighthouse Financial Board the directors’ fiduciary duties under Delaware law applicable to its consideration of the proposed transaction. Debevoise also reviewed the terms and conditions set forth in the proposed merger agreement, equity commitment letter and investment commitment letter. Goldman Sachs and Wells Fargo then reviewed with the Brighthouse Financial Board their respective financial analyses of the merger consideration, as more fully described below under the heading “— Opinions of Brighthouse Financial’s Financial Advisors.” Thereafter, representatives of Goldman Sachs rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion, to the Brighthouse Financial Board dated November 6, 2025 that, as of November 6, 2025, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Common Stock. Thereafter, representatives of Wells Fargo rendered its oral opinion to the Brighthouse Financial Board, which was subsequently confirmed in writing by delivery of a written opinion to the Brighthouse Financial Board dated November 5, 2025, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Wells Fargo in preparing the opinion, the Merger Consideration in the Merger was fair, from a financial point of view, to holders of shares of Common Stock (other than Excluded Shares and Dissenting Shares). After discussion, and in light of the Brighthouse Financial Board’s review and consideration of the factors described under “— Brighthouse Financial’s Reasons for the Merger,” the Brighthouse Financial Board unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby (including the Merger) are fair to and in the best interests of Brighthouse Financial and its stockholders, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Merger), (c) approved the execution, delivery and performance by Brighthouse Financial of the Merger Agreement and, subject to the approval of the holders of a majority of the shares of Common Stock outstanding, the consummation of the transactions contemplated thereby (including the Merger), (d) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the holders of issued and outstanding shares of Common Stock and (e) resolved to recommend the adoption of the Merger Agreement by the holders of the issued and outstanding shares of Common Stock entitled to vote thereon.
On November 6, 2025, Brighthouse Financial and Aquarian entered into the Merger Agreement and issued a joint press release prior to the opening of trading on the Nasdaq announcing the transaction.
Brighthouse Financial’s Reasons for the Merger
In the course of the Brighthouse Financial Board making the determinations described in the section titled “The Special Meeting — Recommendation of the Brighthouse Financial Board,” the Brighthouse Financial Board consulted with Brighthouse Financial’s management team, financial advisors and outside legal counsel and considered the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:
•
Premium to Market Price of the Common Stock. The Merger Consideration to be paid by Parent provides the holders of shares of Common Stock with the opportunity to receive a meaningful premium over the trading price of the Common Stock, including the fact that the Merger Consideration represents:

•
a 37.0% premium to the undisturbed price of $51.09 per share of Common Stock at closing on January 27, 2025, regarded by Brighthouse Financial as the last undisturbed closing price prior to the announcement of the Merger Agreement;

•	a 28.9% premium to the closing price of $54.29 per share of Common Stock on November 4, 2025;
•	a 3.8% premium over Brighthouse Financial’s all-time high of $67.46 per share of Common Stock on January 29, 2018;
•	an 11.2% premium over Brighthouse Financial’s then-current 52-week high of $62.97 per share of Common Stock on February 19, 2025;
•	a 61.4% premium over Brighthouse Financial’s then-current 52-week low of $43.36 per share of Common Stock on September 5, 2025;
•	a 30.6% premium over Brighthouse Financial’s undisturbed 52-week high of $53.61 per share of Common Stock on January 29, 2024;
•	a 71.7% premium over Brighthouse Financial’s undisturbed 52-week low of $40.78 per share of Common Stock on August 12, 2024;
•	a 43.9% premium over Brighthouse Financial’s 30-day volume-weighted average price as of January 27, 2025; and
•	a 40.7% premium over Brighthouse Financial’s 60-day volume-weighted average price as of January 27, 2025.
•
Certainty of Value to Stockholders. The fact that the Merger Consideration will be paid solely in cash, which will allow the holders of shares of Common Stock to realize, upon closing of the Merger, a certainty of value in light of the market, economic and other risks that arise from owning an equity interest in a public company.

•
Brighthouse Financial’s Business. The Brighthouse Financial Board’s understanding of Brighthouse Financial’s business, operations, financial condition, earnings, prospects and competitive position, and the nature of the industry in which Brighthouse Financial competes, including the short- and long- term risks, uncertainties and challenges facing Brighthouse Financial and the industry and the review by the Brighthouse Financial Board of the historical and projected future financial performance of Brighthouse Financial.

•	Financing. Considerations relating to the financing of the transactions contemplated by the Merger Agreement, including the following:
•	the fact that the receipt of financing by Parent is not a condition to the Merger, the closing, or Parent’s and Merger Sub’s obligations under the Merger Agreement;
•
the fact that, concurrently with the execution of the Merger Agreement, Aquarian Holdings entered into a debt commitment letter pursuant to which the third-party lenders party thereto committed to provide debt financing to Aquarian Holdings for the purpose of contributing such amounts to Parent to facilitate Parent’s acquisition of Brighthouse Financial through the Merger;

•
the fact that, concurrently with the execution of the Merger Agreement, Parent entered into an equity commitment letter pursuant to which Aquarian committed to provide equity financing to Parent to facilitate Parent’s acquisition of Brighthouse Financial through the Merger;

•
the fact that, concurrently with the execution of the Merger Agreement, Aquarian entered into an investment commitment letter pursuant to which Mubadala Capital, an asset manager affiliated with a large sovereign wealth fund, committed to provide financing to Aquarian, which increases the certainty of closing;

•
the fact that Brighthouse Financial is a third-party beneficiary of the rights granted to Parent under the equity commitment letter and to Aquarian under the investment commitment letter, in each case, for the purpose of seeking specific performance of the commitment party’s obligation to fund the commitment thereunder; and

•
the fact that under certain circumstances if Parent fails to consummate the closing when all other conditions to closing have been satisfied, Parent is required to pay to the Company a termination fee of approximately $225.5 million.

•	Terms of the Merger Agreement. Considerations relating to the terms of the Merger Agreement, including the following:
•
the belief of the Brighthouse Financial Board that the terms and conditions of the Merger Agreement, including, but not limited to, the representations, warranties and covenants of the parties and the conditions to closing, are reasonable and customary;

•
Parent’s commitment in the Merger Agreement to use its reasonable best efforts to consummate the Merger (subject to the terms and conditions of the Merger Agreement, including the absence of a Company Material Adverse Effect or Burdensome Condition);

•
the provisions of the Merger Agreement that allow the Outside Date of September 6, 2026 for completing the Merger to be automatically extended to December 6, 2026 if the Merger has not been completed by the initial Outside Date of September 6, 2026 because the required regulatory approvals have not been obtained;

•
the fact that the Merger Agreement does not preclude a third party from making an unsolicited proposal for a competing transaction with Brighthouse Financial and, under certain circumstances more fully described in the section titled “The Merger Agreement — Competing Proposals”:

•	Brighthouse Financial may furnish nonpublic information to and discuss the competing transaction with the third party;
•	the Brighthouse Financial Board may withdraw or modify its recommendations to holders of Common Stock regarding the Merger in response to an unsolicited proposal for a competing transaction; and
•
the Brighthouse Financial Board may terminate the Merger Agreement if it determines that the competing proposal is a Superior Proposal and that it would be inconsistent with the directors’ fiduciary duties not to terminate the Merger Agreement in order to accept the Superior Proposal;

•
the belief that the termination fee of approximately $143.5 million is reasonable and would not preclude other parties from making a Superior Proposal (as defined in the section “The Merger Agreement — Termination Fees and Expenses”) for Brighthouse Financial; and

•
the fact that the Brighthouse Financial Board is permitted to withhold, withdraw or modify its recommendation of the Merger in response to a Company Acquisition Proposal if the Brighthouse Financial Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law. See the section titled “The Merger Agreement — No Solicitation.”

•	Negotiation Process. The Brighthouse Financial Board considered, among other things:
•
the fact that, on January 28, 2025, the Financial Times published a news article that reported that the Brighthouse Financial Board was seeking to sell the Company and had engaged Goldman Sachs and Wells Fargo to serve as its financial advisors for that purpose, which gave any interested potential counterparty that had not otherwise been contacted in connection with Brighthouse Financial’s third-party solicitation process an opportunity to inquire about the process;

•
the fact that the Merger is the culmination of a process initiated by the Brighthouse Financial Board in early 2025, which included outreach to over 20 potential counterparties, executing confidentiality agreements with 16 of such parties and receiving proposals from 10 of such parties, and that at the conclusion of such process no other party had expressed willingness to make an offer in excess of the $70.00 per share of Common Stock that Parent has agreed to pay, as described under the section titled “— Background of the Merger”;

•
the conclusion reached by the Brighthouse Financial Board, after discussions with Brighthouse Financial’s management and financial advisors, as well as negotiations with Parent, that the Merger Consideration was likely the highest price per share that Parent was willing to pay and that the combination of public disclosure of the Merger Consideration and the ability to respond to unsolicited proposals for competing transactions (as further described in the section titled “The Merger Agreement — No Solicitation”) would likely result in a sale of Brighthouse Financial at the highest price per share that was reasonably attainable; and

•
the fact that the Brighthouse Financial Board held numerous meetings and met regularly to discuss and evaluate the strategic alternatives potentially available to Brighthouse Financial, as described under the section titled “— Background of the Merger.”

•
Opinion of Goldman Sachs. The financial analyses reviewed and discussed with the Brighthouse Financial Board by representatives of Goldman Sachs as well as the opinion of Goldman Sachs to the Brighthouse Financial Board dated November 6, 2025 that, as of such date, and based upon and subject to the various assumptions, qualifications and limitations set forth in its written opinion, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders of Common Stock.

•
Opinion of Wells Fargo. The financial analyses reviewed and discussed with the Brighthouse Financial Board by representatives of Wells Fargo as well as the opinion of Wells Fargo to the Brighthouse Financial Board dated November 5, 2025 that, as of such date, and based upon and subject to the various assumptions, qualifications and limitations set forth in its written opinion, the Merger Consideration to be paid to the holders of shares of Common Stock (other than Excluded Shares and Dissenting Shares (each as defined in the Merger Agreement)) in the Merger was fair, from a financial point of view, to such holders.

•	Likelihood of Closing. The likelihood that the transactions contemplated by the Merger Agreement, including the Merger, would be completed, based on, among other things:
•	the reasonable and customary conditions to Parent’s obligation to consummate the Merger as provided by the Merger Agreement (including the absence of a financing condition in the Merger Agreement);
•	the likelihood and anticipated timing of obtaining all required regulatory approvals in connection with the Merger;
•
Brighthouse Financial’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement, and to enforce specifically the terms of the Merger Agreement, as described under the section titled “The Merger Agreement — Specific Performance”;

•
the fact that Brighthouse Financial is a third-party beneficiary of the rights granted to Parent under the equity commitment letter and to Aquarian under the investment commitment letter, in each case, for the purpose of seeking specific performance of the commitment party’s obligation to fund the commitment thereunder;

•	the fact that the lenders to Aquarian Holdings are experienced and internationally recognized financial institutions; and
•	the Brighthouse Financial Board’s belief that the conditions to closing and the circumstances under which the Merger Agreement may be terminated are reasonable.
•
Appraisal Rights. The availability of appraisal rights to the holders of Common Stock who timely and properly exercise their rights under the DGCL, which rights provide the holders of Common Stock with the opportunity to have the Delaware Court of Chancery appraise the fair value of their Common Stock.

The Brighthouse Financial Board also considered and balanced the factors described above against potentially negative factors and risks associated with the Merger, including the following factors, which are not intended to be exhaustive and are not presented in any relative order of importance:
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No Stockholder Participation in Further Growth. The fact that Brighthouse Financial would no longer exist as an independent, publicly-traded company, and the holders of Common Stock would no longer participate in any future earnings or growth, or benefit from any potential future appreciation in value of, Brighthouse Financial.

•	Certainty of Closing. The fact that the Merger may not be completed in the time or manner currently anticipated or at all, including due to:
•	possible failure to obtain the regulatory approvals required for the closing of the Merger, including from U.S. insurance regulators in Delaware, New York and Massachusetts;
•	the risk that the holders of Common Stock may not approve the Merger;
•	the risk that legal proceedings could be instituted against Brighthouse Financial in connection with the Merger;
•	the fact that the Merger is subject to a number of closing conditions, some of which are outside of Brighthouse Financial’s control; and
•	the fact that an event, change or other circumstance may occur that could give rise to the right of one or both of the parties to terminate the Merger Agreement.
•
Timing of Closing. The amount of time it could take from the date the Merger Agreement was signed to obtain the regulatory approvals required for the closing of the Merger, including that an extended period of time may exacerbate the impact of other risks considered by the Brighthouse Financial Board described in this section of this proxy statement.

•
Burdensome Condition. The risk that a Governmental Authority may oppose or refuse to approve the Merger or impose conditions on Brighthouse Financial and Parent (or any of their affiliates) prior to approving the Merger, which conditions may constitute a Burdensome Condition under the terms of the Merger Agreement that would excuse Parent from consummating the Merger as described under the section titled “The Merger Agreement — Efforts to Complete the Merger.”

•
Impact of the Pendency of the Merger. The potential negative effect of the pendency of the Merger on Brighthouse Financial’s business, including on Brighthouse Financial’s credit and financial strength ratings and on Brighthouse Financial’s relationships with customers, suppliers, distributors, vendors, landlords, other business partners and employees, including the risk that key employees might not choose to remain employed with Brighthouse Financial prior to the consummation of the Merger, regardless of whether the Merger is consummated.

•
Disruption to Business Operations. The substantial time and effort of management required to consummate the Merger, which could disrupt Brighthouse Financial’s business operations and divert management’s attention from ongoing business operations and opportunities.

•
Interim Operating Covenants. The fact that restrictions on the conduct of Brighthouse Financial’s business prior to consummation of the Merger could delay or prevent Brighthouse Financial from undertaking business opportunities that arise pending consummation of the Merger, which opportunities might be lost to Brighthouse Financial if the Merger were not to be consummated.

•
Loss of Opportunity with Other Potential Counterparties. Terms of the Merger Agreement that, either individually or in combination, could discourage potential acquirors from making a competing proposal to acquire Brighthouse Financial, including the terms of the Merger Agreement placing certain limitations on the ability of Brighthouse Financial to solicit, encourage, initiate or knowingly facilitate the submission of any inquiry or the making of any proposal that constitutes, or would reasonably be expected to lead to, a takeover proposal or engage in or otherwise participate in any discussions or negotiations regarding, or furnish any material nonpublic information for the purpose of facilitating, a takeover proposal.

•
Termination Fee. The fact that, under certain circumstances, including if (i) Parent terminates the Merger Agreement because the Brighthouse Financial Board changes its recommendation or (ii) Brighthouse Financial terminates the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal, Brighthouse Financial would be required to pay Parent an approximately $143.5 million termination fee upon termination of the Merger Agreement (as further described in the section titled “The Merger — Termination Fees and Expenses”).

•	Costs. The substantial costs being incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.
•	Tax Treatment on the Common Stock. The fact that, because the Merger Consideration consists solely of cash, the transaction is taxable to holders of Common Stock.
•
Interests of Directors and Executive Officers. The fact that some of Brighthouse Financial’s directors and executive officers may have interests in the Merger that are different from, or in addition to, their interests as the holders of Common Stock (see the section titled “The Merger—Interests of Brighthouse Financial Directors and Executive Officers in the Merger”).

The foregoing discussion of the factors considered by the Brighthouse Financial Board is not intended to be exhaustive but, rather, summarizes the material information and factors considered by the Brighthouse Financial Board in its consideration of the Merger. In the course of the Brighthouse Financial Board making the determinations described in the section titled “The Special Meeting — Recommendation of the Brighthouse Financial Board,” the Brighthouse Financial Board did not quantify or assign relative weights to the factors considered, and individual members of the Brighthouse Financial Board may have given different weights to different factors. The Brighthouse Financial Board conducted an overall review of the factors described above, including discussions with Brighthouse Financial’s management team, financial advisors and outside legal counsel, and considered the factors overall to be favorable to, and to support, its determinations.
The foregoing discussion of the information and factors considered by the Brighthouse Financial Board is forward-looking in nature and should be read in light of the factors described in the section titled “Special Note Regarding Forward-Looking Statements.”
Opinions of Brighthouse Financial’s Financial Advisors
Opinion of Goldman Sachs
Brighthouse Financial has engaged Goldman Sachs & Co. LLC (“Goldman Sachs”) as financial advisor to Brighthouse Financial in connection with the Merger. As part of such engagement, the Brighthouse Financial Board requested that Goldman Sachs evaluate the fairness, from a financial point of view, to the holders of shares of Common Stock of the Merger Consideration to be received by such holders in the Merger. Goldman Sachs rendered its oral opinion on November 5, 2025, which was subsequently confirmed in writing by delivery of a written opinion, to the Brighthouse Financial Board that, as of November 6, 2025, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Common Stock.
The full text of the written opinion of Goldman Sachs, dated November 6, 2025, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Brighthouse Financial Board in connection with its consideration of the Merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of Common Stock should vote with respect to the Merger, or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
•	the Merger Agreement;
•	annual reports to stockholders and Annual Reports on Form 10-K of Brighthouse Financial for the year ended December 31, 2024 and the four prior fiscal years;
•	certain Current Reports on Form 8-K and Quarterly Reports on Form 10-Q of Brighthouse Financial;
•	certain other communications from Brighthouse Financial to its stockholders;
•	certain publicly available research analyst reports for Brighthouse Financial; and
•
certain internal financial analyses and forecasts for Brighthouse Financial prepared by its management, as approved for Goldman Sachs’ use by Brighthouse Financial, which are referred to as the “Prospective Financial Information,” as described in further detail in the section titled “—Certain Unaudited Prospective Financial Information of Brighthouse Financial.”

Goldman Sachs also held discussions with members of the management team of Brighthouse Financial regarding their assessment of the past and current business operations, financial condition and future prospects of Brighthouse Financial; reviewed the reported price and trading activity for the Common Stock; compared certain financial and stock market information for Brighthouse Financial with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the life insurance industry; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering this opinion, Goldman Sachs, with Brighthouse Financial’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Brighthouse Financial’s consent that the Prospective Financial Information was reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Brighthouse Financial. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Brighthouse Financial or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs is not an actuary and its services did not include any actuarial determination or evaluation by it or any attempt to evaluate actuarial assumptions and it relied on Brighthouse Financial’s actuaries with respect to reserve adequacy. In that regard, Goldman Sachs made no analysis of, and expressed no opinion as to, the adequacy of the reserves or the embedded value of Brighthouse Financial. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on Brighthouse Financial or on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs also assumed that the Merger will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of Brighthouse Financial to engage in the Merger or the relative merits of the Merger as compared to any strategic alternatives that may be available to Brighthouse Financial; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, to the holders (other than Parent and its affiliates) of Common Stock, as of the date of the opinion, of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Brighthouse Financial; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Brighthouse Financial or class of such persons, in connection with the Merger, whether relative to the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of Common Stock pursuant to the Merger Agreement or otherwise. Goldman Sachs’ opinion is necessarily based on economic, monetary market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the potential effects of volatility in the credit, financial and stock markets on Brighthouse Financial or Parent or the Merger, or as to the impact of the Merger on the solvency or viability of Brighthouse Financial or Parent or the ability of Brighthouse Financial or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
The following is a summary of the material financial analyses delivered by Goldman Sachs to the Brighthouse Financial Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 4, 2025, and is not necessarily indicative of current market conditions.
Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices for the Common Stock for the three-year period ended November 4, 2025. In addition, Goldman Sachs analyzed the consideration to be paid to holders of shares of Common Stock pursuant to the Merger Agreement in relation to (i) the closing price per share of Common Stock on January 27, 2025, the last trading day before the Financial Times reported a potential transaction involving Brighthouse Financial, (ii) the closing price per share of Common Stock on November 4, 2025, (iii) the all-time high price per share of Common Stock as of November 4, 2025, (iv) the 52-week high closing trading price per share of Common Stock as of November 4, 2025, (v) the 52-week low closing trading price per share of Common Stock as of November 4, 2025, (vi) the 52-week high closing trading price per share of Common Stock as of January 27, 2025, (vii) the 52-week low closing trading price per share of Common Stock as of January 27, 2025, (viii) the volume weighted average price (the “VWAP”) of the Common Stock for the preceding 30-trading day period ending January 27, 2025 and (ix) the VWAP of the Common Stock for the preceding 60-trading day period ending January 27, 2025.
This analysis indicated that the price per share of Common Stock to be paid to the holders of shares of Common Stock pursuant to the Merger Agreement represented:
•	a premium of 37.0% based on the closing price per share of Common Stock of $51.09 on January 27, 2025;
•	a premium of 28.9% based on the closing price per share of Common Stock of $54.29 on November 4, 2025;
•	a premium of 3.8% based on the all-time high price per share of Common Stock of $67.46 on January 29, 2018;
•	a premium of 11.2% based on the highest closing trading price per share of Common Stock of $62.97 for the 52-week period ending November 4, 2025;
•	a premium of 61.4% based on the lowest closing trading price per share of Common Stock of $43.36 for the 52-week period ending November 4, 2025;
•	a premium of 30.6% based on the highest closing trading price per share of Common Stock of $53.61 for the 52-week period ending January 27, 2025;
•	a premium of 71.7% based on the lowest closing trading price per share of Common Stock of $40.78 for the 52-week period ending January 27, 2025;
•	a premium of 43.9% based on the VWAP of $48.64 of the Common Stock for the preceding 30-trading day period ending January 27, 2025; and
•	a premium of 40.7% based on the VWAP of $49.77 of the Common Stock for the preceding 60-trading day period ending January 27, 2025.
Illustrative Dividend Discount Analysis. Using the Prospective Financial Information, Goldman Sachs performed an illustrative dividend discount analysis on Brighthouse Financial to derive a range of illustrative present values per share of Common Stock. Using the mid-period convention for discounting distributable cashflows and discount rates ranging from 11.40% to 14.40%, reflecting estimates of Brighthouse Financial’s cost of equity, Goldman Sachs discounted to present value, as of June 30, 2025, (x) distributable cash flows to holders of the Common Stock for the second half of fiscal year 2025 through 2027, as reflected in the Prospective Financial Information, and (y) a range of terminal values for Brighthouse Financial calculated by applying terminal year exit price to book value excluding accumulated other comprehensive income (“AOCI”) multiples ranging from 0.25x to 0.45x to a terminal year estimate of the book value (excl. AOCI) of Brighthouse Financial, as reflected in the Prospective Financial Information. The range of terminal year exit price to book value (excl. AOCI) multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical price to book value (excl. AOCI) multiples of Brighthouse Financial. Goldman Sachs derived such discount rates reflecting estimates of Brighthouse Financial’s cost of equity by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including a beta for Brighthouse Financial, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then divided the range of illustrative equity values it derived by the total number of Brighthouse Financial’s diluted shares outstanding. This analysis resulted in an implied value per share of Common Stock as of June 30, 2025 (based on the total number of Brighthouse Financial’s diluted shares outstanding as of November 4, 2025, which was comprised of Brighthouse Financial’s Common Stock, RSUs, PSUs and options as provided by Brighthouse Financial’s management and approved for use by Goldman Sachs (“Company Diluted Shares Outstanding”)) of $30.40 to $52.57.
Illustrative Present Value of Future Share Price Analysis. Using the Prospective Financial Information, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Common Stock. For this analysis, Goldman Sachs first calculated an implied range of theoretical future values per share of Common Stock as of June 30, 2025, for each of the fiscal years 2025 through 2027, by applying a range of multiples of illustrative price to book value (excl. AOCI) of 0.25x to 0.45x to estimates of Brighthouse Financial’s projected book value (excl. AOCI) per share of Common Stock for each of the fiscal years 2025 through 2027 (based on the total number of Company Diluted Shares Outstanding as of December 31 of each year per the Prospective Financial Information). This range of illustrative price to book value (excl. AOCI) multiples was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical price to book value (excl. AOCI) multiples of Brighthouse Financial.

As the Prospective Financial Information did not project any dividend distributions during the relevant period, no dividends were added to the implied future equity values per share of Common Stock. Goldman Sachs then discounted these values to June 30, 2025, using an illustrative discount rate of 12.90%, reflecting the midpoint of Goldman Sachs’ range of estimates of Brighthouse Financial’s cost of equity. Goldman Sachs derived such discount rate by application of CAPM, which requires certain company-specific inputs, including a beta for Brighthouse Financial, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values per share of Common Stock of $28.11 to $63.27.
Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to the following selected transactions in the life insurance industry since 2016. For each of the selected transactions, Goldman Sachs calculated and compared the implied equity value of the applicable target company based on the consideration paid in the transaction as a multiple of the target company’s book value (excl. AOCI) (a “P/BV (excl. AOCI) Multiple”) based on information in public filings, press releases and investor relations documents. While none of the companies that participated in the selected transactions are directly comparable to Brighthouse Financial, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of Brighthouse Financial’s results, market sizes and product profile.
The following table presents the results of this analysis:

Selected Transactions
Announcement Date	Acquiror	Target	P/BV (excl. AOCI)
Retail Platforms

October 2023	Prosperity Life Group	National Western Life Group, Inc.	0.70x

July 2023	Brookfield Reinsurance Ltd.	American Equity Investment Life Holding Company	0.89x

August 2021	Brookfield Asset Management Reinsurance Partners Ltd.	American National Group, Inc.	0.78x

March 2021	Apollo Global Management, Inc.	Athene Holding Ltd	0.89x

January 2021	Massachusetts Mutual Life Insurance Company	Great American Life Insurance Company	1.22x

July 2020	KKR & Co. Inc.	Global Atlantic Financial Group Limited	1.00x

Transactions with Significant Exposure to Legacy Liabilities / Platforms in Runoff

December 2017	Cornell Capital LLC-Led Consortium	Talcott Resolution Life Insurance Company (The Hartford Financial Services Group, Inc.)	0.32x

October 2016	China Oceanwide Holdings Group Co., Ltd.	Genworth Financial, Inc. (Terminated)	0.27x

Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of P/BV (excl. AOCI) multiples of 0.27x to 1.22x (representing the low and high, respectively, of the implied P/BV (excl. AOCI) multiples calculated for the transactions above) to Brighthouse Financial’s book value of $8.231 billion as of June 30, 2025, per Brighthouse Financial’s public filings, and the total number of Company Diluted Shares Outstanding to derive a reference range of implied values per share of Common Stock of $37.96 to $171.53.
Premia Paid Analysis. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced from January 1, 2015 through November 4, 2025, involving a public company based in the United States, Canada or Bermuda as the target where the disclosed enterprise values for the transaction were between

$1.0 billion and $10.0 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in the 706 transactions relative to the target’s last undisturbed closing stock price prior to announcement of the Merger. This analysis indicated a median premium of 20.9% across the period. This analysis also indicated a 25th percentile premium of 9.7% and 75th percentile premium of 43.4% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 9.7% to 43.4% to the undisturbed closing price per share of Common Stock of $51.09 as of January 27, 2025, and calculated a range of implied equity values per share of Common Stock of $56.03 to $73.28.
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Brighthouse Financial or the contemplated transaction.
Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to the Brighthouse Financial Board as to the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Common Stock, as of the date hereof, of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Brighthouse Financial, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.
The Merger Consideration was determined through arm’s-length negotiations between Brighthouse Financial and Parent and was approved by the Brighthouse Financial Board. Goldman Sachs provided advice to Brighthouse Financial during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Brighthouse Financial or the Brighthouse Financial Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.
As described above, Goldman Sachs’ opinion to the Brighthouse Financial Board was one of many factors taken into consideration by the Brighthouse Financial Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.
Goldman Sachs and its affiliates (collectively, “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Brighthouse Financial, Parent, any of their respective affiliates and third parties, including Aquarian Holdings, an affiliate of Aquarian, and Mubadala Capital, an indirect financing provider of Parent, and any of their respective affiliates and, as applicable, portfolio companies (collectively, “Relevant Entities”) or any currency or commodity that may be involved in the transaction contemplated by the Merger Agreement. Goldman Sachs Investment Banking has an existing lending relationship with Brighthouse Financial and with Mubadala Capital or its majority owned subsidiaries (excluding, if applicable, portfolio companies) or funds thereof. Goldman Sachs acted as financial advisor to Brighthouse Financial in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the Merger Agreement.
During the two-year period ended November 5, 2025, Goldman Sachs Investment Banking has not been engaged by Brighthouse Financial or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended November 5, 2025, Goldman Sachs Investment Banking has not been engaged by Aquarian Holdings or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. As of November 5, 2025, Goldman Sachs Investment Banking was not (x) mandated by Aquarian Holdings and/or its Relevant Entities to provide to any such person financial advisory and/or underwriting services or (y) soliciting Aquarian Holdings and/or its Relevant Entities to work on financial advisory and/or underwriting matters for any such persons on which it had not been mandated. Goldman Sachs has provided certain financial advisory and/or underwriting services to Mubadala Capital and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner in connection with a bank loan to K-MAC Holdings Corp, a portfolio company of Mubadala Capital, in February 2024; as bookrunner in connection with a bank loan to Apex Group Ltd., a portfolio company of Mubadala Capital, in August 2024; as bookrunner in connection with a bank loan to K-MAC Holdings Corp, a portfolio company of Mubadala Capital, in January 2025; as bookrunner in connection with a bank loan to Apex Group Ltd., a portfolio company of Mubadala Capital, in February 2025; as bookrunner in connection with a bank loan to K-MAC Holdings Corp, a portfolio company of Mubadala Capital, in July 2025; as financial advisor to CI Financial Corp, a portfolio company of Mubadala Capital, in connection with its pending acquisition of Stanhope Capital announced in September 2025; and as financial advisor to CI Financial Corp, a portfolio company of Mubadala Capital, in connection with its pending acquisition of Stonehage Fleming announced in September 2025. During the two-year period ended November 5, 2025, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Mubadala Capital and/or its affiliates and portfolio companies of approximately $19 million. As of November 5, 2025, Goldman Sachs Investment Banking was mandated by Mubadala Capital and/or its affiliates and portfolio companies to provide financial advisory services and/or underwriting services unrelated to the Merger with respect to one or more matters and, if all such matters were to be consummated, Goldman Sachs currently expects that it would recognize compensation in an aggregate amount less than the transaction fee expected in connection with the Merger. As of November 5, 2025, Goldman Sachs Investment Banking was not soliciting Mubadala Capital and/or its affiliates and portfolio companies to work on financial advisory and/or underwriting matters for any such persons on which it has not been mandated. Goldman Sachs has also provided and may in the future provide certain financial advisory and/or underwriting services to the government of Abu Dhabi, the majority owner of Mubadala Capital, and/or its agencies and instrumentalities and their respective affiliates from time to time for which Goldman Sachs has recognized, and may recognize, compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Relevant Entities and their respective affiliates and/or as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation.
As of November 5, 2025, Goldman Sachs Affiliated Entities had (i) no direct GS Principal Investment (as defined below) in Brighthouse Financial and/or its affiliates, (ii) no direct GS Principal Investment in Aquarian Holdings and/or its Related Entities (as defined below), (iii) an aggregate direct GS Principal Investment of approximately $210 million in Mubadala Capital and/or its Related Entities and (iv) no direct GS Principal Investment in Parent. As of November 5, 2025, funds managed by affiliates of Goldman Sachs Investment Banking were co-invested with Mubadala Capital and/or its affiliates and invested in equity interests of funds managed by affiliates of Mubadala Capital. Such funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, Aquarian Holdings, Mubadala Capital and/or their respective affiliates or funds managed thereby in the future. As of November 5, 2025, funds managed by affiliates of Goldman Sachs Investment Banking were not co-invested with Aquarian Holdings and/or its affiliates and Goldman Sachs Affiliated Entities are not invested in equity interests of funds managed by affiliates of Aquarian Holdings. Such funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, Aquarian Holdings and/or its affiliates or funds managed thereby in the future.
On the public side of Goldman Sachs’ informational wall (the “Public Side”) and in the ordinary course of its various business activities, Goldman Sachs Affiliated Entities may also own equity securities in the Relevant Entities, and/or their respective affiliates, and/or as applicable, portfolio companies, arising from engaging in market making, trade execution, clearing, custody, margin lending and other similar financing transactions, securities lending and related activities (including by acting as agent for third parties executing their transactions or as principal supplying liquidity to market participants, and any related hedging, other risk management or inventory management) (collectively, “Market Making Activities”), which positions change frequently. Regulatory, informational and operational barriers separate the Public Side from Goldman Sachs Investment Banking.
For purposes of this section of the proxy, (x) Goldman Sachs relied on its books and records to (i) unless otherwise indicated, calculate all amounts and (ii) determine whether an entity is an affiliate, portfolio company, subsidiary or majority-owned subsidiary of another entity and (y) the following terms have the definitions set forth below:
As used in this section, “GS Principal Investments” (including any associated commitments) are (i) direct balance sheet investments in equity interests or equity securities held by Goldman Sachs Affiliated Entities for its own account or (ii) direct investments in equity interests held by a fund managed by a Goldman Sachs Affiliated Entity which fund is primarily for the benefit of Goldman Sachs Affiliated Entities and/or its current and former employees and not third-party clients. GS Principal Investments do not include equity interests arising from Market Making Activities, equity derivatives, convertible debt instruments or warrants or equity kickers received in connection with senior secured loans, mezzanine loans, warehouse loans, preferred equity with a fixed rate of return or other similar types of financing transactions (which may also be subject to hedging or other risk-mitigating instruments). GS Principal Investments also do not include investments by funds managed by Goldman Sachs Affiliated Entities, which funds are almost entirely for the benefit of third-party clients (“GS Client Funds”), and which funds can co-invest alongside, and/or make Investments in, the Relevant Entities or their respective Related Entities. As investment managers for GS Client Funds, Goldman Sachs Affiliated Entities are required to fulfill a fiduciary responsibility to GS Client Funds in making decisions to purchase, sell, hold or vote on, or take any other action with respect to, any financial instrument.

As used in this section, “Related Entities” are, as applicable, a person or entity’s subsidiaries, affiliates, portfolio companies and/or funds managed thereby.
The Brighthouse Financial Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated January 16, 2025, Brighthouse Financial engaged Goldman Sachs to act as its financial advisor in connection with the Merger. The engagement letter between Brighthouse Financial and Goldman Sachs provides for a transaction fee that is estimated at approximately $41 million, all of which is contingent upon consummation of the Merger. In addition, Brighthouse Financial has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Opinion of Wells Fargo
Brighthouse Financial has engaged Wells Fargo Securities, LLC (“Wells Fargo”) as financial advisor to Brighthouse Financial in connection with the Merger. As part of such engagement, the Brighthouse Financial Board requested that Wells Fargo evaluate the fairness, from a financial point of view, to the holders of shares of Common Stock of the Merger Consideration to be received by such holders in the Merger. On November 5, 2025, at a meeting of the Brighthouse Financial Board held to evaluate the Merger, Wells Fargo rendered an oral opinion to the Brighthouse Financial Board, which was subsequently confirmed in writing by delivery of a written opinion to the Brighthouse Financial Board dated November 5, 2025, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Wells Fargo in preparing the opinion, the Merger Consideration to be paid to the holders of shares of Common Stock (other than Excluded Shares and Dissenting Shares (each as defined in the Merger Agreement)) in the Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Wells Fargo, dated November 5, 2025, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Wells Fargo in preparing the opinion, is attached as Annex C to this proxy statement. The summary of the opinion of Wells Fargo set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Wells Fargo’s written opinion was for the information and use of the Brighthouse Financial Board (in its capacity as such) in connection with its evaluation of the Merger Consideration in the Merger from a financial point of view and did not address any other aspect or implication (financial or otherwise) of the Merger. Wells Fargo expressed no opinion as to the fairness of any consideration paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of Brighthouse Financial and did not address the underlying business decision of the Brighthouse Financial Board or Brighthouse Financial to proceed with or effect the Merger. Wells Fargo’s opinion does not constitute advice or a recommendation to any stockholder of Brighthouse Financial or any other person as to how to vote or act on any matter relating to the Merger or any other matter.
In preparing its opinion, Wells Fargo:
•	reviewed a draft, dated November 5, 2025, of the Merger Agreement;
•	reviewed certain publicly available business and financial information relating to Brighthouse Financial and the industries in which it operates;
•
compared the financial and operating performance of Brighthouse Financial with publicly available information concerning certain other companies that Wells Fargo deemed relevant, and compared current and historic market prices of the Common Stock with similar data for such other companies;

•	compared the proposed financial terms of the Merger with the publicly available financial terms of certain other business combinations that Wells Fargo deemed relevant;
•
reviewed certain internal financial analyses and forecasts for Brighthouse Financial (the “Prospective Financial Information,” as described in further detail in the section titled “—Certain Unaudited Prospective Financial Information of Brighthouse Financial”) prepared by the management of Brighthouse Financial;

•
discussed with the management of Brighthouse Financial regarding certain aspects of the Merger, the business, financial condition and prospects of Brighthouse Financial, the effect of the Merger on the business, financial condition and prospects of Brighthouse Financial and certain other matters that Wells Fargo deemed relevant; and

•	considered such other financial analyses and investigations and such other information Wells Fargo deemed relevant.

In giving its opinion, Wells Fargo assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with Wells Fargo by Brighthouse Financial or otherwise reviewed by Wells Fargo. Wells Fargo did not independently verify any such information, and pursuant to the terms of Wells Fargo’s engagement by Brighthouse Financial, Wells Fargo did not assume any obligation to undertake any such independent verification. In relying on the Prospective Financial Information, Wells Fargo assumed it had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of management as to the future performance and financial condition of Brighthouse Financial. Wells Fargo expressed no view or opinion with respect to the Prospective Financial Information or the assumptions upon which it was based. Wells Fargo assumed any representations and warranties made by Brighthouse Financial and Parent in the Merger Agreement or in other agreements relating to the Merger were true and accurate in all respects that are material to Wells Fargo’s analyses and that Brighthouse Financial will have no exposure for indemnification pursuant to the Merger Agreement or such other agreements that would be material to Wells Fargo’s analyses.
Wells Fargo also assumed that the Merger would have the tax consequences described in discussions with, and materials provided to Wells Fargo by, Brighthouse Financial and its representatives. Wells Fargo also assumed, in the course of obtaining any regulatory or third-party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Brighthouse Financial or the contemplated benefits of the Merger. Wells Fargo further assumed the Merger would be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement thereof that would be material to Wells Fargo’s analyses or opinion and that the final form of the Merger Agreement would not differ from the draft reviewed by Wells Fargo in any respect material to Wells Fargo’s analyses or opinion. Wells Fargo made no analyses of, and expressed no opinion as to, the adequacy of the reserves, the long-term business provision and claims outstanding or the embedded value of Brighthouse Financial. In addition, Wells Fargo did not make any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of Brighthouse Financial, nor was Wells Fargo furnished with any such evaluations or appraisals. Wells Fargo did not evaluate the solvency of Brighthouse Financial under any state or federal laws relating to bankruptcy, insolvency or similar matters. Wells Fargo further assumed that the final form of the Merger Agreement, when executed by the parties thereto, would conform to the draft reviewed by Wells Fargo in all respects material to its analyses and opinion.
Wells Fargo’s opinion only addressed the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of shares of Common Stock (other than Excluded Shares and Dissenting Shares) in the Merger and Wells Fargo expressed no opinion as to the fairness of any consideration paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of Brighthouse Financial. Furthermore, Wells Fargo expressed no opinion as to any other aspect or implication (financial or otherwise) of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Merger Consideration or otherwise. Furthermore, Wells Fargo did not express any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and Wells Fargo relied upon the assessments of Brighthouse Financial and its advisors with respect to such advice.
Wells Fargo’s opinion was necessarily based upon information made available to Wells Fargo as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on such date. Wells Fargo did not express any view or opinion as to any potential effects on Brighthouse Financial or the Merger (including the contemplated benefits thereof) of volatility in the credit, financial and stock markets and the industry in which Brighthouse Financial operates. Wells Fargo did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of Wells Fargo’s opinion, notwithstanding that any such subsequent developments may affect such opinion. Wells Fargo’s opinion did not address the relative merits of the Merger as compared to any alternative transactions or strategies that might be available to Brighthouse Financial, nor did it address the underlying business decision of the Brighthouse Financial Board or Brighthouse Financial to proceed with or effect the Merger. Wells Fargo expressed no opinion as to the price at which the Common Stock may be traded at any time.
The terms of the Merger Agreement, including the Merger Consideration, were determined through arm’s-length negotiations between Brighthouse Financial and Parent, and the decision to enter into the Merger Agreement was solely that of the Brighthouse Financial Board. Wells Fargo’s opinion and financial analyses were only one of the many factors considered by the Brighthouse Financial Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Brighthouse Financial Board or the management of Brighthouse Financial with respect to the Merger or the Merger Consideration.

Financial Analyses
The summary of the financial analyses described below under this heading “The Merger — Opinions of Brighthouse Financial’s Financial Advisors — Opinion of Wells Fargo — Financial Analyses” is a summary of the material financial analyses utilized by Wells Fargo and reviewed with the Brighthouse Financial Board in connection with Wells Fargo’s opinion, dated November 5, 2025. The order of the analyses summarized below does not represent relative importance or weight given to those analyses by Wells Fargo. The following summary of the material financial analyses utilized by Wells Fargo does not purport to be a complete description of the analyses or data provided by Wells Fargo. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Wells Fargo, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Wells Fargo’s financial analyses.
The estimates of the future financial performance in the “Selected Companies Analysis” and the “Selected Transactions Analysis” listed below were based on public filings, including SEC, state regulatory and foreign filings and research estimates for those companies, and the estimates of the future financial performance of Brighthouse Financial relied upon for the financial analyses described below were based on the Prospective Financial Information.
Selected Companies Analysis
Wells Fargo reviewed certain data for selected companies with publicly traded equity securities that Wells Fargo deemed relevant. None of the selected companies used in Wells Fargo’s analysis is identical to Brighthouse Financial. The selected companies were selected by Wells Fargo because they were deemed comparable to Brighthouse Financial in one or more respects, including, among other things, products and services offered, customers, end-markets and financial performance.
Using publicly available information, Wells Fargo calculated multiples of each selected company’s trading price per share of such company’s common stock as of November 4, 2025 (or June 25, 2025, in the case of Corebridge Financial, Inc.) to (i) adjusted book value (excluding AOCI) per diluted share of such company outstanding, each as of the second quarter of 2025 and (ii) estimated next 12 months earnings per diluted share of such company as of November 4, 2025.
The selected companies considered in this analysis were:

Company	Price to adjusted book value (excluding AOCI)	Price to estimated next 12 months earnings per diluted share
Corebridge Financial, Inc.	0.85x	6.2x
Jackson Financial Inc.	0.67x	4.3x
Lincoln National Corporation	0.57x	5.0x

Taking into account the results of the selected companies analysis, Wells Fargo applied (i) a multiple range of 0.35x to 0.55x to Brighthouse Financial’s adjusted book value (excluding AOCI) per diluted share of Common Stock outstanding as of November 4, 2025 as provided by Brighthouse Financial’s management and (ii) a multiple range of 2.50x to 4.50x to Brighthouse Financial’s estimated next 12 months earnings from the second quarter of 2025 based on the Prospective Financial Information and the average diluted shares of Common Stock outstanding from the third quarter of 2025 through the second quarter of 2026 as provided by Brighthouse Financial’s management, in each case, based on the Prospective Financial Information and Wells Fargo’s professional judgment and experience. These analyses indicated approximate implied equity value per share of Common Stock reference ranges for Brighthouse Financial of (i) $49.21 to $77.26 and (ii) $41.95 to $75.45, respectively, which were then compared to the Merger Consideration of $70.00 per share of Common Stock.
Selected Transactions Analysis
Wells Fargo considered certain financial terms of certain transactions involving target companies that Wells Fargo deemed relevant. The selected transactions were selected because they involved target companies that were similar to Brighthouse Financial in one or more respects.

The selected transactions considered in this analysis were:

Date Announced	Acquiror	Target	Deal value to book value (excluding AOCI)
Transactions with Significant Exposure to Legacy Liabilities / Platforms in Runoff:
December 2017	Cornell Capital LLC-Led Consortium	Talcott Resolution Life Insurance Company (The Hartford Financial Services Group, Inc.)	0.32x

October 2016	China Oceanwide Holdings Group Co., Ltd.	Genworth Financial, Inc. (Terminated)	0.27x

Retail Platform Transactions
October 2023	Prosperity Life Group	National Western Life Group, Inc.	0.70x

July 2023	Brookfield Reinsurance Ltd.	American Equity Investment Life Holding Company	0.89x

August 2021	Brookfield Asset Management Reinsurance Partners Ltd.	American National Group, Inc.	0.78x

March 2021	Apollo Global Management, Inc.	Athene Holding Ltd.	0.89x

January 2021	Massachusetts Mutual Life Insurance Company	Great American Life Insurance Company	1.22x

July 2020	KKR & Co. Inc.	Global Atlantic Financial Group Limited	1.00x

None of the selected transactions reviewed was identical to the Merger and evaluation of the results of those analyses is not entirely mathematical. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of Wells Fargo’s analysis, may be considered similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the Merger.
Wells Fargo calculated, for each of the selected transactions, the ratio of the deal value of the transaction to such target company’s book value (excluding AOCI) at or prior to transaction announcement. Taking into account the results of the selected transactions analysis, Wells Fargo applied a multiple range of 0.30x to 0.50x to Brighthouse Financial’s adjusted book value (excluding AOCI) as of the second quarter of 2025 per diluted share of Common Stock outstanding as of November 4, 2025 as provided by Brighthouse Financial’s management. This analysis indicated an approximate implied equity value per share of Common Stock reference range for Brighthouse Financial of $42.18 to $70.25, which was then compared to the Merger Consideration of $70.00 per share of Common Stock.
Dividend Discount Analysis
Wells Fargo performed a dividend discount analysis for Brighthouse Financial for the purpose of determining an implied equity value per share for the Common Stock. Wells Fargo recorded Brighthouse Financial’s projected capital return to the holders of shares of Common Stock for the last two quarters of the fiscal year ending December 31, 2025 through the full fiscal year ending December 31, 2027, based on the Prospective Financial Information. Wells Fargo calculated a range of terminal values for Brighthouse Financial as of December 31, 2027, by applying a range of terminal multiples of 0.30x to 0.50x to Brighthouse Financial’s projected adjusted book value (excluding AOCI) as of December 31, 2027, based on the Prospective Financial

Information. Wells Fargo then discounted the projected capital return estimates and the range of the terminal values to present value as of June 30, 2025, using discount rates ranging from 12.00% to 15.00%. This analysis indicated an approximate implied equity value per share of Common Stock reference range for Brighthouse Financial of $34.73 to $56.92, which was then compared to the Merger Consideration of $70.00 per share of Common Stock.
Miscellaneous
The foregoing summary does not purport to be a complete description of the analyses or data presented by Wells Fargo. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Wells Fargo believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, implied reference ranges from any particular analysis, combination of analyses or as otherwise described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of Wells Fargo with respect to the actual value of Brighthouse Financial. In arriving at its opinion, Wells Fargo did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, Wells Fargo considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses utilized by Wells Fargo are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Wells Fargo’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Brighthouse Financial and the transactions compared to the Merger.
Wells Fargo is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo is an internationally recognized investment banking firm which is regularly engaged in providing financial advisory services in connection with mergers and acquisitions. Brighthouse Financial selected Wells Fargo as its financial advisor in connection with the Merger because of its qualifications, reputation and experience generally.
For services rendered in connection with the Merger, Brighthouse Financial has agreed to pay Wells Fargo an aggregate fee currently estimated to be approximately $41 million, of which approximately $5 million was payable upon the announcement of the Merger and approximately $36 million is contingent upon consummation of the Merger. In addition, Brighthouse Financial has agreed to reimburse Wells Fargo for certain expenses, including certain fees and disbursements of counsel, and to indemnify Wells Fargo and certain related parties for certain liabilities and other items, including liabilities under federal securities laws, arising out of Wells Fargo’s engagement.
As Wells Fargo informed the Brighthouse Financial Board in connection with Wells Fargo’s engagement, during the two years preceding the date of Wells Fargo’s opinion, Wells Fargo and its affiliates have had investment and/or commercial banking relationships with Brighthouse Financial, for which Wells Fargo and such affiliates received customary compensation. During the two-year period from September 2023 to September 2025, Wells Fargo and its affiliates received aggregate fees of less than $5 million from Brighthouse Financial for the services described above. Wells Fargo and its affiliates also are an agent and a lender under one or more credit facilities of Brighthouse Financial. In addition, as of October 6, 2025, Wells Fargo and its affiliates held, on a proprietary basis, less than 1% of the outstanding shares of the Common Stock. During the two years preceding the date of Wells Fargo’s opinion, neither Wells Fargo nor its affiliates have had material investment, commercial banking or financial advisory relationships with Aquarian Holdings, an affiliate of Aquarian. As Wells Fargo informed the Brighthouse Financial Board in connection with Wells Fargo’s engagement, during the two years preceding the date of Wells Fargo’s opinion, Wells Fargo and its affiliates have had investment and/or commercial banking relationships with Mubadala Capital and its affiliates, for which Wells Fargo and its affiliates received customary compensation. During the two-year period from September 2023 to September 2025, Wells Fargo and its affiliates received aggregate fees of less than $50 million from Mubadala Capital and its affiliates for the services described above. Wells Fargo and its affiliates also are an agent and a lender under one or more credit facilities of Mubadala Capital. In the ordinary course of business, Wells Fargo and its affiliates trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of Brighthouse Financial, Aquarian Holdings and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

Certain Unaudited Prospective Financial Information of Brighthouse Financial
Brighthouse Financial does not, as a matter of course, make public forecasts or projections of its results of operations for extended periods, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates involved in generating such projections. As a result, Brighthouse Financial does not endorse projections or other unaudited prospective financial information as a reliable indication of future results. However, in connection with the Brighthouse Financial Board’s evaluation of a potential transaction, Brighthouse Financial’s management provided certain unaudited prospective financial information for fiscal years 2025 through 2027 (the “Prospective Financial Information”).
The Prospective Financial Information was not prepared with a view to public disclosure and is included in this proxy statement only because such information was (i) made available to Parent and certain of its representatives in connection with Parent’s due diligence review of Brighthouse Financial and (ii) provided to the Brighthouse Financial Board in connection with its evaluation of the Merger Agreement and the transactions contemplated thereby (including the Merger). The Prospective Financial Information was also provided to Brighthouse Financial’s financial advisors, Goldman Sachs and Wells Fargo, for their use and reliance in connection with their financial analyses and opinions as described in the section titled “— Opinions of Brighthouse Financial’s Financial Advisors.”
The Prospective Financial Information was not prepared with a view to compliance with U.S. Generally Accepted Accounting Principles (“GAAP”). Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures, as used in the Prospective Financial Information, may not be comparable to similarly titled amounts used by other companies or persons. Financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination are excluded from the definition of non-GAAP financial measures and therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, Brighthouse Financial has not provided a reconciliation of the financial measures included in the Prospective Financial Information.
In addition, the Prospective Financial Information was not prepared with a view to compliance with the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Brighthouse Financial’s independent registered public accounting firm, nor any other independent accounting firm, has audited, reviewed, compiled, examined or performed any procedures with respect to the Prospective Financial Information, nor has any such firm expressed any opinion or any other form of assurance on such information, and no such firm assumes any responsibility for, and expresses no opinion on, the Prospective Financial Information.

($ in millions)	2025E	2026E	2027E
Total Revenues(1)	$8,631	$8,401	$7,923
Total Expenses(1)	7,369	7,227	6,940
Net Income (Loss) Available To Shareholders(2)	$(10)	$105	$(308)
Provision For Income Tax Expense (Benefit) On Reconciling Adjustments	(255)	(206)	(277)
Income (Loss) Available To Shareholders Before Provision for Income Tax On Reconciling Adjustments(3)	$(265)	$(101)	$(585)
Net Investment Gains (Losses)	152	100	100
Net Derivative Gains (Losses)	32	623	830
Change In Market Risk Benefits	1,018	259	388
Market Value Adjustments	10	—	—
Adjusted Earnings(1)	$947	$880	$734

(1)
Adjusted earnings is a financial measure used by management to evaluate performance and facilitate comparisons to industry results. The following items are excluded from total revenues in calculating adjusted earnings: (i) Net investment gains (losses), (ii) Investment gains (losses) on trading securities measured at estimated fair value through net investment income and (iii) Net derivative gains (losses), excluding earned income and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment. The following items are excluded from total expenses in calculating adjusted earnings: (i) Change in Market Risk Benefits and (ii) Change in fair value of the crediting rate on experience-rated contracts (“Market Value Adjustments”). Adjusted earnings in this table is reflected on an after-tax basis.

(2)
The term “net income (loss) available to shareholders” refers to net income (loss) available to holders of shares of Common Stock on an after-tax basis. The components of Income (loss) available to shareholders before provision for income tax are (i) Change in Market Risk Benefits, (ii) Net investment gains (losses), (iii) Net derivative gains (losses), excluding investment hedge adjustments, (iv) Market Value Adjustments, (v) provision for income tax expense (benefit) with respect to items (i), (ii), (iii) and (iv), and (vi) Post-tax adjusted earnings (loss), less net income (loss) attributable to noncontrolling interests and preferred stock dividends.

(3)
“Income (loss) available to shareholders before provision for income tax on reconciling adjustments” is comprised of net income (loss) available to shareholders adjusted to exclude the provision for income tax expense with respect to reconciling adjustments between adjusted earnings and net income (loss) available to shareholders.

The Prospective Financial Information prepared by Brighthouse Financial’s management and included in this proxy statement is subjective. The inclusion of the Prospective Financial Information in this proxy statement should not be regarded as an indication that Brighthouse Financial, Parent or any of their respective affiliates, advisors or representatives or any other persons have considered the Prospective Financial Information to be predictive of actual future events, and the Prospective Financial Information should not be relied upon as such. This summary of Prospective Financial Information is not being included in this proxy statement to influence your decision whether to vote in favor of the Merger Proposal, the Compensation Proposal, the Adjournment Proposal or any other proposal that may be voted upon at the Special Meeting, and you are cautioned not to place undue reliance on this information.
Although this summary of the Prospective Financial Information is presented with numerical specificity, the projections reflect numerous variables, assumptions and estimates as to future events made by Brighthouse Financial’s management that our management believed were reasonable at the time the Prospective Financial Information was prepared, taking into account the relevant information available to Brighthouse Financial’s management at the time. Important factors that may affect actual results and cause projections in the Prospective Financial Information to not be achieved include, but are not limited to, risks and uncertainties relating to the business of Brighthouse Financial (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory and competitive environment, general business and economic conditions and other risk factors referenced in the section titled “Special Note Regarding Forward Looking Statements.” Various assumptions underlying the Prospective Financial Information may not prove to have been, or may no longer be, accurate. The projections in the Prospective Financial Information may not be realized, and actual results may be significantly higher or lower than projected in the Prospective Financial Information. The Prospective Financial Information summarized above does not account for the effects of the Merger. The Prospective Financial Information also reflects assumptions as to certain business strategies or plans that are subject to change. The Prospective Financial Information does not take into account any circumstances or events occurring after the date they were prepared. The Prospective Financial Information covers multiple years, and such information by its nature becomes less predictive with each successive year.
Except to the extent required by applicable federal securities laws, Brighthouse Financial does not intend to, and expressly disclaims any responsibility for, updating or otherwise revising the Prospective Financial Information to reflect (i) circumstances existing after the date when the Prospective Financial Information was prepared or (ii) the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Prospective Financial Information is shown to be inappropriate. By including in this proxy statement a summary of the Prospective Financial Information, neither Brighthouse Financial, Parent or any of their respective affiliates, advisors or representatives or any other persons make any representation to any person regarding the ultimate performance of Brighthouse Financial compared to the information contained in such financial forecasts, and should not be read to require such persons to do so.
Interests of Brighthouse Financial Directors and Executive Officers in the Merger
Brighthouse Financial’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Brighthouse Financial stockholders generally. You should keep this in mind when considering the recommendation of the Brighthouse Financial Board “FOR” the Merger Proposal. The members of the Brighthouse Financial Board were aware of these interests and considered them at the time they approved the Merger Agreement and in recommending that holders of shares of Common Stock adopt the Merger Agreement. These interests may include the following, among others in the section of this proxy statement titled “The Merger — Merger-Related Compensation for Brighthouse Financial Named Executive Officers.”:
Brighthouse Financial’s current executive officers (the “executive officers”) are as follows:

Name	Position
Eric T. Steigerwalt	President and Chief Executive Officer
Edward A. Spehar	Executive Vice President and Chief Financial Officer
Vonda R. Huss	Executive Vice President and Chief Human Resources Officer
Myles J. Lambert	Executive Vice President and Chief Operating Officer
Allie Lin	Executive Vice President and General Counsel
John L. Rosenthal	Executive Vice President and Chief Investment Officer

Brighthouse Financial’s current non-employee directors (the “directors”) are as follows:

Name
C. Edward Chaplin
Stephen C. Hooley
Michael J. Inserra
Carol D. Juel
Eileen A. Mallesch
Diane E. Offereins
Paul M. Wetzel
Lizabeth H. Zlatkus

Certain Assumptions
For purposes of quantifying the potential payments and benefits described in this section, the following assumptions, as well as those described in the footnotes to the tables set forth below and in the section of this proxy statement titled “The Merger — Merger-Related Compensation for Brighthouse Financial Named Executive Officers,” were used:
•
solely for purposes of the disclosure in this section, the Effective Time occurs on June 30, 2026 (which we refer to as the “assumed Closing Date”) – the actual Closing Date will likely be different from the assumed Closing Date;

•
each executive officer experiences a qualifying termination of employment (i.e., a termination of employment without “cause,” a “constructive termination,” or a resignation for “good reason,” as such terms are defined in the relevant plans and agreements) on the assumed Closing Date immediately following the completion of the Merger;

•	the relevant price per share of Common Stock is $70.00;
•	the potential payments and benefits described in this section are not subject to a “cutback” to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Code;
•	executive officers’ salary and total eligible target cash bonus levels are as in effect as of the date of this proxy statement; and
•	no director or executive officer receives any additional compensation increases, equity grants or other awards (or forfeits any outstanding equity awards) on or prior to the assumed Closing Date.
The amounts quantified below are estimates based on multiple assumptions that may or may not actually occur or be accurate as of the date referenced. Accordingly, the actual amounts, if any, that may be paid or become payable to directors and executive officers may materially differ from such estimates. All amounts are rounded to the nearest whole number.
Brighthouse Financial Equity Awards Granted Prior to the Date of the Merger Agreement
The executive officers currently hold Company RSU Awards and Company PSU Awards, and the directors currently hold Company RSU Awards, in each case, that were granted prior to November 6, 2025 (we refer to such awards as “Pre-Signing RSU Awards” and “Pre-Signing PSU Awards,” respectively). Certain executive officers also currently hold Company Stock Options, all of which have vested as of the date hereof and are exercisable (subject to applicable trading restrictions) without regard to the Merger (“Vested Stock Options”). Certain Pre-Signing Company RSU Awards held by certain directors have also vested as of the date hereof without regard to the Merger, with the settlement of such awards deferred by such directors pursuant to Brighthouse Financial’s deferred compensation plan for non-management directors (“Deferred RSU Awards”).
In addition, if an executive officer’s employment terminates on or after the executive officer’s “Rule of 65 Date” (other than a termination for “cause” (as defined in the Company’s Amended and Restated 2017 Stock Incentive Compensation Plan, effective March 27, 2025 (the “Stock Incentive Compensation Plan”), and as determined by Parent in good faith)), such executive is entitled to retain Pre-Signing RSU Awards and Pre-Signing PSU Awards, which will continue to vest as if the executive officer remained an active employee. The “Rule of 65 Date” is the date on which an individual’s age plus years of services equals or exceeds 65, provided the individual has at least 5 years of service. The “Rule of 65 Date” for each executive officer other than Ms. Lin has already occurred as of the date of this proxy statement, or, in the case of Mr. Lambert, will occur prior to the assumed Closing Date. In this proxy statement, we refer to the Pre-Signing RSU Awards held by all executive officers other than Ms. Lin as “Retirement-Vested RSU Awards,” since, as of the assumed Closing Date, they will not be subject to a continued service requirement or performance-related vesting conditions.

The Merger Agreement provides that, at the Effective Time, each Pre-Signing PSU Award and Pre-Signing RSU Award that is outstanding immediately prior to the Effective Time, will be deemed to be fully vested (to the extent not previously vested) and converted into the right to receive a cash payment, without interest, equal to (x) the Merger Consideration, multiplied by (y) the number of shares of Common Stock subject to such award, less any amounts that are required to be deducted or withheld under applicable law. The number of shares of Common Stock subject to each Pre-Signing PSU Award will be determined assuming target-level achievement of applicable performance vesting conditions; provided that, if the performance period applicable to any Pre-Signing PSU Award ended prior to the Effective Time, such determination will be based on the actual level of achievement of the applicable performance vesting conditions.
Assuming the Merger occurred on the assumed Closing Date, the estimated aggregate amount that would be realized by Brighthouse Financial’s executive officers as a group in respect of their Pre-Signing RSU Awards, Pre-Signing PSU Awards and Vested Stock Options are shown in the table below, with estimated amounts that would be realized by each of Messrs. Steigerwalt, Spehar, Lambert and Rosenthal and Ms. Lin (collectively, the “Named Executive Officers”) individually quantified below in the section of this proxy statement titled “The Merger — Merger-Related Compensation for Brighthouse Financial Named Executive Officers.” The foregoing estimates (and estimates below) exclude Company RSU Awards and Company PSU Awards currently held executive officers that will vest and convert into shares of Common Stock prior to the assumed Closing Date. Estimates in respect of Company PSU Awards held by executive officers reflect the number of shares of Common Stock subject to such awards assuming target-level achievement for the applicable performance vesting conditions. Estimates in respect of Vested Stock Options are based on the difference between $70.00 and the exercise price per option. Assuming the Merger occurred on the assumed Closing Date, all Pre-Signing RSU Awards held by the directors will become vested prior to the Closing Date such that no unvested Pre-Signing RSU Awards will be held by the directors.

Award Type	Total ($)
Pre-Signing PSU Awards	$22,827,560
Pre-Signing RSU Awards (excluding Retirement-Vested RSU Awards)	$538,580
Retirement-Vested RSU Awards	$5,358,640
Vested Stock Options	$2,264,627

Treatment of Company RSU Awards Granted on or after the Date of the Merger Agreement
Assuming the Effective Time has not occurred as of March 1, 2026 and June 1, 2026, respectively, subject to board or compensation committee approval, Brighthouse Financial expects to make annual grants of New Company RSU Awards to the executive officers, and annual grants of New Director RSU Awards to directors.
At the Effective Time, each New Company RSU Award, if any, will be canceled and converted into a Cash Award, equal to the product of (x) the Merger Consideration, multiplied by (y) the number of shares of Common Stock subject to such award. Each such Cash Award will vest in one-third installments on each of the first through third anniversaries of the applicable grant date (generally subject to continued employment through the applicable vesting date), and will otherwise be subject to the same vesting terms and payment schedule that would have been applicable to Company RSU Awards immediately prior to the Effective Time (including continued vesting following a termination without “cause” or constructive termination, in each case within the meaning of the Stock Incentive Compensation Plan). As of the date of this proxy statement, no executive officer has entered into any agreement with the Company regarding a New Company RSU Award.
At the Effective Time, each New Director RSU Award, if any, will become vested on a pro rata basis (based on time elapsed between June 1, 2026 and the Effective Time), and converted into the right to receive a cash payment, without interest, equal to (x) the Merger Consideration, multiplied by (y) the number of shares of Common Stock subject to the vested portion of such award. As of the date of this proxy statement, no director has entered into any agreement with the Company regarding a New Director RSU Award.
Potential Severance Payments Upon a Qualifying Termination Following the Effective Time
Each executive officer participates in the Brighthouse Services, LLC Change of Control Severance Pay Plan (the “Change of Control Plan”). If (i) an executive officer’s employment is terminated involuntarily without “cause” (as defined in the Change of Control Plan) within the six months preceding or two years following a “change of control” or (ii) an executive officer discontinues his or her employment for “good reason” within the two years after a “change of control,” such executive officer would be eligible to receive the following payments and benefits under the Change of Control Plan:
•
a lump sum cash payment equal to two times the sum of the executive officer’s then current base salary and the target annual bonus opportunity for the year in which the qualifying employment termination occurs;

•
a lump sum cash payment equal to the executive officer’s target annual bonus for the year in which the qualifying termination occurs, prorated based on the number of days employed during the year of the employment termination;

•	a lump sum cash payment equal to the value of 24 months of group health insurance premiums at COBRA rates; and
•	12 months of executive outplacement services.
The closing of the Merger will constitute a “change of control” for purposes of the Change of Control Plan. Payment of these severance benefits is conditioned on an executive officer executing (and not revoking) a release of claims against Brighthouse Financial and agreeing to and abiding by certain covenants, including covenants related to non-interference with the Brighthouse Financial’s business that are set forth in the Change of Control Plan.
The estimated aggregate amount of severance payments and benefits that would be paid to or received by the executive officers as a group if the Merger were completed on the assumed Closing Date and each executive officer experienced a qualifying employment termination on the Closing Date is $25,242,242, with estimated amounts for each of the Named Executive Officers quantified below in the section of this proxy statement titled “The Merger — Merger-Related Compensation for Brighthouse Financial Named Executive Officers.”
In addition, independent of and without regard to the Merger, Brighthouse Financial and Mr. Lambert entered into a special cash award agreement on August 30, 2025, pursuant to which Mr. Lambert is eligible to receive a lump sum cash bonus of $1.0 million, subject to his continued employment through July 1, 2027. The full amount of the special cash award would become payable to Mr. Lambert in the event his employment is involuntarily terminated without “cause” (as defined in Brighthouse Services, LLC Executive Severance Pay Plan).
Closing Year Annual Cash Bonuses
Pursuant to the Merger Agreement, each executive officer (and other individuals employed by Brighthouse Financial on the Closing Date) will be eligible to receive an annual bonus for the year in which the Closing Date occurs, generally subject to continued employment through the regularly scheduled bonus payment date. Each such annual bonus will be based on actual performance for the fiscal year in which the Closing Date occurs (the “Closing Year”); provided that each annual bonus will be no less than the executive officer’s target annual bonus opportunity for the Closing Year, prorated based on the number of days occurring from January 1 of the year in which the Closing Date occurs through the Closing Date. The target annual bonus for calendar year 2025 for each executive officer is as follows: $2,205,000 for Mr. Steigerwalt, $1,050,000 for Mr. Spehar, $587,500 for Ms. Huss, $980,000 for Mr. Lambert, $737,500 for Ms. Lin and $1,121,250 for Mr. Rosenthal.
If an executive officer’s employment is terminated by the Surviving Corporation without “cause” (as defined in the Stock Incentive Compensation Plan, and as determined by Parent in good faith) prior to the payment date, the executive officer will, (i) subject to the executive officer’s execution and non-revocation of a general release of claims in favor of Parent, the Surviving Corporation and their respective subsidiaries and affiliates and (ii) without duplication for any annual bonus payable to the executive officer under the Change of Control Plan or any other benefit plan providing for severance payments, receive the executive officer’s annual bonus for the Closing Year, prorated for the number of months of the executive officer’s employment that have commenced during the Closing Year and based on the established annual bonus target opportunity for the executive officer.
Compensation Arrangements with Parent and its Affiliates
As of the date of this proxy statement, none of the executive officers have entered into any definitive agreement with Parent or any of its affiliates regarding continued employment with Parent, the Surviving Corporation or one or more of their affiliates. Prior to, or following the Effective Time, however, some or all of the executive officers may discuss or enter into definitive agreements (which will take effect on or after the Effective Time) with Parent or its affiliates regarding employment with, or the right to receive compensation and benefits from, Parent or one or more of its affiliates (including the Surviving Corporation). In addition, pursuant to the Merger Agreement, as described under “The Merger Agreement — Employee Matters,” Parent has agreed that it will provide, or will cause the Surviving Corporation to provide, during the continuation period (as defined below), certain levels of compensation and benefits to individuals employed by Brighthouse Financial and its subsidiaries immediately prior to the Effective Time.
Indemnification and Insurance; Director Fees; Further Actions
The Merger Agreement provides for certain indemnification arrangements for Brighthouse Financial’s current officers and directors and the continuation of certain insurance arrangements for Brighthouse Financial’s current officers and directors for six years after the Effective Time. In addition, Brighthouse Financial may pay any unpaid quarterly installment of the directors’ cash retainer for the calendar quarter in which the Effective Time occurs on or prior to the Closing Date and without proration. If determined to be appropriate, Brighthouse Financial may also implement strategies in consultation with Parent to mitigate the impact of Sections 280G and 4999 of the Code with respect to payments and other benefits that may be payable to executive officers in connection with the Merger, including entry into or expansion of non-competition covenants to which the executive officers may be subject.
Merger-Related Compensation for Brighthouse Financial Named Executive Officers
The table below provides information required by Item 402(t) of Regulation S-K regarding the compensation for each Named Executive Officer that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the Merger-related compensation payable to the Named Executive Officers. The Merger-related compensation payable to these individuals is the subject of an advisory (non-binding) vote of Brighthouse Financial’s stockholders, as described below in the section of this proxy statement titled “Proposals for the Special Meeting — The Compensation Proposal.”
The amounts shown in the table below are estimates (on a pre-tax basis) based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including an assumed Closing Date (solely for purposes of this disclosure) of June 30, 2026, the other assumptions described below and above in the section of this proxy statement titled “The Merger — Interests of Brighthouse Financial Directors and Executive Officers in the Merger — Certain Assumptions” and in the footnotes to the table. In addition, the amounts shown in the table do not reflect certain compensation actions that may occur before completion of the Merger. As a result, the actual amounts, if any, to be received by a Named Executive Officer may materially differ from the amounts set forth below. Accordingly, for purposes of calculating such amounts, the following assumptions were used:
•
each Named Executive Officer experiences a qualifying termination of employment (i.e., a termination of employment without “cause,” a “constructive termination,” or a resignation for “good reason,” as such terms are defined in the relevant plans and agreements) on the assumed Closing Date;

•	no Named Executive Officer receives any additional equity grants or other awards on or prior to the Effective Time;
•	the relevant price per share of Common Stock is $70.00;
•	the potential payments and benefits described in this section are not subject to a “cutback” to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Code;
•	executive officers’ salary and total eligible target cash bonus levels are as in effect as of the date of this proxy statement; and
•	no director or executive officer receives any additional compensation increases, equity grants or other awards (or forfeits any outstanding equity awards) on or prior to the assumed Closing Date.

Golden Parachute Compensation
Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits (#)(3)	Total ($)
Eric Steigerwalt	$7,659,913	$12,387,900	$11,500	$20,059,313
Ed Spehar	$4,081,028	$3,049,900	$11,500	$7,142,428
Myles Lambert	$4,906,316	$2,103,360	$11,500	$7,021,176
Allie Lin	$3,073,832	$2,168,320	$11,500	$5,253,652
John Rosenthal	$4,008,860	$2,325,890	$11,500	$6,346,250

(1)
The amounts in this column represent the estimated cash payments set forth in the table below. The amounts shown in the table for each Named Executive Officer are “double trigger” and will not be payable unless the Named Executive Officer experiences a qualifying termination of employment within 24 months following, or 6 months prior to, the Closing Date. In addition, the receipt of such cash payments is conditioned on the Named Executive Officer’s execution and non-revocation of a release of claims and (except for Mr. Lambert’s cash award) continued compliance with applicable restrictive covenants.

Named Executive Officer	Base Salary Severance ($)(a)	Target Bonus Severance ($)(b)	Prorated Annual Target Bonus ($)(c)	COBRA Payment ($)(d)	Cash Awards ($)(e)	Total ($)
Eric Steigerwalt	$2,100,000	$4,410,000	$1,093,438	$56,475	—	$7,659,913
Ed Spehar	$1,400,000	$2,100,000	$520,685	$60,343	—	$4,081,028

Named Executive Officer	Base Salary Severance ($)(a)	Target Bonus Severance ($)(b)	Prorated Annual Target Bonus ($)(c)	COBRA Payment ($)(d)	Cash Awards ($)(e)	Total ($)
Myles Lambert	$1,400,000	$1,960,000	$485,973	$60,343	$1,000,000	$4,906,316
Allie Lin	$1,180,000	$1,475,000	$365,719	$53,113	—	$3,073,832
John Rosenthal	$1,150,000	$2,242,500	$556,017	$60,343	—	$4,008,860

(a)	The amounts in this column represent a cash severance amount equal to 2.0 times the Named Executive Officer’s base salary pursuant to the Change of Control Plan.
(b)	The amounts in this column represent a cash severance amount equal to 2.0 times the Named Executive Officer’s target annual bonus opportunity pursuant to the Change of Control Plan.
(c)
The amounts in this column represent a cash severance amount equal to the Named Executive Officer’s prorated annual target bonus for the year of termination, calculated through the assumed Closing Date, pursuant to the Change of Control Plan.

(d)	The amounts in this column represent a cash severance amount equal to 24 months of group health insurance premiums at COBRA rates pursuant to the Change of Control Plan.
(e)	The amounts in this column represent the value of Mr. Lambert’s special cash award that would be payable on an employment termination without cause.
(2)
The amounts in this column represent the value of the unvested Pre-Signing RSU Awards and Pre-Signing PSU Awards that will become fully vested (in the case of Company PSU Awards, assuming achievement of the performance vesting conditions applicable to such award at the target level; provided that, if the performance period applicable to any Pre-Signing PSU Award ended prior to the Effective Time, such determination will be based on the actual level of achievement of the applicable performance vesting conditions) and cashed out at the Effective Time based on the Merger Consideration of $70.00, as described above. Awards held by Named Executive Officers that are scheduled to vest and convert into shares of Common Stock prior to the assumed Closing Date are excluded from the amounts below. The amounts shown in the table are “single trigger” and are payable solely in connection with the completion of the Merger.

Named Executive Officer	Unvested Pre-Signing PSU Awards		Unvested Pre-Signing RSU Awards
	Number (#)(a)	Value ($)	Number (#)(b)	Value ($)
Eric Steigerwalt	176,970	$12,387,900	—	—
Ed Spehar	43,570	$3,049,900	—	—
Myles Lambert	30,048	$2,103,360	—	—
Allie Lin	30,976	$1,629,740	7,694	$538,580
John Rosenthal	33,227	$2,325,890	—	—

(a)
The amounts in this column include all Pre-Signing PSU Awards, with unvested Company PSU Awards vesting assuming achievement of the performance vesting conditions applicable to such award at target level; provided that, if the performance period applicable to any Pre-Signing PSU Award ended prior to the Effective Time, such determination will be based on the actual level of achievement of the applicable performance vesting conditions.

(b)	The amounts in this column include Pre-Signing RSU Awards (other than Retirement-Vested RSU Awards).
(3)
The amounts shown in this column represent the total cost to Brighthouse Financial of providing 12 months of executive outplacement services to each named executive officer pursuant to the Change of Control Plan. The amounts in this column are “double trigger” and will not be payable unless the Named Executive Officer experiences a qualifying termination of employment within 24 months following, or 6 months prior to, the Closing Date.

Appraisal Rights
Holders of record and beneficial owners of shares of Common Stock have the right under Section 262 of the DGCL to dissent from the Merger and to seek appraisal of the fair value of their shares of Common Stock, as determined in accordance with Delaware law. The judicially determined fair value under Section 262 could be greater than, equal to or less than the $70.00 per share of Common Stock that holders of shares of Common Stock are entitled to receive in the Merger. To exercise appraisal rights or to preserve the right to do so, holders of record and beneficial owners of shares of Common Stock who wish to do so must precisely follow the specific procedures set forth in Section 262 of the DGCL in a timely manner. Failure to strictly comply with these procedures will result in a loss of appraisal rights. These procedures are described in the section titled “Appraisal Rights,” and Section 262 of the DGCL, which governs such rights and procedures and can be accessed at https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Delisting and Deregistration of Common Stock
Prior to the Effective Time, Brighthouse Financial will cooperate with Parent and use reasonable best efforts to cause the Common Stock to be delisted from Nasdaq as promptly as reasonably practicable after the Effective Time and deregistered under the Exchange Act as promptly as reasonably practicable following such delisting. If the Merger is completed, the Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act. Brighthouse Financial will no longer be required to file periodic reports with the SEC on account of the Common Stock.

Treatment of Preferred Stock, Junior Subordinated Debentures and Senior Notes
The Merger Agreement permits Brighthouse Financial to declare and pay periodic cash dividends on the Preferred Stock not in excess of $412.50 per share on the Series A Preferred Stock, $421.875 per share on the Series B Preferred Stock, $335.9375 per share on the Series C Preferred Stock and $289.0625 per share on the Series D Preferred Stock, in each case, per quarter during the interim period between the date of the Merger Agreement and the Effective Time. The Merger Agreement provides that the Preferred Stock, each series of which underlies depositary shares each representing a 1/1,000th interest in such series of Preferred Stock, will, immediately following the Effective Time, remain issued and outstanding and entitled to the same dividends and all other preferences, privileges and other special rights, and qualifications, limitations and restrictions set forth in the certificates of designations applicable to each such series of Preferred Stock. As a result, the holders of the Preferred Stock and the depositary shares representing the Preferred Stock are not entitled to vote on the Merger Proposal, the Compensation Proposal or the Adjournment Proposal. Immediately following the Effective Time, the depositary shares representing the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock will remain listed on Nasdaq under the symbols “BHFAP,” “BHFAO,” “BHFAN” and “BHFAM,” respectively, and will remain registered by Brighthouse Financial under the Exchange Act.
Immediately following the Effective Time, each of Brighthouse Financial’s Junior Subordinated Debentures, 3.700% Senior Notes due 2027, 5.625% Senior Notes due 2030, 4.700% Senior Notes due 2047 and 3.850% Senior Notes due 2051 will remain outstanding as an obligation of Brighthouse Financial. Immediately following the Effective Time, the Junior Subordinated Debentures will remain listed on Nasdaq under the symbol “BHFAL” and will remain registered by Brighthouse Financial under the Exchange Act.
Parent may decide, following the Merger, to delist the depositary shares representing the Preferred Stock or the Junior Subordinated Debentures, to deregister such depositary shares or the Junior Subordinated Debentures under the Exchange Act or to take other action with respect to such depositary shares, the Preferred Stock or the Junior Subordinated Debentures, in each case, subject to the terms of the instruments governing the rights of the holders thereof. If the Junior Subordinated Debentures or any series of the Preferred Stock remains listed on Nasdaq and registered under the Exchange Act, Brighthouse Financial will be required to file periodic reports with the SEC.
U.S. Federal Income Tax Consequences of the Merger
The following is a general summary of the anticipated U.S. federal income tax consequences relating to the exchange of shares of Common Stock for cash pursuant to the Merger by U.S. Holders (as defined below). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, each all as in effect on the date hereof. Future legislative, judicial or administrative modifications, revocations or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those summarized in this discussion. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (the “IRS”) or any other taxing authority with respect to any of the U.S. federal income tax consequences summarized in this discussion. There can be no assurance that the IRS will not challenge any of the consequences summarized below, or that a court will not sustain any such challenge by the IRS.
As used in this discussion, the term “U.S. Holder” means a beneficial owner of a share of Common Stock that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and for which one or more U.S. persons have the authority to control all substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Common Stock, the U.S. federal income tax consequences relating to the exchange of shares of Common Stock for cash pursuant to the Merger will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such partner or partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it relating to the exchange of shares of Common Stock for cash pursuant to the Merger.
This summary is for general information only and does not constitute tax advice. This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances. In addition, this discussion does not apply to certain categories of holders that are subject to special rules under U.S. federal income tax law, such as (i) banks, financial institutions or insurance companies; (ii) regulated investment companies or real estate investment trusts; (iii) brokers or dealers in securities or currencies or traders in securities that elect mark-to-market treatment; (iv) private university endowments and other tax-exempt organizations, pension funds, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (v) holders that validly exercise appraisal rights in connection with the Merger; (vi) holders that acquired shares of Common Stock as compensation for or otherwise in connection with the performance of services; (vii) holders that own shares of Common Stock as part of a straddle, hedge, constructive sale, conversion transaction or other integrated investment; (viii) holders that are liable for the “alternative minimum tax” under the Code; (ix) U.S. Holders whose functional currency is not the United States dollar; (x) partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) and other pass-through entities (including S-corporations) and investors therein; (xi) U.S. expatriates, former citizens or long-term residents of the United States; or (xii) holders who are not U.S. Holders. This discussion does not address any tax consequences arising under any state, local or non-U.S. tax laws, U.S. federal estate or gift tax laws or the 3.8% Medicare tax on certain net investment income. In addition, this discussion applies only to holders that hold their shares of Common Stock as capital assets (generally, property held for investment) for U.S. federal income tax purposes.
HOLDERS OF SHARES OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSEQUENCES RELATING TO THE EXCHANGE OF SHARES OF COMMON STOCK FOR CASH PURSUANT TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
The Merger Will Be a Taxable Event
The exchange of shares of Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) such U.S. Holder’s adjusted tax basis in its shares of Common Stock. Generally, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shares of Common Stock exchanged were held for more than one year as of the date of the exchange (i.e., in this case, the Effective Time). Long-term capital gains of certain non-corporate U.S. Holders generally are subject to U.S. federal income tax at preferential rates. The deduction of capital losses is subject to limitations. Gain or loss must be calculated separately for each block of shares of Common Stock (i.e., shares of Common Stock acquired for the same cost in the same transaction) exchanged for cash pursuant to the Merger.
Information Reporting and Backup Withholding
Information reporting generally will apply to the exchange of shares of Common Stock for cash pursuant to the Merger, unless such U.S. Holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any payment to a U.S. Holder received in exchange for Common Stock pursuant to the Merger that is subject to information reporting generally will also be subject to backup withholding at a rate of 24%, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying under penalties of perjury that such U.S. Holder is a U.S. person for U.S. federal income tax purposes, that the taxpayer identification number provided is correct, and that such U.S. Holder is not subject to backup withholding, or the U.S. Holder otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided that such U.S. Holder files the appropriate claim for refund with the IRS and furnishes the required information on a timely basis to the IRS.
Regulatory Approvals
The consummation of the Merger is subject to the satisfaction or waiver of certain governmental and regulatory clearance procedures, including the receipt of approvals or non-disapprovals from certain U.S. state insurance regulators and FINRA, as well as early termination or expiration of the waiting period under the HSR Act. Under the Merger Agreement, Parent, Merger Sub and Brighthouse Financial are also obligated to use reasonable best efforts to seek and obtain certain other approvals and non-disapprovals from governmental entities, and to make certain other filings and provide certain notices, which approvals, non-disapprovals, filings and notices are not conditions to the closing of the Merger or prerequisites for the closing of the Merger under applicable law and regulation.
While we believe that Parent and Brighthouse Financial will receive the approvals and non-disapprovals discussed below that are prerequisites to the consummation of the Merger under the Merger Agreement and applicable law and regulation, Parent and Brighthouse Financial may not obtain all such approvals.

Insurance Laws and Regulations
The insurance laws and regulations of the U.S. states of Delaware, Massachusetts and New York, jurisdictions where insurance subsidiaries of Brighthouse Financial are domiciled, generally require that, prior to the acquisition of control of an insurance company domiciled in those jurisdictions, the acquiring person obtain the approval of a Form A Filing by the insurance regulator of each such jurisdiction for such acquisition of control. Accordingly, Parent made the requisite Form A Filings with each of the U.S. state insurance regulators referenced above, seeking approval of the acquisition of the control of the insurance subsidiaries of Brighthouse Financial, on December 22, 2025. The Merger cannot be consummated before Parent has obtained such approvals.
The insurance laws and regulations of the U.S. state of Texas, where a subsidiary of Brighthouse Financial is licensed as an agent, generally require that, prior to the change of control of a company licensed in Texas as an agent, the acquiring person notify the insurance regulator in Texas of such change of control. Accordingly, Parent made the requisite change of control notice filing with respect to the change of control of the Broker-Dealer, which holds an agency license in Texas, with the insurance regulator in Texas on December 22, 2025.
The insurance laws and regulations of certain states require that a pre-acquisition notification on Form E be filed with the state insurance regulatory authorities regarding the acquisition of control of a non-domiciliary insurance company doing business in that state if the acquisition would result in specified levels of market concentration. While these Form E prior notification statutes do not authorize the state insurance regulatory authorities to disapprove the acquisition of control, they authorize regulatory action in the affected state, including requiring the insurance company to cease and desist from doing certain types of business in the affected state. Pursuant to the Merger Agreement, Parent made the requisite Form E Filings with each applicable state insurance regulator on December 22, 2025. The non-disapproval from the insurance regulators in Alabama, Delaware and North Dakota of the applicable Form E Filings are conditions to the closing of the Merger.
The insurance laws and regulations of certain states also require that, prior to entry into a transaction by an insurance company with an affiliate, a prior notice of a transaction on Form D be filed with the insurance regulator of the state of domicile of such insurance company. Pursuant to the Merger Agreement, Parent made the requisite Form D filings with Delaware, Massachusetts and New York with respect to investment management agreements to be entered into at closing of the Merger between affiliates of Aquarian Holdings, on the one hand, and BLIC, BHNY and NELICO, on the other and a services agreement to be entered into at closing of the Merger between Brighthouse Financial (on behalf of itself and its subsidiaries) and an affiliate of Aquarian (the “Form D Filings”) on December 22, 2025. The receipt of approvals from the insurance regulators in Delaware and Massachusetts with respect to the applicable Form D Filings are conditions to the closing of the Merger.
Financial Industry Regulatory Authority Filings
Under FINRA Rule 1017, the change of control of any broker-dealer may not be completed until notifications have been given and/or consent has been obtained from FINRA. Brighthouse Financial submitted a CMA application with FINRA for approval of a change of ownership or control of the Broker-Dealer and requested “Fast Track” approval on December 8, 2025. The Merger cannot be consummated before Brighthouse Financial has obtained such approval.
Brighthouse Financial is also obligated to, as promptly as reasonably practicable, cause the Broker-Dealer to file or cause to be filed a notice or other filing with any applicable state securities authority where pre-closing filings are required.
United States Antitrust Filing
Under the HSR Act, the Merger may not be completed until certain information and materials have been provided by Parent and Brighthouse Financial to the Antitrust Division and the FTC, and the applicable waiting period under the HSR Act has expired or been terminated. The parties filed the required notifications with the Antitrust Division and the FTC on December 19, 2025. On that basis, the applicable waiting period under the HSR Act would be scheduled to expire at 11:59 p.m. Eastern Standard Time on January 20, 2026, unless earlier terminated by the Antitrust Division or the FTC.
The Antitrust Division and the FTC frequently scrutinize the legality of transactions, such as the Merger, under antitrust, competition and trade regulation law (the “Antitrust Laws”). At any time before or after the Merger, the Antitrust Division, the FTC or a state attorney general could take action under the Antitrust Laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of substantial businesses or assets of Parent, Brighthouse Financial or their respective affiliates. Private parties may also bring legal actions under the Antitrust Laws in certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, of the result.

Committee on Foreign Investment in the United States Filing
Brighthouse Financial, Aquarian and Mubadala Capital have made a draft joint voluntary filing with CFIUS relating to Mubadala Capital’s indirect financing of Parent for the Merger. The obtaining of approval by CFIUS is not, however, a condition to the Merger, the closing or Parent’s and Merger Sub’s obligations under the Merger Agreement.
Other Considerations
Upon the terms and subject to the conditions set forth in the Merger Agreement, Brighthouse Financial, Merger Sub and Parent are obligated to cooperate with each other and use (and cause their respective subsidiaries to use) their respective reasonable best efforts to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as reasonably practicable. Their obligations in this regard include preparing and filing in the most expeditious manner reasonably practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents with certain governmental entities.
Notwithstanding the foregoing, Parent is not required, in connection with obtaining a required regulatory approval, to take or refrain from taking, or agree to it, its investors, their respective affiliates, Brighthouse Financial or Brighthouse Financial’s subsidiaries taking or refraining from taking, any action that would or would reasonably be expected to be a Burdensome Condition, as described in the section titled “The Merger Agreement — Efforts to Complete the Merger.”

THE MERGER AGREEMENT
This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. Information about the Merger can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section titled “Where You Can Find More Information.”
Explanatory Note Regarding the Merger Agreement
The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures contained in the disclosure letters exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in Brighthouse Financial’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Brighthouse Financial, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Brighthouse Financial’s public disclosures.
Form of Merger
Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Brighthouse Financial. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and Brighthouse Financial will be the surviving entity in the Merger and will become an indirect wholly-owned subsidiary of Parent. Following the Merger, the Common Stock will no longer be publicly traded, will be delisted from Nasdaq and will be deregistered under the Exchange Act.
Consummation and Effectiveness of the Merger
The Merger will become effective upon Brighthouse Financial’s filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be agreed by Brighthouse Financial and Parent and set forth in the certificate of merger. The closing of the Merger will occur on the date that is the sixth business day following the date of the satisfaction or waiver of the conditions to consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the closing) or at such other time as Brighthouse Financial and Parent may agree in writing.
Effects of the Merger
Pursuant to the Merger Agreement, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) the Common Stock owned by the Company, Parent, Merger Sub or their wholly-owned subsidiaries, (ii) the Common Stock owned by the Company as treasury stock, (iii) the Common Stock held by holders exercising appraisal rights or (iv) certain Common Stock subject to a Company Stock Option, Company RSU Award or Company PSU Award) will automatically be canceled and cease to exist, and be converted into the right to receive the cash payment described below in the section titled “— Consideration to Be Received in the Merger.”
At the Effective Time, Parent will become, indirectly, the sole owner of all of the shares of Common Stock, and the Company will become an indirect wholly-owned subsidiary of Parent. Therefore, the holders of shares of Common Stock as of immediately prior to the Effective Time will cease to have direct or indirect ownership interests in the Company or rights as stockholders, will not participate in any future earnings or growth of the Company, will not benefit from any appreciation in value of the Company and will not bear the future risks of the Company’s operations.
The Preferred Stock, each series of which underlies depositary shares each representing a 1/1,000th interest in such series of Preferred Stock, will remain issued and outstanding immediately following the Effective Time, and immediately following the Effective Time will remain entitled to the same dividends and all other preferences, privileges and other special rights, and qualifications, limitations and restrictions set forth in the certificates of designations applicable to each series of Preferred Stock.

Following the completion of the Merger, the Common Stock will be delisted from Nasdaq, will be deregistered under the Exchange Act and will cease to be publicly traded. As a result, we will no longer file periodic reports or current reports with the SEC on account of the shares of Common Stock. Immediately following the Merger, the Surviving Corporation will continue to make securities filings in connection with the depositary shares representing interests in the Preferred Stock and the Junior Subordinated Debentures, in each case to the extent such filings are required under SEC rules and regulations or by contractual obligations. Parent may decide, following the Merger, to delist the depositary shares representing the Preferred Stock or the Junior Subordinated Debentures, to deregister such depositary shares or the Junior Subordinated Debentures under the Exchange Act or to take other action with respect to such depositary shares, the Preferred Stock or the Junior Subordinated Debentures, at which time periodic SEC filings on account of the depositary shares, the Preferred Stock and the Junior Subordinated Indentures may no longer be required.
The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation until their earlier death, resignation or removal or until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation until their earlier death, incapacitation, retirement, resignation or removal or until their respective successors are duly appointed and qualified.
At the Effective Time, (i) the certificate of incorporation of the Surviving Corporation will be amended and restated in substantially the form of the certificate of incorporation attached to the Merger Agreement as Exhibit A and (ii) the bylaws of the Surviving Corporation will be amended and restated in substantially the form of the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation will remain as Brighthouse Financial, Inc., until thereafter changed or amended as provided therein or pursuant to applicable law.
Consideration to Be Received in the Merger
At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive $70.00, net in cash, without interest and less any amounts that are required to be deducted or withheld under applicable law (as defined above, the “Merger Consideration”), and each outstanding and unvested Company Stock Option, Company RSU Award (granted prior to November 6, 2025) or Company PSU Award will vest and be converted into the right to receive the cash payment described below in the section titled “— Treatment of Outstanding Equity-Based Awards.” However, the Merger Consideration will not be paid in respect of any shares of Common Stock (a)(i) owned by the Company, Parent or Merger Sub (or any of their wholly-owned subsidiaries) immediately prior to the Effective Time or (ii) held in treasury of the Company and (b) outstanding immediately prior to the Effective Time that are held of record or beneficially owned by a holder or beneficial owner of Common Stock who has not voted for the Merger, has properly demanded appraisal of such shares in accordance with Delaware law, and as of the Effective Time, has not waived, withdrawn or lost rights to such appraisal under Delaware law (“Appraisal Shares”).
Appraisal Shares
At the Effective Time, Appraisal Shares will not be converted into the right to receive the Merger Consideration, but, instead, holders or beneficial owners of Appraisal Shares will be entitled to payment of the fair value of such shares in accordance with Section 262 of the DGCL. If any such holder or beneficial owner of Appraisal Shares fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction determines that such person is not entitled to the relief provided by Section 262 of the DGCL, then the right of such person to be paid the fair value of such holder’s Appraisal Shares under the DGCL will cease and such person’s Appraisal Shares will be deemed to have been converted at the Effective Time into, and will have become, the right to receive the Merger Consideration without interest or any other payments. The Company will provide prompt written notice to Parent of any demands for appraisal, attempted waivers or withdrawals of such demands and any other instruments served pursuant to the DGCL received by Brighthouse Financial, and Parent will have the right to direct, in consultation with Brighthouse Financial, any negotiations and proceedings with respect to such demands. The Company will not, without the prior written consent of Parent, make any voluntary payment with respect to, or settle or offer to settle, any such demands, and Parent will not, without prior written consent of Brighthouse Financial, require Brighthouse Financial to make any such payment.
Treatment of Outstanding Equity-Based Awards and Employee Stock Purchase Plan
Company Stock Options. Upon the Effective Time, each vested and unvested Company Stock Option that is outstanding immediately prior to the Effective Time will be canceled in exchange for the right to receive an amount in cash, without interest, equal to the excess, if any, of (i) the Merger Consideration over (ii) the per share exercise price of such Company Stock Option. Such amount, less any amounts that are required to be deducted or withheld under applicable law, will be paid through the payroll of the Surviving Corporation (or its applicable subsidiary).

Pre-Signing RSU Awards. Upon the Effective Time, each vested and unvested Company RSU Award that was granted prior to November 6, 2025, and that is outstanding immediately prior to the Effective Time will be canceled in exchange for the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of Common Stock subject to such award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration. Any such amount will be paid through the payroll of the Surviving Corporation (or its applicable subsidiary).
New Company RSU Awards. Each Company RSU Award granted to any employee of Brighthouse Financial or one of its subsidiaries on or after November 6, 2025, if any, and that is outstanding immediately prior to the Effective Time, will be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of Common Stock subject to such award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration. Such contingent right will be eligible to vest and become payable pursuant to the terms of the applicable award agreement for such Company RSU Award. The treatment of outstanding Company RSU Awards granted to non-employee directors after November 6, 2025, if any (each, a “New Director RSU Award”) is described in the section titled “The Merger — Interests of Brighthouse Financial Directors and Executive Officers in the Merger.”
Company PSU Awards. Upon the Effective Time, each vested and unvested Company PSU Award that is outstanding immediately prior to the Effective Time will be canceled in exchange for the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of Common Stock subject to such award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration, calculated as (A) to the extent the performance period applicable to such Company PSU Award has ended prior to the Effective Time, assuming achievement of the performance vesting conditions applicable to the Company PSU Award at the actual level of performance, as reasonably determined by Brighthouse Financial after consultation with Parent, and (B) to the extent the performance period applicable to such Company PSU Award has not ended prior to the Effective Time, assuming achievement of the performance vesting conditions applicable to the Company PSU Award at the target level of performance. Such amount will be paid through the payroll of the Surviving Corporation (or its applicable subsidiary).
ESPP Purchase Right. The Brighthouse Financial Board has taken and will take all corporate actions required under Brighthouse Financial’s Amended and Restated Employee Stock Purchase Plan, effective April 3, 2024 (the “Company ESPP”) and applicable law to (i) suspend the Company ESPP so that no further offering periods will commence after the date of the Merger Agreement, (ii) provide that (A) there will be no increase in the amount of participants’ payroll deduction elections under the Company ESPP and (B) no individuals will commence participation in the Company ESPP and (iii) cause the Company ESPP to terminate as of the Effective Time. For the offering period in effect on the date of the Merger Agreement, each Company ESPP purchase right will be exercised in accordance with the terms of the Company ESPP on the regularly scheduled exercise date for such offering period; provided that, if the Closing Date occurs prior to the scheduled exercise date for such offering period, then each Company ESPP participant’s accumulated payroll deductions and other cash contributions under the Company ESPP will be used to purchase Common Stock, and the ESPP purchase right for such offering period will be exercised five business days prior to the Effective Time. Each share of Common Stock purchased under the Company ESPP will, at the Effective Time, be canceled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration.
Exchange Procedures
All shares of Common Stock are uncertificated and held in book-entry form. At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent, in trust for the benefit of holders of shares of Common Stock entitled to the Merger Consideration, the amount of cash sufficient to pay the aggregate Merger Consideration. Holders of shares of Common Stock will, automatically upon the Effective Time (or at any later time at which such book-entry shares are so converted) be entitled to receive, as promptly as practicable after the Effective Time, and Parent will cause the Paying Agent to pay and deliver, the Merger Consideration to which such holder is entitled as a result of the Merger.
Representations and Warranties
The Merger Agreement contains representations and warranties of Brighthouse Financial, Parent and Merger Sub regarding, among other things:
•	organization, standing and power;
•	approvals of the Merger Agreement and transactions contemplated thereby;
•	governmental consents and approvals;
•	absence of contravention with organizational documents, law and other agreements;

•	litigation and investigations;
•	accuracy of information supplied for inclusion in this proxy statement; and
•	brokers’ and finders’ fees.
Brighthouse Financial made additional representations and warranties regarding, among other things:
•	capital structure;
•	subsidiaries;
•	SEC reporting;
•	compliance of financial statements with accounting requirements, regulations and GAAP (as defined below);
•	statutory statements;
•	certifications required under the Sarbanes-Oxley Act;
•	internal controls over financial reporting;
•	accounting and auditing practices;
•	disclosure controls;
•	general compliance with laws and regulations (including insurance laws and regulations) and listing standards of Nasdaq;
•	absence of certain changes and events since December 31, 2024;
•	absence of undisclosed material liabilities;
•	taxes (including as related to insurance products);
•	compensation and benefits;
•	employee and labor matters;
•	environmental matters;
•	real property and leasehold matters;
•	material contracts;
•	intellectual property;
•	information technology;
•	data privacy and security;
•	permits;
•	opinions of Brighthouse Financial’s financial advisors;
•	insurance maintained by Brighthouse Financial and its subsidiaries;
•	anti-takeover statutes and defenses;
•	related person agreements;
•	actuarial analysis;
•	insurance reserves;
•	reinsurance contracts;
•	investment assets;
•	insurance producers;
•	broker-dealer matters and registrations maintained by Brighthouse Financial and its subsidiaries;
•	investment advisor matters and registrations maintained by Brighthouse Financial and its subsidiaries;

•	registered fund and separate account matters and registrations maintained by Brighthouse Financial and its subsidiaries; and
•	critical technology.
Parent and Merger Sub made additional representations and warranties regarding, among other things:
•	delivery of the debt and equity commitment letters and the investment commitment letter;
•	compliance with applicable regulatory requirements; and
•
absence of transactions that would (i) materially delay approvals of any governmental entity necessary to consummate the Merger, (ii) significantly increase the risk of any governmental entity entering a governmental order prohibiting the Merger or (iii) materially delay the Merger.

Certain of the representations and warranties in the Merger Agreement are qualified as to “materiality,” “Company Material Adverse Effect” or “Parent Material Adverse Effect.”
The Merger Agreement provides that a “Company Material Adverse Effect” means any state of facts, change, development, event, effect, condition or occurrence arising on or after the date of the Merger Agreement that, individually or in the aggregate, would, or would reasonably be expected to, (i) prevent, materially impair or materially delay the Company’s ability to perform its material obligations under the Merger Agreement or to consummate the transactions (including the Merger) on or before September 6, 2026 (or, under certain circumstances described below, December 6, 2026, as applicable, the “Outside Date”) or (ii) have a material adverse effect on the condition (financial or otherwise), business, operations, assets and liabilities or results of operations of the Company and its subsidiaries, taken as a whole, excluding any such effect resulting from or arising out of:
•
changes in general U.S. or global economic or political conditions or securities, credit, financial or other capital markets conditions (including changes in the value of the investment assets acquired in accordance with the investment guidelines then in effect resulting from such changes in capital market conditions);

•
changes, events or conditions in the industries in which Brighthouse Financial and its subsidiaries operate (including changes to interest rates, general market prices and regulatory changes affecting such industries);

•
pandemics, epidemics, acts of war (regardless of whether declared), armed hostility, sabotage, terrorism, widespread cyber-attack (not specifically targeted to, or specifically directed at, Brighthouse Financial or its subsidiaries) or any natural disaster or other act of nature, including any escalation or general worsening of any of the foregoing;

•
the execution, delivery and announcement of the Merger Agreement, the identity of Parent or the pendency or consummation of the transactions (including the effect thereof on the relationships of Brighthouse Financial and its subsidiaries with policyholders, clients, customers, reinsurers, distributors, employees, vendors, governmental entities or other business relationships);

•
changes in applicable law or in United States generally accepted accounting principles (“GAAP”), the statutory accounting practices prescribed or permitted by the applicable insurance regulator (“SAP”) or other accounting standards (including changes prescribed or permitted by the applicable insurance regulatory authorities and accounting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board);

•	any change in the market price or trading volume of Brighthouse Financial’s capital stock;
•
any failure to meet any projections, forecasts, guidance, estimates, milestones or budgets prepared internally or by a third party, or financial or operating predictions of revenue, earnings, premiums written, cash flow, cash position or other financial performance or results prepared internally or by a third party;

•	the downgrade in the credit, financial strength or other rating of Brighthouse Financial, any of its subsidiaries or their respective outstanding debt or securities; or
•
the taking of any action required, or the failure to take any action prohibited, by the Merger Agreement, or the taking of any action or refraining from taking any action by Brighthouse Financial at the request of Parent or Merger Sub;

With respect to the first, second and third items listed above, those states of fact, changes, developments, events, conditions or occurrences will be taken into account in determining whether there has been, or would reasonably be expected to be, a Company

Material Adverse Effect, solely to the extent the impact on the Company and its subsidiaries, taken as a whole, is disproportionately adverse compared to the impact on other companies operating in the industries in which the Company and its subsidiaries operate. With respect to the sixth, seventh and eighth items listed above, such exceptions do not preclude a determination that the underlying cause is a Company Material Adverse Effect.
The Merger Agreement provides that “Parent Material Adverse Effect” means any state of facts, change, development, event, effect, condition or occurrence that would, individually or in the aggregate, prevent, materially impair or materially delay Parent’s or Merger Sub’s ability to perform its material obligations under the Merger Agreement or to consummate the transactions contemplated by the Merger Agreement (including the Merger) on or before the Outside Date.
Conduct of Business by the Company Prior to Consummation of the Merger
The Company has agreed to certain covenants in the Merger Agreement restricting the conduct of the business of the Company and its subsidiaries between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement. The general effect of these covenants is that, during such interim period, the Company and its subsidiaries will be limited in their ability to pursue strategic and operational matters outside the ordinary course of business. The Company has agreed that it and its subsidiaries will conduct their business in the ordinary course consistent with past practice in all material respects and use reasonable best efforts to preserve intact their business organizations, goodwill and assets, to keep available the services of its current key officers and employees and preserve its present, material relationships with governmental entities and other key third parties, including customers, reinsurers, distributors, suppliers and other persons with whom the Company and its subsidiaries have business relationships.
In addition, the Company has agreed to specific restrictions relating to the conduct of the business of the Company and its subsidiaries between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement, including not to take (or permit any of its subsidiaries to take) the following actions (subject, in each case, to exceptions specified below and in the Merger Agreement or previously disclosed in writing to Parent as provided in the Merger Agreement or as consented to in writing in advance by Parent (which consent may not be unreasonably withheld, delayed or conditioned)) or as required by law:
•	amend or propose to amend the Company’s or its subsidiaries’ certificate of incorporation, bylaws or other comparable organizational documents;
•
authorize, recommend, propose, enter into or adopt a plan or agreement of complete or partial liquidation, rehabilitation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

•
offer, issue, sell, transfer, pledge or dispose of, or impose or create any encumbrances on any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock or other equity or voting interests or ownership interests of any class or series of the Company or its subsidiaries;

•
(i) adjust, split, combine, subdivide or reclassify the outstanding shares of capital stock or other equity or voting interests of the Company or any of its subsidiaries or (ii) set a record date for, declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the capital stock or other equity or voting interests;

•	redeem, purchase or otherwise acquire directly or indirectly any of the Company’s or its subsidiaries’ capital stock or other equity or voting interests of the Company or its subsidiaries;
•
make, commit to make or authorize any capital expenditures that are in excess of $2,500,000 individually or $5,000,000 in the aggregate or fail to make capital expenditures in the ordinary course of business consistent with past practice;

•
increase the compensation or benefits (including equity and equity-based awards) payable to any current or former director, employee or individual service provider of the Company or any of its subsidiaries;

•
enter into or adopt any employment, consulting, change in control, severance or retention agreement with any current or former employee or other individual service provider of the Company or any of its subsidiaries, or grant any increase in severance or termination pay to any current or former employee or other individual service provider of the Company or any of its subsidiaries;

•
grant or award, or commit to grant or award, any bonuses or incentive compensation (including equity and equity-based awards) to any current or former employee or other service provider of the Company or any of its subsidiaries;

•
amend any existing written employment agreement or offer letter with any current or former employee or other service provider of the Company or any of its subsidiaries who is a party to a written employment agreement or offer letter as of the date of the Merger Agreement;

•	establish, adopt, enter into, amend, renew or terminate any Company benefit plan (or any arrangement that would be a Company benefit plan if in effect on the date of the Merger Agreement);
•	enter into any employment agreement or offer letter;
•
take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former employee or other service provider of the Company or any of its subsidiaries;

•
amend the funding policy or employer contribution rate of any funded Company benefit plan or change any actuarial assumptions used to calculate accrued benefit liabilities or benefits payable under any Company benefit plan;

•	loan or advance any money or other property to any current or former employee, director, officer or other individual service provider;
•	merge, consolidate, combine or amalgamate with any person other than between or among the Company and its wholly-owned subsidiaries;
•
acquire or agree to acquire any business or any corporation, partnership, association or other business organization or division thereof or any other assets for consideration in excess of $2,500,000 individually or $5,000,000 in the aggregate;

•	sell, lease, transfer, license, impose or create any encumbrances on, or otherwise dispose of any of its or their assets or properties;
•	incur, guarantee, assume any indebtedness or enter into any “keep well” agreement;
•	modify, amend, terminate, assign or waive any material right or obligation under any material contract or reinsurance agreement;
•	enter into any material contract or reinsurance agreement;
•	settle or compromise any claim, demand, lawsuit or state or federal regulatory proceeding or waive any claims;
•	make any material change in any financial accounting methods, principles or practices used by the Company or any of its subsidiaries in effect on the date of the Merger Agreement;
•
make any material change to the investment guidelines or any investment or hedging practice, guideline or policy of the Company or any of its subsidiaries in effect on the date of the Merger Agreement;

•
make any material change to any practice, guideline or policy of the Company or any of its subsidiaries relating to underwriting, pricing, claim handling, loss control, reserving (relating to biometric and policyholder behavior assumptions) or actuarial matters in effect on the date of the Merger Agreement;

•
strengthen any insurance reserves, provisions for losses or other liability amounts to the extent that, after giving effect to the impact of any offsetting SAP assets or liabilities of the insurance companies, such action would have an adverse effect on the regulatory capital of the Company or any of its subsidiaries;

•	reduce or release any reserves, provisions for losses or other liability amounts;
•	make any loan, capital contribution or advance to or investment in any other person;
•	make, revoke or change any election relating to taxes;
•	adopt or change any tax accounting period, method or procedure;
•	settle, consent to or compromise any tax proceeding;
•	enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. tax law);
•	surrender any right to claim a tax refund, offset or other reduction in Tax liability;
•	knowingly fail to pay any tax that becomes due and payable;
•	consent to any extension or waiver of the limitation period applicable to any tax liability;

•	enter into any tax sharing, indemnity or similar agreement;
•	file any request for rulings with any governmental entity in respect of taxes;
•	prepare or file any tax return in a manner inconsistent with past practice;
•	file any amended tax return;
•
modify, amend, terminate, assign or waive any material rights under any related person transaction in a manner that is adverse in a material way to the Company or enter into any related person transaction;

•	enter into a new business outside of the existing business of the Company and its subsidiaries;
•	hire any person to be an officer or employee of the Company or any of its subsidiaries or engage any individual independent contractor to provide services to the Company or any of its subsidiaries;
•
terminate the employment or engagement of certain current officers, employees or individual independent contractors of the Company or any of its subsidiaries with annual base pay in excess of $225,000 other than for cause;

•	implement any “plant closing” or “layoff” (as such terms are defined in the Worker Adjustment and Retraining Notification Act of 1988);
•	waive or release any restrictive covenant obligation of any current or former employee or other service provider of the Company or any of its subsidiaries; or
•
enter into, negotiate, modify or terminate any collective bargaining agreement or recognize or certify any labor union, works council, trade union, labor association, other employee representative organization or group of employees of the Company or any of its subsidiaries as the bargaining representative for any employees of the Company or any of its subsidiaries.

Efforts to Complete the Merger
Under the terms of the Merger Agreement, the Company and Parent are obligated, and are obligated to cause their respective subsidiaries to, use reasonable best efforts, in consultation and cooperation with each other, to
•
take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under the Merger Agreement and applicable laws to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and other transactions contemplated by the Merger Agreement, including by using reasonable best efforts to prepare and file promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; and

•
obtain, as soon as reasonably practicable, all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party or governmental entity that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement.

The obligations of Parent and Merger Sub under the Merger Agreement to consummate the transactions contemplated by the Merger Agreement are not, however, subject to conditions relating to obtaining third-party consents, except as contemplated by the Merger Agreement.
The Company and Parent are further required to:
•	use reasonable best efforts to keep each other apprised of the status of matters relating to the completion of the Merger and the other transactions contemplated by the Merger Agreement;
•	work cooperatively in connection with obtaining all required consents of any governmental entity in connection with the transactions contemplated by the Merger Agreement;
•
promptly inform each other of any communication with any governmental entity regarding the Merger and the other transactions contemplated by the Merger Agreement, and, if in writing, furnish the other party with copies of (or in the case of oral communications, advise the other party orally of) any such communications;

•	permit each other to review in advance any filings made with and proposed communication to any governmental entity regarding the Merger and the other transactions contemplated by the Merger Agreement;

•
provide the other with the opportunity to participate in any meeting (other than non-substantive administrative calls), with any governmental entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by the Merger Agreement;

•
consult with each other regarding all filings made with, and additional information submitted to, any governmental entity in connection with the Merger or any other transaction contemplated by the Merger Agreement;

•
after consultation with the other, use reasonable best efforts to make an appropriate response to any request received from any governmental entity for additional information or documentary material regarding the Merger and the other transactions contemplated by the Merger Agreement;

•
use reasonable best efforts to furnish the other with information and reasonable assistance as the other may reasonably request in connection with its preparation of filings or submissions of information to any governmental entity with respect to the Merger or the other transactions contemplated by the Merger Agreement;

•
furnish to each other copies of all communications from and correspondence and filings with governmental entities with respect to the Merger and the other transactions contemplated by the Merger Agreement; and

•
use reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the closing and avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any governmental entity with respect to the transactions contemplated by the Merger Agreement.

Under the Merger Agreement, Brighthouse Financial is obligated to cause the Broker-Dealer to file a CMA with FINRA. The Broker-Dealer filed the CMA and requested “Fast Track” treatment on December 8, 2025. Brighthouse Financial is also obligated to, as promptly as reasonably practicable, cause the Broker-Dealer to file or cause to be filed a notice or other filing with any applicable state securities authority where pre-closing filings are required.
Under the Merger Agreement, the Company and Parent are obligated to submit notifications required under the HSR Act relating to the transactions contemplated by the Merger Agreement (including the Merger). The parties filed the required notifications with the Antitrust Division and the FTC on December 19, 2025.
Parent is obligated to, and must cause its affiliates to, file or cause to be filed with the applicable governmental entities the Form A Filings, the Form E Filings or similar market share notifications, and declarations, the Form D Filings and any other filings and notifications necessary to obtain the required consents, in each case, as promptly as reasonably practicable. Parent made the requisite filings on December 22, 2025.
Notwithstanding the foregoing, Parent is not required, in connection with obtaining a required regulatory approval, to take or refrain from taking, or agree to it, Aquarian, their respective affiliates, the Company or the Company’s subsidiaries taking or refraining from taking, any action that would or would reasonably be expected to be a Burdensome Condition. Under the Merger Agreement, a Burdensome Condition is any limitation, action, restriction, condition or requirement that would, or would reasonably be expected to:
•	have a Company Material Adverse Effect;
•
result in a contribution or commitment of capital by Parent, Aquarian or any of their respective affiliates to the Company or any of its subsidiaries to the extent such contribution or commitment is not set forth in the applicable business plan, and projections relating thereto, filed with the insurance regulators as part of the Form A Filings;

•
involve a non de minimis guaranty, keep well or similar agreement or minimum capital requirement from Parent, Aquarian or any of their respective affiliates to the extent such guaranty, keep well or similar agreement or minimum capital requirement is not set forth in the applicable business plan, and projections relating thereto, filed with the insurance regulators as part of the Form A Filings;

•	involve any prohibition or non de minimis restriction on dividends or distributions other than as disclosed pursuant to the Merger Agreement;
•
result in a non de minimis and adverse change or modification to, or revocation or termination of, the intercompany reinsurance business operations of Brighthouse Reinsurance Company of Delaware or any permitted or prescribed statutory accounting practice or interpretation used or utilized by the Company or any of its subsidiaries; or

•	restrict or limit in any non de minimis manner or prohibit the investment management activities of Parent, Parent’s affiliates or the Company or any of its subsidiaries.

Brighthouse Financial and Parent must promptly confer in good faith for a reasonable period of time to exchange and review their respective views and positions as to any potential Burdensome Condition and discuss, present to and reasonably engage with the applicable governmental entity regarding any reasonable approaches or actions that would avoid any Burdensome Condition or mitigate its impact so that it would no longer be a Burdensome Condition.
Client Consents
A subsidiary of the Company, Brighthouse Investment Advisers, LLC (the “RIA Subsidiary”), is party to agreements or arrangements that contemplate the performance by the RIA Subsidiary of discretionary or non-discretionary investment advisory or investment management (including sub-advisory or other similar) services to, or otherwise managing any investment or trading account of, or for, registered investment companies (each, an “Advisory Contract”). In connection with obtaining any approvals and consents related to such Advisory Contracts pursuant to the Merger Agreement in accordance with the U.S. Investment Company Act of 1940 (the “Investment Company Act”) and the U.S. Investment Advisers Act (the “Investment Advisers Act”) the Company will cause the RIA Subsidiary to use its reasonable best efforts to (i) solicit the board of directors or other similar governing body of each such registered investment company (each, a “Fund Board”) to approve (and recommend that the shareholders of such registered investment company approve) (x) a new Advisory Contract with the RIA Subsidiary and (y) an interim Advisory Contract in conformity with Rule 15a-4 under the Investment Company Act (each, an “Interim Advisory Contract”) to be effective as of the closing, (ii) solicit the shareholders of each such registered investment company to approve the applicable new Advisory Contract, each in accordance with the applicable provisions of the Investment Company Act, any other applicable laws and the terms of the Merger Agreement and (iii) as applicable prior to the Closing Date, obtain approval of the Fund Board of each such registered investment company to an Interim Advisory Contract. Except as otherwise consented to in writing by Parent, each such new Advisory Contract, and Interim Advisory Contract (as applicable), shall be on substantially the same terms and conditions (and identical terms with respect to advisory fees) as the current Advisory Contract (except as permitted or required under Rule 15a-4 of the Investment Company Act).
No Solicitation
The Company has agreed that it will not, and will cause its subsidiaries and its and their respective representatives not to, directly or indirectly:
•	solicit, initiate, propose or knowingly encourage any inquiry, proposal or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal (as defined below);
•
engage in, continue or otherwise participate in any discussions or negotiations regarding or in furtherance of, or furnish to any person (other than Parent, its affiliates and their respective representatives) any nonpublic information relating to the Company and its subsidiaries, in connection with or in response to any inquiry, proposal or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal;

•	approve or recommend, or make any public statement approving or recommending a Company Acquisition Proposal;
•	approve, adopt or enter into any letter of intent, merger agreement or other similar agreement providing for a Company Acquisition Proposal;
•	submit any Company Acquisition Proposal to a vote of the stockholders of the Company;
•
amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries, except where the Brighthouse Financial Board concludes in good faith, after consultation with the Company’s outside legal counsel, that failure to take such action would be inconsistent with the Company’s directors’ fiduciary duties under Delaware law;

•
take any action to make the provisions of any takeover law or any similar provision in the Company’s certificate of incorporation or bylaws inapplicable to any transactions contemplated by a Company Acquisition Proposal; or

•	recommend publicly or resolve or agree to do any of the foregoing.
Notwithstanding the foregoing, prior to obtaining an affirmative vote of the holders of a majority of the Common Stock then outstanding in favor of the Merger Proposal (the “Company Stockholder Approval”), if the Company or any of its representatives receives a bona fide, written Company Acquisition Proposal that did not result from a breach of the Merger Agreement that the Brighthouse Financial Board determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, (i) is or could reasonably be expected to lead to a Superior Proposal and (ii) failure to take such action would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under Delaware law, then the Company and its representatives may, in response to such Company Acquisition Proposal, furnish nonpublic information relating to the Company and its subsidiaries to the person or group making such Company Acquisition Proposal and engage in discussions or negotiations with such Person or group and their representatives regarding such Company Acquisition Proposal.
The Company has agreed to promptly notify Parent after receipt of any inquiry offer, proposal or indication of interest from any person relating to or involving: (i) any direct or indirect acquisition, lease, exchange, license, transfer, disposition or purchase of any business, businesses or assets of the Company or any of its subsidiaries that constitute or account for 10% or more of the consolidated net revenues, net income or net assets of the Company and its subsidiaries, taken as a whole; (ii) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, sale of securities, reorganization, recapitalization, tender offer, exchange offer, liquidation, dissolution, extraordinary dividend or similar transaction involving the Company or any of its subsidiaries and a person or “group” (as defined in Section 13(d) of the Exchange Act) pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 90% of the equity interests in the surviving or resulting entity of such transaction immediately following such transaction or (iii) any combination of the foregoing (a “Company Acquisition Proposal”). The Company has also agreed to promptly notify Parent after any inquiry or request for nonpublic information relating to the Company and its subsidiaries by any person or group who has made or would reasonably be expected to make a Company Acquisition Proposal.
Prior to obtaining the Company Stockholder Approval, the Brighthouse Financial Board may effect a Company Adverse Recommendation Change (and, in the case of a Company Acquisition Proposal that was unsolicited after the date of the Merger Agreement and that did not result from a breach of the non-solicitation provisions, terminate the Merger Agreement and pay the Company Termination Fee (as described below in the section titled “The Merger Agreement — Termination Fees and Expenses”) in order to enter into a definitive agreement in connection with a Superior Proposal) if: (i) (A) a Company Acquisition Proposal is made to the Company or any of its representatives after the date of the Merger Agreement and such Company Acquisition Proposal is not withdrawn prior to such Company Adverse Recommendation Change or (B) there has been an Intervening Event; (ii) in the case of a Company Acquisition Proposal, the Brighthouse Financial Board concludes in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes a Superior Proposal; and (iii) the Brighthouse Financial Board concludes in good faith, after consultation with the Company’s outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under Delaware law.
Prior to making any Company Adverse Recommendation Change or entering into any alternative acquisition agreement with respect to a Company Acquisition Proposal, (i) the Brighthouse Financial Board will provide Parent notice of its intention to take such action; (ii) following such written notice the Brighthouse Financial Board and its representatives will negotiate in good faith with Parent (to the extent Parent desires to negotiate) regarding any revisions to the terms of the transactions contemplated by the Merger Agreement proposed by Parent in response to such Superior Proposal or Intervening Event, as applicable; and (iii) the Brighthouse Financial Board must determine in good faith, after consultation with the Company’s outside legal counsel and outside financial advisors that, as applicable (A) the Company Acquisition Proposal continues to be a Superior Proposal or (B) the Intervening Event continues to warrant a Company Adverse Recommendation Change and, in each case, that failure to take such action would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under Delaware law.
“Company Adverse Recommendation Change” means as any of the following actions by the Brighthouse Financial Board or any committee thereof: (i) withdrawing, withholding, amending, changing, modifying or qualifying, or otherwise proposing publicly to withdraw, withhold, amend, change, modify or qualify, in a manner adverse to Parent, the Brighthouse Financial Board’s resolution to recommend the adoption of the Merger Agreement by the requisite Company stockholders, (ii) adopting, approving, declaring advisable or recommending, or otherwise proposing publicly to adopt, approve, declare advisable or recommend, any Company Acquisition Proposal or (iii) if a Company Acquisition Proposal has been publicly disclosed, failing to publicly recommend against such Company Acquisition Proposal and reaffirm the Brighthouse Financial Board’s resolution to recommend the adoption of the Merger Agreement by stockholders holding a majority of the outstanding shares of Common Stock entitled to vote thereon.
“Intervening Event” means any material state of facts, change, development, event, effect, condition or occurrence (not related to a Company Acquisition Proposal) that occurs or arises after the date of the Merger Agreement and that is not known to or reasonably foreseeable to the Brighthouse Financial Board as of the date of the Merger Agreement, which becomes known to the Brighthouse Financial Board prior to the time of obtaining the Company Stockholder Approval.
“Superior Proposal” means a bona fide written Company Acquisition Proposal from any person that did not result from a breach of the Merger Agreement (with all references to “10% or more” in the definition of Company Acquisition Proposal being deemed to reference “50% or more” and all references to “less than 90%” in the definition of Company Acquisition Proposal being deemed to reference “less than 50%”) which the Brighthouse Financial Board determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, (a) if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Merger and the other transactions contemplated by the Merger Agreement (after taking into account any adjustments or revisions to the terms of the Merger Agreement offered by Parent in response to such proposal or otherwise), (b) is reasonably likely to be consummated on the terms proposed, taking into account any legal, financial, regulatory and stockholder approval requirements, the existence of a financing contingency, the identity of the person or persons making the proposal and any other factors that the Brighthouse Financial Board deems relevant and (c) for which, if applicable, financing is fully committed or reasonably determined to be available by the Brighthouse Financial Board.
Financing
Concurrently with the execution of the Merger Agreement, Parent, and certain affiliates of Parent, entered into certain agreements for an investment, equity financing and debt financing to facilitate Parent’s acquisition of the Company through the Merger. The obtaining of the investment, equity financing and debt financing, directly or indirectly, by Parent and Merger Sub is not, however, a condition to the Merger, the closing or Parent’s and Merger Sub’s obligations under the Merger Agreement, including payment of the Merger Consideration and other payments pursuant to the Merger Agreement.
Investment
In connection with the entry into the Merger Agreement, Aquarian executed and delivered to Brighthouse Financial an investment commitment letter, pursuant to which Mubadala Capital committed, subject to the terms and conditions therein, to provide financing to Aquarian the amounts set forth therein. Brighthouse Financial is a third-party beneficiary of certain of the rights granted to Aquarian under the investment commitment letter solely for the purpose of seeking specific performance of Mubadala Capital’s obligation to fund the commitment thereunder, subject to the conditions set forth therein.
Equity Financing
In connection with its entry into the Merger Agreement, Parent executed and delivered to Brighthouse Financial an equity commitment letter, pursuant to which Aquarian committed, subject to the terms and conditions therein, to invest in Parent the amounts set forth therein. Brighthouse Financial is a third-party beneficiary of the rights granted to Parent under the equity commitment letter solely for the purpose of seeking specific performance of Aquarian’s obligation to fund the commitment thereunder, subject to the conditions set forth therein.
Debt Financing
In connection with its entry into the Merger Agreement, on November 5, 2025, Aquarian Holdings entered into the Debt Commitment Letter. Pursuant to the Debt Commitment Letter, certain lenders have committed, on the terms and subject to the conditions set forth therein, to provide debt financing to Aquarian Holdings for the purpose of contributing such amounts indirectly to Parent and funding a portion of the aggregate amount sufficient to consummate the transactions contemplated by the Merger Agreement by payment in cash of the aggregate Merger Consideration payable following the Effective Time and all fees and expenses of Parent, Merger Sub and Aquarian Holdings related to the transactions contemplated by the Merger Agreement.
Employee Matters
For a period of one year following the Effective Time, Parent will provide, or will cause to be provided, to each employee of the Company or its subsidiaries who continues to remain employed with the Company or its subsidiaries immediately after the Effective Time (each, a “Company Employee”) with:
•	an annual base salary or wage rate that is no less favorable than the annual base salary or wage rate provided to the Company Employee immediately prior to the Effective Time;
•	annual target short-term cash incentive compensation opportunities that are no less favorable than those provided to the Company Employee immediately before the Effective Time;
•	certain severance benefits that are no less favorable in the aggregate than those severance benefits provided to the Company Employee immediately before the Effective Time; and
•
retirement and health and welfare benefits (other than defined benefit plan benefits and retiree health and welfare benefits) that are no less favorable in the aggregate than those provided to the Company Employee immediately before the Effective Time (other than defined benefit plan benefits and retiree health and welfare benefits).

For all purposes under the employee benefit plans of Parent and its subsidiaries in which Company Employees are eligible to participate after the Effective Time (each such plan, a “New Plan”), Company Employees will be credited with their years of service with the Company and its subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employees were entitled, before the Effective Time, to credit for such service under any similar Company benefit plan in which such Company Employees were eligible to participate immediately prior to the Effective Time. However, that credit cannot result in a duplication of benefits and will not apply with respect to benefit accrual and eligibility for early retirement subsidies under any New Plan that is a defined benefit pension plan and for all purposes under any New Plan that is an incentive plan or postretirement health or welfare plan.
In addition, Parent will use commercially reasonable efforts to provide that (i) each Company Employee will be immediately eligible to participate in each New Plan to the extent such Company Employee was eligible to participate immediately prior to the Effective Time in a Company benefit plan providing analogous benefits (each such plan, a “Legacy Plan”), (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan will be waived for each Company Employee and his or her covered dependents, unless such conditions would not have been waived under the Legacy Plans and (iii) any eligible expenses incurred by each Company Employee and his or her covered dependents during the portion of the plan year of each Legacy Plan ending on the date such Company Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for such plan year as if such amounts had been paid in accordance with such New Plan.
The Company and its subsidiaries will pay, no later than the Closing Date, annual bonuses for any completed fiscal year that remain unpaid as of the Closing Date, based on actual performance, as reasonably determined by the Company after consultation with Parent. Parent will cause the Surviving Corporation to pay an annual bonus for the Closing Year to each Company Employee that was a participant in a Company annual cash bonus plan as of the Closing Date, in an amount based upon actual performance for the Closing Year, but not less than such participant’s Pro Rata Bonus Amount (as defined below). Such bonuses will be payable at the same time that annual bonuses would have been paid absent the Merger, subject to the participant’s continued employment with the Surviving Corporation or any of its subsidiaries through the bonus payment date. However, if the participant’s employment is terminated by the Surviving Corporation without “cause” (as defined in the Stock Incentive Compensation Plan, and as determined by Parent in good faith) prior to such payment date, the participant will be paid a prorated bonus (based on the number of months that commence during the Closing Year prior to the employment termination date) within sixty days after such participant’s employment termination date or such time as is otherwise required by applicable law or necessary to avoid the imposition of any additional Taxes or penalties pursuant to Section 409A of the Code, as long as (i) the participant executes and does not revoke a general release of claims in favor of Parent and the Surviving Corporation and their respective subsidiaries and affiliates and (ii) the payment of such bonus does not duplicate any severance payments. “Pro Rata Bonus Amount” means an amount equal to the product obtained by multiplying (1) the applicable Company Employee’s established annual bonus target opportunity under the applicable annual cash bonus plan, by (2) a fraction, the numerator of which equals the number of days that have elapsed from the first day of the calendar year in which the Closing Date occurs through the Closing Date and the denominator of which equals 365.
Indemnification and Insurance
The Merger Agreement provides that, for a period of six years after the Effective Time, Parent will cause the Surviving Corporation and its subsidiaries to, indemnify and hold harmless each former and present director or officer of the Company or any of its subsidiaries (each, together with such person’s heirs, executors or administrators, a “Company Indemnified Party”) against any costs, expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim with respect to acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, in connection with such persons serving as an officer, director, employee or other fiduciary of the Company or any of its subsidiaries or of any person if such service was at the request of the Company or any of its subsidiaries, in each case at or prior to the closing.
Parent has agreed, for a period of six years after the Effective Time, to the fullest extent permitted under applicable law, to cause to be maintained in effect the provisions in the certificate of incorporation or bylaws of the Surviving Corporation and each subsidiary of the Company regarding elimination of liability, indemnification and advancement of expenses in effect as of the date of the Merger Agreement, and, during such six year period, will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individual who immediately before the Effective Time was a Company Indemnified Party, except as required by applicable law.

Parent has also agreed to cause the Surviving Corporation to either (i) continue to maintain in effect for a period of no less than six years after the Effective Time the Company’s and its subsidiaries’ directors’ and officers’ liability, fiduciary liability, investment management liability, processional liability, cyber and employment practices liability insurance policies in place as of the Effective Time or (ii) purchase through a broker selected by Parent comparable insurance for such six-year period. However, Parent is not required to expend for such insurance an aggregate annual premium in excess of 300% of the aggregate annual premium of the Company paid for the applicable insurance in effect as of the date of the Merger Agreement, but in such case will purchase the most advantageous insurance available for a cost equal to such amount.
In lieu of the foregoing, at or prior to the Effective Time, the Company may, or at Parent’s request, the Company will, purchase (in consultation with Parent), at or prior to the Effective Time, “tail” directors’ and officer’s liability insurance with a reporting period six years after the Effective Time with coverage for the persons who are covered by the Company’s directors’ and officer’s liability insurance in effect as of the Effective Time, with terms, conditions, retentions and levels of coverage at least as favorable to the insureds as the Company’s directors’ and officer’s liability insurance in effect as of the Effective Time with respect to matters existing or occurring prior to the Effective Time. If the Company purchases such “tail policy,” Parent will not have any obligation to maintain or purchase comparable directors’ and officer’s liability insurance, provided that the aggregate premium for such “tail policies” shall not exceed the cap noted above. If any such tail policy is not available for an amount not exceeding the cap noted above, the Company may, or at Parent’s request, the Company will purchase a tail policy that is the most advantageous to the insureds thereunder as is available for amount not to exceed such amount.
Other Covenants
The Merger Agreement contains certain other covenants and agreements, including covenants relating to, among other things:
•	confidentiality and access by Parent to certain information about the Company;
•	preparation by the Company of this proxy statement and holding the Special Meeting;
•	consultation between Parent and the Company in connection with public statements with respect to the transactions contemplated by the Merger Agreement;
•
Parent and the Company notifying each other of certain events, including (i) receipt of written notice or other written communications from any person to either party, or either party’s affiliates or representatives, alleging that such person’s consent may be required in connection with the transactions contemplated by the Merger Agreement and (ii) any actions commenced (or to such party’s knowledge, threatened) against such party that, if pending on November 6, 2025, would have been required to be disclosed thereunder (in certain circumstances);

•
causing any dispositions of the Company equity securities resulting from the transactions contemplated by the Merger Agreement by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•	the delisting of the Common Stock from Nasdaq and the deregistration under the Exchange Act;
•
each party notifying the other party of any shareholder litigation relating to the transactions contemplated by the Merger Agreement, and each party giving the other party the opportunity to participate in the defense and settlement of any shareholder litigation against the Company or its directors relating to the Merger Agreement and the transactions contemplated by the Merger Agreement;

•	the Company using reasonable best efforts to provide reasonable and customary cooperation to Parent and Aquarian Holdings in connection with the debt financing;
•	Parent and Aquarian Holdings using their reasonable best efforts to obtain the investment, equity financing and debt financing;
•	the Company cooperating in good faith with Parent to execute and implement certain specified reinsurance transactions;
•
the Company using reasonable best efforts to facilitate and commence implementation of Parent’s proposed strategic asset allocation plan with respect to the investment assets, taking into account the Company’s general risk framework; and

•	the Company delivering (and causing its applicable subsidiaries to deliver) to Parent, on a regular basis, a summary report of certain investment assets.

Conditions to Consummation of the Merger
The obligations of each of the parties to the Merger Agreement to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the following conditions:
•	the Company Stockholder Approval having been obtained;
•	any applicable waiting period under the HSR Act having expired or been terminated;
•	certain regulatory approvals or non-disapprovals having been obtained with respect to relevant U.S. insurance regulators in Delaware, Massachusetts and New York;
•
FINRA’s approval of the CMA for the Broker-Dealer having been obtained or deemed satisfied if (i) thirty days elapsed after FINRA accepted the CMA as “substantially complete,” (ii) the Broker-Dealer notified FINRA that the parties intend to consummate the closing without final, approval from FINRA of the CMA for the Broker-Dealer, (iii) FINRA did not notify the Broker-Dealer that FINRA intends to impose any interim restrictions that would have a material adverse effect on the Broker-Dealer if the closing is consummated without such FINRA approval and (iv) FINRA did not advise that the parties are prohibited from consummating the closing without FINRA’s prior approval of the CMA for the Broker-Dealer or that FINRA expects to disapprove such CMA or grant such CMA only if material restrictions are imposed on the Broker-Dealer; and

•
the absence of any judgment, temporary restraining order, preliminary or permanent injunction or other similar order, decree or ruling issued by any governmental entity having jurisdiction of any party, and no law having been promulgated, enacted, issued or deemed applicable to the Merger by any governmental entity having jurisdiction of any party, in each case that prohibits or makes illegal the consummation of the Merger.

The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the following additional conditions:
•	the Company having performed in all material respects all obligations and complied with all covenants required to be performed or complied with by it prior to the Closing Date;
•
the representations and warranties of the Company with respect to (i) the Company’s corporate existence and power, (ii) the Company’s authority to execute, deliver and perform the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, (iii) the Company’s compliance with its organizational documents, (iv) the Company’s subsidiaries, (v) finders’ and brokers’ fees, (vi) the opinions of the Company’s financial advisors and (vii) anti-takeover agreements and statutes being true and correct in all material respects (in each case, without giving effect to any Company Material Adverse Effect or materiality qualifiers) at and as of the date of the Merger Agreement and at and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

•
the representations and warranties of the Company with respect to the Company’s authorized, issued and outstanding capital stock being true and correct (other than de minimis inaccuracies) at and as of the date of the Merger Agreement and at and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

•
the Company’s representation and warranty that, from December 31, 2024 through the date of the Merger Agreement, no event or effect has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect being true and correct at and as of the date of the Merger Agreement and at and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

•
other than the representations and warranties mentioned in the three bullets directly above, all of the Company’s other representations and warranties being true and correct (without giving effect to any Company Material Adverse Effect or materiality qualifiers) as of the date of the Merger Agreement and at and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect;

•
since the date of the Merger Agreement, there having not been any state of facts, change, development, event, effect, condition or occurrence, individually or in the aggregate, that has had, or would reasonably be expected to have, a Company Material Adverse Effect;

•
Parent and Merger Sub having received a certificate of the Company, executed on its behalf by an authorized officer of the Company, dated the Closing Date, confirming that each of the conditions specified above has been satisfied; and

•	no Burdensome Condition having been imposed.
The obligations of the Company to consummate the Merger are also subject to the satisfaction (or, to the extent permitted by law, waiver) of the following additional conditions:
•	Parent having performed in all material respects all of its obligations required to be performed by it as of or prior to the Closing Date;
•
the representations and warranties of Parent and Merger Sub being true and correct (without giving effect to any Parent Material Adverse Effect or materiality qualifiers) at and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect; and

•
the Company having received a certificate of Parent, executed on its behalf by an authorized officer of Parent, dated the Closing Date, certifying that each of the conditions specified above has been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated prior to the Effective Time by the mutual written consent of the Company and Parent.
The Merger Agreement may be terminated by either the Company or Parent if:
•	the Company Stockholder Approval is not obtained because the required vote is not obtained at a duly held Company stockholder meeting or any adjournment or postponement thereof;
•
the closing of the Merger has not yet occurred by the Outside Date and the party seeking to terminate the Merger Agreement on this basis has not breached any representation or warranty or failed to fulfill any covenant or agreement under the Merger Agreement that has been the principal cause of, or resulted in, the failure of the closing of the Merger to occur on or before the Outside Date; or

•
if a law is adopted that permanently makes the consummation of the Merger illegal or otherwise permanently prohibits the Merger, or if any final and nonappealable judgment, injunction, decree or order issued by any governmental entity having jurisdiction of any party permanently enjoins or prohibits Parent or the Company from consummating the Merger, and the party seeking to terminate the Merger Agreement on this basis has not breached any representation and warranty or failed to fulfill any covenant under the Merger Agreement, where such breach was the principal cause of, or resulted in, such legal restraint.

If (i) the closing of the Merger has not occurred by September 6, 2026 by reason of the applicable waiting period under any Antitrust Laws not having expired or been terminated or the failure to obtain the necessary approvals and prior written non-disapprovals from the applicable governmental entities and (ii) all other conditions in the Merger Agreement have been satisfied up to such time (other than those conditions that by their terms are to be satisfied at the closing of the Merger, each of which is capable of being satisfied at the closing of the Merger) or (to the extent permitted by Law) waived, the Outside Date will be automatically extended to December 6, 2026.
The Merger Agreement may be terminated by Parent if (i) a Company Adverse Recommendation Change has occurred, (ii) the Company or any of its subsidiaries has entered into any alternative acquisition agreement, (iii) the Company has willfully breached any of its covenants with respect to obtaining the Company Stockholder Approval or with respect to not soliciting an alternative acquisition agreement or (iv) the Company has breached any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which would result in a failure to satisfy certain conditions to the consummation of the Merger that are dependent on the Company’s compliance with certain terms of the Merger Agreement, and such breach is incapable of being cured prior to the Outside Date, or if capable of being cured prior to the Outside Date, has not been cured by the earlier of (a) 30 days after the giving of written notice to the Company of such breach and (b) two business days prior to the Outside Date (a “Company Terminable Breach”), but only if Parent and Merger Sub are not then in Parent Terminable Breach (as defined below) of any of their respective representations, warranties, covenants or agreements contained in the Merger Agreement.
The Merger Agreement may be terminated by the Company if (i) prior to obtaining the Company Stockholder Approval, (a) the Brighthouse Financial Board authorizes the Company to enter into an alternative acquisition agreement with respect to a Superior Proposal to the extent permitted by, and subject to the terms and conditions of the Merger Agreement; (b) substantially concurrent with the termination of the Merger Agreement, the Company enters into an alternative acquisition agreement providing for a Superior Proposal and (c) prior to or concurrently with such termination, the Company pays to Parent in immediately available funds any fees required to be paid (as described below in the section titled “The Merger Agreement — Termination Fees and Expenses”), (ii) Parent or Merger Sub has breached any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement, and such breach is incapable of being cured prior to the Outside Date, or if capable of being cured prior to the Outside Date, has not been cured by the earlier of (a) thirty days after the giving of written notice to the Company of such breach and (b) two business days prior to the Outside Date (a “Parent Terminable Breach”), but only if the Company is not then in Company Terminable Breach of any of its respective representations, warranties, covenants or agreements contained in the Merger Agreement or (iii) (A) all of the mutual conditions and the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the closing, but subject to such conditions being able to be satisfied if the closing were to occur at such time) have been satisfied, (B) the Company has provided irrevocable written notice to Parent that all conditions to the obligation of the Company to consummate the Merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, but subject to such conditions being able to be satisfied if the closing were to occur at such time) or that it is willing to waive any such unsatisfied conditions, and that it is prepared, willing and able to effect the closing and will effect the closing, (C) the Company has irrevocably confirmed in writing to Parent that the Company is prepared, willing and able to effect the closing and the other transactions contemplated by the Merger Agreement and (D) Parent has failed to consummate the closing by the date that is five business days after the date when it would be required under the Merger Agreement.
Termination Fees and Expenses
Generally, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring those expenses, regardless of whether the Merger is completed.
The Company will pay to Parent a fee of $143,524,000 (the “Company Termination Fee”) if:
•
Parent terminates the Merger Agreement because a Company Adverse Recommendation Change has occurred, the Company or any of its subsidiaries have entered into an alternative acquisition agreement with respect to a Company Acquisition Proposal or the Company or any of its representatives have willfully breached its obligations with respect to not soliciting an alternative acquisition agreement or with respect to obtaining the Company Stockholder Approval;

•
the Company terminates the Merger Agreement because, prior to the Company obtaining the Company Stockholder Approval (i) the Brighthouse Financial Board authorizes the Company to enter into an alternative acquisition agreement with respect to a Superior Proposal and (ii) substantially concurrent with the termination of the Merger Agreement, the Company enters into an alternative acquisition agreement providing for a Superior Proposal;

•
either Parent or the Company terminates the Merger Agreement because (i) the Company Stockholder Approval has not been obtained because the required vote is not obtained at a duly held Company stockholder meeting or any adjournment or postponement thereof or (ii) the closing of the Merger has not occurred by the Outside Date and the party seeking to terminate the Merger Agreement has not breached any representation or warranty or failed to fulfill any covenant or agreement under the Merger Agreement that has been the principal cause of, or resulted in, the failure of the closing of the Merger to occur on or before the Outside Date and in each case of (i) and (ii) at any time prior to such termination (x) a Company Acquisition Proposal has been made to the Company or the Brighthouse Financial Board or publicly announced and has not been withdrawn prior to the termination of the Merger Agreement and (y) within twelve months after such termination, the Company (A) enters into an agreement with respect to any Company Acquisition Proposal and such Company Acquisition Proposal is subsequently consummated or (B) consummates any Company Acquisition Proposal; provided that for purposes of the definition of “Company Acquisition Proposal” in this paragraph, references to “10%” and “90%” are replaced by “50%”; or

•
Parent terminates the Merger Agreement because of a Company Terminable Breach and at any time prior to such termination (i) a Company Acquisition Proposal has been made to the Company or Brighthouse Financial Board or publicly announced and has not been withdrawn prior to the termination of the Merger Agreement and (ii) within twelve months after such termination, the Company (A) enters into an agreement with respect to a Company Acquisition Proposal and such Company Acquisition Proposal is subsequently consummated or (B) consummates any Company Acquisition Proposal; provided that for purposes of the definition of “Company Acquisition Proposal” in this paragraph, references to “10%” and “90%” are replaced by “50%.”

Parent will pay to the Company a fee of $225,537,000 (the “Parent Termination Fee”) if:
•
the Company terminates the Merger Agreement because (A) all of the mutual conditions and conditions to the obligations of Parent and Merger Sub set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the closing, but subject to such conditions being able to be satisfied if the closing were to occur at such time) have been satisfied, (B) the Company has provided irrevocable written notice to Parent at least one business day prior to such termination that all additional conditions to the obligation of the Company to consummate the Merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, but subject to such conditions being able to be satisfied if the closing were to occur at such time) or that it is willing to waive any such unsatisfied conditions, and that it is prepared, willing and able to effect the closing and will effect the closing, (C) the Company has irrevocably confirmed in writing to Parent that the Company is prepared, willing and able to effect the closing and the other transactions contemplated by the Merger Agreement and (D) Parent has failed to consummate the closing by the date that is five business days after the date when it would be required under the Merger Agreement.

Amendment and Waiver
The Merger Agreement may be amended or waived prior to the Effective Time by the parties in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of waiver, by the party against whom the waiver is to be effective.
Specific Performance
The parties have agreed that irreparable damage would occur in the event that any of the provisions of the Merger Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the parties have agreed that, in addition to any other remedy available to the parties under the Merger Agreement, each of the parties will be entitled to injunctions, specific performance or other equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. Parent, Merger Sub and the Company have agreed in the Merger Agreement, however, that the Company, its subsidiaries and their respective affiliates will not be permitted to enforce specifically any of Aquarian Holdings’ and its affiliates’ respective rights under the Debt Commitment Letter or any other agreements relating to the debt financing.
The parties have also agreed that the Company will be entitled to specific performance to cause each of the equity financing and the investment to be funded and to cause Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement in accordance with the terms thereof if, prior to the earlier of the Effective Time and the valid termination of the Merger Agreement, (i) all of the mutual conditions and conditions to the obligations of Parent and Merger Sub set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the closing, but subject to such conditions being able to be satisfied if the Closing were to occur at such time) have been satisfied or waived, (ii) the Company has provided irrevocable written notice to Parent that all additional conditions to the obligation of the company to consummate the Merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, but subject to such conditions being able to be satisfied if the closing were to occur at such time) or that it is willing to waive any such unsatisfied conditions, (iii) the debt financing has been funded or will be funded in full on the Closing Date in accordance with the terms of the Debt Commitment Letter, (iv) Parent has failed to consummate the closing on the date when it would be required under the Merger Agreement and (v) the Company has irrevocably confirmed in writing to Parent that (A) if specific performance were granted and the debt financing were funded, then the closing would occur substantially simultaneously with the drawdown of the equity financing, the investment and the debt financing and (B) the Company is prepared, willing and able to effect the closing and the Merger and other transactions. The Company is a third-party beneficiary under the equity commitment letter and investment commitment letter solely for the purpose of seeking specific performance of the commitment party’s obligation to fund the commitment thereunder, subject to the conditions set forth therein.
Governing Law
The Merger Agreement is governed by and construed in accordance with the laws of the state of Delaware, without giving effect to the principles of conflicts of laws thereof that might require the application of the laws of another jurisdiction.

PROPOSALS FOR THE SPECIAL MEETING
The Merger Proposal
For a summary and detailed information regarding the Merger Proposal, see the information about the Merger Agreement throughout this proxy statement, including the information set forth in the section titled “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement.
Stockholder approval of the Merger Proposal is a condition to the completion of the Merger. If the Merger Proposal is not approved, the Merger and the transactions contemplated by the Merger Agreement will not be completed even if the other proposals related to the Merger are approved.
The Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of 5:00 p.m. Eastern Standard Time on the Record Date. Abstentions from voting and failures to vote (including failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock) will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.
The Brighthouse Financial Board has unanimously approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and unanimously recommends that the holders of shares of Common Stock vote “FOR” the Merger Proposal.
The Compensation Proposal
Section 14A of the Exchange Act and the applicable SEC rules thereunder, which were implemented as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, require Brighthouse Financial to provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Brighthouse Financial’s named executive officers that is based on or otherwise relates to the Merger and the other transactions contemplated by the Merger Agreement, including the payments summarized in the “golden parachute compensation” table and the related narrative compensation disclosures regarding Brighthouse Financial’s named executive officers set forth in “The Merger — Interests of Brighthouse Financial Directors and Executive Officers in the Merger.” This vote is commonly referred to as a “golden parachute say on pay” vote. Accordingly, Brighthouse Financial’s stockholders are being provided with the opportunity to cast an advisory vote on these change of control payments.
Because the vote is advisory, the vote on the Compensation Proposal is not binding on Brighthouse Financial or the Brighthouse Financial Board. Furthermore, approval of the Compensation Proposal is not a condition to completion of the Merger.
Brighthouse Financial is seeking approval of the following resolution at the Special Meeting:
“RESOLVED, that Brighthouse Financial’s stockholders approve, on an advisory (non-binding) basis, the compensation of Brighthouse Financial’s named executive officers that is based on or otherwise relates to the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger — Interests of Brighthouse Financial Directors and Executive Officers in the Merger” (which disclosure includes the “golden parachute compensation” table and related narrative compensation disclosures regarding Brighthouse Financial’s named executive officers required pursuant to Item 402(t) of Regulation S-K).”
Approval of the Compensation Proposal on an advisory (non-binding) basis requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the proposal. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” the approval of the Compensation Proposal. Failures to vote will have no effect on the vote for the Compensation Proposal.
The Brighthouse Financial Board unanimously recommends that the holders of shares of Common Stock vote “FOR” the Compensation Proposal.
The Adjournment Proposal
If Brighthouse Financial fails to receive a sufficient number of votes to approve the Merger Proposal, Brighthouse Financial may propose to adjourn the Special Meeting, if a quorum is present, for the purpose of soliciting additional proxies to approve the Merger Proposal. Brighthouse Financial currently does not intend to propose adjournment of the Special Meeting if there are sufficient votes to approve the Merger Proposal. Brighthouse Financial does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the proposal. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” the approval of the Adjournment Proposal. Failures to vote will have no effect on the vote for the Adjournment Proposal.
The Brighthouse Financial Board unanimously recommends that the holders of shares of Common Stock vote “FOR” the Adjournment Proposal.

APPRAISAL RIGHTS
The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to Section 262 of the DGCL, which can be accessed at https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated by reference herein. Holders of shares of Common Stock intending to exercise appraisal rights should carefully review Section 262 of the DGCL in its entirety. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL in a timely manner will result in a loss of appraisal rights. This summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to demand appraisal under Section 262 of the DGCL.
All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of Common Stock; all references to “beneficial owner” are to a person who is the beneficial owner of shares of Common Stock held either in voting trust or by a nominee on behalf of such person; and all references to “person” are to any individual, corporation, partnership, unincorporated association or other entity. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.
If the Merger is completed and you are a stockholder or beneficial owner of Brighthouse Financial and comply with the statutory procedures set forth in Section 262 of the DGCL, you may be entitled to appraisal rights under Section 262 of the DGCL. To exercise and perfect appraisal rights, a holder of record or beneficial owner of shares of Common Stock must satisfy the requirements of Section 262 and follow precisely the statutory procedures pursuant to Section 262 of the DGCL in a timely manner.
The full text of Section 262 of the DGCL is available at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Set forth below is a summary description of Section 262 of the DGCL. The following is intended as a brief summary of the material provisions of statutory procedures pursuant to Section 262 of the DGCL required to be followed by a stockholder or beneficial owner to perfect appraisal rights. This summary is not a complete statement of all applicable requirements or considerations and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which can be accessed via the link set forth above. This summary does not constitute any legal or other advice and does not constitute a recommendation that any person exercise their appraisal rights under Section 262 of the DGCL.
Under Section 262, if the Merger is completed, holders of record and beneficial owners of Common Stock who (i) deliver a written demand for appraisal of such person’s shares of Common Stock to us prior to the vote on the approval of the Merger Agreement, (ii) do not vote, in person or by proxy, in favor of the Merger Proposal, (iii) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the effective date of the Merger, and (iv) otherwise comply with the procedures set forth in Section 262 may be entitled to have their shares of Common Stock appraised by the “Delaware Court of Chancery” and to receive payment in cash, in lieu of the Merger Consideration, for the “fair value” of their shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the Merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid in the Merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below. The “fair value” of such shares of Common Stock, as determined by the Delaware Court of Chancery may be less than, equal to or more than the consideration offered pursuant to the Merger Agreement.
Under Section 262 of the DGCL, Brighthouse Financial is required, not less than 20 days before the Special Meeting, to notify each of the holders of shares of Common Stock as of the Record Date who are entitled to appraisal rights that appraisal rights are available for any or all of the shares of Common Stock, and is required to include in the required notice either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed. This proxy statement constitutes such notice to the holders of shares of Common Stock, and Section 262 of the DGCL can be accessed at https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Any holder of record or beneficial owner of Common Stock who wishes to exercise such appraisal rights or who wishes to preserve their right to do so should review Section 262 of the DGCL carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL. Because of the complexity of Section 262 of the DGCL, any holder of record or beneficial owner of Common Stock who desires to exercise their appraisal rights should consult their legal and financial advisors.
Holders of record and beneficial owners of shares of Common Stock who desire to exercise their appraisal rights must deliver to Brighthouse Financial a written demand for appraisal of their shares of Common Stock no later than the taking of the vote on the Merger Proposal at the Special Meeting, which is scheduled to occur on    , 2026. In the case of a written demand for appraisal made by a stockholder of record, a demand for appraisal will be sufficient if it reasonably informs Brighthouse Financial of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of

Common Stock. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list (as defined below). A person wishing to exercise appraisal rights must deliver to Brighthouse Financial, before the vote on the approval of the Merger Agreement at the Special Meeting, a written demand for the appraisal of such person’s shares. In addition, that person must not vote or submit a proxy in favor of the approval of the Merger Agreement. A vote in favor of the approval of the Merger Agreement, in person at the Special Meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must own or hold, as applicable, beneficially or of record, the shares on the date the written demand for appraisal is delivered and must continue to hold or own, as applicable, the shares through effective date of the Merger. Accordingly, a stockholder or beneficial owner who thereafter transfers their shares prior to the Effective Time, will lose any right to appraisal in respect of such shares.
Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote against the Merger Proposal. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will constitute a waiver of appraisal rights.
All written demands for appraisal of shares of Common Stock must be mailed or delivered to:
Brighthouse Financial, Inc.
11225 North Community House Road
Charlotte, North Carolina 28277
Attention: Corporate Secretary
If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by the fiduciary in that capacity. If the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner.
If the Merger is completed, within ten days after the Effective Time, the Surviving Corporation will notify each record holder of shares of Common Stock who has properly and validly made a written demand for appraisal pursuant to Section 262 of the DGCL, and who has not voted in favor of the Merger Proposal and any beneficial owner who has demanded appraisal in accordance with Section 262 of the DGCL that the Merger has become effective and the effective date thereof.
At any time within 60 days after the Effective Time, any person who has demanded an appraisal but has not commenced an appraisal proceeding or joined a proceeding as a named party, may withdraw the demand and accept the consideration specified by the Merger Agreement for that person’s shares of Common Stock by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. Unless the demand is properly withdrawn by the person who has not commenced an appraisal proceeding or joined that proceeding as a named party within 60 days after the Effective Time, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262 of the DGCL, provided, however, that this will not affect the right of any such person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger Consideration within 60 days after the Effective Time. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any person who withdraws such person’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the person will be entitled to receive only the appraised value of such person’s shares of Common Stock as determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the Merger Agreement.
Within 120 days after the Effective Time, but not thereafter, either the Surviving Corporation or any person who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Common Stock held by all stockholders and beneficial owners entitled to appraisal. Upon the filing of the petition by a person, service of a copy of such petition will be made upon the Surviving Corporation. The Surviving Corporation has no obligation to file such a petition and has no present intention to file a petition, and holders of shares of Common Stock should not assume that the Surviving Corporation will file a petition.
Accordingly, it is the obligation of the holders of shares of Common Stock to initiate all necessary action to perfect their appraisal rights in respect of shares of Common Stock within the time prescribed in Section 262 of the DGCL, and the failure of a person to file such a petition within the period specified in Section 262 of the DGCL could result in a loss of such person’s appraisal rights. Within 120 days after the Effective Time, any person who has properly complied with the requirements of Section 262 of the DGCL will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares of Common Stock not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be given within ten days after such written request has been received by the Surviving Corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the Surviving Corporation such statement. If a petition for an appraisal is not filed within the time provided in accordance with Section 262 of the DGCL, then the right to appraisal with respect to the shares of Common Stock will cease.
If a petition for appraisal is duly filed by a person and a copy of the petition is served upon the Surviving Corporation, then the Surviving Corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list (referred to in this summary as the “verified list”) containing the names and addresses of all persons who have demanded payment for their shares of Common Stock and with whom agreements as to the value of their shares of Common Stock have not been reached by the Surviving Corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, will give notice of the time and place fixed for the hearing of such petition by mail to the Surviving Corporation and to the persons shown on such list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery and the costs of any such notice are borne by the Surviving Corporation.
After notice to persons who have demanded appraisal, at the hearing of such petition, the Delaware Court of Chancery will determine those persons who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Because the Common Stock will be listed on Nasdaq immediately prior to the Effective Time, the Delaware Court of Chancery is required under Section 262 of the DGCL to dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights, unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Common Stock or (2) the value of the consideration provided in the Merger for such total number of shares of Common Stock exceeds $1 million.
After determination of the persons entitled to appraisal of their shares of Common Stock, the Delaware Court of Chancery will appraise the shares of the Common Stock in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court of Chancery will determine the fair value of the shares of Common Stock, as of the Effective Time, after taking into account all relevant factors but exclusive of any element of value arising from the accomplishment or expectation of the Merger, and together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those persons of the certificates representing their shares of Common Stock. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to any person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.
You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the Merger, is not an opinion as to fair value under Section 262 of the DGCL. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, we do not anticipate offering more than the Merger Consideration to any stockholder or beneficial owner exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of common stock is less than the Merger Consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the Delaware Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that were known or that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but that rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”
Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the parties participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Each person seeking appraisal is responsible for their attorneys’ and expert witness expenses; although, upon the application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Common Stock entitled to appraisal not dismissed pursuant to subsection (k) of Section 262 of the DGCL or subject to such an award pursuant to a reservation of jurisdiction.
From and after the Effective Time, no any person who has demanded appraisal rights with respect to some or all of such person’s shares of Common Stock in compliance with Section 262 of the DGCL will be entitled to vote shares of Common Stock for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Common Stock (except dividends or other distributions payable to stockholders or beneficial owners at a date which is prior to the Effective Time).
If no petition for appraisal is filed within 120 days after the Effective Time, then the right of all persons to appraisal will cease and the persons’ shares of Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes. A person will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. In addition, as described above, a person may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL at any time within 60 days after the Effective Time (or thereafter with the written approval of Brighthouse Financial) and accept the Merger Consideration, without interest and less any applicable withholding taxes, offered pursuant to the Merger Agreement. Once a petition for appraisal has been filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. However, that restriction will not affect the right of any person who has not commenced an appraisal proceeding or has not joined the appraisal proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger Consideration, without interest and less any applicable withholding taxes, within 60 days after the Effective Time. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a person’s statutory appraisal rights. Because of the complexity of Section 262 of the DGCL, holders of record and beneficial owners of shares of Common Stock who may wish to dissent to the Merger and pursue appraisal rights should consult their legal and financial advisors.
To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.

MARKET PRICES AND DIVIDEND DATA OF COMMON STOCK
Shares of Common Stock are listed for trading on Nasdaq under the symbol “BHF.” The following table sets forth, for the fiscal quarters indicated, on a per-share basis, the high and low sale prices for shares of Common Stock for the periods indicated as reported on Nasdaq composite transactions reporting system.

	High	Low
Fiscal Year Ended December 31, 2023
First Quarter	$60.54	$39.54
Second Quarter	$47.83	$39.24
Third Quarter	$54.73	$46.21
Fourth Quarter	$56.25	$44.10
Fiscal Year Ended December 31, 2024
First Quarter	$54.73	$43.47
Second Quarter	$52.48	$40.24
Third Quarter	$51.10	$40.00
Fourth Quarter	$53.50	$43.45
Fiscal Year Ending December 31, 2025
First Quarter	$64.12	$45.42
Second Quarter	$62.73	$44.29
Third Quarter	$60.74	$42.07
Fourth Quarter (through December 19, 2025)	$66.33	$44.51

The Merger Consideration of $70.00 per share of Common Stock represents a 37.0% premium to the share price of $51.09 at closing on January 27, 2025, regarded by Brighthouse Financial as the last undisturbed closing sale price prior to the announcement of the Merger Agreement, as well as a 37.7% premium over Brighthouse Financial’s 90-day volume-weighted average price as of November 5, 2025, the last full trading day prior to the announcement of the Merger Agreement. On    , 2026, the most recent practicable date before the date of this proxy statement, the closing price for the shares of Common Stock on Nasdaq was $    per share.
Brighthouse Financial has not declared or paid any dividends on its Common Stock for the fiscal years indicated in the preceding table. Brighthouse Financial has agreed not to declare, set aside or pay any dividends or other distribution on the Common Stock during the period from the date of the Merger Agreement through the earlier of the closing of the Merger and the termination of the Merger Agreement.
As a result of the Merger, following the Effective Time, the Common Stock will no longer be publicly traded and will be delisted from Nasdaq and will be deregistered under the Exchange Act.
As of    , 2026, there were     outstanding shares of Common Stock, and there were record holders of shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The information provided below sets forth certain information as of December 15, 2025, regarding (i) the ownership of voting securities of Brighthouse Financial by each person who is known to the management of Brighthouse Financial to have been the beneficial owner of more than 5% of the Common Stock; (ii) the ownership interest of each director of Brighthouse Financial; (iii) the ownership interest of each Named Executive Officer of Brighthouse Financial; and (iv) the ownership interest of executive officers and directors of Brighthouse Financial as a group. Insofar as is known to Brighthouse Financial, each such person, entity or group has sole voting and dispositive power with respect to all such shares of Common Stock, except as otherwise noted.
For purposes of the tables below, the amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “dispositive power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including through the exercise of options or warrants. Beneficial ownership also includes securities that are the subject of a voting trust, proxy, power of attorney or other similar agreement. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which they have no economic interest. Except as expressly stated otherwise, the address for the beneficial owners listed below is: c/o Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, North Carolina 28277.
5% or More Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
The Vanguard Group(1) 100 Vanguard Boulevard, Malvern, PA 19355	6,556,875	11.4%
BlackRock, Inc.(2) 55 East 52nd Street, New York, NY 10055	6,231,087	10.8%
Dimensional Fund Advisors LP(3) 6300 Bee Cave Road, Building One, Austin, TX 78746	3,415,210	5.9%

(1)
Based on a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, reporting beneficial ownership as of December 31, 2023, with shared voting power with respect to 40,354 of the shares, sole dispositive power with respect to 6,447,540 of the shares, shared dispositive power with respect to 109,335 of the shares and no sole voting power with respect to any of the shares.

(2)
Based on a Schedule 13G/A filed with the SEC on January 24, 2024, by BlackRock, Inc., reporting beneficial ownership as of December 29, 2023, with sole voting power with respect to 6,023,450 of the shares, sole dispositive power with respect to 6,231,087 of the shares and no shared voting power and no shared dispositive power with respect to any of the shares.

(3)
Based on a Schedule 13G filed with the SEC on February 9, 2024, by Dimensional Fund Advisors LP, reporting beneficial ownership as of December 31, 2023, with sole voting power with respect to 3,360,436 of the shares, sole dispositive power with respect to 3,415,210 of the shares and no shared voting power and no shared dispositive power with respect to any of the shares.

Directors and Executive Officers

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Common Stock Outstanding
Myles Lambert	51,593	*
Allie Lin	6,451	*
John Rosenthal	101,118	*
Edward Spehar	47,342	*
Eric Steigerwalt(3)	424,373	*
Chuck Chaplin	49,898	*
Steve Hooley	17,879	*
Michael Inserra	4,397	*
Carol Juel	12,710	*
Eileen Mallesch	22,585	*
Diane Offereins	25,797	*
Paul Wetzel(4)	25,806	*
Lizabeth Zlatkus	4,397	*
All Directors and executive officers as a group (14 persons)(5)	822,313	1.4%

*	Indicates that the percentage of beneficial ownership does not exceed 1%.
(1)	The address of each beneficial owner presented in the table is c/o Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, North Carolina 28277.
(2)
Includes shares that the current executive officers have the right to acquire within 60 days of December 15, 2025, through the exercise of underlying options as follows: Mr. Lambert, 15,816; Mr. Rosenthal, 22,522; and Mr. Steigerwalt, 92,137.

(3)	Includes 1,801 shares held in a joint tenancy account with Mr. Steigerwalt’s spouse.
(4)	Includes 9 shares held by Mr. Wetzel’s spouse.
(5)	Includes shares that Vonda Huss (Executive Vice President and Chief Human Resources Officer) has the right to acquire within 60 days of December 15, 2025, through the exercise of 6,526 options.

FUTURE STOCKHOLDER PROPOSALS
Brighthouse Financial expects to hold an annual meeting of stockholders for 2026, unless the Merger has been completed prior to the date thereof.
Pursuant to Rule 14a-8 under the Exchange Act, holders of shares of Common Stock may present proper proposals (“stockholder proposals”) for inclusion in Brighthouse Financial’s proxy statement and form of proxy and for consideration at Brighthouse Financial’s next annual meeting of stockholders. For a stockholder proposal to be eligible for inclusion in the proxy statement and form of proxy for next year’s annual meeting pursuant to Rule 14a-8(e) of the Exchange Act, the proposal must be received by the Corporate Secretary of Brighthouse Financial at 11225 North Community House Road, Charlotte, North Carolina 28277 not later than December 30, 2025, the date that is at least 120 days prior to April 29, 2026 (the anniversary of the date the proxy statement for Brighthouse Financial’s 2025 annual meeting was first made available to stockholders). Those proposals must meet all of the requirements of applicable Delaware law and the rules and regulations promulgated by the SEC (including the requirements of Rule 14a-8) to be eligible for inclusion in Brighthouse Financial’s 2026 proxy materials. While the Brighthouse Financial Board will consider stockholder proposals, Brighthouse Financial reserves the right to omit from Brighthouse Financial’s proxy statement and form of proxy stockholder proposals that Brighthouse Financial is not required to include under the Exchange Act, including Rule 14a-8 thereunder.
Pursuant to Brighthouse Financial’s amended and restated bylaws, stockholder proposals, including stockholder director nominations, submitted for consideration at the 2026 annual meeting of stockholders but not submitted for inclusion in Brighthouse Financial’s proxy statement for the 2026 annual meeting pursuant to Rule 14a-8 generally must be delivered to Brighthouse Financial’s Corporate Secretary no later than 90 days nor earlier than 120 days before June 12, 2026, the first anniversary of the 2025 annual meeting. Accordingly, any such proposal must be received no earlier than February 12, 2026, and no later than March 14, 2026. However, if the date of the 2026 annual meeting is more than 30 days before or more than 70 days after June 12, 2026, notice by the holder of Common Stock must be so delivered not earlier than the close of business on the 120th day prior to the 2026 annual meeting and not later than the close of business on the later of the 90th day prior to the 2026 annual meeting or the tenth day following the day on which public announcement of the date of that meeting is first made by Brighthouse Financial.
In addition to the timely notice requirements, a proposal for nominees for directors must comply with Section 11(A) of our amended and restated bylaws. Stockholder proposals related to other business must also comply with Section 11(A) of our amended and restated bylaws. Furthermore, any stockholder proposal must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.
Stockholders may contact the Corporate Secretary at our principal executive office located at 11225 North Community House Road, Charlotte, North Carolina 28277 for a copy of the requirements for making stockholder proposals.

OTHER MATTERS PRESENTED AT THE MEETING
As of the date of this proxy statement, the Brighthouse Financial Board does not know of any matters that will be presented for consideration at the Special Meeting, other than as described in this proxy statement. In accordance with the amended and restated bylaws of Brighthouse Financial, business transacted at the Special Meeting will be limited to those matters set forth in the accompanying notice of the Special Meeting. Nonetheless, if any other matter is properly presented at the Special Meeting, or any adjournment or postponement of the Special Meeting, and is voted upon, the enclosed proxy card will confer discretionary authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any such matters. It is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matters.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
To reduce the expense of delivering duplicate proxy materials to holders of shares of Common Stock, we are relying upon SEC rules that permit us to deliver only one set of proxy materials to multiple stockholders who share an address and last name (known as “householding”), unless we receive contrary instructions from any stockholder at that address.
Under this procedure, certain record holders of shares of Common Stock who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Holders of shares of Common Stock who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you are a holder of Common Stock who receives a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please contact Broadridge, either by calling toll-free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements. Our website is located at www.brighthousefinancial.com.
We use our website as a routine channel for distribution of information that may be deemed material for investors, including news releases, presentations, financial information, statutory filings and corporate governance information. We post filings on our website as soon as practicable after they are electronically filed with, or furnished to, the SEC, including our annual and quarterly reports on Forms 10-K and 10-Q and current reports on Form 8-K; our proxy statements; and any amendments to those reports or statements. All such postings and filings are available on the “Investor Relations” portion of our website free of charge.
Information contained on or connected to any website referenced in this proxy statement or the documents incorporated by reference herein is not incorporated by reference into this proxy statement or the documents incorporated by reference herein and any website references are intended to be inactive textual references only unless expressly noted.
This proxy statement also incorporates by reference, and is accompanied by, the documents listed below that Brighthouse Financial has previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). These documents contain important information about Brighthouse Financial, its financial condition or other matters:
•	Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”);
•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025;
•	Proxy Statement on Schedule 14A, filed on April 29, 2025 (solely to the extent the information therein is incorporated by reference into Part III of the Annual Report); and
•	Current Reports on Form 8-K, filed on February 4, 2025, May 20, 2025, June 16, 2025, September 2, 2025, November 6, 2025 and November 6, 2025 (solely with respect to Item 1.01 and Item 8.01).
In addition, Brighthouse Financial incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed.
You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or Brighthouse Financial will provide you with copies of these documents, without charge, upon written or oral request to:
Brighthouse Financial, Inc.
11225 North Community House Road
Charlotte, North Carolina 28277
(980) 365-7100
In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document controls.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT IN DECIDING HOW TO VOTE YOUR COMMON STOCK. BRIGHTHOUSE FINANCIAL HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED    , 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO BRIGHTHOUSE FINANCIAL STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.
This proxy statement contains a description of the representations and warranties that each of Parent and Brighthouse Financial made to the other in the Merger Agreement. Representations and warranties made by Parent, Brighthouse Financial and other applicable parties are also set forth in contracts and other documents (including the Merger Agreement) that are attached to this proxy statement or are incorporated by reference into this proxy statement. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements and not to provide any other factual information regarding Parent, Brighthouse Financial or their businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone but instead should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

ANNEX A

EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

by and among

AQUARIAN HOLDINGS VI L.P.,

AQUARIAN BEACON MERGER SUB INC.,

AQUARIAN HOLDINGS LLC
(solely for purposes of Section 5.7, Section 6.18, Section 6.19 and Section 9.13)

and

BRIGHTHOUSE FINANCIAL, INC.

Dated as of November 6, 2025

A-i

Exhibits

Exhibit A	Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation

A-ii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 6, 2025, is by and among Aquarian Holdings VI L.P., a Delaware limited partnership (“Parent”), Aquarian Beacon Merger Sub Inc., a Delaware corporation and an indirect wholly owned Subsidiary of Parent (“Merger Sub”), solely for purposes of Section 5.7, Section 6.18, Section 6.19 and Section 9.13, Aquarian Holdings LLC, a Delaware limited liability company (“Aquarian Holdings”), and Brighthouse Financial, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub, Aquarian Holdings (subject to the foregoing sentence) and the Company is sometimes referred to individually as a “Party” and collectively as the “Parties”.
W I T N E S S E T H:
WHEREAS, it is proposed that, upon the terms and subject to the satisfaction of the conditions set forth in this Agreement, at the Effective Time, Merger Sub will be merged with and into the Company (the “Merger”) in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company surviving the Merger as the Surviving Corporation, whereby (a) each issued and outstanding Share as of the Effective Time (other than Excluded Shares and Dissenting Shares) shall be converted into the right to receive $70.00 per Share, net in cash, without interest and less any amounts entitled to be deducted or withheld in accordance with Section 3.2, and (b) the Company shall become a wholly owned Subsidiary of Parent as a result of the Merger;
WHEREAS, the Board of Directors of the Company (the “Company Board”), at a meeting duly called and held on or prior to the date hereof, has unanimously (a) determined that this Agreement and the Transactions (including the Merger) are fair to and in the best interests of the Company and its stockholders, (b) approved and declared advisable this Agreement and the Transactions (including the Merger), (c) approved the execution, delivery and performance by the Company of this Agreement and, subject to the Company Stockholder Approval, the consummation of the Transactions (including the Merger), (d) directed that the adoption of this Agreement be submitted to a vote at a meeting of the holders of issued and outstanding shares of Company Common Stock (the “Shares”) and (e) resolved to recommend the adoption of this Agreement by the holders of Shares entitled to vote thereon (the preceding clauses (a) through (e), the “Board Recommendation”);
WHEREAS, the general partner of Parent (the “Parent General Partner”) has approved and declared advisable this Agreement and the Transactions (including the Merger) on the terms set out in this Agreement;
WHEREAS, the Board of Directors of Merger Sub has unanimously (a) determined that this Agreement and the Transactions (including the Merger) are fair to, and in the best interests of, Merger Sub and its sole stockholder, (b) approved and declared advisable this Agreement and the Transactions (including the Merger) and (c) directed that this Agreement be submitted to Parent, as sole stockholder of Merger Sub, for adoption thereby and recommended that Parent adopt this Agreement and the Transactions (including the Merger);
WHEREAS, Parent, as the sole stockholder of Merger Sub, will adopt this Agreement promptly following its execution;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and an inducement to the Company’s willingness to enter into this Agreement, (a) Aquarian Capital LLC, a Delaware limited liability company (the “Equity Investor”), has entered into an equity financing commitment letter, dated as of the date hereof, in favor of Parent (the “Equity Commitment Letter”), pursuant to which the Equity Investor has committed, subject to the terms and conditions therein, to invest in Parent the amounts set forth therein and (b) Aquarian Holdings has entered into the Debt Commitment Letter, pursuant to which the proceeds of the Debt Financing shall be contributed indirectly to Parent and used by Parent to, among other things, fund the Transactions in part;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Person listed on Section 1.1(a) of the Parent Disclosure Letter (the “Investment Source”) has entered into a commitment letter in favor of the Equity Investor (the “Investment Commitment Letter”), pursuant to which the Investment Source has committed, subject to the terms and conditions therein, to invest in the Equity Investor the amount set forth in the Investment Commitment Letter; and
NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants and agreements set forth herein, the Parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Definitions. As used in this Agreement, the following terms have the meanings ascribed thereto below:
“Acceptable Confidentiality Agreement” means a confidentiality agreement entered into after the date hereof that contains provisions that in the aggregate are no less favorable to the Company than those contained in the Company Confidentiality Agreement (provided that any such agreement need not contain any “standstill” or similar provisions) and that does not contain any provision that would prevent the Company from complying with its obligation to provide any disclosure to Parent required pursuant to Section 6.10.
“Accommodation Filings” has the meaning set forth in Section 6.3(h).
“Accommodation Refinancing” has the meaning set forth in Section 6.18(a).
“Actuarial Appraisal” means the actuarial appraisal prepared by Milliman, dated February 14, 2025 and titled “Actuarial Appraisal of Brighthouse Financial Insurance Business as of June 30, 2024,” as modified by (i) the actuarial appraisal prepared by Milliman, dated

April 30, 2025 and titled “Actuarial Appraisal of Brighthouse Financial Insurance Business as of December 31, 2024,” (ii) the Modeling Refinement Memorandum dated May 13, 2025 and (iii) the Modeling Refinement Memorandum dated May 28, 2025.
“Additional Capital Provider” means any direct or indirect investor or capital provider in Equity Investor (other than the Investment Source) on or following the date hereof.
“Advisory Contract” means all agreements and arrangements pursuant to which the RIA Subsidiary provides, or that contemplate the performance by the RIA Subsidiary of discretionary or non-discretionary investment advisory or investment management (including sub-advisory or other similar) services to, or otherwise managing any investment or trading account of, or for, any Person.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise. For all purposes herein, the Equity Investor, the Investment Source, any Additional Capital Provider and any of their respective Affiliates and any of their respective investment funds, permanent capital vehicles or other collective investment vehicles or portfolio companies (which shall not be deemed to include, for the avoidance of doubt, Parent or any of its Subsidiaries) will not be deemed an Affiliate of Parent or any Subsidiary thereof, or vice versa.
“Agreement” has the meaning set forth in the preamble.
“Alternative Acquisition Agreement” has the meaning set forth in Section 6.10(a).
“Alternative Financing” has the meaning set forth in Section 6.19(d).
“Alternative Investment” has the meaning set forth in Section 6.19(e).
“Anti-Money Laundering Laws” means any applicable laws, regulations or orders relating to anti-money laundering, counter-terrorist financing, or recordkeeping and reporting requirements in any jurisdiction in which the Company or any its Subsidiaries is located or conducting business, including the UK Proceeds of Crime Act 2002, the Money Laundering Control Act of 1986, the Bank Secrecy Act of 1970, and the USA PATRIOT Act of 2001.
“Associated Persons” has the meaning set forth in Section 4.32(d).
“Bankruptcy and Equity Exception” has the meaning set forth in Section 4.2(a).
“BD Regulatory Filings” has the meaning set forth in Section 4.32(c).
“beneficial ownership,” including the correlative term “beneficial owner,” has the meaning ascribed to such term in Section 13(d) of the Exchange Act.
“Board Recommendation” has the meaning set forth in the recitals.
“Book-Entry Shares” has the meaning set forth in Section 2.5(b).
“BRCD” means Brighthouse Reinsurance Company of Delaware.
“Broker-Dealer” means Brighthouse Securities, LLC.
“Burdensome Condition” has the meaning set forth in Section 6.3(f).
“Business Day” means any day that is not (a) a Saturday, a Sunday, or other day on which commercial banks in the City of New York are authorized or required by Law or to be closed, (b) a day on which the Secretary of State of the State of Delaware is closed or (c) any day on which EDGAR is not open to accept filings.
“Business Plans” means the business plans and projections relating thereto submitted by Parent in respect of each of the Insurance Companies to the applicable Insurance Regulators as part of the Form A Filings.
“Certificate of Merger” has the meaning set forth in Section 2.1(b).
“CFIUS” means the Committee on Foreign Investment in the United States and any Governmental Entity acting in its capacity as a member of CFIUS.
“CFIUS Clearance” means (a) the receipt of a written notification from CFIUS stating that it has determined that CFIUS lacks jurisdiction over the Transactions or, if applicable, the transactions contemplated by the Equity Financing and the Investment, (b) the receipt of a written notification from CFIUS stating that CFIUS has concluded all action pursuant to Section 721 of the DPA and has determined that there are no unresolved national security concerns with respect to the Transactions or, if applicable, the transactions contemplated by the Equity Financing and the Investment, (c) the receipt of a written notification from CFIUS stating that CFIUS is not able to conclude action pursuant to Section 721 of the DPA with respect to the Transactions or, if applicable, the transactions contemplated by the Equity Financing and the Investment on the basis of a declaration filed pursuant to 31 C.F.R. § 800.401 or 31 C.F.R. § 800.402, and CFIUS does not request that a written notice in respect of the Transactions or, if applicable, the transactions contemplated by the Equity Financing and the

Investment be submitted or (d) that, following an investigation, CFIUS has sent a report to the President requesting the President’s decision and either (i) the President has announced a decision not to take any action to suspend or prohibit the Transactions or, if applicable, the transactions contemplated by the Equity Financing and the Investment or (ii) the President has not taken any action within fifteen (15) days from the date the President received the report from CFIUS.
“Closing” has the meaning set forth in Section 2.2.
“Closing Date” has the meaning set forth in Section 2.2.
“Closing Year” means the fiscal year in which the Closing Date occurs.
“Closing Year Annual Bonus” has the meaning set forth in Section 6.7(d).
“Code” means the Internal Revenue Code of 1986.
“Collective Bargaining Agreement” has the meaning set forth in Section 4.15(n).
“Commitment Letters” means, collectively, the Debt Commitment Letter, the Fee Letter and the Equity Commitment Letter and, each, a “Commitment Letter”.
“Company” has the meaning set forth in the preamble.
“Company 10-K” has the meaning set forth in Section 4.7(a).
“Company Acquisition Proposal” means any offer, proposal or indication of interest (whether or not in writing) from any Person (other than Parent and its Subsidiaries) relating to or involving, whether in a single transaction or series of related transactions: (i) any direct or indirect acquisition, lease, exchange, license, transfer, disposition (including by way of liquidation or dissolution of the Company or any of its Subsidiaries) or purchase of any business, businesses or assets (including equity interests in Subsidiaries) of the Company or any of its Subsidiaries that constitute or account for 10% or more of the consolidated net revenues, net income or net assets of the Company and its Subsidiaries, taken as a whole, (ii) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, sale of securities, reorganization, recapitalization, tender offer, exchange offer, liquidation, dissolution, extraordinary dividend, or similar transaction involving the Company or any of its Subsidiaries and a Person or “group” (as defined in Section 13(d) of the Exchange Act) pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 90% of the equity interests in the surviving or resulting entity of such transaction immediately following such transaction or (iii) any combination of the foregoing.
“Company Adverse Recommendation Change” means any of the following actions by the Company Board or any committee thereof: (i) withdrawing, withholding, amending, changing, modifying or qualifying, or otherwise proposing publicly to withdraw, withhold, amend, change, modify or qualify, in a manner adverse to Parent, the Board Recommendation, (ii) failing to make the Board Recommendation in the Proxy Statement, (iii) adopting, approving, declaring advisable or recommending, or otherwise proposing publicly to adopt, approve, declare advisable or recommend, any Company Acquisition Proposal or (iv) if a Company Acquisition Proposal has been publicly disclosed, failing to publicly recommend against such Company Acquisition Proposal within ten (10) Business Days of the request of Parent and reaffirming the Board Recommendation within such ten (10) Business Day period upon such request in accordance with Section 6.10(g).
“Company Balance Sheet” means that balance sheet of the Company dated as of December 31, 2024 contained in the Company 10-K.
“Company Balance Sheet Date” means December 31, 2024.
“Company Benefit Plan” means any employment, consulting, severance, change in control or similar contract, plan, funding arrangement or policy applicable to any director, former director, employee, former employee, consultant or individual independent contractor of the Company or any Subsidiary of the Company, and each other plan, funding vehicle, policy, agreement or arrangement (written or oral), including any “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), providing for compensation, bonuses, commissions, retention benefits, profit-sharing, stock option, restricted stock, stock appreciation right or other stock-related rights or other forms of short or long-term incentives, deferred compensation, vacation and paid time off benefits, insurance coverage (including any self-insured arrangements), health and welfare benefits, death benefits, disability benefits, fringe benefits, workers’ compensation, supplemental unemployment benefits, severance benefits, change in control benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), whether or not in writing and whether or not funded, in each case, that is sponsored, maintained, administered or contributed to by the Company or its Subsidiaries for the benefit of the current or former employees, directors, owners, consultants or independent contractors (or their respective beneficiaries) of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries could have any current or contingent liability.
“Company Board” has the meaning set forth in the recitals.
“Company Bylaws” has the meaning set forth in Section 4.1.
“Company Capital Stock” has the meaning set forth in Section 4.5(a).
“Company Charter” has the meaning set forth in Section 4.1.
“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Confidentiality Agreement” means the confidentiality agreement, dated as of February 3, 2025, by and between the Company and Aquarian Management LLC.
“Company Credit Facility” means that certain Revolving Credit Agreement, dated as of April 15, 2022, among the Company, the banks party thereto and Bank of America, N.A., as administrative agent.
“Company Disclosure Letter” has the meaning set forth in the introductory paragraph to Article IV.
“Company Employee” has the meaning set forth in Section 6.7(a).
“Company Equity Award” means, as applicable, an award of Company Stock Options, a Company RSU Award or a Company PSU Award.
“Company ESPP” means the Company’s Amended and Restated Employee Stock Purchase Plan, effective April 3, 2024.
“Company Indemnified Party” has the meaning set forth in Section 6.8(a).
“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Leases” has the meaning set forth in Section 4.18(b).
“Company Material Adverse Effect” means any state of facts, change, development, event, effect, condition or occurrence (each, an “Effect”), arising on or after the date of this Agreement, that, individually or in the aggregate with all other Effects, would, or would reasonably be expected to, (i) prevent, materially impair or materially delay the Company’s ability to perform its material obligations under this Agreement or to consummate the Transactions (including the Merger) on or before the Outside Date or (ii) have a material adverse effect on the condition (financial or otherwise), business, operations, assets and liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect for purposes of clause (ii) above: (a) any changes in general U.S. or global economic or political conditions or securities, credit, financial or other capital markets conditions (including changes in the value of the Investment Assets acquired in accordance with the Investment Guidelines then in effect resulting therefrom), (b) any changes, events or conditions in the industries in which the Company and its Subsidiaries operate (including changes to interest rates, general market prices and regulatory changes affecting such industries), (c) pandemics, epidemics, acts of war (regardless of whether declared), armed hostility, sabotage, terrorism, widespread cyber-attack (not specifically targeted to, or specifically directed at, the Company or its Subsidiaries), or any natural disaster or other act of nature, including any escalation or general worsening of any of the foregoing, (d) the execution, delivery and announcement of this Agreement, the identity of Parent or the pendency or consummation of the Transactions (including the effect thereof on the relationships of the Company and its Subsidiaries with policyholders, clients, customers, reinsurers, distributors, employees, vendors, Governmental Entities or other business relationships), (e) changes in applicable Law or in GAAP, SAP or other accounting standards (including changes prescribed or permitted by the applicable insurance regulatory authorities and accounting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board), (f) any change in the market price or trading volume of the Company Capital Stock, (g) any failure to meet any projections, forecasts, guidance, estimates, milestones, or budgets prepared internally or by a third party, or financial or operating predictions of revenue, earnings, premiums written, cash flow, cash position or other financial performance or results prepared internally or by a third party, (h) the downgrade in the credit, financial strength or other rating of the Company, any of its Subsidiaries or their respective outstanding debt or securities (it being understood that the exceptions in clauses (f), (g) and (h) shall not preclude a determination that the underlying cause is a Company Material Adverse Effect) or (i) the taking of any action required, or the failure to take any action prohibited, by this Agreement, or the taking of any action or refraining from taking any action by the Company at the prior written request of Parent or Merger Sub; provided, however, that, in the case of clauses (a), (b) and (c), solely to the extent the impact on the Company and its Subsidiaries, taken as a whole, is disproportionately adverse compared to the impact on other companies operating in the industries in which the Company and its Subsidiaries operate, the incrementally disproportionate impact or impacts shall be taken into account in determining whether there has been, or would be reasonably expected to be, a Company Material Adverse Effect.
“Company Measurement Date” has the meaning set forth in Section 4.5(a).
“Company Preferred Stock” means, collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.
“Company PSU Award” has the meaning set forth in Section 2.6(a)(iv).
“Company Related Parties” has the meaning set forth in Section 8.3(d).
“Company RSU Award” has the meaning set forth in Section 2.6(a)(ii).
“Company SEC Documents” has the meaning set forth in Section 4.7(a).
“Company Securities” has the meaning set forth in Section 4.5(b).
“Company Stock Option” has the meaning set forth in Section 2.6(a)(i).

“Company Stock Plan” means, as applicable, the Company’s Amended and Restated 2017 Stock and Incentive Compensation Plan, effective March 27, 2025, or the Company’s 2017 Non-Management Director Stock Compensation Plan, effective August 9, 2017.
“Company Stockholder Approval” has the meaning set forth in Section 4.2(a).
“Company Stockholder Meeting” has the meaning set forth in Section 6.5(a).
“Company Subsidiary Securities” has the meaning set forth in Section 4.6(b).
“Company Terminable Breach” has the meaning set forth in Section 8.1(c)(ii).
“Company Termination Fee” has the meaning set forth in Section 8.3(a).
“Confidentiality Agreements” means, collectively, the Company Confidentiality Agreement and the Parent Confidentiality Agreement.
“Consent” means any filing, notice, report, registration, approval, consent, ratification, permit, permission, waiver, expiration of waiting periods or authorization.
“Contract” means any written agreement, contract, instrument, note, bond, mortgage, indenture, deed of trust, lease, license or other legally binding commitment.
“control” and its correlative terms, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Controlled Group Liability” means any and all liabilities (i) under any Multiemployer Plan, (ii) under Title IV of ERISA, (iii) under Section 302 of ERISA or Sections 412 and 4971 of the Code or (iv) as a result of the failure to comply with the continuation of coverage requirements of ERISA Section 601 et seq., and Section 4980B of the Code.
“D&O Insurance” has the meaning set forth in Section 6.8(c).
“Debt Commitment Letter” has the meaning set forth in Section 5.7(a).
“Debt Commitment Letter Amendment” has the meaning set forth in Section 6.19(b).
“Debt Financing” has the meaning set forth in Section 5.7(a).
“Debt Financing Source Related Party” means the Debt Financing Sources and their respective Affiliates and such Debt Financing Sources’ (and their respective Affiliates’) officers, directors, employees, attorneys, advisors, agents and representatives involved in the Debt Financing and their respective successors and permitted assigns.
“Debt Financing Sources” means the entities that have committed to provide any part of the Debt Financing (including the Lenders and other Persons that are party to the Debt Commitment Letter) or have otherwise entered into agreements in connection therewith, including any lenders, arrangers or bookrunners party thereto.
“Deferred RSU Amount” means an amount payable under Section 2.6(a)(ii) in respect of a Company RSU Award (or portion thereof) for which a deferral election was made under the Director Deferred Compensation Plan and that, pursuant to such deferral election, does not become payable in a single lump sum in connection with the consummation of the Transactions.
“DGCL” has the meaning set forth in the recitals.
“Director Deferred Compensation Plan” means the Brighthouse Services, LLC Deferred Compensation Plan for Non-Management Directors, effective as of December 1, 2019, and as amended effective January 1, 2023.
“Dissenting Shares” has the meaning set forth in Section 2.7.
“Domiciliary Department of Insurance” means the domiciliary state insurance regulatory of the applicable Insurance Company.
“DPA” means the Defense Production Act of 1950.
“Economic Sanctions/Trade Laws” means all applicable Laws relating to anti-terrorism, the importation of goods, export controls, antiboycott, and Sanctions Targets, including prohibited or restricted international trade and financial transactions and lists maintained by any Governmental Entity targeting certain countries, territories, entities or persons. For the avoidance of doubt, the applicable Laws referred to in the foregoing sentence include (a) any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act, or the Syria Accountability and Lebanese Sovereignty Act, or any regulations of OFAC, or any export control Law applicable to U.S.-origin goods, technology, or software, or any enabling legislation or executive order relating to any of the above, as collectively interpreted and applied by the U.S. government at the prevailing point in time, (b) any U.S. sanctions related to or administered by the U.S. Department of State and (c) any sanctions measures or embargoes imposed by the United Nations Security Council, His Majesty’s Treasury or the European Union.
“EDGAR” means Electronic Data Gathering, Analysis, and Retrieval database of the SEC.
“Effect” has the meaning set forth in the definition of Company Material Adverse Effect.

“Effective Time” has the meaning set forth in Section 2.1(b).
“Encumbrances” means liens, pledges, charges, encumbrances, licenses, hypothecations, mortgages, deeds of trust or security interests.
“Environmental Laws” means all Laws relating to (a) the protection, investigation or restoration of the environment or natural resources, including the abandonment and decommissioning of facilities used in the conduct of the Company’s business (and any required funding or security with respect to such abandonment and decommissioning), (b) the handling, storage, disposal, transport, Release or threatened Release of any Hazardous Substance or (c) noise, odor, indoor air, pollution, contamination or any injury to persons or property resulting from exposure to Hazardous Substances.
“Equity Commitment Letter” has the meaning set forth in the recitals.
“Equity Financing” has the meaning set forth in Section 5.7(a).
“Equity Financing Commitment Amendment” has the meaning set forth in Section 6.19(c).
“Equity Investor” has the meaning set forth in the recitals.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (regardless of whether incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“ESPP Purchase Right” has the meaning set forth in Section 2.6(b).
“ESPP Share” has the meaning set forth in Section 2.6(b).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Shares” has the meaning set forth in Section 2.5(d).
“Fee Letter” has the meaning set forth in Section 5.7(a).
“Financing” has the meaning set forth in Section 5.7(a).
“Financing Agreement” means any credit agreement, note indenture, or similar agreement, in each case, evidencing or governing indebtedness to be incurred in connection with the Debt Financing.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“FINRA CMA” has the meaning set forth in Section 6.3(b).
“Focus Report” has the meaning set forth in Section 4.32(b).
“Form A Filings” means the filings of Form A Statements Regarding the Acquisition of Control (including the Business Plans) with the respective Domiciliary Departments of Insurance regarding the proposed acquisition of control of the respective Insurance Companies contemplated by the Transactions (including the Merger).
“Form BD” has the meaning set forth in Section 4.32(b).
“Fund Board” has the meaning set forth in Section 6.6(a).
“GAAP” means United States generally accepted accounting principles, as in effect from time to time.
“Goldman Sachs” has the meaning set forth in Section 4.22.
“Governmental Entity” means any court, governmental, regulatory, self-regulatory or administrative agency or commission, arbitrator, arbitral panel or other governmental authority or instrumentality, domestic or foreign.
“group” has the meaning ascribed to such term in Section 13(d) of the Exchange Act.
“Hazardous Substance” means (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is defined, designated, identified or classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under, or for which liability or standards of care are imposed by, any Environmental Law and (b) any petroleum, petroleum distillate or petroleum-derived products, radon, radioactive material or wastes, per- and polyfluoroalkyl substances, asbestos or asbestos-containing materials, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.
“HSR Act” has the meaning set forth in Section 4.3.

“Indebtedness” of any Person means, without duplication, (a) indebtedness created, issued or incurred by such Person for borrowed money or payment obligations issued or incurred by such Person in substitution or exchange for payment obligations for borrowed money, (b) indebtedness under any credit agreement or facility or obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person (excluding trade payables incurred in the ordinary course of business consistent with past practice), (d) obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person, (e) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and (f) indebtedness of others as described in clauses (a) through (e) above guaranteed by such Person or any “keep well” or other agreement to maintain any financial condition of another Person; provided that Indebtedness does not include (i) accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, (ii) the endorsement of negotiable instruments for collection in the ordinary course of business, (iii) obligations under repurchase or reverse repurchase agreements to repurchase or resell (as applicable) securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or other property) or (iv) indebtedness consisting of secured loans or other secured obligations owed (x) to Federal Home Loan Banks or Farmer Mac Mortgage Securities Corporation or (y) as part of the Company and its Subsidiaries’ ordinary course funding agreement-backed repurchase agreement, funding agreement-backed commercial paper and funding agreement-backed notes programs.
“Insurance Companies” means, collectively, Brighthouse Life Insurance Company (“BLIC”), Brighthouse Life Insurance Company of NY (“BLICNY”), New England Life Insurance Company (“NELICO”) and BRCD, and each of them, an “Insurance Company.”
“Insurance Contracts” means the insurance or annuity policies and contracts, together with all binders, slips, certificates, endorsements and riders thereto, issued or entered into by any Insurance Company prior to the Closing.
“Insurance Law” means all Laws applicable to the business of insurance or reinsurance or the regulation of insurance or reinsurance companies or Producers, whether federal, national, provincial, state, local foreign or multinational, and all applicable orders, directives of, and market conduct recommendations resulting from market conduct or other examinations by, Insurance Regulators.
“Insurance Licenses” has the meaning set forth in Section 4.30(d).
“Insurance Regulators” means all Governmental Entities regulating the business of insurance or reinsurance, or regulating insurance or reinsurance companies or Producers, under Insurance Laws.
“Intellectual Property” means all intellectual property and other similar rights in any jurisdiction, whether registered or unregistered, including rights in and to: patents (including all reissues, divisions, continuations, continuations-in-part and extensions thereof) and patent applications; trademarks (and other identifiers of source or origin, including domain names and social media accounts), trademark registrations, trademark applications, service marks, trade names, business names and brand names, including any and all goodwill associated therewith; copyrights, copyright registrations and copyright applications; and trade secrets (including know-how).
“Interim Advisory Contract” has the meaning set forth in Section 6.6(a).
“Intervening Event” means any material Effect (not related to a Company Acquisition Proposal) that occurs or arises after the date of this Agreement and that is not known to or reasonably foreseeable by the Company Board as of the date of this Agreement, which Effect becomes known to the Company Board prior to the time of obtaining the Company Stockholder Approval.
“Investment” has the meaning set forth in Section 5.7(b).
“Investment Advisers Act” means the U.S. Investment Advisers Act of 1940.
“Investment Assets” means bonds, stocks, other securities, mortgage loans and other investments owned, held or made by the Company or any of its Subsidiaries.
“Investment Commitment Letter” has the meaning set forth in the recitals.
“Investment Company Act” means the U.S. Investment Company Act of 1940.
“Investment Guidelines” means the Company’s Enterprise Investment Authorities in effect as of the date hereof, which are set forth on Section 1.1(c) of the Company Disclosure Letter.
“Investment Source” has the meaning set forth in the recitals.
“IRS” means the United States Internal Revenue Service.
“Knowledge” means the actual knowledge, after reasonable inquiry of their respective direct reports, of (a) in the case of the Company, the individuals listed in Section 1.1(b) of the Company Disclosure Letter and (b) in the case of Parent, the individuals listed in Section 1.1(b) of the Parent Disclosure Letter.
“Law” means any law, rule, regulation, ordinance, code, judgment, injunction, order, treaty, convention, governmental directive or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Entity, including common law.

“Legacy Plans” has the meaning set forth in Section 6.7(b).
“Lenders” has the meaning set forth in Section 5.7(a).
“Material Contract” has the meaning set forth in Section 4.19(a).
“Merger” has the meaning set forth in the recitals.
“Merger Consideration” has the meaning set forth in Section 2.5(a).
“Merger Sub” has the meaning set forth in the preamble.
“Milliman” means Milliman, Inc.
“Multiemployer Plan” means a “multiemployer plan”, as defined in Section 3(37) of ERISA.
“Nasdaq” means Nasdaq Global Select Market.
“New Plans” has the meaning set forth in Section 6.7(b).
“Non-Recourse Party” has the meaning set forth in Section 9.12.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Controls.
“Open Source Software” means any software or materials that are distributed as “free software” (as defined by the Free Software Foundation) or distributed under any license approved by the Open Source Initiative as set forth at www.opensource.org or under any similar licensing or distribution model (including the GNU General Public License, GNU Lesser General Public License, Mozilla Public License, BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License, the Sun Industry Standards License and the Apache License).
“Organizational Documents” means (a) with respect to a corporation, the charter, memorandum of association, or articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of formation and the partnership agreement, and (d) with respect to any other Person the organizational, constituent or governing documents or instruments of such Person.
“other Party” means (a) when used with respect to the Company, Parent and Merger Sub and (b) when used with respect to Parent or Merger Sub, the Company.
“Outside Date” has the meaning set forth in Section 8.1(b)(ii).
“Parent” has the meaning set forth in the preamble.
“Parent Confidentiality Agreement” means the confidentiality agreement, dated as of July 17, 2025, by and between the Company and Aquarian Management LLC.
“Parent Disclosure Letter” has the meaning set forth in the introductory paragraph to Article V.
“Parent General Partner” has the meaning set forth in the recitals.
“Parent Material Adverse Effect” means any Effect that would, individually or in the aggregate, prevent, materially impair or materially delay Parent’s or Merger Sub’s ability to perform its material obligations under this Agreement or to consummate the Transactions (including the Merger) on or before the Outside Date.
“Parent Related Parties” has the meaning set forth in Section 8.3(e).
“Parent Terminable Breach” has the meaning set forth in Section 8.1(d)(ii).
“Parent Termination Fee” has the meaning set forth in Section 8.3(c).
“Party” and “Parties” have the respective meanings set forth in the preamble.
“Paying Agent” has the meaning set forth in Section 3.1(a).
“Payment Fund” has the meaning set forth in Section 3.1(a).
“Payoff Letter” has the meaning set forth in Section 6.18(f).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Permit” means any permit, license, certificate, approval, certification, variation, exemption, order, consent, grant, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law.

“Permitted Encumbrances” means (a) statutory Encumbrances for Taxes, assessments or other charges by Governmental Entities not yet due and payable or being contested in good faith and for which adequate reserves have been established in the balance sheet of the Company and its Subsidiaries as of the Company Balance Sheet Date (including the notes thereto) included in the Company SEC Documents, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, and similar Encumbrances granted or that arise in the ordinary course of business with respect to liabilities that are not yet due and payable or being contested in good faith and for which adequate reserves have been established in the balance sheet of the Company and its Subsidiaries as of the Company Balance Sheet Date (including the notes thereto) included in the Company SEC Documents, (c) Encumbrances securing payment, or any obligation, of the Company or any Subsidiary thereof with respect to outstanding Indebtedness (i) that is not for borrowed money so long as there is no default under such Indebtedness or (ii) under the Company Credit Facility, (d) Encumbrances granted in the ordinary course of business in connection with the insurance or reinsurance business of the Company or any Subsidiary thereof on cash and cash equivalent instruments or other investments, including Encumbrances granted (i) in connection with (A) pledges of such instruments or investments to collateralize letters of credit delivered by the Company or any Subsidiary thereof, (B) the creation of trust funds for the benefit of ceding companies, (C) underwriting activities of the Company or any Subsidiary thereof, (D) deposit liabilities, (E) statutory deposits, (F) ordinary-course securities lending, repurchase, reverse repurchase, and short-sale transactions and (G) premium trust funds and other funds held under trust in connection with conducting the business of the Company or any Subsidiary thereof and (ii) with respect to investment securities held in the name of a nominee, custodian, depository, clearinghouse, or other record owner, (e) pledges or deposits by the Company or any Subsidiary thereof under workmen’s compensation Laws, unemployment insurance Laws, or similar legislation, or good faith deposits in connection with bids, tenders, Contracts, or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (f) zoning, building codes, entitlement, and other land use and environmental regulations by any Governmental Entity, (g) non-exclusive licenses of Intellectual Property granted in the ordinary course of business, (h) easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business and that, individually or in the aggregate, have not materially impaired, and would not be reasonably expected to materially impair, the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, (i) transfer restrictions imposed by Law and (j) such other Encumbrances or imperfections that are not material in amount or do not materially detract from the value of or materially impair the existing use of the property or asset affected by such Encumbrance or imperfection.
“Person” means any individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, Governmental Entity, association or unincorporated organization, or any other form of business or professional entity.
“Personal Information” means any information that identifies, is reasonably capable of being used to identify or is otherwise related to an individual person, including all information that meets any definition of “personal information” or any similar term provided by any applicable Law (e.g., “personal data,” “personally identifiable information” or “PII”).
“Premium Cap” has the meaning set forth in Section 6.8(c).
“Pro Rata Bonus Amount” has the meaning set forth in Section 6.7(d).
“Proceeding” means any action, demand, litigation, suit, charge, claim, complaint, audit, investigation, inquiry, hearing, originating application to a tribunal, arbitration or other proceeding at law or in equity or order or ruling, in each case whether civil, criminal or administrative.
“Producer” means any producer, broker, agent, general agent, sub-agent, managing general agent, master broker agency, broker general agency, wholesale broker, financial specialist, independent contractor, consultant, insurance solicitor or other Person responsible for soliciting, negotiating, selling, marketing or producing the Insurance Contracts.
“Proxy Statement” means the proxy statement on Schedule 14A relating to the Company Stockholder Approval, including any amendments and supplements thereto.
“Proxy Statement Clearance Date” has the meaning set forth in Section 6.4(a).
“Registered Fund” means any advisory client of the RIA Subsidiary that is registered as an investment company under the Investment Company Act.
“Registered Intellectual Property” has the meaning set forth in Section 4.20(a).
“Reinsurance Agreement” has the meaning set forth in Section 4.28(a).
“Related Person Transaction” has the meaning set forth in Section 4.26.
“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Substances into or through the indoor or outdoor environment, including the movement of Hazardous Substances through or in the air, soil, surface water, or groundwater.
“Representatives” means, with respect to any Person, the officers, directors, employees, accountants, consultants, agents, legal counsel, financial advisors and other representatives of such Person.

“Required Amount” has the meaning set forth in Section 5.7(a).
“Required Consents” has the meaning set forth in Section 6.3(a).
“Reserves” means the reserves established with respect to the Insurance Contracts.
“RIA Subsidiary” means Brighthouse Investment Advisers, LLC.
“Sanctions Target” means (a) any country or territory that is the target of country-wide or territory-wide Economic Sanctions/Trade Laws, including, as of the date of this Agreement, Iran, Cuba, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea region of Ukraine, and the non-government controlled areas of Ukraine in the oblasts of Kherson and Zaporizhzhia, (b) a Person that is on the list of Specially Designated Nationals and Blocked Persons or any of the other sanctions persons lists published by OFAC, or any equivalent list of sanctioned Persons issued by the U.S. Department of State, (c) the Government of Venezuela or any Person that is located in or organized under the laws of a country or territory that is identified as the subject of country-wide or territory-wide Economic Sanctions/Trade Laws or (d) a Person owned fifty percent (50%) or more or controlled by a country or territory identified in clause (a) or Person identified in clause (b) or (c) above.
“SAP” means, as to any Insurance Company, the statutory accounting practices prescribed or permitted by the applicable Domiciliary Department of Insurance as in effect at the relevant time.
“Sarbanes-Oxley Act” has the meaning set forth in Section 4.10(a).
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Self-Regulatory Organization” means FINRA, each national securities exchange in the United States, each non-U.S. securities exchange, and each other commission, board, agency or body, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, commodity pool operators, commodity trading advisers, futures commission merchants, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisors, or to the jurisdiction of which any Person is subject.
“Separate Account” means the separate accounts established by the Company and its Subsidiaries or that are utilized in connection with their respective Insurance Contracts.
“Series A Preferred Stock” means the 6.600% Non-Cumulative Preferred Stock, Series A, of the Company.
“Series B Preferred Stock” means the 6.750% Non-Cumulative Preferred Stock, Series B, of the Company.
“Series C Preferred Stock” means the 5.375% Non-Cumulative Preferred Stock, Series C, of the Company.
“Series D Preferred Stock” means the 4.625% Non-Cumulative Preferred Stock, Series D, of the Company.
“Shares” has the meaning set forth in the recitals.
“Specified Debt Amendment” has the meaning set forth in Section 6.18(c).
“Statutory Statements” has the meaning set forth in Section 4.8(b).
“Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% such securities or ownership interests are at the time directly or indirectly owned by such Person.
“Superior Proposal” means a bona fide written Company Acquisition Proposal from any Person (other than Parent and its Subsidiaries) that did not result from a breach of Section 6.10 (with all references to “10% or more” in the definition of Company Acquisition Proposal being deemed to reference “50% or more” and all references to “less than 90%” in the definition of Company Acquisition Proposal being deemed to reference “less than 50%”) which the Company Board determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, (a) if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Merger and the other Transactions (after taking into account any adjustments or revisions to the terms of this Agreement offered by Parent in response to such proposal or otherwise), (b) is reasonably likely to be consummated on the terms proposed, taking into account any legal, financial, regulatory and stockholder approval requirements, the existence of a financing contingency, the identity of the Person or Persons making the proposal and any other factors that the Company Board deems relevant and (c) for which, if applicable, financing is fully committed or reasonably determined to be available by the Company Board.
“Surviving Corporation” has the meaning set forth in Section 2.1(a).

“Systems” means the software, hardware, firmware, networks, platforms, servers, interfaces, applications, websites and related information technology systems owned by or licensed to the Company or its Subsidiaries for the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of electronic or other data and information in connection with the conduct of the business of the Company or its Subsidiaries.
“Tail Policies” has the meaning set forth in Section 6.8(c).
“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other antitakeover statute or similar statute enacted under applicable Law.
“Tax Proceeding” has the meaning set forth in Section 4.14(d).
“Tax Receivables Agreement” means the tax receivables agreement dated July 27, 2017 between MetLife, Inc. and the Company.
“Tax Returns” means any return, report, statement, information return or other document (including any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.
“Taxes” means any and all taxes and similar charges, levies or other assessments of any kind, including income, corporate, capital, excise, property, sales, use, turnover, value added and franchise taxes, deductions, withholdings and custom duties, together with all interest, penalties, and additions to tax, imposed by any Governmental Entity.
“Taxing Authority” means any Governmental Entity having jurisdiction in matters relating to Tax matters.
“Title IV Plan” means a Company Benefit Plan that is subject to Title IV of ERISA, other than a Multiemployer Plan.
“Transaction Claims” has the meaning set forth in Section 9.12.
“Transaction Documents” has the meaning set forth in Section 9.12.
“Transaction Litigation” has the meaning set forth in Section 6.17.
“Transactions” means (a) the execution and delivery of this Agreement and (b) the Merger and the other transactions contemplated by this Agreement.
“Triggering Event” shall be deemed to have occurred if (i) a Company Adverse Recommendation Change shall have occurred or (ii) the Company or any of its Subsidiaries shall have entered into any Alternative Acquisition Agreement.
“Unfunded Commitments” has the meaning set forth in Section 4.29(b).
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101 et seq. or any similar applicable Laws.
“Wells Fargo” has the meaning set forth in Section 4.22.
“Willful Breach” means a deliberate act or a deliberate failure to act, taken or not taken with the actual knowledge that such act or failure to act would, or would reasonably be expected to, result in or constitute a material breach of this Agreement, regardless of whether breaching was the object of the act or failure to act.
Section 1.2 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. Except as otherwise specifically provided in this Agreement, references to any statute, rule or regulation defined or referred to herein means such statute as from time to time amended, supplemented or modified, including by succession of comparable successor statutes, rules or regulations, as applicable. Except with respect to any disclosure in the Company Disclosure Letter or Parent Disclosure Letter, references to any Contract are to that Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References herein to “$” or dollars will refer to United States dollars, unless otherwise specified. The words “the date hereof,” “the date of this Agreement” and words of similar import mean the day and year first set forth above in the preamble to this Agreement. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. Unless the context otherwise requires, the terms “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase

“to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The phrase “made available” and words of similar import with respect to documents shall be deemed to include any documents publicly filed with or furnished by the Company to the SEC since January 1, 2023 or provided in the virtual data room set up by the Company in connection with the Transactions; provided that such document is publicly available on EDGAR, or Parent had access to such documents in such virtual data room and such documents were not removed from such virtual data room, as the case may be, in each case, prior to the date that was one (1) Business Day prior to the date of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
ARTICLE II
THE MERGER
Section 2.1 The Merger.
(a) Upon the terms and subject to the satisfaction of the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the applicable provisions of the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), such that following the Merger, the Surviving Corporation will be a wholly owned Subsidiary of Parent.
(b) On the Closing Date, as soon as practicable after the Closing, the Company will file a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware, in such form as determined by the Parties and in accordance with the applicable provisions of the DGCL (the “Certificate of Merger”), and the Parties shall make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as Parent and the Company may agree in writing and specify in the Certificate of Merger (the “Effective Time”).
(c) At the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of each of the Company and Merger Sub, all as provided under the DGCL.
Section 2.2 Closing. The closing of the Merger (the “Closing”) shall take place (a) at the offices of Debevoise & Plimpton LLP, 66 Hudson Boulevard, New York, New York 10001 or remotely by exchange of documents and signatures (or their electronic counterparts), in each case, at 8:00 a.m. New York time, on the sixth (6th) Business Day following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) shall be satisfied or waived in accordance with this Agreement or (b) at such other place, method, date or time as the Company and Parent may agree in writing. For purposes of this Agreement, “Closing Date” shall mean the date on which the Closing occurs.
Section 2.3 Certificate of Incorporation and Bylaws of the Surviving Corporation.
(a) At the Effective Time, the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended and restated in its entirety to be in the form set forth in Exhibit A, and as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until duly amended as provided therein or by applicable Law.
(b) At the Effective Time, the bylaws of the Company in effect immediately prior to the Effective Time shall be amended and restated to read substantially in their entirety as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references therein to Merger Sub shall become references to the Surviving Corporation and, as so amended and restated, shall be the bylaws of the Surviving Corporation until duly amended as provided therein or by applicable Law.
Section 2.4 Directors and Officers of the Surviving Corporation. The Parties shall take all requisite actions such that, from and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, incapacitation, retirement, resignation or removal.
Section 2.5 Effect of the Merger on Capital Stock.
(a) At the Effective Time, subject to the other provisions of this Article II and Article III, each Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares to be canceled pursuant to Section 2.5(d), any Shares covered under Section 2.6, and any Dissenting Shares, which shall have only those rights set forth in Section 2.7) shall, by virtue of the Merger and without any action on the part of any holder thereof, Parent, Merger Sub or the Company, be converted into the right to receive $70.00 per Share, net in cash, without interest and less any amounts required to be deducted or withheld in accordance with Section 3.2 (the “Merger Consideration”). With respect to each outstanding fractional share, the Merger Consideration for such fractional share shall be the product of (i) such fraction multiplied by (ii) the Merger Consideration for one whole share, rounded up to the nearest whole cent.
(b) From and after the Effective Time, all of the Shares converted into the right to receive the Merger Consideration pursuant to this Section 2.5 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of non-certificated Shares represented by book entry (“Book-Entry Shares”) previously representing any such Shares shall thereafter cease to have any rights with respect to such securities, except the right to receive the Merger Consideration to be paid in consideration therefor in accordance with Section 3.1.
(c) If, at any time during the period between the date of this Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of shares, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend or stock distributions thereon with a record date during such period, then the Merger Consideration shall be appropriately equitably adjusted to reflect the effect of such change; provided that (i) nothing in this Section 2.5 shall be construed to permit the Company to take any action with respect to its securities that is otherwise prohibited by the terms of this Agreement and (ii) cash dividends and grants of equity compensation not prohibited by the terms hereof shall not result in any adjustment to the Merger Consideration.
(d) At the Effective Time, all shares of Company Common Stock that, immediately prior to the Effective Time, (i) are owned by Parent, Merger Sub or the Company or any direct or indirect wholly owned Subsidiaries of Parent, Merger Sub or the Company or (ii) are held in treasury of the Company (such shares, together with the shares of Company Common Stock described in clause (i), the “Excluded Shares”) shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.
(e) At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of common stock of the Surviving Corporation immediately following the Effective Time.
(f) Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as a share of preferred stock of the Surviving Corporation and shall be entitled to the same dividend and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in the certificate of designations applicable to such share of Company Preferred Stock, which certificates of designations shall remain at and following the Effective Time in full force and effect as obligations of the Surviving Corporation in accordance with the applicable provisions of the DGCL.
(g) Parent acknowledges and agrees on its behalf and on behalf of the Surviving Corporation that if prior to the Closing Date, any dividend for which a record date prior to the Closing Date and a payment date following the Closing Date has been declared to holders of shares of Company Preferred Stock, that such dividend shall be paid to holders of record as of such record date on the applicable payment date.
Section 2.6 Company Equity Awards; Company ESPP.
(a) Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof administering the applicable Company Stock Plan) shall adopt such resolutions as may be required and take all corporate action necessary to effect the following:
(i) at the Effective Time, each stock option, whether or not granted under a Company Stock Plan, to purchase a Share (each, a “Company Stock Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be deemed to be fully vested and non-forfeitable (to the extent not previously vested) and shall be canceled and converted into the right to receive a cash payment, without interest, equal to (x) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such Company Stock Option, multiplied by (y) the total number of Shares subject to such Company Stock Option immediately prior to the Effective Time; provided that any Company Stock Option with an exercise price per share that is equal to or greater than the Merger Consideration shall automatically be canceled immediately prior to the Effective Time for no consideration;
(ii) at the Effective Time, except as provided in Section 2.6(a)(iii), each award of restricted stock units in respect of a Share, whether or not granted under a Company Stock Plan, that is subject to vesting solely based on service (each, a “Company RSU Award”), whether vested or unvested, and that is outstanding immediately prior to the Effective Time, shall be deemed to be fully vested and non-forfeitable (to the extent not previously vested) and shall be canceled and converted into the right to receive a cash payment, without interest, equal to (x) the Merger Consideration, multiplied by (y) the total number of Shares subject to such Company RSU Award immediately prior to the Effective Time;
(ii) at the Effective Time, each Company RSU Award that was granted to an employee of the Company or one of its Subsidiaries on or after the date hereof, and that is outstanding immediately prior to the Effective Time, shall be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to (x) the Merger Consideration, multiplied by (y) the total number of Shares subject to such Company RSU Award immediately prior to the Effective Time, and each such contingent right shall be eligible to vest and become payable pursuant to the terms of the applicable award agreement for such Company RSU Award as further set forth in Section 6.1 of the Company Disclosure Letter; and
(iv) at the Effective Time, each award of restricted stock units in respect of a Share, whether or not granted under a Company Stock Plan, that is subject to vesting based on service and performance goals (each, a “Company PSU Award”), whether vested or unvested, and that is outstanding immediately prior to the Effective Time, shall be deemed to be fully vested and non-forfeitable (to the extent not previously vested) and shall be canceled and converted into the right to receive a cash payment, without interest, equal to

(x) the Merger Consideration, multiplied by (y) the total number of Shares subject to such Company PSU Award immediately prior to the Effective Time. For purposes of this Section 2.6(a)(iv), the total number of Shares subject to a Company PSU Award shall be calculated as follows: (A) to the extent the performance period applicable to such Company PSU Award has ended prior to the Effective Time, assuming achievement of the performance vesting conditions applicable to the Company PSU Award at the actual level of performance, as reasonably determined by the Company after consultation with Parent, and (B) to the extent the performance period applicable to such Company PSU Award has not ended prior to the Effective Time, assuming achievement of the performance vesting conditions applicable to the Company PSU Award at the target level of performance.
(b) A purchase right under the Company ESPP (each, an “ESPP Purchase Right”) is not a Company Stock Option for purposes of this Agreement. As soon as administratively practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee thereof administering the Company ESPP) shall adopt such resolutions as may be required and take all corporate actions required under the Company ESPP and applicable Law to (i) suspend the Company ESPP so that no further offering periods shall commence after the date of this Agreement, (ii) provide that (A) there will be no increase in the amount of participants’ payroll deduction elections under the Company ESPP from those in effect as of the date of this Agreement, and (B) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the Effective Time and (iii) cause the Company ESPP to terminate as of the Effective Time. For offering periods that are in effect on the date of this Agreement, each ESPP Purchase Right shall be exercised in accordance with the terms of the Company ESPP on the regularly scheduled exercise dates for such offering period; provided that if the Closing Date occurs prior to a scheduled exercise date for any offering period, then each Company ESPP participant’s accumulated payroll deduction and other cash contributions under the Company ESPP shall be used to purchase Shares and the ESPP Purchase Right for such offering period shall be exercised five (5) Business Days prior to the Effective Time. Each Share purchased under the Company ESPP (each, an “ESPP Share”), shall, at the Effective Time, be canceled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration.
(c) As soon as reasonably practicable after the Effective Time (but in no event later than the first payroll period that is at least five (5) Business Days following the Effective Time), or such time that is otherwise required by applicable Law or necessary to avoid the imposition of any additional Taxes or penalties pursuant to Section 409A of the Code, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, pay the amounts payable pursuant to Section 2.6(a)(i), Section 2.6(a)(ii), Section 2.6(a)(iv) and Section 2.6(b), without interest and less any amounts required to be deducted or withheld in accordance with Section 3.2, to the holders of Company Equity Awards and ESPP Shares. To the extent applicable, such amounts will be paid through the Surviving Corporation’s payroll. Notwithstanding anything to the contrary in this Agreement, following the Effective Time, all Deferred RSU Amounts shall be maintained as notional cash account balances pursuant to the terms of the Director Deferred Compensation Plan and paid in accordance with the applicable participant deferral elections thereunder (or at such earlier time as may be permitted without the imposition of any additional Taxes or penalties under section 409A of the Code).
Section 2.7 Dissenters’ Rights. Notwithstanding anything to the contrary in this Agreement, Shares outstanding immediately prior to the Effective Time shall not be converted into the right to receive Merger Consideration if they are held by a holder who (a) has not voted in favor of the Merger or consented thereto, (b) has properly demanded appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and (c) as of the Effective Time, has not effectively waived, withdrawn or lost its rights to such appraisal under the DGCL (such Shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or effectively waives, withdraws, or loses such holder’s appraisal rights under the DGCL with respect to such Shares). Instead of being converted into the right to receive Merger Consideration as of the Effective Time, such Dissenting Shares shall be entitled to receive only such consideration as shall be determined to be due with respect to such Dissenting Shares pursuant to Section 262 of the DGCL; provided that if any such holder shall have failed to perfect or shall have effectively waived, withdrawn or lost such holder’s right to appraisal and payment under Section 262 of the DGCL, then (i) the right of such holder to be paid such consideration as is determined to be due pursuant to Section 262 of the DGCL shall cease and (ii) such holder’s Dissenting Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (without interest and less any amounts entitled to be deducted or withheld pursuant to Section 3.2) upon the surrender of the Book-Entry Shares previously representing such Dissenting Shares. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of the fair value of any Shares under the DGCL, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Parent shall have the opportunity and right to direct, in consultation with the Company, any negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to, or settle, or offer to settle, any such demands. Prior to the Closing, Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.
Section 2.8 Certificate of Non-USRPHC Status. At the Closing, the Company shall deliver to Parent a duly executed (a) certificate, in accordance with the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), certifying that the Company is not, and has not been at any time during the five (5) year period ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, dated no more than thirty (30) days before the Closing Date, and (b) notice letter from the Company to the IRS, in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2), which certificate and letter Parent is hereby authorized to mail to the IRS on the Company’s behalf following the Closing. In the event the Company fails to deliver such notice and copy of the certificate described in this Section 2.8, Parent’s sole remedy shall be to withhold from consideration otherwise payable pursuant to Section 3.2.

ARTICLE III
EXCHANGE OF SHARES
Section 3.1 Surrender and Payment.
(a) Prior to the Effective Time, Parent shall appoint a bank, trust company or nationally recognized stockholder services provider or such other Person reasonably acceptable to the Company as paying agent (the “Paying Agent”) for the holders of Shares to receive the aggregate Merger Consideration to which the holders of such Shares shall become entitled pursuant to, and in accordance with, Section 2.5. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate Merger Consideration payable pursuant to Section 2.5 (the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to pay the aggregate Merger Consideration in the Merger.
(b) No holder of Book-Entry Shares shall be required to deliver a share certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to Section 2.5. In lieu thereof, each holder of record of one or more Book-Entry Shares whose Shares were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time (or at any later time at which such Book-Entry Shares shall be so converted) be entitled to receive, and as promptly as practicable after the Effective Time, Parent shall cause the Paying Agent to pay and deliver, the Merger Consideration to which such holder is entitled to receive as a result of the Merger pursuant to Section 2.5.
(c) Payment of the aggregate Merger Consideration with respect to Book-Entry Shares shall be made only to the Person in whose name such Book-Entry Shares are registered.
(d) All Merger Consideration paid upon the surrender of and in exchange for Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, there shall be no further registration of transfers of Shares made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Book-Entry Shares are presented to the Paying Agent, the Surviving Corporation or Parent, they shall be canceled and exchanged for the consideration provided for by, and in accordance with the procedures set forth in, Article II and this Article III.
(e) Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 3.1(a) that remains unclaimed by the holders of Shares one (1) year after the Effective Time shall be returned to Parent, or transferred as otherwise directed by Parent, upon demand, and any such holder who has not exchanged such holder’s Shares for the Merger Consideration in accordance with this Section 3.1 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any holder of Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by holders of Shares two (2) years after the Effective Time, or such earlier time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of any claims or interest of any Person previously entitled thereto.
(f) The Paying Agent shall invest any cash deposited by or on behalf of Parent pursuant to Section 3.1(a) as directed by Parent; provided that (i) in no event shall any losses on such investments affect the cash payable to former holders of Shares pursuant to this Article III, and (ii) such investments shall be in (A) obligations of or guaranteed by the United States of America, (B) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (C) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion or (D) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such investment instrument shall have a maturity exceeding three months. Any interest and other income resulting from such investments shall be paid promptly to Parent. To the extent there are any losses with respect to any investments of the funds deposited with the Paying Agent, or the funds shall for any other reason, including the Dissenting Shares losing their status as such, not be sufficient for the Paying Agent to make prompt payment of the Merger Consideration, then upon demand by the Paying Agent, Parent shall promptly reimburse any such loss or otherwise provide additional funds (by wire transfer of immediately available funds) so as to ensure that the funds are at all times maintained at a level sufficient for the Paying Agent to make all payments contemplated by this Agreement to be made by the Paying Agent.
(g) The payment of any transfer, documentary, sales, use, stamp, registration, recording, value added and other similar Taxes and fees incurred by a holder of Shares in connection with the Merger, as well as the filing of any related Tax Returns and other documentation with respect to such Taxes and fees, shall be the responsibility solely of such holder.
Section 3.2 Withholding Rights. If and to the extent required under any provision of applicable Law, each of the Surviving Corporation, Parent, the Company, Merger Sub and the Paying Agent shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement. To the extent that amounts are so deducted or withheld and paid over to the applicable Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to Person in respect of which such deduction and withholding was made.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Parent that, except as disclosed (i) in the Company SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein but excluding any disclosures in such Company SEC Documents in any risk factors section, in any section related to forward-looking statements and other disclosures that are predictive or forward-looking in nature), in each case, that have been publicly filed with or furnished to the SEC prior to the date that was one (1) Business Day prior to the date of this Agreement or (ii) in the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure, notwithstanding the omission of a cross-reference to such other section or subsection):
Section 4.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all corporate power and authority required to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties or assets owned, leased or held by it or the nature of its activities make such qualification necessary, except for those jurisdictions where the failures to be so qualified, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company has heretofore made available to Parent true, complete and accurate copies of the Certificate of Incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the Bylaws of the Company, as amended to the date of this Agreement (as so amended, the “Company Bylaws”). The Company is not in violation of any provision of the Company Charter or the Company Bylaws.
Section 4.2 Corporate Authorization.
(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company’s corporate powers and have been duly authorized by all necessary corporate action, subject to the Company Stockholder Approval. The affirmative vote (in person or by proxy) of the holders of a majority of the Shares then outstanding in favor of the adoption of this Agreement (the “Company Stockholder Approval”) is the only vote of, or approval by, the holders of any class or series of the Company Capital Stock or any holder of capital stock of any of the Company’s Subsidiaries necessary to authorize or adopt this Agreement or to consummate the Transactions. This Agreement has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at law) (collectively, the “Bankruptcy and Equity Exception”).
(b) The Company Board, at a meeting duly called and held on or prior to the date hereof, has unanimously (i) determined that this Agreement and the Transactions (including the Merger) are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Transactions (including the Merger), (iii) approved the execution, delivery and performance by the Company of this Agreement and, subject to the Company Stockholder Approval, the consummation of the Transactions (including the Merger), (iv) directed that the adoption of this Agreement be submitted to a vote at a meeting of the holders of Shares and (v) resolved to recommend the adoption of this Agreement by the holders of Shares entitled to vote thereon.
Section 4.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or Consent of, any Governmental Entity other than (a) the filing of the Certificate of Merger, (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (c) compliance with any applicable requirements of Laws in foreign jurisdictions governing antitrust or merger control matters, (d) compliance with any applicable requirements of the Exchange Act, (e) compliance with any applicable requirements of the Securities Act, (f) the appropriate filings and approvals under the rules of Nasdaq and (g) other actions or filings the absence or omission of which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
Section 4.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not, assuming compliance with the matters referred to in Section 4.2 and Section 4.3, (a) contravene or conflict with or constitute a violation of the Company Charter or the Company Bylaws or the organizational documents of any Subsidiary of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company or any of its Subsidiaries, (c) result in a breach of, require any consent under, constitute a default (or an event that with notice or the passage of time would become a default) under, or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of, any Material Contract binding upon the Company or any of its Subsidiaries or any Permit or similar authorization held by the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Encumbrance (other than any Permitted Encumbrance) on any property or other asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or breaches, consents, defaults, rights of termination, cancellations, amendments or accelerations, losses or Encumbrances referred to in clause (c) or (d) that, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 4.5 Capitalization.
(a) The authorized capital stock of the Company consists of 1,000,000,000 shares of Company Common Stock and 100,000,000 shares of Company Preferred Stock (together with the Company Common Stock, the “Company Capital Stock”). As of November 5, 2025 (the “Company Measurement Date”), 57,171,217 shares of Company Common Stock were issued and outstanding, 17,000 shares of Series A Preferred Stock were issued and outstanding, 16,100 shares of Series B Preferred Stock were issued and outstanding, 23,000 shares of Series C Preferred Stock were issued and outstanding and 14,000 shares of Series D Preferred Stock were issued and outstanding. All outstanding shares of Company Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the Company Measurement Date, there were 166,769 shares of Company Common Stock underlying Company Stock Options, 612,282 shares of Company Common Stock underlying Company RSU Awards, 747,274 and 1,173,634 shares of Company Common Stock underlying Company PSU Awards (at the target and maximum levels of performance, respectively), and 619,691 shares of Company Common Stock reserved for issuance under the Company ESPP. The Company has provided Parent with a true, complete and accurate list (set forth in Section 4.5(a) of the Company Disclosure Letter) as of the Company Measurement Date of (i) the name or employee identification number of each holder of Company Stock Options, Company RSU Awards and Company PSU Awards, (ii) the Company Stock Plan under which such Company Stock Option, Company RSU Award or Company PSU Award was granted, (iii) the number of Shares underlying each outstanding award of Company Stock Options, Company RSU Award and Company PSU Award, in each case, held by such holder (at target and maximum levels of performance), (iv) the grant date of each such Company Stock Option, Company RSU Award and Company PSU Award, (v) the exercise price applicable to each Company Stock Option and (vi) the expiration date of each Company Stock Option.
(b) Except as set forth in this Section 4.5 and except for changes since the close of business on the Company Measurement Date resulting from (x) the exercise or settlement, as applicable, of Company Equity Awards or ESPP Purchase Rights or (y) the payment, redemption or forfeiture of other securities issued or the grant of Company Equity Awards and ESPP Purchase Rights as permitted by Section 6.1, there are outstanding no (i) shares of capital stock or other voting securities of the Company, (ii) options, warrants or other rights to acquire from the Company any capital stock or voting securities of the Company or securities convertible into or exchangeable for capital stock or voting securities of the Company, (iii) bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries, in each case, that are linked to, or the value of which is in any way based upon or derived from, the value of the Company, any of its Subsidiaries or any part thereof, or any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or that have or that by their terms may have at any time (whether actual or contingent) the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote, (iv) preemptive or similar rights, subscription or other rights, convertible securities, or other agreements, arrangements or commitments of any character relating to the capital stock of the Company, obligating the Company to issue, transfer or sell any capital stock or voting securities of the Company or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in the foregoing clauses (i) through (iv), including the Company Capital Stock, being referred to collectively as “Company Securities”) and (v) obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of the Shares or any other Company Securities. Except with respect to Company Equity Awards, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the Company Capital Stock. All outstanding Company Securities have been offered and issued in compliance in all material respects with all applicable Laws, including the Securities Act and “blue sky” Laws.
Section 4.6 Subsidiaries.
(a) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has all applicable power and authority required to enable it to own, lease or otherwise hold all of its properties and assets and to carry on its business as now conducted. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failures to be so qualified, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company has heretofore made available to Parent true, complete and accurate copies of the Organizational Documents of each Subsidiary of the Company, as amended to the date of this Agreement.
(b) All of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company is wholly owned by the Company, directly or indirectly, free and clear of any Encumbrance (other than Permitted Encumbrances). All outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) (A) options, warrants or other rights to acquire from the Company or any of its Subsidiaries any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of the Company, (B) bonds, debentures, notes or other Indebtedness of any Subsidiary of the Company that are linked to, or the value of which is in any way based upon or derived from, the value of the Company, any of its Subsidiaries or any part thereof, or any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or that have or that by their terms may have at any time (whether actual or contingent) the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote or (C) preemptive or similar rights, subscription or other rights, convertible securities, or other agreements, arrangements or commitments of any character relating to the capital stock of any Subsidiary of the Company, obligating the Company or any of its Subsidiaries to issue, transfer or sell any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, the Company or any of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in the foregoing clauses (i) and (ii) being referred to collectively as “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities.
Section 4.7 SEC Filings.
(a) True, complete and accurate copies of the Company’s (i) annual reports on Form 10-K for its fiscal years ended December 31, 2022, 2023 and 2024, (ii) proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company since January 1, 2023 and (iii) other forms, reports, statements, schedules and registration statements filed with the SEC since January 1, 2023 (the documents referred to in this Section 4.7(a) being referred to collectively as the “Company SEC Documents”) are publicly available in EDGAR. The Company’s annual report on Form 10-K for its fiscal year ended December 31, 2024 is referred to herein as the “Company 10-K”.
(b) As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective filing dates (in the case of all other Company SEC Documents) (or, in each case, if amended or supplemented prior to the date of this Agreement, as of the effective date or filing date, as applicable, of such amendment or supplement), each Company SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as applicable, and the rules and regulations of the SEC applicable to such Company SEC Documents.
(c) As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective filing dates (in the case of all other Company SEC Documents) (or, in each case, if amended or supplemented prior to the date of this Agreement, as of the effective date or filing date, as applicable, of such amendment or supplement), no Company SEC Document contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(d) The Company has timely filed with or furnished to the SEC all forms, reports, schedules, registration statements, proxy statements and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2023. To the Knowledge of the Company, none of the Company SEC Documents is the subject of an ongoing SEC review or outstanding SEC investigation. There are no outstanding or unresolved comments (including in any comment letters of the staff of the SEC) received from the SEC with respect or relating to any of the Company SEC Documents.
Section 4.8 Financial Statements.
(a) The audited and unaudited financial statements of the Company (including any related notes and schedules) included or incorporated by reference in the Company SEC Documents (i) complied as to form in all material respects with the applicable accounting requirements and the applicable published rules and regulations of the SEC with respect thereto in effect at the time of such filing with the SEC, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be described in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q or any successor form under the Exchange Act) and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and stockholders’ equity of the Company and its Subsidiaries for the periods then ended (subject, in the case of the unaudited financial statements, to the absence of footnotes and normal year-end audit adjustments), all in conformity with GAAP and the applicable rules and regulations of the SEC.
(b) The Company has made available to Parent true, complete and accurate copies of the following statutory statements, in each case together with the exhibits, schedules and notes thereto (collectively, the “Statutory Statements”): (i) the annual statement of each Insurance Company as of and for the annual periods ended December 31, 2022, 2023 and 2024, in each case as filed with the applicable Domiciliary Department of Insurance for such Insurance Company, and (ii) the quarterly statements of each Insurance Company as of and for the quarterly period ended June 30, 2025, in each case as filed with the Domiciliary Department of Insurance of such Insurance Company. The Statutory Statements have been prepared in all material respects in accordance with SAP applied consistently throughout the periods presented, and present fairly, in all material respects, the statutory financial position and results of operations of the Insurance Companies as of their respective dates and for the respective periods covered thereby.
Section 4.9 Proxy Statement. The Proxy Statement will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. None of the information provided by the Company to be included or incorporated by reference in the Proxy Statement, will, at the date the Proxy Statement, or any amendment or supplement thereto (x) is filed with the SEC, (y) if applicable, is mailed to the holders of Shares and (z) at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained or incorporated by reference in the Proxy Statement.

Section 4.10 Controls and Procedures.
(a) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and former principal financial officer of the Company) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder and under the Exchange Act (collectively, the “Sarbanes-Oxley Act”) with respect to Company SEC Documents and the statements contained in such certifications are true and accurate in all material respects. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the respective meanings given to such terms in the Sarbanes-Oxley Act.
(b) The Company maintains, on behalf of itself and its Subsidiaries, a system of internal control over financial reporting (as such terms are defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external reporting purposes in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are made only in accordance with authorizations of the Company’s management and the Company Board and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Company and its Subsidiaries that could have a material effect on the Company’s financial statements.
(c) The Company has (i) designed and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) reasonably designed to ensure that material information required to be disclosed by the Company in the reports it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that such information is communicated to the Company’s management by others within the Company and its Subsidiaries as appropriate to allow timely decisions regarding required disclosure and (ii) disclosed, based on its most recent evaluation of internal control over financial reporting, to its auditors and the audit committee of the Company Board (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting (x) that could adversely affect its ability to record, process, summarize and report financial data and (y) have not been subsequently remediated and (B) any fraud that involves management or other employees who have a significant role in its internal control over financial reporting.
(d) Since January 1, 2023, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, auditor or other Representative of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim that the Company or any of its Subsidiaries has engaged in illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls.
(e) Neither the Company nor any of its Subsidiaries is a party to, nor do they have any obligation or other commitment to become a party to, “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act).
(f) The Company is in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq.
Section 4.11 Absence of Certain Changes. From the Company Balance Sheet Date to the date hereof, (a) the Company and its Subsidiaries have conducted their business in the ordinary course of business in all material respects consistent with past practice, (b) there has not been any event, occurrence, change or development of a state of circumstances or facts that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect and (c) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would have required Parent’s consent under any of subparagraphs (a), (b), (c), (d), (e), (g)(ii), (g)(iii), (g)(v), (g)(vii), (g)(viii), (j), (l), (m) or (p) of Section 6.1 had the restrictions thereunder been in effect since the Company Balance Sheet Date.
Section 4.12 No Undisclosed Material Liabilities. There are no liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, other than (a) liabilities reflected or reserved against in the Company Balance Sheet (including the notes thereto), (b) liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice, (c) liabilities that, individually or in the aggregate, are not, and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and (d) liabilities arising under this Agreement or incurred in connection with the Transactions.
Section 4.13 Litigation.
(a) There is no Proceeding (other than ordinary course claims within applicable policy limits made under or in connection with Insurance Contracts issued by one or more Insurance Companies) pending by, against, or, to the Knowledge of the Company, threatened by, against or affecting, the Company, any of its Subsidiaries or any of their respective officers or directors in their capacities as such, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(b) There is no order, ruling, award, decree, writ, injunction or judgment to which the Company or any of Subsidiaries is subject that, individually or in the aggregate, is, or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(c) There is no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries that is pending or is being threatened in writing that, individually or in the aggregate, is, or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 4.14 Taxes. Except as set forth in the Company Balance Sheet (including the notes thereto) and except as, individually or in the aggregate, is not, and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:
(a) (i) all Tax Returns required to be filed with any Taxing Authority by, or with respect to, the Company and its Subsidiaries have been duly and timely filed in accordance with all applicable Laws, (ii) the Company and its Subsidiaries have timely paid all Taxes due and owing (whether or not shown on such Tax Returns) and (iii) all of such Tax Returns are true, correct and complete in all respects (other than, in the case of clause (i) or (ii) hereof, with respect to any Taxes or Tax Returns (or positions taken therein) that are being contested, or for which any position has been taken, in good faith and for which adequate reserves are reflected on the Company Balance Sheet, as adjusted for operations in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet);
(b) the Company and each Subsidiary of the Company have complied with all applicable Laws relating to withholding and reporting (including information reporting) of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid over;
(c) neither the Company nor any Subsidiary of the Company has received written notice from any jurisdiction in which the Company or such Subsidiary has not paid a particular type of Tax or filed a particular type of Tax Return that the Company or such Subsidiary is required to file such Tax Return or pay such Tax in such jurisdiction;
(d) (i) no deficiency for any Tax has been asserted or assessed by a Taxing Authority in writing against the Company or any Subsidiary of the Company which deficiency has not been paid, settled or withdrawn and (ii) there is no action, suit, proceeding, audit, claim, dispute, assessment, inquiry, administrative or judicial proceeding (each, a “Tax Proceeding”) now ongoing, proposed in writing or pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax or Tax Return;
(e) neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code in the two (2) years prior to the date of this Agreement;
(f) neither the Company nor any of its Subsidiaries has granted any currently effective requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any Taxes with respect to any Tax Returns of the Company or any of its Subsidiaries, and no power of attorney has been granted with respect to any matter relating to Taxes of any of the Company or any of its Subsidiaries that is currently in effect;
(g) neither the Company nor any of its Subsidiaries is a party to, is bound by, or has any obligation for any Tax imposed on any entity other than such Person under any Tax sharing, allocation or indemnity agreement or any similar agreement or arrangement, except (i) for any such agreement or arrangement solely between or among any of the Company and its Subsidiaries, (ii) as provided in any customary partnership indemnification provisions in any partnership or limited liability company agreement of any Subsidiary of the Company or in which such Subsidiary is or was a member or limited partner, or (iii) any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements), or has any liability for Taxes of another Person (other than a member of the affiliated group for which the Company or any of its Subsidiaries is or was the common parent) as the result of the application of Treasury Regulations Section 1.1502-6 (and any corresponding or similar provision of state, local, non-U.S. Tax Law) or as a transferee or successor;
(h) neither the Company nor any of its Subsidiaries has participated in any “listed transaction,” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or corresponding or similar provision of state, local, non-U.S. Tax Law;
(i) there are no Encumbrances for Taxes (other than Permitted Encumbrances) upon any of the assets of the Company or any of its Subsidiaries;
(j) neither the Company nor any of its Subsidiaries has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code or has been issued any private letter rulings, technical advice memoranda or similar agreement by any Governmental Entity, in any case, that would be binding upon the Company or any of its Subsidiaries after the Closing;
(k) neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in or incorrect method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (including by reason of Section 807(f)) (or any corresponding provision of state, local or non-U.S. Tax Law), (ii) “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) entered into prior to the Closing, (iii) installment sale or open transaction disposition made on or prior to the Closing Date or (iv) prepaid amount (other than insurance premiums on policies written by an Insurance Company) received on or prior to the Closing Date;
(l) each of the Insurance Companies is and has been treated as a life insurance company under Section 816(a) of the Code subject to U.S. federal income taxation under Section 801 of the Code;
(m) neither the Company nor any of its Subsidiaries has or has had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise had an office or fixed place of business that would subject it to net income taxation outside its respective country of incorporation or organization, as applicable; and

(n) to the Knowledge of the Company, the amount to be paid to MetLife, Inc. under the Tax Receivables Agreement as an early termination payment resulting from the execution of this Agreement does not exceed the amount set forth on Section 4.14(n) of the Company Disclosure Letter.
Section 4.15 Employee Benefit Plans; Employment Matters.
(a) The Company has provided Parent with a true, complete and accurate list (set forth in Section 4.15(a) of the Company Disclosure Letter) identifying each material Company Benefit Plan.
(b) With respect to each material Company Benefit Plan, the Company has made available to Parent true, complete and accurate copies of, as applicable: (i) the plan document, including all amendments thereto (or, in the case of any material unwritten Company Benefit Plan, a description thereof), (ii) each related trust agreement, insurance contract or policy or other funding instrument and all amendments thereto, (iii) the most recent annual report on Form 5500, including all schedules and attachments thereto, (iv) the most recent ERISA summary plan description and all summaries of material modifications thereto, (v) the most recently received determination, opinion or advisory letter from the IRS, (vi) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto and (vii) all material non-routine correspondence to and from any Governmental Entity since January 1, 2023.
(c) Except where the failure to so comply, individually or in the aggregate, is not, and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) each Company Benefit Plan has been established, maintained and administered in compliance with its terms and with applicable Law (including ERISA and the Code) and complies in form with the requirements of such applicable Laws, (ii) all contributions required to be made with respect to any Company Benefit Plan have been timely made and deposited, and (iii) all material reports, returns, notices and similar documents required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been timely filed or distributed.
(d) There is no Proceeding pending or, to the Knowledge of the Company, threatened against any Company Benefit Plan, any fiduciary thereof, or the Company or any of its Subsidiaries with respect to any Company Benefit Plan by or on behalf of any employee, former employee or beneficiary covered under any such Company Benefit Plan (other than routine claims for benefits) that, individually or in the aggregate, would reasonably be expected to result in a material liability to the Company or any of its Subsidiaries and, to the Knowledge of the Company, no facts or circumstances exist that, individually or in the aggregate, would be reasonably expected to give rise to any such Proceeding. No Company Benefit Plan is, or since January 1, 2023 has been, the subject of an examination, investigation or audit by a Governmental Entity, or is the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.
(e) Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has within the previous six (6) years maintained, sponsored, contributed to (or had an obligation to contribute to) or currently maintains, sponsors or participates in, contributes to (or has an obligation to contribute to) or otherwise has any material current or contingent liability with respect to any: (i) defined benefit pension plan, including any Title IV Plan, (ii) Multiemployer Plan that is subject to Title IV of ERISA, (iii) multiple employer plan that is subject to Section 413(c) of the Code or Sections 4063 or 4064 or ERISA or (iv) “multiple employer welfare arrangement”, as defined in Section 3(40) of ERISA.
(f) Except where the failure to so comply, individually or in the aggregate, is not, and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, with respect to each Title IV Plan: (i) no liability under Title IV of Section 302 of ERISA has been incurred by the Company nor any ERISA Affiliate that has not been satisfied in full, and no condition exists that would reasonably be expected to present a risk to the Company or any ERISA Affiliate of incurring any such liability, other than any liability for premiums due to the PBGC, which premiums have been paid in full when due, (ii) the minimum funding standards under Section 302 of ERISA and Section 412 of the Code have been satisfied in all material respects and no waiver of any minimum funding standard or any extension of any amortization period has been requested or granted, (iii) there has been no event described in Section 4062(e) of ERISA and the consummation of the Transactions will not result in any event described in Section 4062(e) of ERISA, (iv) no notice of intent to terminate any such Title IV Plan has been filed, and no amendment to treat a Title IV as terminated has been adopted, and no proceeding has been commenced by the PBGC to terminate any such Title IV Plan, and (v) no reportable event, within the meaning of Section 4043 of ERISA, has occurred or would reasonably be expected to occur as a result of the consummation of the Transactions, other than an event for which the reporting requirements have been waived under ERISA. Without limiting this paragraph (f), no circumstances exist that would reasonably be expected to result in any Controlled Group Liability of the Company or any ERISA Affiliate that would be a material liability of Parent or its Affiliates (including the Company) following the Closing.
(g) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (i) is the subject of a favorable determination letter, opinion letter or advisory letter, if applicable, from the IRS regarding the Tax-qualified status of such Company Benefit Plan and (ii) the trusts maintained thereunder are exempt from Taxes under Section 501(a) of the Code. To the Knowledge of the Company, no event has occurred or condition exists that, individually or in the aggregate has, or would reasonably be expected to adversely affect the Tax-qualified status of such Company Benefit Plan and trust.
(h) No Company Benefit Plan that is a “welfare benefit plan” (within the meaning of Section 3(1) of ERISA) provides post-termination or retiree life insurance, health or other welfare benefits or coverage to any person, except as may be required by Section 4980B of the Code or any similar Law.

(i) With respect to each Company Benefit Plan, (i) neither the Company nor its Subsidiaries have engaged in, and to the Knowledge of the Company no other Person has engaged in, any non-exempt “prohibited transaction”, as defined in Section 406 of ERISA or Section 4975 of the Code and (ii) none of the Company nor any of its Subsidiaries or, to the Knowledge of the Company, any other “fiduciary” (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Company Benefit Plan that, in the case of (i) or (ii) above, would reasonably be expected to result in a material liability to the Company or any of its Subsidiaries, taken as a whole.
(j) Except as otherwise contemplated under this Agreement, neither the execution nor delivery of this Agreement, stockholder approval of this Agreement, nor the consummation of the Transactions would reasonably be expected to, whether alone or in combination with any other event(s), (i) entitle any current or former employee, consultant, officer or other service provider of the Company or any its Subsidiaries to any severance pay, accrued pension benefit or any other payment or benefit, (ii) accelerate the time of payment or vesting, increase the amount of, or enhance the terms of compensation or benefits due to any current or former employee, individual consultant, officer or other individual service provider of the Company, (iii) trigger any contributions to any Company Benefit Plan, trigger any increase or acceleration of any contributions to any Company Benefit Plan, or trigger any other change in the funding or covenant support arrangements for any Company Benefit Plan, or (iv) result in the forgiveness of any loans for the benefit of any current or former employee, individual consultant, officer or other individual service provider of the Company or any its Subsidiaries.
(k) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, result in any payment or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that could reasonably be expected to, individually or in combination with any other payment, constitute an “excess parachute payment” (within the meaning of Section 280G of the Code).
(l) No Person is entitled to receive any Tax gross-up or other similar additional payment from the Company or any of its Subsidiaries as a result of the imposition of the excise Taxes required by Section 4999 of the Code or any Tax, interest or penalties imposed by Section 409A of the Code (or any corresponding similar provision of state, local or non-U.S. law).
(m) Each Company Stock Option has been granted with an exercise price no less than the fair market value of the underlying Share as of the date of such grant.
(n) Neither the Company nor any of its Subsidiaries is or has been, since January 1, 2023, a party to, bound by, or negotiating a collective bargaining agreement or other agreement with any labor union, works council, trade union, labor association or other employee representative organization (a “Collective Bargaining Agreement”), and no employees of the Company or any of its Subsidiaries are represented by any such labor union, works council, trade union, labor association or other employee representative organization with respect to their employment with the Company or any of its Subsidiaries. To the Knowledge of the Company, there is not, and there has not been since January 1, 2023, any effort or activity by any labor union, works council, trade union, labor association or other employee representative organization to organize any employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is, or since January 1, 2023 has been, a party or subject to, any material dispute or controversy with a labor union, works council, trade union, labor association or other employee representative organization, nor since January 1, 2023 has the Company or any of its Subsidiaries experienced, nor are the Company or any of its Subsidiaries currently experiencing, any actual or, to the Knowledge of the Company, threatened labor strikes, work slowdowns, lock-outs, work stoppages, recognitional picketing, handbilling, labor arbitrations, material grievances, or unfair labor practice charges or proceedings, and to the Knowledge of the Company, none are, or since January 1, 2023 have been, threatened.
(o) The Company and each of its Subsidiaries are in compliance and, since January 1, 2023, have complied with all applicable Laws relating to labor, employment and employment practices, including applicable Laws that relate to wages, hours, wage payment, classification of employees and service providers (including as exempt or non-exempt and as an employee versus individual independent contractor), employee leave issues, fair employment practices, hiring, terms and conditions of employment, workers’ compensation, occupational safety and health, plant closings and layoffs (including the WARN Act), affirmative action, discrimination in employment (including diversity, equity and inclusion), harassment, retaliation, automated employment decision tools and other artificial intelligence, disability rights or benefits, equal employment opportunity, immigration (including applicable I-9 Laws), labor relations and collective bargaining, and unemployment insurance, in each case, except for any instances of non-compliance that, individually or in the aggregate, are not, and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(p) Since January 1, 2023, (i) no allegations of sexual harassment or other sexual misconduct have been made against any director, officer, or other employee of the Company or its Subsidiaries with managerial or supervisory responsibilities and (ii) there are no actions, suits, investigations or proceedings pending or, to the Knowledge of the Company, threatened that involve any allegations of sexual harassment, sexual misconduct, discrimination or any other type of similar misconduct by any director, officer, or other employee of the Company or any of its Subsidiaries with managerial or supervisory responsibilities. Since January 1, 2023, neither the Company nor any of its Subsidiaries has been a party to any settlement agreement related to allegations of sexual harassment, sexual misconduct, discrimination or any other type of similar misconduct by any director, officer of the Company or any of its Subsidiaries, or employee with managerial or supervisory responsibilities.

(q) Neither the Company nor any of its Subsidiaries is delinquent in payments to any current or former employee or individual independent contractor of the Company or any of its Subsidiaries for any amounts required to be reimbursed or otherwise paid, except for any arrearages occurring in the ordinary course of business or as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(r) To the Knowledge of the Company, as of the date hereof, no employee of the Company at the level of Vice President or higher is in material violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation (i) to the Company or any of its Subsidiaries or (ii) to a former employer of any such individual relating to (A) the right of any such individual to be employed by the Company or any of its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.
(s) The Company and each of its Subsidiaries are and, since January 1, 2023, have been in full compliance with the WARN Act, and neither the Company nor any of its Subsidiaries has taken any action, at any time since January 1, 2023, that would require notification of any of the current or former employees of the Company or any of its Subsidiaries pursuant to the provisions of the WARN Act.
Section 4.16 Compliance with Laws.
(a) Neither the Company nor any of its Subsidiaries is in violation of, or has since January 1, 2023, violated, any applicable provisions of any Laws except for any violations that, individually or in the aggregate, are not, and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2023, neither the Company nor any Subsidiary thereof has been given written notice of, or been charged with, any violation of, any applicable Law, except for any violation that, individually or in the aggregate, is not, and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(b) Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, or, to the Knowledge of the Company, employees, agents, or any other Person associated with or acting for or on behalf of the Company or any of its Subsidiaries are in violation of, or has since January 1, 2023, violated, any applicable provisions of (i) any Anti-Money Laundering Laws or (ii) the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act, or any similar anti-bribery or anticorruption Laws, or since April 24, 2019, violated any applicable provisions of any Economic Sanctions/Trade Laws, in each case, except for any violation that, individually or in the aggregate, is not, and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. None of the Company, its Subsidiaries, or any of their respective directors, officers or employees is a Sanctions Target. The Company and its Subsidiaries have adopted and maintained written policies, procedures and internal control reasonably designed to ensure compliance with all applicable Economic Sanctions/Trade Laws, Anti-Money Laundering Laws and anti-bribery and anti-corruption Laws.
(c) Neither the Company nor any of its Subsidiaries has, since January 1, 2023 with respect to Anti-Money Laundering Laws, and since April 24, 2019 with respect to Economic Sanctions/Trade Laws, (i) made any voluntary, directed or involuntary disclosure to any Governmental Entity with respect to any alleged act or omission arising under or relating to any non-compliance with Economic Sanctions/Trade Laws or Anti-Money Laundering Laws, (ii) been the subject of an investigation, inquiry or enforcement proceeding relating to Economic Sanctions/Trade Laws or Anti-Money Laundering Laws, nor has any such investigation, inquiry or enforcement been threatened in writing or (iii) received any notice, request, penalty, or citation for any actual or potential non-compliance with Economic Sanctions/Trade Laws or Anti-Money Laundering Laws.
Section 4.17 Environmental Matters. Except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (a) neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity or other Person alleging that the Company or any Subsidiary is in violation of any applicable Environmental Law and (b) the Company and its Subsidiaries are in compliance with applicable Environmental Laws.
Section 4.18 Title to Properties.
(a) Neither the Company nor any of its Subsidiaries owns any real property (excluding any interest in real property owned or otherwise held by the Company or any of its Subsidiaries directly or indirectly as, or through, Investment Assets).
(b) Section 4.18(b) of the Company Disclosure Letter sets forth a true, complete and accurate list of all real property leased by the Company or any of its Subsidiaries that is material to the business of the Company as currently conducted. Each of the Company and its Subsidiaries has complied with the terms of all leases pursuant to which the Company or any of its Subsidiaries has a leasehold interest in any real property (excluding any leasehold interests held by the Company or any of its Subsidiaries, directly or indirectly, as or through its Investment Assets) (the “Company Leases”), and all such Company Leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, there are no unresolved disputes between the Company or any of its Subsidiaries and any landlord under the Company Leases, nor are there any pending claims or events of default or threats of any claims or events of default with respect to any Company Lease.
Section 4.19 Material Contracts.
(a) Except for (w) this Agreement, (x) each Contract that relates to the ownership of Investment Assets (except as expressly provided in Section 4.19(a)(viii)), (y) each Company Benefit Plan and (z) each Contract filed as an exhibit to the Company SEC Documents,

Section 4.19(a) of the Company Disclosure Letter sets forth a true, complete and accurate list of all Material Contracts as of the date of this Agreement. For purposes of this Agreement, “Material Contract” means all Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than Company Benefit Plans and Insurance Contracts) that:
(i) are or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(ii) are with an affiliate that are or would be required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act;
(iii) relate to the formation or management of any joint venture, partnership or other similar agreement that is material to the business of the Company and its Subsidiaries, taken as a whole;
(iv) provide for (A) Indebtedness of the Company or any of its Subsidiaries having an outstanding or committed amount in excess of $10,000,000 (other than any Indebtedness between or among any of the Company or any of its Subsidiaries) or (B) a guarantee by the Company or any of its Subsidiaries of Indebtedness of any person other than the Company or a wholly owned Subsidiary of the Company;
(v) involve the acquisition from another Person or disposition to another Person of capital stock or other equity interests of another Person or of a business, in each case, for aggregate consideration under such Contract in excess of $25,000,000 (excluding acquisitions or dispositions of Investment Assets);
(vi) prohibit, limit or restrict the ability of the Company or any of its Subsidiaries to declare or pay dividends or make distributions in respect of their capital stock, partner interests, membership interests or other equity interests;
(vii) prohibit the (A) pledging of the capital of the Company or any wholly owned Subsidiary of the Company or (B) issuance of any guarantee by the Company or any Subsidiary of the Company;
(viii) are investment advisory or investment management agreements to which the Company or any of its Subsidiaries is a party or under which any Investment Asset is invested or managed or any third party has the right or power to make discretionary or investment decisions with respect to any Investment Asset;
(ix) involve the settlement of any pending or threatened claim, action or proceeding that requires payment obligations after the date hereof in excess of $5,000,000;
(x) (A) limit in any material respect either the line or type of business in which the Company or any of its Subsidiaries may engage or the manner or locations in which any of them may so engage in any business (including through “non-competition” or “exclusivity” provisions), (B) grant any right of first refusal, right of first offer, or similar right to any material assets, rights or properties of the Company or any of its Subsidiaries or (C) obligate the Company or any of its Subsidiaries to conduct business on a preferential basis or that contains a “most favored nation” or similar covenant with any third party;
(xi) involve or would reasonably be expected to involve aggregate payments by the Company and its Subsidiaries for services or goods received in excess of $5,000,000 in the twelve (12)-month period ended December 31, 2024, other than those terminable on less than ninety (90) days’ notice without payment by the Company or any of its Subsidiaries of any material penalty;
(xii) outsources any material function or part of the business of the Company or any of its Subsidiaries to any Person, other than the Company or any Subsidiary thereof;
(xiii) are Company Leases where annual base rent is in excess of $500,000;
(xiv) restrict in any material respect the Company or any of its Subsidiaries in its right to assert, use or register any material Company Intellectual Property, including coexistence agreements, settlement agreements, covenants not to sue or similar agreements or arrangements;
(xv) the Company or any of its Subsidiaries grants or obtains rights to material Intellectual Property, in each case, for aggregate consideration under such Contract in excess of $500,000 and excluding (A) Contracts granting rights to use generally commercially available, off-the-shelf software (including “shrink-wrap” or “click-wrap” agreements), (B) any license to Open Source Software, (C) confidentiality and non-disclosure agreements, (D) Contracts entered into in connection with the engagement of an employee, pursuant to which the employee assigns to the Company or any of its Subsidiaries any Intellectual Property developed by the employee in the ordinary course of their employment, or (E) licenses to Intellectual Property that are incidental to the transaction contemplated in such Contract (the commercial purpose of which is primarily for something other than such license); or
(xvi) are Collective Bargaining Agreements.
(b) Each Material Contract is a valid and binding obligation of the Company or its Subsidiary that is party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable by the Company or the applicable Subsidiary, in each case, subject to the Bankruptcy and Equity Exception, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where such noncompliance, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any Material Contract, except where such default, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
Section 4.20 Intellectual Property, Information Technology and Data Privacy.
(a) Section 4.20(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true, complete and accurate list of all patents, trademark and copyright registrations, domain name registrations and applications for registration for any of the foregoing, in each case, that are included in the Company Intellectual Property (“Registered Intellectual Property”). Except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) the Registered Intellectual Property is valid and enforceable, (ii) the Company and its Subsidiaries (A) own the entire right, title and interest in and to the Registered Intellectual Property, and (B) own or have a valid license to use all Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as currently conducted, in the case of clauses (ii)(A) and (ii)(B) free and clear of any Encumbrances, other than Permitted Encumbrances and (iii) no claim is pending, or to the Knowledge of the Company, threatened in writing challenging the ownership, enforceability, scope, validity or use by the Company or any of its Subsidiaries of any Company Intellectual Property.
(b) Except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, (i) the conduct of the business of the Company and its Subsidiaries as conducted since January 1, 2023 does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Person and (ii) there is no infringement, misappropriation or other violation by any Person of the Company Intellectual Property. Since January 1, 2023, the Company has not received any written notice alleging, that the conduct of the business of the Company or any of its Subsidiaries is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated the Intellectual Property rights of any Person.
(c) The Company and its Subsidiaries have implemented and maintained in all material respects a commercially reasonable security program, including policies, procedures and other safeguards, designed to protect the confidentiality of trade secrets, confidential information and Personal Information in their possession or control. To the Knowledge of the Company, since January 1, 2023, there has been no unauthorized access, use, disclosure or other breach of any trade secrets, confidential information or Personal Information, in each case, that are material to, and owned or controlled by, the Company or any of its Subsidiaries.
(d) Except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries have complied in all material respects with all applicable Laws, Contracts and their own respective policies relating to the collection, storage, use, disclosure and transfer of Personal Information and (ii) neither the Company nor any of its Subsidiaries has received a written complaint from any Governmental Entity or any other third party regarding its collection, storage, use, disclosure or transfer of Personal Information (excluding data subject access requests and other similar consumer inquiries or requests received in the ordinary course of business) that is pending or unresolved.
(e) Except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, with respect to the Systems, since January 1, 2023, (i) there has not been any malfunction, unplanned downtime or service interruption that has not been remedied, or is in the process of being remedied and (ii) the Company and its Subsidiaries have taken commercially reasonable steps designed to avoid introduction of contaminants (e.g., any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry)) into the Systems, to the Knowledge of the Company, there has been no breach of information security, cybersecurity incident (including ransomware of distributed denial of service attacks) or other unauthorized access to or use of the Systems. Except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company has implemented commercially reasonable security, back-ups, disaster recovery arrangements and hardware and software support and maintenance designed to minimize the risk of material error, breakdown, failure, or security breach occurring.
(f) Except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since January 1, 2023, the Company and its Subsidiaries have not used any Open Source Software in a manner that would require any material software included in the Company Intellectual Property to be made available or distributed to third parties other than in executable form.
Section 4.21 Permits. The Company and its Subsidiaries hold, and since January 1, 2023, have held, all Permits necessary for the lawful conduct of its business and the use of its assets as currently conducted, and all such Permits held by the Company and its Subsidiaries are, and since January 1, 2023 have been, valid and in full force and effect, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Each of the Company and each of its Subsidiaries is in compliance with the terms and requirements of such Permits, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2023, neither the Company nor any Subsidiary thereof is in violation of any such Permit, except for any violation that, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 4.22 Brokers; Financial Advisors. Except for Goldman Sachs & Co. LLC (“Goldman Sachs”) and Wells Fargo Securities, LLC (“Wells Fargo”), the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar based fee or commission in connection with any of the Transactions (including the Merger) as a result of being engaged by the Company or any of its Subsidiaries. The Company has heretofore provided to Parent, on a confidential basis, under its engagement letters with Goldman Sachs and Wells Fargo or any Affiliate thereof in connection with any of the Transactions (including the Merger), (i) a good faith estimate of the fees payable and to be payable by the Company and (ii) summaries of the material terms of such engagement letters.
Section 4.23 Opinions of Financial Advisors. The Company has received the opinion of each of Goldman Sachs and Wells Fargo to the effect that, as of the date of this Agreement and based upon and subject to the limitations, factors, qualifications and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its Affiliates) of the Shares (other than Excluded Shares and Dissenting Shares) in the proposed Merger is fair, from a financial view, to such holders. The Company will make available to Parent solely for informational purposes and on a non-reliance basis, a copy of each such opinion as soon as practicable on or after the date of this Agreement.
Section 4.24 Insurance. Except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries maintain insurance coverage in such amounts and covering such risks as the Company believes to be commercially reasonable. Except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all such insurance policies are in full force and effect and all premiums due thereunder have been paid when due, and there is no existing breach, default or event that, with the giving of notice or lapse of time or both, would constitute a breach or default, by any insured thereunder.
Section 4.25 Rights Agreements; Takeover Statutes. The Company is not party to any shareholder rights agreement, “poison pill,” voting trust or similar anti-takeover agreement or plan. The Company Board has taken all necessary action to render inapplicable to this Agreement and the Transactions (including the Merger) the restrictions on “business combination” (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL and no other Takeover Law or any similar provision in the Company Charter or Company Bylaws applies to the Company with respect to this Agreement or the Merger or would reasonably be expected to restrict or prohibit the execution of this Agreement, each Party performing its obligations or the consummation of the Transactions.
Section 4.26 Related Person Transactions. Neither the Company nor any of its Subsidiaries is a party to any Contract, transaction or arrangement with (a) any direct or indirect beneficial owner of five percent or more of the issued and outstanding shares of Company Common Stock, (b) any present or former director or officer of such Persons, (c) any Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 under the Exchange Act) of any of the foregoing or (d) of a type that would be required, but has not been, disclosed under Item 404 of Regulation S-K under the Exchange Act (any Contract, transaction or other arrangement of the type described in this sentence, a “Related Person Transaction”), except for, in each case of clauses (a) through (d), employment or compensation agreements, arrangements with directors and officers, and director and officer indemnity agreements, in each case made in the ordinary course of business, consistent with past practice.
Section 4.27 Actuarial Appraisal; Reserves.
(a) The Company has delivered to Parent a true, complete and accurate copy of the Actuarial Appraisal. As of the date hereof, Milliman has not notified the Company or any of its Affiliates that the Actuarial Appraisal is inaccurate in any material respect and the Company does not have Knowledge of any such inaccuracy. The factual information and data provided by Company and its Affiliates to Milliman expressly in connection with the preparation of the Actuarial Appraisal were (i) accurate in all material respects as of the date so provided, subject in each case to any limitations and qualifications contained in the Actuarial Appraisal and (ii) obtained from the books and records of the relevant Insurance Companies. As of the date hereof, Milliman has not issued to the Company or its Affiliates any new or revised report with respect to the Insurance Companies or provided any errata with respect to the Actuarial Appraisal.
(b) The Reserves of each Insurance Company contained in its Statutory Statements as of and for the annual periods ended December 31, 2022, 2023 and 2024, in each case, (i) were determined in all material respects in accordance with generally accepted actuarial standards consistently applied and were fairly stated in accordance with sound actuarial principles (in each case, except as otherwise noted in such Statutory Statements) and (ii) satisfied the requirements of all applicable Law in all material respects, except as otherwise noted in such Statutory Statements and notes thereto included in such Statutory Statements.
Section 4.28 Reinsurance.
(a) Section 4.28(a)(i) of the Company Disclosure Letter sets forth a true, complete and accurate list of all of the material reinsurance agreements to which the Company or any of its Subsidiaries is a party as of the date hereof (each, a “Reinsurance Agreement”), each of which is in full force and effect in accordance with its terms. The Company has made available to Parent a true, complete and accurate copy of each Reinsurance Agreement in effect as of the date hereof. Each Reinsurance Agreement is a valid and binding obligation of the Company or its Subsidiary that is party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable against the Company or the applicable Subsidiary, and, to the Knowledge of the Company, each other party thereto, in accordance with its terms, in each case, subject to the Bankruptcy and Equity Exception. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of the other parties to any Reinsurance Agreement, is in material default or material breach or has failed to perform any material obligation under any such Reinsurance Agreement. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice of any intention to cancel, terminate or change the scope of rights and obligations under, or not to renew, any such Reinsurance Agreement and there are no pending Proceedings with respect to any Reinsurance Agreement.
(b) Except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) since January 1, 2023, neither the Company nor any of its Subsidiaries has received any written notice from any applicable reinsurer that any amount of reinsurance ceded by the Company or any of its Subsidiaries, as applicable, to such counterparty will be uncollectible or otherwise defaulted upon, (ii) to the Knowledge of the Company, no party to a Reinsurance Agreement is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (iii) there are no, and since January 1, 2023, there have been no, disputes under any Reinsurance Agreement other than disputes in the ordinary course for which adequate loss reserves have been established and (iv) the Company and each of its Subsidiaries that is party to a Reinsurance Agreement, as applicable, is entitled under any applicable Insurance Laws and SAP to take full reinsurance credit in its Statutory Statements for all amounts reflected therein that are recoverable by it pursuant to any Reinsurance Agreement and all such amounts recoverable have been properly recorded in its books and records of account (if so accounted therefor) and are properly reflected in its Statutory Statements, and no Governmental Entity has objected in writing to such characterization and accounting.
Section 4.29 Investment Assets.
(a) The annual Statutory Statement of each Insurance Company as of and for the annual period ended December 31, 2024 contains a true, complete and accurate list of all Investment Assets that were carried on the books and records of each respective Insurance Company as of December 31, 2024. Except for Investment Assets that matured or were sold, redeemed or otherwise disposed of in the ordinary course of business consistent with past practice, or as permitted or otherwise contemplated by this Agreement, after December 31, 2024, each of the Insurance Companies, as applicable, has good, valid and marketable title to all of the Investment Assets stated in such annual Statutory Statement.
(b) Section 4.29(b) of the Company Disclosure Letter sets forth the aggregate amount, as of June 30, 2025, of the unfunded funding obligations, capital commitments, note purchase commitments and any other commitments of any kind, or obligation to make any additional advances or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement) in respect of, any of the Investment Assets (the “Unfunded Commitments”). Section 4.29(b) of the Company Disclosure Letter sets forth a list, as of June 30, 2025, of the individual Unfunded Commitments in excess of $10,000,000.
Section 4.30 Insurance Business.
(a) Except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since January 1, 2023 the business of each Insurance Company has been conducted in compliance with applicable Insurance Laws. Except as individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) since January 1, 2023, no Insurance Regulator has alleged in writing that any Insurance Company has violated in any material respect any applicable Insurance Laws, (ii) there is no pending or, to the Knowledge of the Company, charge threatened in writing by any Insurance Regulator that any Insurance Company has violated, nor is there any pending nor, to the Knowledge of the Company, investigation threatened in writing by any Insurance Regulator related to possible violations by any Insurance Company of any applicable Insurance Laws, (iii) each Insurance Company has been duly authorized by the relevant Insurance Regulator to issue the Insurance Contracts in the jurisdictions in which it operates and (iv) since January 1, 2023, each Insurance Company has, to the extent applicable, filed all material reports, forms, rates, notices and materials required to be filed by it with any Insurance Regulator. None of the Insurance Companies is subject to any order or decree of any Insurance Regulator, and no Insurance Regulator has revoked, suspended or limited, or, to the Knowledge of the Company knowledge, threatened in writing to revoke, suspend or limit, any license or other permit issued pursuant to applicable Insurance Laws to any Insurance Company.
(b) None of the Insurance Companies is commercially domiciled under the Laws of any jurisdiction or is otherwise treated as domiciled in a jurisdiction other than that of its jurisdiction of incorporation.
(c) Neither the Company nor any of the Insurance Companies is subject to any requirement imposed by a Governmental Entity to maintain specified capital or surplus amounts or levels or is subject to any restriction on the payment of dividends or other distributions on its shares of capital stock, except for any such requirements or restrictions imposed by applicable Insurance Laws of general application.
(d) Section 4.30(d) of the Company Disclosure Letter contains a true, complete and accurate list of all insurance certificates of authority and all other material approvals, authorizations, consents, franchises, licenses, permits, registrations, certificates, accreditations, qualifications, variances and similar rights to write and/or offer and sell insurance products issued to the Companies and Subsidiaries by any Insurance Regulator or other Governmental Entity (collectively, the “Insurance Licenses”). Each Insurance License is in good standing and in full force and effect. The Company and its Subsidiaries are, and since January 1, 2023, have been, in material compliance with the terms of the Insurance Licenses and no revocation, lapse, limitation, suspension or cancellation of any of the Insurance Licenses is pending or, to the Knowledge of the Company, has been threatened. Other than the Insurance Companies, neither the Company nor any of its Subsidiaries conducts or has conducted the business of insurance or reinsurance in any respect.
(e) The Company has made available to Parent true, complete and accurate copies of (i) all material Insurance Holding Company System Act filings or submissions and any supplements or amendments thereto filed since January 1, 2023, by each Insurance Company with applicable Insurance Regulators and (ii) all material reports of examination (including financial, market conduct and similar examinations) of such Insurance Companies by any Insurance Regulator since January 1, 2023. All material deficiencies or violations noted in the examination reports described in clause (ii) of the preceding sentence have been resolved to the reasonable satisfaction of the applicable Insurance Regulator that noted such deficiency or violation, in each case, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
Section 4.31 Producers.
(a) Each of the Insurance Companies and, to the Knowledge of the Company, each of the Producers are, and since January 1, 2023 have been, in connection with the Insurance Contracts, in compliance in all material respects with applicable Law, including all applicable Insurance Laws, regulating the marketing and sale of insurance policies and annuity contracts, regulating advertisements, requiring mandatory disclosure of policy information, requiring employment of standards to determine if the purchase of a policy or contract is suitable for an applicant, prohibiting the use of unfair methods of competition and deceptive acts or practices and regulating replacement transactions.
(b) Except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since January 1, 2023, and to the Knowledge of the Company, (i) each Producer, at the time that such Producer sold or produced any Insurance Contract, was duly licensed, authorized and appointed (for the type of business sold or produced by such distributor) in the particular jurisdiction in which such Producer sold or produced such business, and no such Producer violated any term or provision of applicable Law, including any applicable Insurance Law, relating to the sale or production of such business, (ii) no Producer has breached the terms of any agency or broker Contract with any Insurance Company in any material respect or violated any applicable Law, including any applicable Insurance Law, and (iii) no Producer has been enjoined, indicted, convicted or made the subject of any consent decree or judgment on account of any violation in any material respect of any applicable Law, including any applicable Insurance Law, in connection with such Producer’s actions in his, her or its capacity as a distributor for the Insurance Contracts, and there exists no enforcement or disciplinary proceeding alleging any such violation. There are no outstanding (A) disputes between the Company or any Insurance Company and a Producer concerning material amounts of commissions or other incentive compensation or (B) material amounts owed by any Producer to any Insurance Company.
Section 4.32 Broker-Dealer Matters.
(a) The Broker-Dealer is, and since January 1, 2023 has been, the only Subsidiary of the Company registered, or required to be registered, as a broker-dealer under the Exchange Act or the applicable Law of any state. The Broker-Dealer is, and at all times so required has been, (i) registered with the SEC as a broker-dealer under the Exchange Act and (ii) registered, licensed or qualified as a broker-dealer under the applicable Law of any state or other jurisdiction (other than the Exchange Act) that it is required to be registered, licensed or qualified. The Broker-Dealer is, and at all times so required has been, a member in good standing of FINRA and any other Self-Regulatory Organization that would require membership or registration in connection with its activities and is in compliance in all material respects with all applicable rules and regulations of each such Self-Regulatory Organization, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(b) The Company has made available to Parent a true, complete and accurate copy of (i) the Uniform Application for Broker-Dealer Registration on Form BD of the Broker-Dealer, reflecting all amendments thereto that are in effect on the date hereof (the “Form BD”), (ii) The Broker-Dealer’s membership agreement with FINRA, (iii) each Financial and Operational Combined Uniform Single Report (“Focus Report”) filed since January 1, 2023, and (iv) each other registration, report and material correspondence filed or submitted by the Broker-Dealer with or to any Governmental Entity since January 1, 2023, and will deliver or make available to Parent such forms, registrations, reports and material correspondence as are filed or submitted from and after the date of the transaction contemplated by this Agreement and prior to the Closing. Each Form BD, Focus Report and other registration, report and form filed with or submitted to the SEC or FINRA since January 1, 2023, complied and complies in all material respects with the applicable requirements of the Exchange Act and any other applicable Laws.
(c) Since January 1, 2023, the Broker-Dealer has filed all regulatory reports, schedules, forms, registrations and other documents that it was required to file with any applicable Governmental Entity, together with any amendments required to be made with respect thereto (collectively, the “BD Regulatory Filings”), and has paid all fees and assessments due and payable in connection therewith. Since January 1, 2023, the information contained in the Broker-Dealer’s BD Regulatory Filings was true, complete and correct in all material respects at the time of filing, and the Broker-Dealer has made all material amendments to such BD Regulatory Filings as it is required to make under any applicable Law.
(d) Since January 1, 2023, and except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Broker-Dealer, none of the Broker-Dealer or, to the Knowledge of the Company, any of the Broker-Dealer’s officers, directors, security holders, employees or “associated persons” (as such term is defined in the Exchange Act and the rules and bylaws of FINRA) who are individuals (“Associated Persons”) has received written notice of any proceeding, audit, sweep letter, examination or other inquiry by any Governmental Entity pending or, to the Knowledge of the Company, threatened, against the Broker-Dealer or against or involving any officer, director, security holder, employee or Associated Persons of the Broker-Dealer, as the case may be, and no examination or inspection has, to the Knowledge of the Company, been started or completed for which no documentation has been made available to Parent. Neither the Broker-Dealer nor, to the Knowledge of the Company, any Person who is an Associated Person thereof (i) is ineligible or disqualified pursuant to Section 15(b) of the Exchange Act to act as a broker-dealer or as an associated person of a registered broker-dealer or (ii) is or has been subject to “statutory disqualification” within the meaning of Section 3(a) (39) of the Exchange Act, “heightened supervision” under the rules of FINRA, or any other restriction on its activities or future activities under applicable Law. There is no written finding or action pending or, to the Knowledge of the Company, threatened, that would reasonably be expected to result in the Broker-Dealer having its authorization to conduct business as a broker-dealer denied, suspended, revoked, not renewed or restricted or any Associated Person thereof becoming ineligible to act in such capacity or becoming subject to statutory disqualification, heightened supervision, censure or any other limitations on its activities, functions or operations as an Associated Person.
(e) Neither the Broker-Dealer nor, to the Knowledge of the Company, any Associated Person of the Broker-Dealer is subject to any order or action of any Governmental Entity that permanently enjoins such person from engaging in or continuing to engage in any activity involving or in connection with the activities of the Broker-Dealer as now conducted that has not been disclosed in any Form BD or Form U-4 filed by the Broker-Dealer prior to the date of this Agreement.
(f) To the Knowledge of the Company, each of the Broker-Dealer’s Associated Persons and independent contractors, who are required under applicable Law to be registered, licensed or qualified as a principal, a representative, an agent or a salesperson (or a limited subcategory thereof) of the Broker-Dealer with any Governmental Entity are, and have been since January 1, 2023 (or such more recent date on which such Person first became associated with the Broker-Dealer), duly registered as such and such registrations are and were, since January 1, 2023 (or such more recent date), in full force and effect, or are or were in the process of being registered as such within the time periods required by any Governmental Entity, as applicable, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(g) The Broker-Dealer has adopted written supervisory procedures that are reasonably designed to achieve compliance, in all material respects under applicable Law, which have been in all material respects implemented pursuant to and in accordance with FINRA Rule 3120(a).
(h) Except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no written customer complaints with respect to the Broker-Dealer reportable to FINRA pursuant to FINRA Rule 4530 have been made, are pending, or, to the Knowledge of the Company, are threatened, since January 1, 2023.
Section 4.33 Investment Adviser Matters.
(a) Neither the Company nor any of its Subsidiaries, other than the RIA Subsidiary, meets the definition of “investment adviser” under the Investment Advisers Act or is registered or required to be registered as an investment adviser with the SEC or the securities commission of any state. The RIA Subsidiary is, and at all times required pursuant to applicable Law has been, duly registered, licensed and qualified, as applicable, as an investment adviser with the SEC under the Investment Advisers Act. Each such registration, license or qualification is in full force and effect and no Proceeding is pending, or to the Knowledge of the Company, threatened, to revoke, suspend, cancel or adversely modify any such registration, license or qualification, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(b) To the Knowledge of the Company, the RIA Subsidiary is not, and no employee, officer, director or personnel of the RIA Subsidiary is, ineligible or disqualified (i) pursuant to Section 203(e) or 203(f) of the Investment Advisers Act to serve as a registered investment adviser or Person “associated” (as defined in the Investment Advisers Act) with a registered investment adviser or (ii) pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser to a registered investment company. To the Knowledge of the Company, since January 1, 2023, the RIA Subsidiary has not received any written notice from any Governmental Entity alleging any such ineligibility or disqualification and no Proceedings are pending or threatened that would reasonably be expected to result in any such ineligibility or disqualification.
(c) Except with respect to the Registered Funds, the RIA Subsidiary does not act as investment adviser, general partner, managing member, sponsor, commodity pool operator or commodity trading advisor to any other pooled investment vehicle as of the date hereof. The RIA Subsidiary does not act as investment adviser, general partner, managing member, sponsor, commodity pool operator or commodity trading advisor to any private funds or separate accounts.
(d) Each employee of the RIA Subsidiary who is required to be registered with any Governmental Entity to perform his or her job functions is, and, to the extent required by applicable Law, since the January 1, 2023 (or, if later, the date on which such employee commenced employment with the RIA Subsidiary), has been, duly registered as such and such registration is in full force and effect, except where the failure to be so registered or to have such registration in full force and effect, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
Section 4.34 Registered Fund and Separate Account Matters.
(a) Since January 1, 2023, at all times that the RIA Subsidiary was performing investment advisory services for any Registered Fund, there has been in full force and effect a written Advisory Contract for such Registered Fund, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b) Each Advisory Contract with a Registered Fund has been duly approved, continued and at all times has been in compliance in all material respects with Section 15 of the Investment Company Act, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(c) To the Knowledge of the Company, each Registered Fund is, and at all times since January 1, 2023 has been, operated in compliance in all respects with its respective investment objectives, restrictions and policies, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(d) The Company has made available to Parent a true, complete and accurate copy of the Form ADV of the RIA Subsidiary as in effect on the date hereof. To the Knowledge of the Company, as of the date of its filing or amendment, the Form ADV of the RIA Subsidiary complied in all material respects with the requirements of applicable Law and did not contain any willfully made untrue statement of a material fact or willfully omit to state a material fact required to be stated therein, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(e) Section 4.34(e) of the Company Disclosure Letter sets forth (i) a true, complete and accurate list, as of the date hereof, of each Registered Fund and Separate Account, (ii) the total assets under management, as of June 30, 2025, of each Registered Fund or Separate Account, (iii) the entity type and jurisdiction of organization or formation of each Registered Fund or Separate Account, and (iv) the applicable Advisory Contract for each Registered Fund.
(f) To the Knowledge of the Company, each Registered Fund and Separate Account has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, trust, company or partnership power and authority to own its properties and to carry on its business as currently conducted, and is qualified to do business in each jurisdiction where it is required to be so qualified under applicable Law, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(g) To the Knowledge of the Company, all of the outstanding shares or other ownership interests of each Registered Fund and Separate Account are duly authorized and validly issued, and none of such shares or other ownership interests have been issued in material violation of any applicable Laws, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(h) To the Knowledge of the Company, each Registered Fund is, and has at all times since January 1, 2023 been, operated in compliance with applicable Law and the governing documents and Advisory Contract of such Registered Fund, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(i) To the Knowledge of Company, each Registered Fund and Separate Account, since January 1, 2023, has made all filings with the SEC required under applicable Law, and each such filing complied with applicable Law at the time it was filed, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The applicable registration statement and prospectus for each Registered Fund and each Separate Account required to be registered under the Investment Company Act did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(j) To the Knowledge of the Company, none of the RIA Subsidiary, any Registered Fund or any Separate Account has been the recipient of any exemptive order or no action letter upon which the RIA Subsidiary, Registered Fund or Separate Account currently relies for the operation of its business.
(k) To the Knowledge of the Company, to the extent required by applicable Law, the RIA Subsidiary and each Registered Fund has implemented and maintains a compliance program, including written policies and procedures, (i) reasonably designed to ensure compliance with anti-corruption-related Laws, anti-money laundering-related Laws, and Economic Sanctions/Trade Laws and (ii) regarding insider trading and a code of ethics (including (x) a written code of ethics, as required by Rule 204A-1 under the Investment Advisers Act and (y) policies and procedures pursuant to Rule 206(4)-7 under the Investment Advisers Act). The RIA Subsidiary has designated a chief compliance officer in accordance with Rule 206(4)-7 under the Investment Advisers Act. To the Knowledge of the Company, each Registered Fund has implemented and maintained a code of ethics, as required by Rule 17j-1 under the Investment Company Act, and written policies and procedures required by Rule 38a-1 under the Investment Company Act. To the Knowledge of the Company, since January 1, 2023, there have been no material violations by the RIA Subsidiary or any director, officer, employee, agent, representative, sales intermediary or other third party acting on behalf of the RIA Subsidiary or any Registered Fund of such compliance programs, including with respect to such insider trading policy and such code of ethics, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(l) There is no Proceeding pending by, against, or, to the Knowledge of the Company, threatened by, against or affecting, any Registered Funds that, individually or in the aggregate, is, or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(m) To the Knowledge of the Company, neither it nor the RIA Subsidiary have received notice that any Registered Fund is terminating or cancelling, or expects to terminate or cancel, any Advisory Contract or other investment management agreement, except for any termination of an Advisory Contract as contemplated under Section 6.6.

(n) To the Knowledge of the Company, except for routine examinations conducted by any Governmental Entity in the regular course of the business of the RIA Subsidiary, since January 1, 2023, no Governmental Entity has provided written notice to the RIA Subsidiary of any investigation into the business or operations of the RIA Subsidiary. To the Knowledge of the Company, there is no material deficiency, violation or exception claimed or asserted in writing by any Governmental Entity with respect to any examination of the RIA Subsidiary that has not been resolved.
(o) The RIA Subsidiary has implemented and maintains policies and procedures reasonably designed to ensure compliance with Rule 204-2 relating to books and records required to be maintained by investment advisers under the Investment Advisers Act.
(p) Neither the Company, the RIA Subsidiary or any other Subsidiary acts as a fiduciary to any Person under ERISA or Section 4975 of the Code or any Law, rule or regulation substantially similar to Section 406 of ERISA or Section 4975 of the Code (other than Company Benefit Plans). Neither the Company nor any Subsidiary, officer, agent, representative or employee is precluded from acting as a fiduciary for purposes of Part I(g) of the U.S. Department of Labor Prohibited Transaction Class Exemption 84-14 or under Section 411 of ERISA. The services provided to each Person set forth in Section 4.34(p) of the Company Disclosure Letter have been provided in compliance with all applicable requirements under ERISA, Section 4975 of the Code and any similar Law. There is no pending or threatened audit or investigation by the IRS, the Department of Labor or any other Governmental Entity with respect to the Company’s or a Subsidiary’s provision of services to any Person set forth on Section 4.34(p) of the Company Disclosure Letter. Neither the Company nor any Subsidiary has engaged in any non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or violated any similar law. None of the assets of the Company or any Subsidiary constitute “plan assets” for purposes of ERISA or Section 4975 of the Code.
Section 4.35 Insurance Product-Related Taxes. Except as, individually or in the aggregate, is not, and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:
(a) The Tax treatment of each Insurance Contract is not, and, since the time of issuance (or subsequent modification), has not been, less favorable to the purchaser, policyholder or intended beneficiaries thereof, than the Tax treatment (i) that was purported to apply in any written materials provided by any Insurance Company or its Subsidiaries to the purchaser (or policyholder) at the time of issuance (or any subsequent modification of such policy) or (ii) for which such policy was designed or reasonably expected to qualify at the time of issuance (or subsequent modification). For purposes of this Section 4.35, the provisions of applicable Law relating to the Tax treatment of such Insurance Contracts shall include, but not be limited to, Sections 72, 79, 101, 401-409A, 412, 415, 417, 419, 419A, 430-436, 457, 501, 505, 817, 1035, 1275, 7702, 7702A and 7702B of the Code, any Treasury Regulations, and administrative guidance and judicial interpretations issued thereunder.
(b) There have been no written agreements with any Taxing Authority, and there have not been any discussions or negotiations with the IRS or any other Taxing Authority, or otherwise any request for relief, regarding the Tax treatment of the Insurance Contracts under applicable Law, including any failure of any Insurance Contract to meet its intended tax treatment. None of the Company or its Subsidiaries remains a party to or has received written notice of any federal, state, local or foreign audits or other administrative or judicial Proceeding with regard to the Tax treatment of any Insurance Contract under the Code, or written notice of any claims by the purchaser, holders or intended beneficiaries thereof, regarding the Tax treatment thereof.
(c) None of the Company and its Subsidiaries is a party to any “hold harmless” or indemnification agreement or tax sharing agreement or similar arrangement under which it is liable for the Tax treatment of any Insurance Contract currently in force.
(d) Each Insurance Company has complied with all reporting, withholding, and disclosure requirements under the Code that are applicable to the Insurance Contracts, and, in particular, but without limitation, have reported distributions under such Insurance Contracts in compliance with all applicable requirements of the Code, Treasury Regulations and forms issued by the IRS.
(e) No Insurance Contract is a “modified endowment contract” within the meaning of Section 7702A of the Code, except any Insurance Contract that is being administered as a “modified endowment contract” and with respect to which the policyholder either (i) has consented in writing to the treatment of such Insurance Contract as a “modified endowment contract” and has not acted to revoke such consent or (ii) was informed in writing about the treatment of such Insurance Contract as a “modified endowment contract.”
Section 4.36 Critical Technology. Neither the Company nor any of its Subsidiaries produce, design, test, manufacture, fabricate, or develop any “critical technologies,” as that term is defined in 31 C.F.R. 800.215.
Section 4.37 No Additional Representations.
(a) Except for the representations and warranties made in this Article IV or any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement, the Merger or any other Transaction, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except as expressly provided in this Article IV or any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representation or warranty to Parent or any of its Affiliates or any of its or their respective Representatives with respect to (i) any financial projection, forecast, estimate, forward-looking statement, budget or prospect information relating to the Company or any of its Subsidiaries or their respective businesses or (ii) any oral or written information presented to Parent, any of its Affiliates or any of its or their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the Merger or any other Transaction.

(b) Notwithstanding anything to the contrary in this Agreement, the Company acknowledges and agrees that neither Parent nor any other Person has made or is making, and the Company expressly disclaims reliance upon, any representations, warranties or statements relating to Parent or its Subsidiaries whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article V or any certificate delivered pursuant to this Agreement, including any implied representation or warranty as to the truth, completeness or accuracy of any information regarding Parent furnished or made available to the Company, any of its Affiliates or any of its or their respective Representatives. Without limiting the generality of the foregoing, the Company acknowledges that, except as expressly provided in Article V or any certificate delivered pursuant to this Agreement, no representations or warranties are made with respect to (i) any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company, any of its Affiliates or any of its or their respective Representatives or (ii) any oral or written information presented to Company or any of its Affiliates or Representatives in the course of the negotiation of this Agreement or in the course of the Merger or any other Transaction.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB AND AQUARIAN HOLDINGS
Parent and Merger Sub (and, solely with respect to Section 5.7, Aquarian Holdings) jointly and severally represent and warrant to the Company that, except as disclosed in the disclosure letter delivered by Parent to the Company simultaneously with the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure, notwithstanding the omission of a cross-reference to such other section or subsection):
Section 5.1 Corporate Existence and Power. Parent is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has all limited partnership or corporate power and authority required to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted. Parent is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction in which the character of the properties or assets owned, leased or held by it or the nature of its activities make such qualification necessary, except for those jurisdictions where the failures to be so qualified, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Merger Sub is an indirect, wholly owned Subsidiary of Parent that was formed solely for the purpose of engaging in the Merger. Since the date of its incorporation and prior to the Effective Time, Merger Sub has not engaged in any activities other than the execution of this Agreement, the performance of its respective obligations hereunder, and matters ancillary thereto, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Merger and the other Transactions. Parent has heretofore delivered to the Company true, complete and accurate copies of its Organizational Documents and Merger Sub’s certificate of incorporation and bylaws, in each case, as currently in effect.
Section 5.2 Corporate Authorization.
(a) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions are within the limited partnership and corporate powers of Parent and Merger Sub, respectively, and, except for the adoption of this Agreement by Merger Sub’s sole stockholder in connection with the consummation of the Merger, have been duly authorized by all necessary limited partnership and corporate actions (including, the actions of, or taken by, the Parent General Partner). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding obligation of each of Parent and Merger Sub and is enforceable against each such Party in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b) The Parent General Partner has approved this Agreement and the Transactions (including the Merger) and declared it advisable for Parent to enter into this Agreement and approved the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions, including the Merger, on the terms set out in this Agreement.
(c) The Board of Directors of Merger Sub has by unanimous vote (i) determined that this Agreement and the Transactions (including the Merger) are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement and the Transactions (including the Merger), and (iii) directed that this Agreement be submitted to the sole stockholder of Merger Sub, for adoption and recommended that the sole stockholder of Merger Sub adopt this Agreement and approve the Transactions (including the Merger) on the terms set out in this Agreement.
Section 5.3 Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions require no action by or in respect of, or Consent of, any Governmental Entity other than (a) the filing of the Certificate of Merger, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of Laws in foreign jurisdictions governing antitrust or merger control matters, (d) compliance with any applicable requirements of the Exchange Act, (e) compliance with any applicable requirements of the Securities Act and (f) other actions or filings the absence or omission of which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

Section 5.4 Non-Contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions do not and will not, assuming compliance with the matters referred to in Section 5.2 and Section 5.3, (a) contravene or conflict with Parent’s Organizational Documents or Merger Sub’s certificate of incorporation or bylaws, (b) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Parent or any of its Subsidiaries, (c) result in a breach of, require any consent under, constitute a default (or an event that with notice or the passage of time would become a default) under, or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Parent or any of its Subsidiaries or to a loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of, any Contract binding upon Parent or any of its Subsidiaries or any Permit or similar authorization held by Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Encumbrance (other than any Permitted Encumbrance) on any property or other asset of Parent or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or breaches, consents, defaults, rights of termination, cancellations, amendments or accelerations, losses or Encumbrances referred to in clause (c) or (d) that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. The approval of the limited partners of Parent is not required by applicable Law to effect the Transactions (including the Merger).
Section 5.5 Proxy Statement. None of the information provided by Parent to be included or incorporated by reference in the Proxy Statement, will, at the date the Proxy Statement, or any amendment or supplement thereto (x) is filed with the SEC, (y) if applicable, is mailed to the holders of Shares and (z) at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company that is contained or incorporated by reference in the Proxy Statement.
Section 5.6 Litigation. There is no Proceeding pending by, against, or, to the Knowledge of Parent, threatened against or affecting, Parent, Merger Sub, or any of their respective Subsidiaries, or any of their respective officers or directors in their capacities as such, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.
Section 5.7 Financing.
(a)
(i) Parent has delivered to the Company, as of the date hereof, (A) a true, complete and accurate copy of the fully executed debt commitment letter, dated as of November 5, 2025, from Royal Bank of Canada, Nomura Securities International, Inc. and Société Générale (collectively, the “Lenders”) (together with all exhibits, schedules and annexes thereto and as the same may be amended, restated, supplemented, extended, replaced or otherwise modified from time to time in a manner not in violation of Section 6.19(b), the “Debt Commitment Letter”), pursuant to which the Lenders have committed, on the terms and subject to the conditions set forth therein, to provide debt financing described therein (the “Debt Financing”) to Aquarian Holdings in the amounts set forth therein for the purpose of contributing such amounts indirectly to Parent and funding the Required Amount, together with a true, complete and accurate copy of each fully executed fee letter, dated as of November 5, 2025, relating to the Debt Financing (as the same may be amended, restated, supplemented, extended, replaced or otherwise modified from time to time in a manner not in violation of Section 6.19(b), the “Fee Letter”), which Fee Letter may be redacted in a customary manner to remove references to fee amounts, the “flex” provisions, pricing terms, original issue discount amounts, successful syndication levels and other economic terms (none of which would reasonably be expected to adversely affect the conditionality, quantum, availability, enforceability or termination of the Debt Financing), and (B) a true, complete and accurate copy of the fully executed Equity Commitment Letter (the financing provided for therein being referred to as the “Equity Financing” and, together with the Debt Financing, the (“Financing”)).
(ii) The Commitment Letters have not been amended, restated or otherwise modified or waived prior to the execution and delivery of this Agreement, and none of the commitments under the Commitment Letters have been withdrawn, terminated, repudiated, rescinded, amended, restated or otherwise modified in any respect prior to the execution and delivery of this Agreement. As of the date hereof, except for the Commitment Letters, there are no other Contracts, side letters or other arrangements to which Parent, Merger Sub or Aquarian Holdings is a party or by which Parent, Merger Sub or Aquarian Holdings is bound relating to the availability, amount or conditionality of all or any portion of the Financing. As of the execution and delivery of this Agreement, the Commitment Letters are in full force and effect and are the legal, valid and binding obligation of Parent, Merger Sub and Aquarian Holdings, as applicable, and, to the Knowledge of Parent, the Lenders, the Equity Investor and the other parties party thereto, as the case may be, except as limited by the Bankruptcy and Equity Exception. As of the date of this Agreement, (A) none of Parent, Merger Sub or Aquarian Holdings, or, to the Knowledge of Parent, any other counterparty to the Commitment Letters is in breach of any of its covenants or other obligations set forth in, or is in default under, the Commitment Letters, and (B) no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to (x) constitute or result in a breach or default on the part of Parent, Merger Sub or Aquarian Holdings (or, to the Knowledge of Parent, the other parties thereto) under the Commitment Letters or (y) constitute or result in a failure to satisfy a condition of the Debt Financing or Equity Financing set forth in the Debt Commitment Letter or Equity Commitment Letter, as applicable.
(iii) As of the date hereof, there are no conditions precedent related to the funding of the full amount of the Debt Financing and Equity Financing, other than as expressly set forth in the Debt Commitment Letter or the Equity Commitment Letter, as applicable. Parent and Aquarian Holdings have fully paid (or caused to be paid) any and all commitment fees and other fees required by the Commitment Letters to be paid on or before the date hereof. Assuming the satisfaction of the conditions set forth in Section 7.1 and

Section 7.2, as of the date hereof, Parent, Merger Sub and Aquarian Holdings: (A) have no reason to believe that any conditions to the Debt Financing or Equity Financing will not be satisfied by it on or prior to the Closing Date and (B) have no Knowledge, as of the date hereof, of any event, occurrence, circumstance or condition that would reasonably be expected to cause the net proceeds of the Debt Financing or Equity Financing to not be available to Parent, Merger Sub and Aquarian Holdings on the Closing Date in an aggregate amount sufficient to consummate the Transactions by payment in cash of the aggregate Merger Consideration payable following the Effective Time (including all amounts payable pursuant to Section 2.6) and all fees and expenses of Parent, Merger Sub and Aquarian Holdings related to the Transactions (collectively, the “Required Amount”). Assuming funding in full of the Financing contemplated by the Commitment Letters, at the Closing, together with available cash on hand and other sources of funds available to Parent, Parent will have (including by way of indirect contribution of amounts received by Aquarian Holdings to Parent in respect of the Debt Financing) immediately available funds sufficient to consummate the transactions and to fund the Required Amount in full. The Equity Commitment Letter provides, and will continue to provide, that the Company is a third-party beneficiary thereof as set forth therein.
(b) Parent has delivered to the Company a true, complete and accurate copy, dated as of the date hereof, of the fully executed Investment Commitment Letter (the aggregate amount of financing provided for in the Investment Commitment Letter being the “Investment”). The Investment Commitment Letter has not been amended, restated or otherwise modified or waived prior to the execution and delivery of this Agreement, and the commitment under the Investment Commitment Letter has not been withdrawn, terminated, repudiated, rescinded, amended, restated or otherwise modified in any respect prior to the execution and delivery of this Agreement. As of the date hereof, except for the Equity Commitment Letter and the Investment Commitment Letter, there are no other Contracts, side letters or other arrangements to which the Equity Investor is a party or by which the Equity Investor is bound relating to the availability, amount or conditionality of all or any portion of the Equity Financing or the Investment. As of the execution and delivery of this Agreement, the Investment Commitment Letter is in full force and effect and is the legal, valid and binding obligation of Equity Investor and, to the Knowledge of Parent, the Investment Source, except as limited by the Bankruptcy and Equity Exception. To the Knowledge of Parent, as of the date hereof, there are no conditions precedent related to the Investment Source’s obligations to fund the full amount of the Investment provided under the Investment Commitment Letter, other than as expressly provided in the Investment Commitment Letter. Assuming the satisfaction or waiver of each of the conditions precedent set forth in Section 7.1 and Section 7.2 at the Closing, the net proceeds contemplated from the Investment, together with cash on hand and other sources of funds available to Parent (including from the Debt Financing), will be sufficient to consummate the Transactions and pay the Required Amount in full. To the Knowledge of Parent, as of the date hereof, no event has occurred that would result in any breach of or a default (or an event that, with or without notice or lapse of time, or both, would be a breach or default) under the Investment Commitment Letter.
Assuming the satisfaction or waiver of the conditions set forth in Section 7.1 and Section 7.2, to the Knowledge of Parent, as of the date hereof, there is no reason that the full amount under the Investment Commitment Letter would not be available to the Equity Investor at the Closing. The Investment Commitment Letter provides, and will continue to provide, that the Company is a third-party beneficiary thereof as set forth therein.
Section 5.8 Brokers; Financial Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar based fee or commission in connection with any of the Transactions (including the Merger) as a result of being engaged by Parent, Merger Sub or any of their respective Subsidiaries or Affiliates, except for Persons whose fees and expenses will be paid by Parent or an Affiliate thereof.
Section 5.9 Regulatory Matters. Since January 1, 2023 through the Business Day immediately preceding the date hereof, no Governmental Entity has revoked any license or status held by any of Equity Investor’s insurance Subsidiaries to conduct insurance operations. To the Knowledge of Parent, none of Parent, Merger Sub, any of their Affiliates, the Equity Investor or any of their respective directors, officers or employees that will become (a) “associated persons” (as defined in Section 3(a)(18) of the Exchange Act) of the Broker-Dealer as a result of the Merger is subject to an order of the SEC under Section 15(b)(6)(A) of the Exchange Act barring or suspending the right of such person to be associated with a broker-dealer or a “statutory disqualification” pursuant to Section 3(a)(39) subparagraph (A), (B), (C) or (D) of the Exchange Act or (b) “associated persons” (as defined in Article I(rr) of the FINRA By-Laws) of the Broker-Dealer is subject to a “statutory disqualification” pursuant to Section 3(a)(39) of the Exchange Act. To the Knowledge of Parent, none of Parent, Merger Sub, or any of their Affiliates is ineligible or disqualified pursuant to Section 203 of the Investment Advisers Act to serve as a registered investment adviser or Person “associated” with a registered investment adviser, or is an “affiliated person” (as defined in the Investment Company Act) that is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser to a registered investment company (or in any other capacity contemplated by the Investment Company Act).
Section 5.10 Pending Transactions. None of Parent, Merger Sub nor any of their Affiliates is party to any transaction pending (a) to acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or (b) otherwise acquire or agree to acquire any assets, where the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation, in each case, that would, or would reasonably be expected to, (x) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any consents, approvals, licenses, permits, orders, qualifications, authorizations of, or registrations or other actions by, or any filings with or notifications to, any Governmental Entity necessary to consummate the Transactions (including the Merger) or the expiration or termination of any applicable waiting period, (y) significantly increase the risk of any Governmental Entity entering a governmental order prohibiting the consummation of the Transactions or (z) materially delay the consummation of the Equity Financing or the Transactions (including the Merger).

Section 5.11 No Additional Representations.
(a) Except for the representations and warranties made in this Article V or any certificate delivered pursuant to this Agreement, neither Parent nor any other Person makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement, the Merger or any other Transaction, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except as expressly provided in this Article V or any certificate delivered pursuant to this Agreement, neither Parent nor any other Person makes or has made any representation or warranty to the Company, any of its Affiliates or any of its or their respective Representatives with respect to (i) any financial projection, forecast, estimate, forward-looking statement, budget or prospect information relating to Parent or any of its Subsidiaries or their respective businesses or (ii) any oral or written information presented to the Company, any of its Affiliates or any of its or their respective Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the Merger or any other Transaction.
(b) Notwithstanding anything to the contrary in this Agreement, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any other Person has made or is making, and each of Parent and Merger Sub expressly disclaims reliance upon, any representations, warranties or statements relating to the Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in Article IV or any certificate delivered pursuant to this Agreement, including any implied representation or warranty as to the truth, completeness or accuracy of any information regarding the Company or its Subsidiaries furnished or made available to Parent or Merger Sub or any of its or their respective Representatives. Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledge that, except as expressly provided in Article IV or any certificate delivered pursuant to this Agreement, no representations or warranties are made with respect to (i) any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent or Merger Sub or any of its or their respective Representatives or (ii) any oral or written information presented to Parent or any of its Affiliates or Representatives in the course of the negotiation of this Agreement or in the course of the Merger or any other Transaction.
ARTICLE VI
COVENANTS
Section 6.1 Conduct of Business by the Company. From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, except with the prior written consent of Parent, as expressly permitted or required by this Agreement, as may be required by applicable Law or as set forth in Section 6.1 of the Company Disclosure Letter, the Company and its Subsidiaries shall (x) conduct their business in the ordinary course consistent with past practice in all material respects and (y) use their reasonable best efforts to preserve intact their business organizations, goodwill and assets, to keep available the services of its current key officers and employees and preserve its present, material relationships with Governmental Entities and other key third parties, including customers, reinsurers, distributors, suppliers and other Persons with whom the Company and its Subsidiaries have business relationships. Without limiting the generality of the foregoing, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), as expressly permitted or required by this Agreement, as may be required by applicable Law, or as set forth in Section 6.1 of the Company Disclosure Letter, from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, the Company will not, and will not permit its Subsidiaries to:
(a) adopt or propose (whether by merger, consolidation or otherwise) any change in the Company’s Organizational Documents or adopt or propose (whether by merger, consolidation or otherwise) any change to the Organizational Documents of any of the Company’s Subsidiaries;
(b) authorize, recommend, propose, enter into or adopt a plan or agreement of complete or partial liquidation, rehabilitation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;
(c) offer, issue, sell, transfer, pledge or dispose of, or impose or create any Encumbrances on, any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock or other equity or voting interests or ownership interests of any class or series of the Company or its Subsidiaries, other than issuances pursuant to the settlement or exercise of Company Equity Awards and ESPP Purchase Rights, or as otherwise permitted by this Section 6.1;
(d) (i) adjust, split, combine, subdivide or reclassify the outstanding shares of capital stock or other equity or voting interests of the Company or any of its Subsidiaries or (ii) set a record date for, declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the capital stock or other equity or voting interests, other than (A) dividends or other distributions from its direct or indirect wholly owned Subsidiaries to the Company and (B) cash dividends paid by the Company on the Company Preferred Stock not in excess of $412.50 per share on the Series A Preferred Stock, $421.875 per share on the Series B Preferred Stock, $335.9375 per share on the Series C Preferred Stock and $289.0625 per share on the Series D Preferred Stock, in each case, per quarter, with record and payment dates generally consistent with the timing of record and payment dates in the most recent comparable prior year fiscal quarter prior to the date of this Agreement;

(e) redeem, purchase or otherwise acquire directly or indirectly any of the Company’s or any Subsidiary’s capital stock or other equity or voting interests of the Company or any of its Subsidiaries, except for repurchases, redemptions or acquisitions (i) required by the terms of its capital stock or any securities outstanding on the date hereof and disclosed to Parent prior to the date hereof or (ii) in satisfaction of Tax withholding obligations under a Company Equity Award (to the extent permitted by the terms of the Company Equity Award, as in effect on the date hereof);
(f) (i) make, commit to make or authorize any capital expenditures in excess of $2,500,000 individually or $5,000,000 in the aggregate or (ii) fail to make capital expenditures in the ordinary course of business consistent with past practice;
(g) except as required under applicable Law or any Company Benefit Plan existing and as in effect on the date hereof, (i) increase the compensation or benefits (including equity and equity-based awards) payable to any current or former director, employee or individual service provider of the Company and/or any of its Subsidiaries, (ii) enter into or adopt any employment, consulting, change in control, severance or retention agreement with any current or former employee or other individual service provider of the Company and/or any of its Subsidiaries, or grant any increase in severance or termination pay to any current or former employee or other individual service provider of the Company and/or any of its Subsidiaries, (iii) grant or award, or commit to grant or award, any bonuses or incentive compensation (including equity and equity-based awards) to any current or former employee or other service provider of the Company and/or any of its Subsidiaries, (iv) amend any existing written employment agreement or offer letter with any current or former employee or other service provider of the Company and/or any of its Subsidiaries who is a party to a written employment agreement or offer letter as of the date hereof, (v) establish, adopt, enter into, amend, renew or terminate any Company Benefit Plan (or any arrangement that would be a Company Benefit Plan if in effect on the date hereof), (vi) enter into any employment agreement or offer letter, (vii) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former employee or other service provider of the Company and/or any of its Subsidiaries, other than as expressly provided by this Agreement, (viii) amend the funding policy or employer contribution rate of any funded Company Benefit Plan or change any actuarial assumptions used to calculate accrued benefit liabilities or benefits payable under any Company Benefit Plan, except as may be required by GAAP or applicable Law, or (ix) loan or advance any money or other property to any current or former employee, director, officer or other individual service provider (other than routine advancement of business expenses in the ordinary course of business); provided, however, that the foregoing clauses (i)-(ix) shall not restrict the Company or any of its Subsidiaries from making immaterial or administrative changes to health and welfare plans or from taking any actions to comply with, or satisfy Tax-qualification requirements under, the Code or other applicable Law;
(h) (i) merge, consolidate, combine or amalgamate with any Person, other than between or among the Company and its wholly owned Subsidiaries or (ii) acquire or agree to acquire (including by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner) any (A) business or Person or division thereof or (B) any other assets, in each case of clauses (A) and (B), for consideration in excess of $2,500,000 individually or $5,000,000 in the aggregate; provided that clause (ii) shall not apply to investment portfolio transactions, including the acquisition of Investment Assets in the ordinary course of business consistent with past practice and in compliance with the Investment Guidelines;
(i) sell, lease, transfer, license, impose or create any Encumbrances on, or otherwise dispose of any portion of its assets or property (which shall include any sale of any capital stock of any Subsidiary of the Company), other than (i) dispositions of obsolete, surplus, or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (ii) transfers among the Company and its wholly owned Subsidiaries, (iii) leases and subleases of real property owned or leased by the Company or its Subsidiaries, and voluntary terminations or surrenders of leases on real property held by the Company or its Subsidiaries, in each case, in the ordinary course of business consistent with past practice, (iv) sales of Investment Assets in the ordinary course of business consistent with past practice (including in connection with cash management or investment portfolio activities) and in compliance with the Investment Guidelines, (v) sales or other dispositions of other assets in the ordinary course of business consistent with past practice and not in excess of $5,000,000 in the aggregate or (vi) the grant of non-exclusive licenses of Company Intellectual Property in the ordinary course of business consistent with past practice;
(j) incur any Indebtedness, guarantee or assume any such Indebtedness of another Person, issue or sell warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, or enter into any “keep well” or other agreement to maintain any financial condition of another Person, other than (i) any Indebtedness among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (ii) guarantees by the Company of Indebtedness of its wholly owned Subsidiaries or guarantees by any Subsidiaries of Indebtedness of the Company, (iii) investment portfolio transactions in the ordinary course of business consistent with past practice and in compliance with the Investment Guidelines, (iv) letters of credit issued in the ordinary course of business consistent with past practice in the insurance or reinsurance business of the Company or any of its Subsidiaries or (v) any incurrence, guaranty or assumption of Indebtedness other than as described in the foregoing clauses (i) through (iv) so long as the aggregate amount thereof at any given time after the date hereof does not exceed $10,000,000;
(k) (i) modify, amend, terminate, assign or waive any material rights or obligations under any Material Contract or Reinsurance Agreement or (ii) enter into any agreement that would constitute a Material Contract or Reinsurance Agreement if entered into as of the date of this Agreement, in each case, other than (except with respect to any agreement that would constitute a Material Contract pursuant to clause (vi), (vii), (viii) or (x) of the definition thereof) in the ordinary course of business consistent with past practice;

(l) settle or compromise any claim, demand, lawsuit or state or federal regulatory proceeding, whether now pending or hereafter made or brought, or waive any claims, other than with respect to the Company’s ordinary course claims activity, (x) in any such case (A) in an amount in excess of $5,000,000 individually (net of the amounts specifically reserved for such matters by the Company or amounts covered by insurance) or (B) that imposes (I) any material obligation to be performed by or (II) material restriction imposed against, the Company or any of its Subsidiaries following the Closing Date or (y) in the aggregate of all such cases, in an amount in excess of $10,000,000 (net of the amounts specifically reserved for such matters by the Company or amounts covered by insurance);
(m) except for any such change that is required by reason of a concurrent change in GAAP, SAP or applicable Law, (i) make any material change in any financial accounting methods, principles or practices used by the Company or any of its Subsidiaries, as applicable, in each case, in effect on the date hereof, (ii) make any material change to the Investment Guidelines or any investment or hedging practice, guideline or policy of the Company or any of its Subsidiaries, as applicable, in each case, in effect on the date hereof, (iii) make any material change to any practice, guideline or policy of the Company or any of its Subsidiaries relating to underwriting, pricing, claim handling, loss control, reserving (relating to biometric and policyholder behavior assumptions) or actuarial matters, as applicable, in each case, in effect on the date hereof, (iv) strengthen any Reserves, provisions for losses or other liability amounts to the extent that, after giving effect to the impact of any offsetting SAP assets or liabilities of the Insurance Companies, such action would have an adverse effect on the regulatory capital of the Company or any of its Subsidiaries or (v) other than with respect to the Company or any of its Subsidiaries’ ordinary course claims activity, reduce or release any Reserves, provisions for losses or other liability amounts; provided that, in the case of clauses (i), (ii) and (iii), the Company shall consult in good faith with representatives of Parent prior to making any change that is, or would reasonably be expected to be, non de minimis in terms of its impact on the financial condition or regulatory capital of the Company or any of its Subsidiaries;
(n) make any loan, capital contribution or advance to or investment in any other Person (other than the Company or any wholly owned Subsidiary of the Company in the ordinary course of business consistent with past practice); provided that this subsection (n) shall not apply to investment portfolio transactions undertaken in the ordinary course of business and in compliance with the Investment Guidelines;
(o) (i) make, revoke or change any election relating to Taxes, (ii) adopt or change any Tax accounting period, method or procedure, (iii) settle, consent to or compromise any Tax Proceeding, (iv) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law), (v) surrender any right to claim a Tax refund, offset or other reduction in Tax liability, (vi) knowingly fail to pay any Tax that becomes due and payable, (vii) consent to any extension or waiver of the limitation period applicable to any Tax liability, (viii) enter into any Tax sharing, indemnity or similar agreement (other than solely among the Company or any of its Subsidiaries or any agreement or arrangement that would have been described in clauses (ii) or (iii) of Section 4.14(g) had such agreement been entered into as of the date hereof), (ix) file any request for rulings with any Governmental Entity in respect of Taxes, (x) prepare or file any Tax Return in a manner inconsistent with past practice or (xi) file any amended Tax Return, in each case, except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;
(p) (i) modify, amend, terminate, assign or waive any material rights under any Related Person Transaction in a manner that is adverse in any material respect to the Company or (ii) enter into any Related Person Transaction;
(q) enter into a new business outside of the existing business of the Company and its Subsidiaries;
(r) (i) hire any Person to be an officer or employee of the Company or any of its Subsidiaries or engage any individual independent contractor to provide services to the Company or any of its Subsidiaries or (ii) terminate the employment or engagement of any current officer, employee or individual independent contractor of the Company or any of its Subsidiaries with annual base pay in excess of $225,000 other than for cause (as determined in the ordinary course of business and consistent with past practice);
(s) implement any “plant closing,” “layoff” (as such terms are defined in the WARN Act) or any similar action requiring notice under the WARN Act;
(t) waive or release any restrictive covenant obligation of any current or former employee or other service provider of the Company or any of its Subsidiaries;
(u) (i) enter into, negotiate, modify or terminate any Collective Bargaining Agreement or (ii) recognize or certify any labor union, works council, trade union, labor association, other employee representative organization, or group of employees of the Company or any of its Subsidiaries as the bargaining representative for any employees of the Company or any of its Subsidiaries; or
(v) agree or commit to do any of the foregoing.
Section 6.2 Access to Information. From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with the terms set forth in Article VIII, to the extent permitted by applicable Law, the Company shall, during normal business hours and upon reasonable request, (a) give Parent and its Representatives, upon receipt of advance notice, reasonable access, in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the offices, properties, contracts, books and records of the Company and its Subsidiaries, (b) furnish to Parent and its Representatives such financial and operating data and other information (including any actuarial appraisal models in respect of the Company developed by the Company or any of its Representatives) as such Persons may reasonably request and (c) instruct its Representatives to reasonably cooperate with Parent and its Representatives in its investigation of the business of the Company and its Subsidiaries; provided that such investigation shall not unreasonably interfere with the Company’s normal operations or cause an unreasonable burden on the employees of the Company; provided, further, that no such investigation shall affect any representation or warranty given by any Party hereunder. Notwithstanding the foregoing, (i) the Company shall not be required to provide any information (A) that it reasonably believes it may not provide to Parent by reason of any applicable Law, (B) that constitutes information protected by attorney-client privilege or (C) that relates to the negotiation and execution of this Agreement or, except as contemplated by Section 6.10, to any Company Acquisition Proposal or Company Adverse Recommendation Change and (ii) in connection with any such request, Parent shall not be permitted to perform any environmental sampling or testing at real property owned or leased by the Company or any of its Subsidiaries. The Company shall use reasonable best efforts to make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. All information obtained by Parent pursuant to this Section 6.2 shall be kept confidential in accordance with, and shall otherwise be subject to the terms of, the Company Confidentiality Agreement; provided that, notwithstanding anything to the contrary in this Section 6.2 or the Company Confidentiality Agreement, Parent and its Representatives may provide any information regarding the Company and its Subsidiaries that may be reasonably requested by any provider of any Debt Financing in connection with such Debt Financing so long as such provider is subject to confidentiality arrangements customary for financings similar to such Debt Financing.
Section 6.3 Reasonable Best Efforts; Regulatory Matters.
(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and Parent shall cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts, in consultation and cooperation with the other Party, to promptly (i) take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other Transactions, including using reasonable best efforts to prepare and file promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (ii) obtain as soon as reasonably practicable all approvals, consents, registrations, Permits, authorizations and other confirmations required to be obtained from any Governmental Entity or third party that are necessary, proper or advisable to consummate the Merger and the other Transactions, including those consents set forth on Section 6.3(a) of the Company Disclosure Letter (the “Required Consents”), including, with respect to such Required Consents, by using reasonable best efforts to take such steps as may be reasonably necessary to obtain an approval or waiver from any Governmental Entity. It is expressly acknowledged and agreed by Parent that the obligations of Parent and Merger Sub under this Agreement to consummate the Transactions (including the Merger) are not subject to any conditions relating to obtaining the consent of any counterparty under any Contract, except as contemplated by this Agreement.
(b) Without limiting the generality of the foregoing, (i) the Company shall (A) as promptly as practicable, but in no event later than twenty (20) Business Days following the date hereof (subject to the receipt from Parent of any information required to complete the relevant filing that is reasonably requested by the Company), cause the Broker-Dealer to file an application for approval of a change of ownership or control of the Broker-Dealer under FINRA Rule 1017 with FINRA (the “FINRA CMA”) and request “Fast Track” treatment; provided that (x) prior to such filing, the Company shall provide Parent with a reasonable opportunity to review, comment upon and approve (such approval not to be unreasonably withheld, conditioned or delayed) the FINRA CMA and any written submissions to FINRA relating to the FINRA CMA, and (y) Parent shall have provided, and Parent shall use reasonable best efforts to provide, all the information necessary to make such filing within such time period and (B) as promptly as reasonably practicable, cause the Broker-Dealer to file or cause to be filed a notice or other filing with any applicable state securities authority where pre-Closing filings are required, (ii) the Company and Parent shall submit the notifications required under the HSR Act relating to the Transactions within thirty (30) Business Days of the date of this Agreement and (iii) Parent shall, and shall cause its Affiliates to, file or cause to be filed with the applicable Governmental Entities (A) the Form A Filings (other than biographical affidavits, fingerprint cards, background checks and personal financial statements, which shall follow as promptly as reasonably practicable thereafter), (B) any pre-acquisition notifications on Form E or similar market share notifications and (C) any declarations, filings and notifications necessary to obtain the other Required Consents, in each case, as promptly as practicable and, in any event, within thirty (30) Business Days of the date of this Agreement (subject to the receipt from the Company of any information required to complete the relevant filing, notification or other consent that is reasonably requested by Parent). Prior to Closing, and subject to applicable Laws relating to the exchange of information, the Company and Parent shall each use reasonable best efforts to keep the other apprised of the status of matters relating to the completion of the Merger and the other Transactions and work cooperatively in connection with obtaining all Required Consents of any Governmental Entity in connection with the Merger and the other Transactions. If any Governmental Entity requires that a hearing be held in connection with any such filing or approval, Parent shall arrange for such hearing to be held as promptly as reasonably practicable after it receives notice that such hearing is required.
(c) The Company and Parent shall have the right to review in advance, and each will consult the other to provide any necessary information with respect to, all filings made with, or written materials submitted to, any Governmental Entity in connection with the Merger or any other Transaction. The Company and Parent shall each promptly inform the other Party, and if in writing, furnish the other Party with copies of (or, in the case of oral communications, advise the other Party orally of) any communication from any governmental agency, body, authority or entity regarding the Merger and the other Transactions, and provide the other Party with the opportunity to participate in any meeting, whether telephonic or in person, with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the Transactions (other than non-substantive scheduling or administrative calls). If any Party receives a request for additional information or documentary material from any Governmental Entity with respect to the Merger, then such Party will use reasonable best efforts to make, or cause to be made, promptly and after consultation with the other Party, an appropriate response in compliance with such request. Subject to applicable Laws or any request made by any applicable Governmental Entity (including the staff thereof), the Company and Parent shall each furnish to each other copies of all correspondence, filings and written communications between it and any such Governmental Entity with respect to this Agreement, the Merger and the other Transactions, and use reasonable best efforts to furnish the other Party with such necessary information and reasonable assistance as the other Party may reasonably request in connection with its preparation of filings or submissions of information to any such Governmental Entity; provided, however, that materials provided pursuant to this Section 6.3(c) may be redacted (i) to remove any personal information about any individual, (ii) to remove references concerning the valuation of the Company, (iii) as necessary to address reasonable legal privilege and work product protection concerns and (iv) to the extent required by applicable Law.
(d) Without limiting the generality of the foregoing provisions of this Section 6.3, upon the terms and subject to the conditions set forth in this Agreement, Parent and the Company shall, and shall cause each of its Affiliates to, use reasonable best efforts to, (i) avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the Closing, on or before the Outside Date, including defending through litigation on the merits any claim asserted in any court by any Person, and (ii) avoid or eliminate each and every impediment under any antitrust, competition or trade regulation Law that may be asserted by any Governmental Entity with respect to the Transactions so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Outside Date); provided, however, that in no event shall Parent or Merger Sub be required to, or to cause its Affiliates to, commence any litigation against any Governmental Entity.
(e) Parent shall promptly provide, or cause its applicable Affiliates to provide, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Entity relating to Parent (including any of its directors, officers, employees, partners, members or shareholders) and such Affiliates who are deemed or may be deemed to “control” Parent within the meaning of applicable Insurance Laws, or its or their structure, ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, partners, members or shareholders.
(f) Notwithstanding anything to the contrary set forth in this Agreement, Parent shall not be obligated to take or refrain from taking or to agree to it, the Equity Investor, their respective Affiliates or the Company or its Subsidiaries taking or refraining from taking any action (including any amendment, waiver or termination of any agreement, exhibit or schedule, including this Agreement and the Exhibits and Schedules to this Agreement) or to suffer to exist any limitation, action, restriction, condition or requirement which, individually or together with all other such limitations, actions, restrictions, conditions or requirements, would, or would reasonably be expected to, (i) have a Company Material Adverse Effect, (ii) result in a contribution or commitment of capital by Parent, Equity Investor or any of their respective Affiliates to the Company or any of its Subsidiaries to the extent any such contribution or commitment of capital is not set forth in the applicable Business Plan, (iii) involve any non de minimis guaranty, keep well or similar agreement or minimum capital requirement from Parent, Equity Investor or any of their respective Affiliates in respect of the Company or any of its Subsidiaries to the extent such guaranty, keep well or similar agreement or minimum capital requirement is not set forth in the applicable Business Plan, (iv) involve any prohibition or non de minimis restriction on dividends or distributions other than as set forth on Section 6.3(f)(iv) of the Company Disclosure Letter, (v) result in a non de minimis and adverse change or modification to, or revocation or termination of, the intercompany reinsurance business operations of BRCD or any permitted or prescribed statutory accounting practice or interpretation used or utilized by the Company or any of its Subsidiaries, in each case, in effect as of date hereof or (vi) restrict or limit in any non de minimis manner or prohibit the investment management activities of Parent, Parent’s Affiliates or the Company or any of its Subsidiaries (excluding, for the avoidance of doubt, restrictions or limitations that exist as of the date hereof) (each, a “Burdensome Condition”). The Parties and their respective Representatives shall promptly confer in good faith for a reasonable period of time in order to (x) exchange and review their respective views and positions as to any Burdensome Condition or potential Burdensome Condition and (y) discuss and present to, and reasonably engage with, the applicable Governmental Entity regarding any reasonable approaches or actions that would avoid any actual Burdensome Condition or mitigate its impact so that it would no longer be a Burdensome Condition.
(g) If Parent, Equity Investor, the Investment Source or any Additional Capital Provider, acting reasonably and in good faith, determines that the filing of a CFIUS declaration or notice with respect to the Transactions or, if applicable, the transactions contemplated by the Equity Financing and the Investment, is required or advisable, or if CFIUS requests that the Company, Parent, Equity Investor, the Investment Source or any Additional Capital Provider file a notice with respect to the Transactions or, if applicable, the transactions contemplated by the Equity Financing and the Investment, then Parent shall notify the Company of such determination or request from CFIUS and the Parties shall (i) submit, or cause to be submitted, as promptly as practicable, and in any event within twenty (20) Business Days of the date hereof, a draft joint notice to CFIUS, (ii) submit the formal CFIUS notice as promptly as practicable after receiving feedback from CFIUS regarding the draft CFIUS notice, and (iii) promptly and in good faith cooperate in replying to any requests or inquiries from CFIUS in order to obtain CFIUS Clearance. The Parties shall take all commercially reasonable actions necessary to receive CFIUS Clearance.
(h) At the request of Parent with reasonable advance written notice, the Company shall provide reasonable cooperation and assistance to Parent and its counsel to the extent necessary or advisable for the preparation, and, at the direction of Parent, the submission or filing by the Company or any of its Subsidiaries to the applicable Governmental Entities of the requests for approvals of the matters described on Section 6.3(h) of the Parent Disclosure Letter, in each case, for each of the Insurance Companies (collectively, the “Accommodation Filings”). Each Party shall, and shall cause its Subsidiaries to, provide reasonable cooperation and assistance to the other Parties regarding any information or document requests from any Governmental Entity in regard to the Accommodation Filings and shall endeavor not to cause an unreasonable burden on the employees of the other Party. Parent acknowledges that none of the matters contemplated by Section 6.3(h) of the Parent Disclosure Letter nor the approval thereof is a condition to the Closing or the consummation of the Transactions.

Section 6.4 Preparation of Proxy Statement.
(a) Each of the Company and Parent shall cooperate with each other in the preparation of the Proxy Statement. The Company shall prepare and file with the SEC the preliminary Proxy Statement as promptly as reasonably practicable (and in any event no later than forty five (45) days following the date of this Agreement, subject to the receipt from Parent of any information required to complete the Proxy Statement that is reasonably requested by the Company). Subject to Section 6.10, the Company Board shall make the Board Recommendation to the holders of Shares and shall include such recommendation in the Proxy Statement. The Company shall promptly notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent, as promptly as reasonably practicable, copies of all written correspondence between the Company or any Representative of the Company and the SEC with respect to the preliminary or definitive Proxy Statement. The Company shall (in consultation with Parent) respond as promptly as reasonably practicable to comments received from the SEC with respect to the Proxy Statement to resolve such comments with the SEC. Parent shall, as promptly as reasonably practicable, provide the Company with such information as may be required to be included in the Proxy Statement or as may be reasonably required to respond to any comment of the SEC. As promptly as reasonably practicable (and in any event within five (5) Business Days) after receiving confirmation from the SEC that it will not be reviewing the Proxy Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the tenth (10th) day after filing the preliminary Proxy Statement that the SEC will not be reviewing the Proxy Statement, or if the SEC has notified the Company that the SEC will be reviewing the Proxy Statement, that it has completed its review of the Proxy Statement (such date, the “Proxy Statement Clearance Date”), the Company shall file the definitive Proxy Statement with the SEC and cause such definitive Proxy Statement to be mailed (including by electronic delivery if permitted) to its stockholders of record, as of a record date reasonably established by the Company Board in accordance with applicable Law.
(b) If at any time prior to, but not after, the receipt of the Company Stockholder Approval, any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.
(c) Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement or responding to any comments of the SEC with respect thereto, the Company and Parent, as the case may be, shall (i) provide the other Party with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) include in such document or response all comments reasonably and promptly proposed by such other Party and (iii) not file or mail such document or respond to the SEC without such other Party’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.
Section 6.5 Company Stockholder Meeting.
(a) The Company shall take all necessary actions in accordance with applicable Laws, the Organizational Documents of the Company and the rules of Nasdaq to establish a record date (in consultation with Parent) and duly give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) for the purpose of obtaining the Company Stockholder Approval, to be held as promptly as reasonably practicable following the Proxy Statement Clearance Date (and in any event within forty five (45) days after the Proxy Statement Clearance Date). The Company shall not change the record date for the Company Stockholder Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). In furtherance of the foregoing and in consultation with Parent, as soon as reasonably practicable after the date hereof, the Company shall set one or more preliminary record dates for the Company Stockholder Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act.
(b) The Company shall not, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned, or delayed), adjourn, recess, reconvene, postpone or otherwise delay the Company Stockholder Meeting; provided that the Company may, notwithstanding the foregoing, without the prior written consent of Parent, and shall at the request of Parent, adjourn, recess, reconvene or postpone the Company Stockholder Meeting (i) if, after consultation with Parent, the Company believes in good faith that such adjournment, recess, reconvening or postponement is reasonably necessary to allow reasonable additional time to (A) solicit additional proxies necessary to obtain the Company Stockholder Approval or (B) distribute any supplement or amendment to the Proxy Statement the distribution of which the Company Board has determined in good faith to be necessary under applicable Law, (ii) for an absence of a quorum or (iii) such adjournment, recess, reconvening or postponement is required by Law or a court or other Governmental Entity of competent jurisdiction in connection with any actions in connection with this Agreement or the Transactions or has been requested by the SEC or its staff. Notwithstanding the foregoing, the Company may not, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), postpone or adjourn the Company Stockholder Meeting more than a total of three times pursuant to clause (i)(A) or (ii) of the immediately preceding sentence, and no such postponement or adjournment pursuant to clause (i)(A) or (ii) of the immediately preceding sentence shall be, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), for a period exceeding ten (10) Business Days. Without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the matters contemplated by the Company Stockholder Approval shall be the only matters (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection therewith) that the Company shall propose to be voted on by the stockholders of the Company at the Company Stockholder Meeting.

(c) Subject to the provisions of Section 6.10, the Company shall (i) use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement, (ii) provide updates to Parent with respect to the proxy solicitation for the Company Stockholder Meeting (including interim results) as reasonably requested by Parent and (iii) use reasonable best efforts to take all other actions reasonably necessary or advisable to secure the Company Stockholder Approval (to the extent permitted by Law).
Section 6.6 Client Consents.
(a) With respect to each Registered Fund, the Company shall cause the RIA Subsidiary to use reasonable best efforts to (i) promptly following the date hereof, solicit the board of directors or other similar governing body of each Registered Fund (each, a “Fund Board”) to approve (and to recommend that the shareholders of such Registered Fund approve) (x) a new Advisory Contract with the RIA Subsidiary and (y) an interim Advisory Contract in conformity with Rule 15a-4 under the Investment Company Act (each, an “Interim Advisory Contract”), in each case, to be effective as of the Closing, (ii) no earlier than the date the Company Stockholder Approval has been obtained, solicit the shareholders of each such Registered Fund to approve the applicable new Advisory Contract, each in accordance with the applicable provisions of the Investment Company Act, any other applicable Laws and Section 6.6(b) and (iii) as applicable prior to the Closing Date, obtain approval of the Fund Board of each Registered Fund to an Interim Advisory Contract. Except as otherwise consented to in writing by Parent, each such new Advisory Contract, and Interim Advisory Contract (as applicable), shall be on substantially the same terms and conditions (and identical terms with respect to advisory fees) as the current Advisory Contract (except as permitted or required under Rule 15a-4 of the Investment Company Act).
(b) For purposes of obtaining the shareholder approval of each Registered Fund described in Section 6.6(a), the Company shall cause the RIA Subsidiary to use reasonable best efforts to (i) request, as promptly as practicable following receipt of the approval by any Fund Board of a new Advisory Contract, such Fund Board to call a meeting of the shareholders of such Registered Fund to be held as promptly as reasonably practicable in accordance with the organizational documents of each Registered Fund for the purpose of voting upon a proposal to approve (in the requisite manner) such new Advisory Contract, (ii) cause to be prepared and filed with the SEC and all other applicable Governmental Entities, as promptly as practicable following receipt of the approval by the Fund Board of a new Advisory Contract, all proxy solicitation materials required to be distributed to the shareholders of such Registered Fund with respect to the actions recommended for shareholder approval by such Fund Board and to mail (or to cause to be mailed) such proxy solicitation materials as promptly as practicable after clearance thereof by the SEC (if applicable), (iii) as promptly as practicable clear all SEC comments and (iv) request such Fund Board to submit, as promptly as practicable following the mailing of such proxy materials, to the shareholders of such Registered Fund for a vote at a shareholders meeting the actions recommended for shareholder approval by such Fund Board. Parent shall provide reasonable cooperation with the Company and the RIA Subsidiary in connection with obtaining the approvals contemplated in this Section 6.6.
(c) As soon as reasonably practicable following the date hereof, the Company shall (and shall cause the RIA Subsidiary to) use reasonable best efforts to cause each Registered Fund, to the extent then engaged in a public offering of its shares, to (i) file supplements to its prospectus forming a part of its registration statement then currently in use, which supplements or amendments shall reflect changes as necessary in such Registered Fund’s affairs as a consequence of the Transactions and (ii) make any other filing necessary under any applicable Law and related guidance from staff of the SEC to satisfy disclosure requirements to enable the public distribution of the shares of such Registered Fund to continue.
(d) Notwithstanding anything to the contrary contained herein, in connection with obtaining the consent of any Registered Fund, as required under applicable Law, to the assignment of its Advisory Contract, neither the Company nor the RIA Subsidiary shall agree to any economic concessions or other material change to any Advisory Contract without Parent’s prior written consent (which may not be unreasonably withheld or delayed). The Company shall keep Parent reasonably informed of the status of the Company’s efforts to obtain the consents to be requested under this Section 6.6.
Section 6.7 Employee Matters.
(a) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, honor all Company Benefit Plans (including those compensation arrangements and agreements permitted by Section 6.1) in accordance with their terms as in effect immediately before the Effective Time. For a period of one (1) year following the Effective Time, Parent shall provide, or shall cause to be provided, to each employee of the Company and its Subsidiaries at the Effective Time who continues to remain employed with the Company and its Subsidiaries (each, a “Company Employee”) (i) an annual base salary or wage rate that is no less favorable that the annual base salary or wage rate provided to the Company Employee immediately prior to the Effective Time, (ii) annual target short-term cash incentive compensation opportunities that are no less favorable than those provided to the Company Employee immediately before the Effective Time, (iii) severance benefits that are no less favorable in the aggregate than those severance benefits provided to the Company Employee immediately before the Effective Time and listed on Section 6.1(a) of the Company Disclosure Letter and (iv) retirement and health and welfare benefits (other than defined benefit plan benefits and retiree health and welfare benefits) that are no less favorable in the aggregate to those provided to the Company Employee immediately before the Effective Time (other than defined benefit plan benefits and retiree health and welfare benefits).
(b) For all purposes (including for purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employee after the Effective Time (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors, as reflected in the Company’s personnel records, to the same extent such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply with respect to benefit accrual and eligibility for early retirement subsidies under any New Plan that is a defined benefit pension plan and for all purposes under any New Plan that is an incentive plan or postretirement health or welfare plan or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, Parent shall use commercially reasonable efforts to provide the following: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in each New Plan to the extent such Company Employee was eligible to participate immediately prior to the Effective Time in a Company Benefit Plan providing analogous benefits (such Company Benefit Plans, collectively, the “Legacy Plans”), (ii) for purposes of each New Plan providing medical, dental pharmaceutical and/or vision benefits to any Company Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plans shall be waived for such Company Employee and his or her covered dependents, unless such conditions would not have been waived under the Legacy Plans and (iii) any eligible expenses incurred by a Company Employee and his or her covered dependents during the portion of the plan year of each Legacy Plan ending on the date such Company Employee’s participation in the corresponding New Plan begins shall be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(c) The Company and its Subsidiaries shall pay, no later than the Closing Date, annual bonuses for any completed fiscal year that remain unpaid as of the Closing Date, based on actual performance, as reasonably determined by the Company after consultation with Parent.
(d) Parent shall cause the Surviving Corporation and its Subsidiaries to honor the Company’s annual cash bonus plans in respect of the Closing Year. To the extent the Closing Date occurs prior to the payment of annual bonuses under such plans in respect of the Closing Year (the “Closing Year Annual Bonus”), Parent shall cause the Surviving Corporation to pay a Closing Year Annual Bonus to each Company Employee that was a participant as of the Closing Date in such annual cash bonus plans in respect of the Closing Year, in an amount based upon actual performance for the Closing Year, but not less than the Pro Rata Bonus Amount (defined below) applicable for such participant. In accordance with the terms of the applicable annual cash bonus plan, the Closing Year Annual Bonus shall be payable at the same time that annual bonuses would have been paid absent the Merger, subject to the participant’s continued employment with the Surviving Corporation or any of its Subsidiaries through the bonus payment date. Notwithstanding the foregoing, if the participant’s employment is terminated by the Surviving Corporation without “cause” (as defined in the Company’s Amended and Restated 2017 Stock Incentive Compensation Plan, effective March 27, 2025, and as determined by Parent in good faith) prior to such payment date, the participant will, (i) subject to such participant’s execution and non-revocation of a general release of claims in favor of Parent, the Surviving Corporation and their respective Subsidiaries and Affiliates and (ii) without duplication for any annual bonus payable to such participant under any other benefit plan providing for severance payments, receive such participant’s Closing Year Annual Bonus, prorated for the number of months of the participant’s employment that have commenced during the Closing Year and based on the established annual bonus target opportunity for such participant, within sixty (60) days after such participant’s employment termination date or such time that is otherwise required by applicable Law or necessary to avoid the imposition of any additional Taxes or penalties pursuant to Section 409A of the Code. “Pro Rata Bonus Amount” means an amount equal to the product obtained by multiplying (1) the applicable Company Employee’s established annual bonus target opportunity under the applicable annual cash bonus plan, by (2) a fraction, the numerator of which equals the number of days that have elapsed from the first (1st) day of the calendar year in which the Closing Date occurs through the Closing Date and the denominator of which equals 365.
(e) The Parties agree that the consummation of the Transactions shall constitute a “change in control,” “change of control” or term of similar import under each applicable Company Benefit Plan, including those set forth on Section 6.7(e) of the Company Disclosure Letter; provided that, for purposes of any such plans that provide for deferred compensation within the meaning of Section 409A of the Code, the foregoing shall not accelerate the time of payment or distribution of any such deferred compensation (but shall accelerate vesting if provided for in accordance with the terms thereof) if the transactions contemplated by this Agreement do not otherwise constitute a “change in control,” “change of control” or term of similar import under the applicable plan and to so declare as a “change in control,” “change of control” or term of similar import would result in an impermissible payment or distribution for purposes of Section 409A of the Code.
(f) Nothing contained in this Section 6.7, express or implied, shall (i) be construed to establish, amend or modify any benefit or compensation plan, program, agreement, contract, policy or arrangement, (ii) limit the ability of Parent or the Company or any of their respective Subsidiaries or Affiliates to amend, modify or terminate any benefit or compensation plan, program, agreement, contract, policy or arrangement at any time assumed, established, sponsored or maintained by any of them, to the extent permitted by the terms of such plan, program, agreement, contract, policy or arrangement, (iii) create any third-party beneficiary rights or obligations in any person (including any employee) or any right to employment or services or continued employment or service or to a particular term or condition of employment or service with Parent or the Company or any of their respective Subsidiaries or Affiliates or (iv) limit the right of Parent or the Company or any of their respective Subsidiaries or Affiliates to terminate the employment or service of any employee or other service provider at or following the Closing at any time and for any or no reason.
Section 6.8 Director and Officer Indemnification.
(a) For a period of six (6) years after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries, as applicable, to indemnify and hold harmless each former and present director or officer of the Company or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, a “Company Indemnified Party”) against any costs, expenses (including advancing reasonable and reasonably documented attorneys’ fees and expenses in advance of the final disposition of any actual or threatened claim to the fullest extent permitted by Law and as provided in their respective Organizational Documents in effect as of the date of this Agreement or any indemnification agreement in effect on the date of this Agreement and made available by the Company to Parent prior to the execution of this Agreement; provided that the Company Indemnified Party to whom such fees and expenses are advanced provides a written undertaking in a form reasonably acceptable to Parent to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim with respect to acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, in connection with such persons serving as an officer, director, employee or other fiduciary of the Company or any of its Subsidiaries or of any Person if such service was at the request of the Company or any of its Subsidiaries, in each case, at or prior to the Closing to the fullest extent permitted by Law and as provided in their respective Organizational Documents in effect as of the date of this Agreement or any indemnification agreement in effect on the date of this Agreement and made available by the Company to Parent prior to the execution of this Agreement. All rights to elimination of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, in effect as of the date of this Agreement in favor of the Company Indemnified Parties shall survive the Merger and continue in full force and effect in accordance with their terms for a period of six (6) years after the Effective Time, and the Surviving Corporation and its Subsidiaries, as applicable, shall (and Parent shall cause the Surviving Corporation and its Subsidiaries, as applicable, to) honor all the terms thereof. Notwithstanding anything herein to the contrary, if any Company Indemnified Party notifies Parent in writing on or prior to the sixth anniversary of the Effective Time of a matter in respect of which such Person seeks indemnification pursuant to this Section 6.8, the provisions of this Section 6.8 shall continue in effect with respect to such matter until the final disposition of such matter.
(b) For a period of six (6) years after the Effective Time, Parent, to the fullest extent permitted under applicable Law, shall cause to be maintained in effect the provisions in the Organizational Documents of the Surviving Corporation and each Subsidiary of the Company (or in such documents of any successor thereto) regarding elimination of liability, indemnification and advancement of expenses in effect as of the date of this Agreement, and, during such six (6) year period, shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individual who immediately before the Effective Time was a Company Indemnified Party, except as required by applicable Law.
(c) Parent shall or shall cause the Surviving Corporation to either (i) continue to maintain in effect for a period of six (6) years after the Effective Time the Company’s and its Subsidiaries’ directors’ and officers’ liability, fiduciary liability, investment management liability, professional liability, cyber and employment practices liability insurance policies (collectively, the “D&O Insurance”) in place as of the Effective Time or (ii) purchase through a broker selected by Parent comparable D&O Insurance (from one or more carriers with a credit rating(s) that is the same or better than the Company’s D&O Insurance carrier(s)) for such six (6) year period, in each case, with coverage for the Persons who are covered by the Company’s D&O Insurance in effect as of the Effective Time, with terms, conditions, retentions and levels of coverage at least as favorable to the insureds thereunder as the Company’s D&O Insurance in effect as of the Effective Time with respect to matters existing or occurring prior to the Effective Time; provided that in no event shall Parent or the Surviving Corporation be required to expend for such insurance pursuant to this sentence an aggregate annual premium in excess of 300% of the aggregate annual premium the Company paid for the applicable D&O Insurance in effect as of the date of this Agreement (the “Premium Cap”); provided, further, that if such insurance is not available for an amount not exceeding the Premium Cap, Parent or the Surviving Corporation may purchase the most advantageous insurance available for an amount not to exceed the Premium Cap. In lieu of the foregoing, at or prior to the Effective Time, the Company may, or at Parent’s request, the Company shall, purchase (in consultation with Parent), at or prior to the Effective Time, “tail” insurance in respect of the D&O Insurance (the “Tail Policies”) with a reporting period of six (6) years after the Effective Time with coverage for the Persons who are covered by the Company’s D&O Insurance in effect as of the Effective Time, with terms, conditions, retentions and levels of coverage at least as favorable to the insureds as the Company’s D&O Insurance in effect as of the Effective Time with respect to matters existing or occurring prior to the Effective Time, in which event, Parent shall cease to have any obligations under the first sentence of this Section 6.8(c); provided that the aggregate premium for such Tail Policies shall not exceed the Premium Cap unless otherwise directed by Parent; provided, further, that if any such Tail Policy is not available for an amount not exceeding the Premium Cap, the Company may, or at Parent’s request, the Company shall purchase (in consultation with Parent), at or prior to the Effective Time, the applicable Tail Policy that is the most advantageous to the insureds thereunder as is available for an amount not to exceed the Premium Cap.
(d) In the event the Company purchases such Tail Policies, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such Tail Policies in full force and effect for its term and continue to honor its obligations thereunder.
(e) In the event that either Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties, rights and other assets to any Person, then, and in each such case, Parent shall cause the successors and assigns of Parent or the Surviving Corporation, as the case may be, to succeed to or assume the applicable obligations of such Party set forth in this Section 6.8.

(f) The provisions of this Section 6.8 shall survive consummation of the Merger, are intended to be for the benefit of, and will be enforceable by, each of the Company Indemnified Parties and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract, at Law or otherwise.
Section 6.9 Consent of Sole Stockholder of Merger Sub. Immediately after the execution of this Agreement (but in any event, no later than five (5) Business Days after the date hereof), Parent shall duly approve and adopt this Agreement in its capacity as the sole stockholder of Merger Sub in accordance with applicable Law and the Organizational Documents of Merger Sub and deliver to the Company evidence of its vote or action by written consent so approving and adopting this Agreement.
Section 6.10 No Solicitation.
(a) From and after the date of this Agreement until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with Article VIII, and except as otherwise specifically provided for in this Section 6.10, the Company shall not, and shall cause its Subsidiaries and its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate, propose or knowingly encourage any inquiry, proposal or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding or in furtherance of, or furnish to any Person (other than Parent, its Affiliates and their respective Representatives) any nonpublic information relating to the Company and its Subsidiaries, in connection with or in response to any inquiry, proposal or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (iii) approve or recommend, or make any public statement approving or recommending, a Company Acquisition Proposal, (iv) approve, adopt or enter into any letter of intent, merger agreement or other similar agreement providing for a Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (each an “Alternative Acquisition Agreement”), (v) submit any Company Acquisition Proposal to a vote of the stockholders of the Company, (vi) except where the Company Board concludes in good faith, after consultation with the Company’s outside legal counsel, that failure to take such action would be inconsistent with the Company’s directors’ fiduciary duties under Delaware Law, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, (vii) take any action to make the provisions of any Takeover Law or any similar provision in the Company Charter or Company Bylaws inapplicable to any transactions contemplated by a Company Acquisition Proposal or (viii) recommend publicly or resolve or agree to do any of the foregoing.
(b) Notwithstanding the limitations set forth in Section 6.10(a), if, at any time prior to obtaining the Company Stockholder Approval, the Company or any of its Representatives receives a bona fide written Company Acquisition Proposal that did not result from a breach of this Section 6.10 that the Company Board determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, (i) is or could reasonably be expected to lead to a Superior Proposal and (ii) failure to take such action would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under Delaware Law, then the Company and its Representatives may, in response to such Company Acquisition Proposal, furnish nonpublic information relating to the Company and its Subsidiaries to the Person or group (or any of their Representatives) making such Company Acquisition Proposal and engage in discussions or negotiations with such Person or group and their Representatives regarding such Company Acquisition Proposal; provided that (x) prior to furnishing any nonpublic information relating to the Company and its Subsidiaries to such Person or group or their respective Representatives, the Company enters into an Acceptable Confidentiality Agreement with the Person or group making such Company Acquisition Proposal and (y) promptly (but not more than twenty four (24) hours) after furnishing any such nonpublic information to such Person or group, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished to Parent or its Representatives). Notwithstanding anything to the contrary contained in this Agreement, the Company and its Subsidiaries and the Company’s Representatives may (A) in response to a written Company Acquisition Proposal that did not result from a breach of this Section 6.10, seek to clarify the terms and conditions of such Company Acquisition Proposal solely to determine whether such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and (B) inform a Person or group that has made a Company Acquisition Proposal of the provisions of this Section 6.10 (without conveying, requesting or attempting to gather any other information except as otherwise specifically permitted hereunder).
(c) The Company shall promptly (and in any event within twenty four (24) hours) notify Parent after receipt of any Company Acquisition Proposal, any inquiry, proposal or offer which constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal or any inquiry or request for nonpublic information relating to the Company and its Subsidiaries by any Person or group who has made or would reasonably be expected to make a Company Acquisition Proposal. Such notice shall identify the Person or group making the inquiry, proposal or offer and indicate the material terms and conditions of any such inquiry, proposal or offer or the nature of the information requested pursuant to such inquiry or request. Thereafter, the Company shall keep Parent reasonably informed, on a prompt basis (and in any event within twenty four (24) hours), regarding any changes to the status and material terms of any such inquiry, proposal or offer (including any material amendments thereto or any change to the scope or material terms or conditions thereof). The Company shall promptly (and in any event within twenty four (24) hours) provide to Parent unredacted copies of all material correspondence and written materials (regardless of whether electronic) sent or provided to the Company or any of its Subsidiaries or their respective Representatives that describes any terms or conditions thereof, including any proposed transaction agreements (along with all schedules and exhibits thereto and any financing commitments related thereto), as well as written summaries of any material oral communications relating to the terms and conditions thereof.
(d) The Company shall, and shall cause each of its Subsidiaries and its and their respective Representatives to, immediately cease, and cause to be terminated, any existing solicitations, encouragements, discussions or negotiations with any Person or group with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal. The Company shall promptly (and in any event within four (4) Business Days after the date of this Agreement) deliver a written notice to each Person that has received non-public information since January 1, 2024 regarding the Company pursuant to a confidentiality agreement with the Company for purposes of evaluating any transaction that could be a Company Acquisition Proposal and for whom no similar notice has been delivered prior to the date of this Agreement requesting the prompt return or destruction (as provided in the terms of the applicable confidentiality agreement) of all confidential information concerning the Company and any of its Subsidiaries heretofore furnished to such Person or group. The Company will immediately terminate any physical and electronic data access previously granted since January 1, 2024 to any such Person or group to diligence or other information regarding the Company or any of its Subsidiaries for purposes of evaluating any transaction that could be a Company Acquisition Proposal. Upon the execution of this Agreement, the Company acknowledges and agrees that the standstill obligations in the Company Confidentiality Agreement shall be deemed irrevocably and unconditionally waived by the Company.
(e) Notwithstanding anything to the contrary in this Agreement, prior to the time of obtaining the Company Stockholder Approval, the Company Board may effect a Company Adverse Recommendation Change (and, in the case of a Company Acquisition Proposal, terminate this Agreement pursuant to Section 8.1(d)(i) and concurrently pay the fees required by Section 8.3 in order to enter into a definitive agreement in connection with a Superior Proposal) if: (i) (A) a written Company Acquisition Proposal that did not result from a breach of this Section 6.10 is made to the Company or any of its Representatives after the date of this Agreement and such Company Acquisition Proposal is not withdrawn prior to such Company Adverse Recommendation Change or (B) there has been an Intervening Event, (ii) in the case of a Company Acquisition Proposal, the Company Board determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes a Superior Proposal and (iii) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under Delaware Law.
(f) Prior to making any Company Adverse Recommendation Change or entering into any Alternative Acquisition Agreement, (i) the Company Board shall provide Parent at least four (4) Business Days’ prior written notice of its intention to take such action, which notice shall specify, in reasonable detail, the reasons therefor and, in the case of a Company Acquisition Proposal, the material terms and conditions of such proposal, including a copy of any proposed definitive agreement (along with all schedules and exhibits thereto and any financing commitments related thereto), (ii) during the four (4) Business Days following such written notice (it being understood and agreed that any change to the financial or other material terms and conditions of a Superior Proposal shall require an additional notice to Parent of two (2) Business Days beginning on the date of such notice), the Company Board and its Representatives shall negotiate in good faith with Parent (to the extent Parent desires to negotiate) regarding any revisions to the terms of the Transactions proposed by Parent in response to such Superior Proposal or Intervening Event, as applicable, and (iii) at the end of the four (4) Business Day period described in the foregoing clause (ii), the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and outside financial advisors (and taking into account any legally binding (if accepted by the Company) adjustment or modification of the terms of this Agreement proposed in writing by Parent), that, as applicable (A) the Company Acquisition Proposal continues to be a Superior Proposal or (B) the Intervening Event continues to warrant a Company Adverse Recommendation Change and, in each case, that failure to take such action would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under Delaware Law.
(g) Nothing contained in this Agreement shall prohibit the Company Board from taking and disclosing to their stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 under the Exchange Act; provided that this Section 6.10(g) shall not permit the Company Board to effect a Company Adverse Recommendation Change except to the extent otherwise permitted by this Section 6.10; provided, further, that a request by Parent for the Company to publicly recommend against a Company Acquisition Proposal may not be made more than once with respect to any Company Acquisition Proposal unless such Company Acquisition Proposal is subsequently materially amended or modified, in which case Parent may make one request each time such Company Acquisition Proposal is so subsequently materially amended or modified. For the avoidance of doubt, any “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not constitute a Company Adverse Recommendation Change.
Section 6.11 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by the Parties. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement without the prior written consent of the other Party. Notwithstanding the foregoing, a Party, its Subsidiaries or their Representatives may issue a public announcement or other public disclosures (a) required by applicable Law or by a Governmental Entity or (b) required by the rules of any stock exchange upon which such Party’s or its Subsidiary’s capital stock is traded, but only if, in each case, such Party uses reasonable best efforts to afford the other Party an opportunity to first review the content of the proposed disclosure and provide reasonable comments thereon. Furthermore, nothing in this Section 6.11 requires a Party to consult with or obtain any approval from the other Parties with respect to a public announcement or press release issued in connection with (x) in the case of the Company, the receipt and existence of a Company Acquisition Proposal and matters related thereto or a Company Adverse Recommendation Change, as applicable, in compliance with Section 6.10 and (y) enforcing its rights and remedies under this Agreement. For the avoidance of doubt, nothing in this Section 6.11 shall prevent Parent or the Company from issuing any press release or making any public statement in the ordinary course that does not relate specifically to this Agreement or the Transactions.

Section 6.12 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of the Company or Merger Sub, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 6.13 Notices of Certain Events; Control of Business.
(a) From the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with the terms of Article VIII, each of the Company and Parent shall promptly notify the other Party of:
(i) any written notice or other written communication received by the notifying Party or any of its Affiliates or Representatives from any Person alleging that the Consent of such Person is or may be required in connection with the Transactions;
(ii) any notice or other written communication received by the notifying Party or any of its Affiliates or Representatives from any Governmental Entity relating to the Transactions; and
(iii) any Proceedings (A) commenced or (B) to its knowledge, threatened against such Party or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.13 (in the event that the Company is the notifying Party) or Section 5.6 (in the event that Parent is the notifying Party).
(b) The Company shall give prompt notice to Parent of any Effect that has had or would reasonably be expected to have a Company Material Adverse Effect, or would reasonably be expected to make the satisfaction of any of the conditions in Section 7.2 impossible or unlikely; and
(c) Parent shall give prompt notice to the Company of any Effect that has had or would reasonably be expected to have a Parent Material Adverse Effect, or would reasonably be expected to make the satisfaction of any of the conditions in Section 7.3(a) and Section 7.3(b) impossible or unlikely;
provided that no such notification required by clause (a), (b) or (c) above (and no other notification required to be given under any other Section of this Agreement) shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.
(d) Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, control and supervision of the Company’s and its Subsidiaries’ operations.
Section 6.14 Takeover Laws. None of the Parties will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Laws, and each of them will take all reasonable steps within its control to exempt (or ensure the continued exemption of) the Transactions from the Takeover Laws of any state that purport to apply to this Agreement or the Transactions.
Section 6.15 Section 16(b). The Company and the Company Board (or a duly formed committee thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Shares (including ESPP Shares) and Company Equity Awards in the Merger by applicable individuals and to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.16 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law and the rules and regulations of Nasdaq to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.
Section 6.17 Transaction Litigation. Subject to applicable Law, the Company shall promptly notify Parent, of any stockholder demands, litigations, arbitrations or other similar actions (including derivative claims) commenced or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any director or officer thereof relating to this Agreement or any of the Transactions (collectively, the “Transaction Litigation”) and shall keep each other promptly and reasonably informed regarding any Transaction Litigation. Subject to applicable Law, the Company and Parent shall cooperate with the other in the defense or settlement of any Transaction Litigation, at each Party’s sole cost and expense, and shall in good faith consult with each other on a regular basis regarding the defense or settlement of such Transaction Litigation and shall reasonably consider each other’s advice with respect to such Transaction Litigation, but only if it is not reasonably determined by either of the Parties, upon the advice of counsel, that doing so could result in the loss of the ability to successfully assert attorney-client, work product or similar legal privileges. Subject to applicable Law, none of the Company or any of its Subsidiaries shall settle or offer to settle any Transaction Litigation without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).
Section 6.18 Debt Financing Cooperation.
(a) During the period from the date of this Agreement to the earlier of the Closing and such time as this Agreement is terminated in accordance with its terms, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to provide reasonable and customary cooperation as may be reasonably requested by Parent with reasonable advance written notice to assist Parent and Aquarian Holdings in connection with (i) the Debt Financing and (ii) any other refinancing of obligations owing by Parent, Aquarian Holdings, Equity Investor or any of its Affiliates as of the date of this Agreement that may be identified by Parent as reasonably related to any of the Transactions (the “Accommodation Refinancing”), including using reasonable best efforts to (1) cause the participation by applicable senior management, at reasonable times and places and upon reasonable advance notice, in a reasonable number of meetings and due diligence sessions in connection with the Debt Financing (it being understood that any such meeting may take place via videoconference or web conference), (2) take all corporate, limited liability company, partnership or other similar actions reasonably necessary to permit the consummation of the Debt Financing; provided that all such actions shall be conditioned on the occurrence of the Closing, (3) furnish at least three (3) Business Days prior to the Closing Date, all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act of 2001, and beneficial ownership regulations, but, in each case, solely relating to the Company and its Subsidiaries and to the extent reasonably requested by Parent and/or the Debt Financing Sources at least ten (10) Business Days prior to the Closing Date and (4) assist with the preparation of, and to the extent applicable, executing and delivering, definitive financing documents, including guarantee documents and other certificates and documents and schedules to any loan agreement or other definitive financing documentation, in each case, as may be reasonably requested by Parent and customary for transactions of the type contemplated by the Debt Commitment Letter and in each case to the extent relating to the Company and its Subsidiaries.
(b) The Company hereby consents to the use of its logo solely to the extent necessary or advisable in connection with any Debt Financing; provided that such logos are used in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; provided, further, that such use is consistent with industry standards.
(c) During the period from the date of this Agreement to the earlier of the Closing and such time as this Agreement is terminated in accordance with its terms and such time as Parent requests a Payoff Letter pursuant to Section 6.18(f), the Company shall use reasonable best efforts to provide reasonable and customary cooperation as may be reasonably requested by Parent with reasonable advance written notice to assist Parent with respect to the arrangement of an amendment or waiver, in form and substance reasonably satisfactory to Parent, to the Company Credit Facility to waive the “Change of Control” (as defined in the Company Credit Facility) that will occur at the Closing and otherwise permit consummation of the transactions consummated by this Agreement and such other amendments as Parent may reasonably request (the “Specified Debt Amendment”); provided that, for the avoidance of doubt, in no event shall such reasonable best efforts obligation require or be deemed or construed to require the Company or any of its Subsidiaries, as applicable, to pay any amendment or consent fee to the administrative agent or lenders, as applicable, under the Company Credit Facility in order to the effect the Specified Debt Amendment, unless any such consent fee is paid or payable concurrent with the Closing. Subject to the agreement and execution of the Specified Debt Amendment by the counterparties thereto (including the Company) and Section 6.18(d)(iv), the Company shall execute and deliver to Parent as promptly as reasonably practicable after the date hereof the Specified Debt Amendment in a form reasonably requested by Parent.
(d) Notwithstanding anything in this Section 6.18 to the contrary:
(i) no requested cooperation shall require the Company or any of its Subsidiaries to take any action that would (A) conflict with or violate the Company’s or any of its Subsidiaries’ Organizational Documents or any applicable Law, (B) result in the contravention of, or violation of, or breach of, or default under, any Contract to which the Company is a party (including this Agreement) so long as such Contract was not entered into in contemplation of avoiding such cooperation obligation, (C) in the Company’s reasonable judgment, unreasonably disrupt or interfere with the business of the Company or any of its Subsidiaries or (D) cause any condition precedent to the Closing to fail to be satisfied or cause the Company or any of its Subsidiaries to breach any representation, warranty, covenant or agreement in this Agreement, unless such failure or breach is waived by Parent;
(ii) none of the Company nor any of its Subsidiaries nor any of their respective Representatives shall be required to take any action that could give rise to personal liability;
(iii) prior to the Closing Date, neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other expense, liability or obligation or make any other payment or agree to provide any indemnity in connection with any Debt Financing or any Specified Debt Amendment, in each case, that has not been fully reimbursed or, in the case of any contingent liability or indemnity, fully indemnified by Parent;
(iv) neither the Company nor any of its Subsidiaries shall be required to execute, deliver or enter into, or perform, any Contract with respect to any Debt Financing or any Specified Debt Amendment unless it is contingent upon the consummation of the Closing or would not be effective prior to the Closing Date;
(v) nothing in this Section 6.18 shall oblige the Company or any of its Subsidiaries to provide any information which (A) would result in the loss or waiver of any attorney-client privilege of such Person or (B) would contravene any applicable Law; provided that the Company shall use reasonable best efforts to permit such disclosure in a manner that would not result in the loss or waiver of any such attorney-client privilege;

(vi) no director or manager of the Company or any of its Subsidiaries shall be required to adopt resolutions approving the agreements, documents and instruments pursuant to which any Debt Financing is obtained or take any other corporate action in respect of the Debt Financing; and
(vii) the Company shall not be required to prepare or provide any (x) pro forma financial statements, information or projections, or (y) other financial statements or other financial information that are not otherwise prepared in the ordinary course of business.
(e) Parent shall indemnify and hold harmless the Company and its Subsidiaries, and each of their respective Representatives, from and against any out-of-pocket costs or expenses (including reasonable attorneys’ fees), liabilities, losses, damages, claims, costs and expenses suffered or incurred by them in connection with their cooperation in arranging any Debt Financing, obtaining any Specified Debt Amendment or the performance of their obligations under this Section 6.18 and the provision of any information utilized in connection therewith, in each case, other than to the extent any of the foregoing was suffered or incurred as a result of (x) the gross negligence or willful misconduct of the Company, the Company’s Subsidiaries or any of their respective pre-Closing Representatives, as applicable, or (y) information provided by the Company, the Company’s Subsidiaries or any of their respective pre-Closing Representatives, as applicable, containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent shall, promptly upon written request of the Company or otherwise upon termination of this Agreement, reimburse the Company and its Subsidiaries for all reasonable and documented out-of-pocket fees, costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) incurred by such Person in connection with the cooperation required by this Section 6.18.
(f) Without limiting Company’s obligations under Section 6.18(c), in the event that the Specified Debt Amendment is not obtained, the Company shall, if requested by Parent at least ten (10) Business Days prior to the anticipated Closing Date, deliver (or cause to be delivered) to Parent on or prior to the Closing Date (with drafts delivered at least five (5) Business Days prior to the anticipated Closing Date) a fully executed copy of a customary payoff letter (the “Payoff Letter”) with respect to the obligations under the Company Credit Facility.
(g) Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that: (i) obtaining the Debt Financing, any alternative financing or the Specified Debt Amendment is not a condition to the Closing; and (ii) for all purposes of this Agreement (including Section 7.2(a) and Section 8.1(c)(ii)), the Company and its Subsidiaries shall be deemed to have complied with its (and their) obligations, covenants and agreements, as the case may be, in (A) Section 6.18(a)(ii) and Section 6.18(c) (and any other provision relating to the Accommodation Refinancing or the Specified Debt Amendment) and (B) all other provisions in this Section 6.18, unless, solely in the case of this clause (B), (w) the Company has breached in any material respect any of its obligations under such other provisions in this Section 6.18, (x) Parent has notified the Company of such breach in writing a reasonably sufficient amount of time prior to the Outside Date to afford the Company with reasonable opportunity to cure such breach (detailing in good faith (I) reasonable specificity as to the basis for any such breach and (II) reasonable steps that comply with such other provisions in this Section 6.18 in order to cure such breach) and the Company has not cured such breach within such time as would reasonably permit Parent, Merger Sub or Aquarian Holdings, as applicable, to consummate the Debt Financing prior to the Outside Date, (y) the Debt Financing fails to be consummated as a result of the failure of any condition precedent to the funding of the full proceeds of the Debt Financing, and (z) such breach by the Company was the proximate cause of such failure.
Section 6.19 Financing.
(a) Upon the terms and subject to the conditions set forth in this Agreement, Parent, Merger Sub and Aquarian Holdings shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as practicable after the date hereof, all things reasonably necessary to arrange and obtain the Financing and the Investment on or before the Closing Date on the terms and conditions, taken as a whole, not materially less favorable to Parent or Aquarian Holdings (or the Equity Investor, in the case of the Investment) than those contained in the applicable Commitment Letters, Investment Commitment Letter and the Fee Letter (including any “flex” provisions contained in the Fee Letter), as the case may be, including by using reasonable best efforts to (i) comply with and maintain in effect the Commitment Letters and the Investment Commitment Letter until the Transactions are consummated on the Closing Date, (ii) negotiate and enter into Financing Agreements with respect to the Debt Financing on the terms and conditions, taken as a whole, not materially less favorable to Parent or Aquarian Holdings than those contained in the Debt Commitment Letter and the Fee Letter (including any “flex” provisions contained in the Fee Letter), (iii) ensure the accuracy in all material respects of all representations and warranties of Parent, Merger Sub and Aquarian Holdings, as applicable, set forth in the Commitment Letters and satisfy on a timely basis or obtain the waiver of all conditions contained in the applicable Commitment Letter (or applicable Financing Agreements) and otherwise comply in all material respects with its obligations thereunder, (iv) consummate the Financing contemplated by the Commitment Letters and the Fee Letter, and the Investment contemplated by the Investment Commitment Letter, prior to, or substantially concurrently with, the Closing and (v) subject to the satisfaction or waiver of the conditions set forth in the Debt Commitment Letter, cause the Lenders and other Persons providing the Debt Financing to fund, on the Closing Date, the Debt Financing contemplated to be funded on the Closing Date by the Debt Commitment Letter. It is further understood and agreed that amounts extended to Aquarian Holdings in respect of any such funding on the Closing Date shall be contributed indirectly to Parent in order to allow Parent to consummate the Transactions, including the Merger. Upon the funding of the Debt Financing by the Lenders and other Persons providing the Debt Financing, Aquarian Holdings shall transfer, or cause to be transferred (including via dividend, distribution and/or contribution) the proceeds of the Debt Financing to Parent.
(b) Other than as set forth in clause (d) below, Parent, Merger Sub and Aquarian Holdings shall not prior to the Closing agree to or volitionally permit any amendment, supplement or other modification or replacement of, or any termination or reduction of, or grant any waiver of, any condition, remedy or other provision under the Debt Commitment Letter or the Fee Letter (any of the foregoing, a “Debt Commitment Letter Amendment”), in each case, without the prior written consent of the Company to the extent such Debt Commitment Letter Amendment would reasonably be expected to: (i) adversely affect in any material respect or materially impair or materially delay Parent’s or its Affiliates’ ability to consummate the Transactions on the Closing Date; (ii) reduce the aggregate amount of the Financing in an amount that would result in the aggregate proceeds of the Financing being less than the Required Amount; (iii) impose new or additional conditions or expand upon (or amend or modify in any manner) the conditions precedent to the Financing in a manner that would reasonably be expected to make the funding of the Financing materially less likely to occur than the conditions in the applicable Commitment Letter (dated as of the date hereof); or (iv) adversely affect in any material respect the ability of Parent or its Affiliates to enforce its (or their) rights against the other parties to the applicable Commitment Letter. Promptly following the effectiveness of any Debt Commitment Letter Amendment, Parent shall notify the Company in writing of, and deliver copies of the definitive documentation governing, such Debt Commitment Letter Amendment (it being understood that any Fee Letter may be redacted to the same extent as set forth in Section 5.7(a)). Upon the effectiveness of any such Debt Commitment Letter Amendment in accordance with this clause (b), the term “Debt Commitment Letter” or “Fee Letter”, as applicable thereto (and consequently the terms “Debt Financing” and “Financing” shall mean the Debt Financing contemplated by such Debt Commitment Letter and Fee Letter as so replaced, amended, supplemented, modified, consented to or waived), shall mean such Debt Commitment Letter or Fee Letter as so modified by the Debt Commitment Letter Amendment.
(c) Other than as set forth in clause (e) below, Parent and Merger Sub shall not, and shall cause the Equity Investor not to, prior to the Closing agree to or volitionally permit any amendment, supplement or other modification or replacement of, or any termination or reduction of, or grant any waiver of, any condition, remedy or other provision under the Equity Commitment Letter or the Investment Commitment Letter (any of the foregoing, an “Equity Financing Commitment Amendment”), in each case, without the prior written consent of the Company. Promptly following the effectiveness of any Equity Financing Commitment Amendment, Parent shall deliver copies of the definitive documentation governing, such Equity Financing Commitment Amendment. Upon the effectiveness of any such Equity Financing Commitment Amendment in accordance with this clause (c), the term “Equity Commitment Letter” or “Investment Commitment Letter”, as applicable thereto (and consequently the terms “Equity Financing” and “Financing” shall mean the Equity Financing contemplated by such Equity Commitment Letter and the Investment contemplated by such Investment Commitment Letter, in each case as so replaced, amended, supplemented, modified, consented to or waived), shall mean such Equity Commitment Letter or Investment Commitment Letter in each case as so replaced, amended, supplemented, modified, consented to or waived.
(d) In the event that any portion of the Debt Financing necessary for Parent, Merger Sub and Aquarian Holdings to fund the Required Amount in full becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letter and the Fee Letter (including the “flex” provisions contained in the Fee Letter), (i) Parent shall promptly (and in any event, within two (2) Business Days) notify the Company of such unavailability and the reasons thereof and (ii) Parent, Merger Sub and Aquarian Holdings shall use their reasonable best efforts to, as promptly as practicable following the occurrence of such event, (A) arrange and obtain financing for any such portion from the same or alternative sources in an amount such that the aggregate funds that would be available to Parent and Merger Sub (including by way of indirect contribution by Aquarian Holdings to Parent) at the Closing will be sufficient to pay its obligations hereunder due on the Closing Date (an “Alternative Financing”) (provided that Parent, Merger Sub and Aquarian Holdings shall not be required to arrange or obtain any Alternative Financing having terms and conditions (including “flex” provisions) materially less favorable, in the aggregate, to Parent and Merger Sub than those contained in the Debt Commitment Letter and the Fee Letter) and (B) provide the Company with true, complete and accurate copies of all replacements, amendments, supplements, other modifications or agreements (including all related exhibits, schedules, annexes, supplements and term sheets thereto, and including any related fee letter, which may be redacted to the same extent as set forth in Section 5.7(a) for the Fee Letter) pursuant to which any such Alternative Financing shall be made available to Parent, Merger Sub or Aquarian Holdings. In such event, the term “Debt Financing” as used in this Agreement shall be deemed to include any Alternative Financing (and consequently the term “Financing” shall include the Equity Financing and the Alternative Financing), and the term “Debt Commitment Letter” as used in this Agreement shall be deemed to include the commitment letter and the term “Fee Letter” as used in this Agreement shall be deemed to include any associated fee letter, in each case with respect to such Alternative Financing.
(e) In the event that any portion of the Investment becomes unavailable on the terms and conditions contemplated by the Investment Commitment Letter, (i) Parent shall promptly (and in any event, within two (2) Business Days) notify the Company of such unavailability and the reasons thereof and (ii) Parent and Merger Sub shall, and shall cause the Equity Investor to, use their reasonable best efforts to, as promptly as practicable following the occurrence of such event, (A) arrange and obtain financing for any such portion from the same or alternative sources in an amount such that the aggregate funds that would be available to the Equity Investor, to be provided to Parent and Merger Sub at the Closing, will be sufficient to pay Parent’s obligations hereunder due on the Closing Date (provided that any such financing shall provide, at all times, that the Company is a third-party beneficiary thereof) (an “Alternative Investment”) and (B) provide the Company with true, complete and accurate copies of all replacements, amendments, supplements, other modifications or agreements (including all related exhibits, schedules, annexes, supplements and term sheets thereto) pursuant to which any such Alternative Investment shall be made available to the Equity Investor. In such event, the term “Investment” as used in this Agreement shall be deemed to include any Alternative Investment, and the term “Investment Commitment Letter” as used in this Agreement shall be deemed to include the commitment letter with respect to such Alternative Investment, and any such financing source or provider of financing for such Alternative Investment shall be deemed to be an Investment Source for purposes of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby.

(f) Parent shall give the Company prompt written notice (but in any event within two (2) Business Days) (i) upon attaining knowledge of any material breach or material default (or any event, fact or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in material breach or material default) by any party to any Commitment Letter, Investment Commitment Letter or other Financing Agreements, (ii) if for any reason Parent in good faith believes that it (or Aquarian Holdings, as applicable) will not be able to obtain all or any portion of the Financing or the Investment on the terms, in the manner or from the sources contemplated by the Commitment Letters, the Investment Commitment Letter or other Financing Agreements, as the case may be, and (iii) of the receipt by Parent, Merger Sub or Aquarian Holdings or any of their respective Affiliates (including the Equity Investor) or Representatives of any written notice or other written communication from any Person with respect to any actual or threatened termination or repudiation by any party to any Commitment Letter, Investment Commitment Letter or Financing Agreement or dispute between or among any parties to any of the Commitment Letters, the Investment Commitment Letter or any other Financing Agreements with respect to the obligation to fund any portion of the Financing or the Investment, as the case may be, to be funded at the Closing.
(g) Notwithstanding anything to the contrary contained herein, it is acknowledged and agreed by Parent, Merger Sub and Aquarian Holdings that the obligations of Parent and Merger Sub under this Agreement are not subject to any conditions regarding Parent’s, Merger Sub’s, Aquarian Holdings’ or their respective Affiliates’ ability to obtain financing for the consummation of the transactions contemplated hereby.
Section 6.20 Cooperation Obligation. Prior to the Closing, the Company shall cooperate in good faith with Parent to execute and implement the transactions described in Section 6.20(a) of the Company Disclosure Letter. Prior to the Closing, the Company and Parent shall explore in good faith the transactions described in Section 6.20(b) of the Company Disclosure Letter; provided that the Company shall not enter into any such transactions without the prior written consent of Parent.
Section 6.21 Investment Assets.
(a) From the date hereof until the Closing, the Company shall (i) use its reasonable best efforts to facilitate and (ii) commence implementation of the framework of Parent’s proposed strategic asset allocation plan with respect to the Investment Assets as set forth in Section 6.21 of the Parent Disclosure Schedule, taking into account the Company’s general risk framework, including with respect to asset-liability management, liquidity and issuer limits. From the date hereof until the Closing, the Company shall, and shall cause its Subsidiaries to, use its reasonable best efforts to implement any amendments or modifications to the Investment Guidelines that are reasonably necessary in order to facilitate and implement the transactions contemplated by this Section 6.21(a); provided that the implementation of any such amendments or modifications by the Company or any of its Subsidiaries shall not constitute a breach of Section 6.1(m)(ii).
(b) From the date hereof until the Closing, the Company shall, or shall cause its Subsidiaries to, deliver to Parent, as soon as practicable (but in no event later than twelve (12) Business Days following the end of each calendar month), a summary report of (i) all Investment Assets owned by the Company and its Subsidiaries as of such month end, the applicable CUSIP number to the extent available for such Investment Assets, and if available, the market value thereof as of such month end, (ii) all Investment Assets sold or otherwise disposed of or that matured during the preceding month, (iii) all Investment Assets purchased by the Company and its Subsidiaries during the preceding month, (iv) all Investment Assets that are in arrears or breach or default in the payment of principal or interest or dividends or are, or should be, classified as non-performing, non-accrual, ninety (90) days past due, still accruing and doubtful of collection, in foreclosure or any comparable classification, or are permanently impaired to any extent and (v) any third-party appraisal or report delivered to the Company or any of its Subsidiaries during the immediately preceding calendar month that speaks to the value of any particular Investment Asset.
(c) From the date hereof until the Closing, the Company shall, or shall cause its Subsidiaries to, deliver to Parent a good faith summary of current expected credit losses analysis on the applicable Investment Assets within twelve (12) Business Days following the end of each fiscal quarter. From the date hereof until the Closing, the Company shall cause the applicable executives or managers having primary responsibility for Investment Assets and their respective teams to consult with representatives of Parent as reasonably requested by Parent in writing with respect to the matters set forth in Section 6.21 of the Parent Disclosure Letter, including future planned or potential sales and purchases of material Investment Assets and the treatment of any material and impaired or potentially impaired Investment Assets.
ARTICLE VII
CONDITIONS TO THE MERGER
Section 7.1 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Law, waiver) of the following conditions:
(a) the Company Stockholder Approval has been obtained;
(b) (i) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated and (ii) the approvals and prior written non-disapprovals from the Governmental Entities listed on Section 7.1(b)(ii) of the Company Disclosure Letter have been obtained;
(c) FINRA’s approval of the FINRA CMA for the Broker-Dealer shall have been obtained; provided that the condition set forth in this Section 7.1(c) shall be deemed satisfied if (i) thirty (30) days shall have elapsed after FINRA has accepted the FINRA CMA as “substantially complete”, (ii) the Broker-Dealer has notified FINRA at least five (5) days before the Closing that the Parties intend to consummate the Closing without final, written approval from FINRA of the FINRA CMA for the Broker-Dealer, (iii) FINRA has not notified the Broker-Dealer that FINRA intends to impose any interim restrictions that would have a material adverse effect on the Broker-Dealer if the Closing is consummated without such FINRA approval and (iv) FINRA shall not have advised at any time prior to the Closing that the Parties are prohibited from consummating the Closing without FINRA’s prior approval of the FINRA CMA for the Broker-Dealer or that FINRA expects to disapprove such FINRA CMA or grant such FINRA CMA only if material restrictions are imposed on the Broker-Dealer; and
(d) there shall not have been issued by any Governmental Entity having jurisdiction of any Party, and remain in effect, any judgment, temporary restraining order, preliminary or permanent injunction or other order, decree or ruling restraining, enjoining or otherwise preventing the consummation of the Merger, nor shall any Law have been promulgated, enacted, issued or deemed applicable to the Merger by any Governmental Entity having jurisdiction of any Party that prohibits or makes illegal the consummation of the Merger.
Section 7.2 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Law, waiver) of the following conditions:
(a) the Company shall have complied with or performed in all material respects the obligations, covenants and agreements it is required to comply with or perform at or prior to the Closing Date;
(b) the representations and warranties of the Company set forth in Section 4.1 (Corporate Existence and Power), Section 4.2 (Corporate Authorization), Section 4.4 (Non-Contravention), Section 4.6(b) (Subsidiaries), Section 4.22 (Brokers; Financial Advisors), Section 4.23 (Opinions of Financial Advisors) and Section 4.25 (Rights Agreements; Takeover Statutes), shall be true and correct in all material respects (disregarding for this purpose all “Company Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);
(c) (i) the representations and warranties of the Company set forth in Section 4.5 (Capitalization) shall be true and correct as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period, and other than de minimis inaccuracies) and (ii) the representations and warranties of the Company set forth in Section 4.11(b) (Absence of Certain Changes) shall be true and correct as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);
(d) the representations and warranties of the Company set forth in this Agreement (other than those referred to in subparagraphs (b) and (c) above) shall be true and correct (disregarding for this purpose all “Company Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect;
(e) Since the date of this Agreement, there shall not have occurred any Effect that, individually or in the aggregate, has had, and would not reasonably be expected to have, a Company Material Adverse Effect;
(f) Parent and Merger Sub shall have received a certificate of the Company, executed on its behalf by an authorized officer of the Company, dated the Closing Date, confirming that the conditions set forth in subparagraphs (a), (b), (c), (d) and (e) of this Section 7.2 have been satisfied; and
(g) No Burdensome Condition shall have been imposed.
Section 7.3 Additional Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Law, waiver) of the following conditions:
(a) Parent shall have performed in all material respects all of its obligations hereunder required to be performed by it as of or prior to the Closing Date;
(b) the representations and warranties of Parent and Merger Sub set forth in Article V shall be true and correct (disregarding for this purpose all “Parent Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) at and as of the Closing Date as though made at and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect; and
(c) The Company shall have received a certificate of Parent, executed on its behalf by an authorized officer of Parent, dated the Closing Date, certifying that the conditions set forth in subparagraphs (a) and (b) of this Section 7.3 have been satisfied.

ARTICLE VIII
TERMINATION
Section 8.1 Termination. This Agreement may be terminated prior to the Effective Time:
(a) by mutual written consent of the Company and Parent;
(b) by either the Company or Parent:
(i) if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held Company Stockholder Meeting or any adjournment or postponement thereof;
(ii) if the Closing has not yet occurred by the date that is ten (10) months after the date hereof (or as may be extended herein, the “Outside Date”); provided that if (x) the Closing has not occurred by such date by reason of nonsatisfaction of the condition set forth in Section 7.1(b) and (y) all other conditions in this Agreement have theretofore been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or (to the extent permitted by Law) waived, the Outside Date will be automatically extended to be the date that is thirteen (13) months after the date hereof; provided, further, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any Party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the principal cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date; or
(iii) if there shall be adopted any Law that permanently makes the consummation of the Merger illegal or otherwise permanently prohibited or if any judgment, injunction, order or decree issued by any Governmental Entity having jurisdiction of any Party permanently enjoining or prohibiting Parent or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and non-appealable; provided that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to any Party whose breach of any representation and warranty or whose failure to fulfill any covenant or agreement under this Agreement has been the principal cause of, or resulted in, the imposition of such legal restraint or the failure of such legal restraint to be resisted, resolved or lifted;
(c) by Parent:
(i) if (A) a Triggering Event shall have occurred or (B) there shall have been a Willful Breach by the Company of any of its covenants or agreements contained in Section 6.5 or Section 6.10; or
(ii) if there shall have been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in a failure to satisfy a condition set forth in Section 7.2, and in such case such breach shall be incapable of being cured prior to the Outside Date, or if capable of being cured prior to the Outside Date, shall not have been cured by the earlier of (x) thirty (30) days after the giving of written notice to the Company of such breach and (y) two (2) Business Days prior to the Outside Date (a “Company Terminable Breach”), but only if Parent or Merger Sub are not then in Parent Terminable Breach of any of their respective representations, warranties, covenants or agreements contained in this Agreement; or
(d) by the Company:
(i) if prior to obtaining the Company Stockholder Approval, (A) the Company Board authorizes the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by, and subject to the terms and conditions of, Section 6.10, (B) substantially concurrent with the termination of this Agreement, the Company enters into an Alternative Acquisition Agreement providing for a Superior Proposal and (C) prior to or concurrently with such termination, the Company pays to Parent in immediately available funds any fees required to be paid pursuant to Section 8.3;
(ii) if there shall have been a breach by Parent or Merger Sub of any of their respective representations, warranties, covenants or agreements contained in this Agreement, which breach would result in a failure to satisfy a condition set forth in Section 7.3, and in such case such breach shall be incapable of being cured prior to the Outside Date, or if capable of being cured prior to the Outside Date, shall not have been cured by the earlier of (x) thirty (30) days after the giving of written notice to Parent of such breach and (y) two (2) Business Days prior to the Outside Date (a “Parent Terminable Breach”), but only if the Company is not then in Company Terminable Breach of any representation, warranty, covenant or agreement of Company contained in this Agreement; or
(iii) if (A) all of the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to such conditions being able to be satisfied if the Closing were to occur at such time) have been satisfied, (B) the Company has provided irrevocable written notice to Parent at least one Business Day prior to such termination that all conditions set forth in Section 7.3 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to such conditions being able to be satisfied if the Closing were to occur at such time) or that it is willing to waive any unsatisfied conditions in Section 7.3, and that it is prepared, willing and able to effect the Closing and will effect the Closing, (C) the Company has irrevocably confirmed in writing to Parent that the Company is prepared, willing and able to effect the Closing and the other Transactions and (D) Parent has failed to consummate the Closing by the date that is five (5) Business Days after the date when it would be required under Section 2.2.

Section 8.2 Effect of Termination. In the event of the termination of this Agreement by either Parent or the Company as provided in Section 8.1, written notice thereof shall forthwith be given by the terminating Party to the other Party specifying the provision hereof pursuant to which such termination is made. In the event of the termination of this Agreement in compliance with Section 8.1, this Agreement shall be terminated and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party), other than the Confidentiality Agreements, Section 6.18(e), this Section 8.2, Section 8.3, and Article IX, which provisions shall survive such termination; provided that, subject to the limitations set forth in Section 9.9, nothing in this Agreement shall relieve any Party from liability for fraud, Willful Breach of this Agreement prior to such termination or the requirement to make the payments set forth in Section 8.3. No termination of this Agreement shall affect the obligations of the Parties contained in the Confidentiality Agreements.
Section 8.3 Termination Fees; Expenses.
(a) In the event that this Agreement is terminated by Parent pursuant to Section 8.1(c)(i) or in the event that this Agreement is terminated by the Company pursuant to Section 8.1(d)(i), then, in each case, the Company shall pay to Parent, by wire transfer of immediately available funds, a fee in the amount of $143,524,000 (the “Company Termination Fee”) at or prior to the termination of this Agreement in the case of a termination pursuant to Section 8.1(d)(i) or as promptly as practicable (and, in any event, within two (2) Business Days following such termination) in the case of a termination pursuant to Section 8.1(c)(i).
(b) In the event that this Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(i) or Section 8.1(b)(ii), or in the event that this Agreement is terminated by Parent pursuant to Section 8.1(c)(ii), and in each case at any time after the date of this Agreement prior to such termination (i) a Company Acquisition Proposal has been made to the Company or the Company Board or publicly announced and has not been withdrawn prior to the termination of this Agreement and (ii) within twelve (12) months after such termination, the Company (A) enters into an agreement with respect to any Company Acquisition Proposal and such Company Acquisition Proposal is subsequently consummated or (B) consummates any Company Acquisition Proposal, then, in any such event, the Company shall pay to Parent, by wire transfer of immediately available funds, the Company Termination Fee concurrently with the consummation of such transaction arising from such Company Acquisition Proposal; provided that for purposes of the definition of “Company Acquisition Proposal” in this Section 8.3(b), references to “10%” and “90%” shall be replaced by “50%”.
(c) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(d)(iii), then Parent shall pay or cause to be paid to the Company, by wire transfer of immediately available funds, a fee in the amount of $225,537,000 (the “Parent Termination Fee”) as promptly as practicable (and, in any event, within two (2) Business Days following such termination).
(d) In the event that this Agreement is validly terminated under circumstances in which the Company Termination Fee is due and payable and Parent has received full payment of the Company Termination Fee, (i) payment from the Company to Parent of the Company Termination Fee and any payments pursuant to Section 8.3(f) shall be the sole and exclusive remedy of Parent, Merger Sub or any of their respective Affiliates against the Company and any of its former, current or future officers, directors, stockholders or Affiliates (collectively, “Company Related Parties”) for any loss suffered as a result of (A) the entry into the Transaction Documents by the parties hereto and thereto, (B) the failure of the Merger and the other Transactions to be consummated or (C) a breach or failure to perform hereunder, thereunder or otherwise and (ii) upon payment of such amount(s), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions; provided that nothing in this Agreement shall relieve any Party from liability for fraud or Willful Breach of this Agreement prior to such termination.
(e) In the event that this Agreement is validly terminated under circumstances in which the Parent Termination Fee is due and payable and the Company has received full payment of the Parent Termination Fee, (i) payment from Parent to the Company of the Parent Termination Fee and any payments pursuant to Section 8.3(f) shall be the sole and exclusive remedy of the Company or any of its Affiliates against Parent, Merger Sub, Equity Investor, the Debt Financing Source Related Parties, the Investment Source, any Additional Capital Provider and any of their respective former, current or future officers, directors, stockholders or Affiliates (collectively, “Parent Related Parties”) for any loss suffered as a result of (A) the entry into the Transaction Documents by the parties hereto and thereto, (B) the failure of the Merger and the other Transactions to be consummated or (C) a breach or failure to perform hereunder, thereunder or otherwise and (ii) upon payment of such amount(s), none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. While the Company may pursue both (x) a grant of specific performance or other equitable relief, in each case in accordance with and subject in all respects to Section 9.9, and (y) payment of the Parent Termination Fee under Section 8.3(c) and any payments pursuant to Section 8.3(f), under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance to cause the Closing to occur, on the one hand, and payment of the Parent Termination Fee and any payments pursuant to Section 8.3(f), on the other hand.
(f) The Parties acknowledge that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) each of the Company Termination Fee and the Parent Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate Parent or the Company, as the case may be, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (iii) that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 8.3, and, in order to obtain such payment, either Parent or the Company, as the case may be, commences a suit that results in a judgment against the other Party for any amount due pursuant to this Section 8.3, then such paying Party shall pay the other Party its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount due pursuant to this Section 8.3 from the date such payment was required to be made until the date of payment at the annual rate of five percent plus the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made (or such lesser rate as is the maximum permitted by applicable Law). All payments under this Section 8.3 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent or the Company, as the case may be. In no event shall a Company Termination Fee or the Parent Termination Fee, as the case may be, be payable more than once.
ARTICLE IX
MISCELLANEOUS
Section 9.1 Notices. All notices, requests and other communications to any Party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person, (b) if transmitted by electronic mail (but only if confirmation of receipt of such e-mail is requested and received; provided that each notice party shall use reasonable best efforts to confirm receipt of any such e-mail correspondence promptly upon receipt of such request) or (c) if transmitted by national overnight courier, in each case as addressed as follows:

if to Parent or Merger Sub, to:

Aquarian Capital LLC
40 Tenth Avenue
6th Floor
New York, NY 10014
Attention:	Rudrabhishek Sahay
E-mail:	rsahay@aquarianlp.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:	Todd E. Freed
Patrick J. Lewis
Christopher J. Ulery
E-mail:	Todd.Freed@skadden.com
Patrick.Lewis@skadden.com
Chris.Ulery@skadden.com
if to the Company, to:

Brighthouse Financial, Inc.
11225 North Community House Road
Charlotte, North Carolina
Attention:	Allie Lin
Bruce Schindler
E-mail:	allie.lin@brighthousefinancial.com
bschindler1@brighthousefinancial.com
with a copy to:

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, New York 10001
Attention:	Nicholas F. Potter
Andrew G. Jamieson
E-mail:	nfpotter@debevoise.com
agjamieson@debevoise.com

Section 9.2 Non-Survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement, or in any certificate or other writing delivered pursuant to this Agreement, shall survive the Effective Time or, except as otherwise provided in Section 8.2, any termination of this Agreement, as the case may be. This Section 9.2 shall not limit any covenant or agreement of the Parties that by its terms contemplates performance after the Effective Time.

Section 9.3 Amendments; No Waivers.
(a) Any provision of this Agreement (including the Exhibits and Schedules hereto) may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the Party against whom the waiver is to be effective.
(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
Section 9.4 Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Parties and any attempted or purported assignment in violation of this Section 9.4 will be null and void; provided, further, that prior to the date that the Form A Filings are due to be filed with the applicable Governmental Entities, Merger Sub may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to Equity Investor or to one or more of Equity Investor’s direct or indirect wholly owned Subsidiaries.
Section 9.5 Governing Law; Venue; Waiver of Jury Trial.
(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT ARE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
(b) EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE IN CONNECTION WITH ANY DISPUTE THAT IS BASED UPON, ARISES OUT OF OR RELATES TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING THAT IS BASED UPON, ARISES OUT OF OR RELATES TO THIS AGREEMENT THAT IT IS NOT SUBJECT PERSONALLY TO JURISDICTION IN THE ABOVE NAMED COURTS OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THE ACTION, SUIT OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH PARTY IRREVOCABLY AGREES THAT SUCH PARTY WILL NOT BRING ANY SUCH ACTION IN ANY COURT OTHER THAN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR IF THE COURT OF CHANCERY DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE AND ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION THAT IS BASED UPON, ARISES OUT OF OR RELATES TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (iii) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.5.
Section 9.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received counterparts hereof signed by all of the other Parties.
Section 9.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the Confidentiality Agreements constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof and thereof. Notwithstanding any provision of this Agreement to the contrary, the Company Disclosure Letter and the Parent Disclosure Letter are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein. Except (a) for the provisions of Article II and Article III (including, for the avoidance of doubt, the rights of the former holders of Shares to receive the Merger Consideration or the rights of the former holders of Company Equity Awards to receive the amounts payable pursuant to Section 2.6), in each case, following the Closing, (b) that the Company shall have the right, on behalf of the holders of Shares and Company Equity Awards to pursue and recover damages against Parent and Merger Sub for the loss of the Merger Consideration and any other applicable amount pursuant to this Agreement (including the loss of the premium that such holders would be entitled to receive pursuant to the terms this Agreement if the Merger were consummated in accordance with its terms), and other relief, including equitable relief; provided that the rights granted pursuant to this clause (b) shall be enforceable on behalf of the holders of Shares and Company Equity Awards only by the Company, in its sole and absolute discretion, on behalf of such holders, and any amounts received by the Company in connection therewith may be retained by the Company and (c) for the provisions of Section 6.8 (which from and after the Effective Time are intended for the benefit of, and shall be enforceable by, the Persons referred to therein and by their respective heirs and representatives), no provision of this Agreement or any other agreement contemplated hereby is intended to confer any rights or remedies on any Person other than the Parties.
Section 9.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 9.9 Specific Performance.
(a) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the provisions of Section 9.9(b), the Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 9.5, without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of any injunction, specific performance or other equitable relief on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.9 shall not be required to provide any bond or other security in connection with any such order or injunction.
(b) Notwithstanding Section 9.9(a) or anything in this Agreement to the contrary, the Parties hereby further acknowledge and agree that, prior to the earlier of the Effective Time and the valid termination of this Agreement in accordance with the terms of Article VII, the Company shall be entitled to specific performance to cause each of the Equity Financing and the Investment to be funded and to cause Parent and Merger Sub to consummate the Transactions in accordance with the terms of this Agreement, if and only if, (i) all conditions in Section 7.1 and Section 7.2 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to such conditions being able to be satisfied if the Closing were to occur at such time) have been satisfied or waived, (ii) the Company has provided irrevocable written notice to Parent that all conditions set forth in Section 7.3 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to such conditions being able to be satisfied if the Closing were to occur at such time) or that it is willing to waive any unsatisfied conditions in Section 7.3, (iii) the Debt Financing has been funded or will be funded in full on the Closing Date in accordance with the terms of the Debt Commitment Letter, (iv) Parent has failed to consummate the Closing on the date when it would be required under Section 2.2 and (v) the Company has irrevocably confirmed in writing to Parent that (A) if specific performance were granted and the Debt Financing were funded, then the Closing would occur substantially simultaneously with the drawdown of the Equity Financing, the Investment and the Debt Financing and (B) the Company is prepared, willing and able to effect the Closing and the other Transactions.
Section 9.10 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense. Notwithstanding the foregoing, Parent shall pay any and all fees and expenses, other than the Company’s Representatives’ fees, incurred in connection with the filing by the Parties of the premerger notification and report forms relating to the Merger under the HSR Act.
Section 9.11 Reserves. Notwithstanding anything to the contrary in this Agreement, none of the Company, any of its Affiliates or any of their respective Representatives makes any representation or warranty with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument to be delivered in connection with the Transactions is intended or shall be construed to be a representation or warranty (express or implied) of the Company or any other Person, for any purpose of this Agreement or any other agreement, document or instrument to be delivered in connection with the Transactions, with respect to (i) the adequacy or sufficiency of the Reserves, (ii) the future profitability of the business or (iii) the effect of the adequacy or sufficiency of the Reserves on any “line item” or asset, liability or equity amount.

Section 9.12 Non-Recourse. Notwithstanding anything to the contrary in this Agreement, each Party agrees, on behalf of itself and its Affiliates and its and their respective Representatives, that this Agreement may only be enforced against, and any Proceeding (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any breach (whether willful, intentional (including a Willful Breach), unintentional or otherwise), loss, liability, damage or otherwise in connection with, relating to or arising out of any claims in connection with, relating to or arising out of (a) this Agreement or any of the other agreements, instruments, and documents contemplated hereby (including, for the avoidance of doubt, the Equity Commitment Letter and the Investment Commitment Letter) (collectively, the “Transaction Documents”) or (b) the negotiation, execution, performance or non-performance, or any breach (or threatened or alleged breach) of any of the foregoing (such claims, the “Transaction Claims”) may only be brought against the Persons that are expressly named as parties hereto or thereto and then only with respect to the specific obligations set forth herein or therein with respect to such party, and solely in accordance with, and subject to the terms and conditions of, this Agreement or such other Transaction Document, as applicable. Notwithstanding anything to the contrary in this Agreement, no financing source, Affiliate of Parent, Merger Sub or the Company or any former, current or future officer, employees director, partner, stockholder, equity holder, manager, member, client, attorney, agent, advisor or other Representative of a financing source, Parent, Merger Sub, Company or any Affiliate of Parent, Merger Sub or the Company (each, other than Parent, Merger Sub or the Company, a “Non-Recourse Party”) shall have any obligation for any liabilities of any Party under the Transaction Documents in any Proceeding (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) in connection with, relating to or arising out of the Transaction Documents or the Transaction Claims; provided that this sentence shall not limit the rights or liabilities of any Person (including Non-Recourse Party) with respect to any Transaction Document to which it is a party.
Section 9.13 Debt Financing. Notwithstanding anything in this Agreement to the contrary, each Party hereby: (a) agrees that any action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Source Related Parties, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each Party irrevocably submits itself and its property with respect to any such action to the exclusive jurisdiction of such court, and such action (except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in any documentation related to the Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of Delaware)) shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another jurisdiction); (b) agrees not to bring or support any action of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source Related Party in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York; (c) agrees that service of process upon any Party in any such action or proceeding shall be effective if notice is given in accordance with Section 9.1; (d) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action in any such court; (e) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any action brought against the Debt Financing Source in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder; (f) agrees that none of the Debt Financing Source Related Parties shall have any liability to the Company or any of its Subsidiaries or Affiliates relating to or arising out of this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise (provided that, notwithstanding the foregoing, nothing herein shall affect the rights of Parent, Merger Sub or Parent’s post-Closing Subsidiaries against the Debt Financing Source Related Parties with respect to the Debt Financing or any of the transactions contemplated thereby); and (g) agrees that the Debt Financing Source Related Parties are express third-party beneficiaries of, and may enforce, any of the provisions in this Section 9.13 and such provisions, Section 8.3(e) and the definition of “Debt Financing Sources” and “Debt Financing Source Related Parties” shall not be amended in any way adverse to the Debt Financing Source Related Parties without the prior written consent of the Lenders.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AQUARIAN HOLDINGS VI L.P.

By:	AQUARIAN HOLDINGS VI GP LLC
its General Partner

By:	/s/ Rudrabhishek Sahay
	Name:	Rudrabhishek Sahay
	Title:	Authorized Signatory

AQUARIAN BEACON MERGER SUB INC.

By:	/s/ Rudrabhishek Sahay
	Name:	Rudrabhishek Sahay
	Title:	Authorized Signatory

AQUARIAN HOLDINGS LLC

By:	/s/ Rudrabhishek Sahay
	Name:	Rudrabhishek Sahay
	Title:	Authorized Signatory

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Eric T. Steigerwalt
	Name:	Eric T. Steigerwalt
	Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX B
200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL
November 6, 2025

Board of Directors
Brighthouse Financial, Inc.
11225 North Community House Road
Charlotte, NC 28277
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than Aquarian Holdings VI L.P. (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Brighthouse Financial, Inc. (the “Company”) of the $70.00 in cash per Share (the “Merger Consideration”) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of November 6, 2025 (the “Agreement”), by and among Parent, Aquarian Beacon Merger Sub Inc., a wholly owned subsidiary of Parent, and the Company.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Aquarian Holdings LLC, a holder of a significant interest in Parent (“Aquarian”), and Mubadala Capital LLC, a holder of significant interests in Aquarian (“Mubadala Capital”), and any of their respective affiliates and, as applicable, portfolio companies or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). Goldman Sachs Investment Banking has existing lending relationships with the Company and with Mubadala Capital or its majority owned subsidiaries (excluding, if applicable, portfolio companies) or funds thereof. We have acted as financial advisor to the Board of Directors of the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to Mubadala Capital and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner in connection with a bank loan to K-MAC Holdings Corp, a portfolio company of Mubadala Capital, in February 2024; as bookrunner in connection with a bank loan to Apex Group Ltd., a portfolio company of Mubadala Capital, in August 2024; as bookrunner in connection with a bank loan to K-MAC Holdings Corp, a portfolio company of Mubadala Capital, in January 2025; as bookrunner in connection with a bank loan to Apex Group Ltd., a portfolio company of Mubadala Capital, in February 2025; as bookrunner in connection with a bank loan to K-MAC Holdings Corp, a portfolio company of Mubadala Capital, in July 2025; as financial advisor to CI Financial Corp, a portfolio company of Mubadala Capital, in connection with its pending acquisition of Stanhope Capital announced in September 2025; and as financial advisor to CI Financial Corp, a portfolio company of Mubadala Capital, in connection with its pending acquisition of Stonehage Fleming announced in September 2025. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Aquarian, Mubadala Capital and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Funds managed by affiliates of Goldman Sachs Investment Banking also are co-invested with Mubadala Capital and/or its affiliates and have invested in equity interests of funds managed by affiliates of Mubadala Capital. Such funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of Aquarian, Mubadala Capital and/or their respective affiliates or funds managed thereby in the future.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2024; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain
B-1

publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the Life Insurance industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, actuarial, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We are not actuaries and our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions and we have relied on your actuaries with respect to reserve adequacy. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the reserves or the embedded value of the Company. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax, actuarial or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the Merger Consideration to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders of Shares.

Very truly yours,

/s/ GOLDMAN SACHS & CO. LLC
(GOLDMAN SACHS & CO. LLC)

B-2

ANNEX C

Wells Fargo Securities, LLC 30 Hudson Yards New York, NY 10001

November 5, 2025

Brighthouse Financial, Inc.
11225 North Community House Road
Charlotte, NC, 28277
Attention: Board of Directors
Members of the Board of Directors:
You have requested, in your capacity as the Board of Directors (the “Board”) of Brighthouse Financial, Inc. (the “Company”), our opinion with respect to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (“Company Common Stock”), of the Company of the Merger Consideration (as defined below) to be received by such holders in the proposed merger (the “Transaction”) of the Company with a wholly owned subsidiary of Aquarian Holdings VI L.P. (the “Parent”). We understand that, among other things, pursuant to an Agreement and Plan of Merger, dated as of November 6, 2025 (the “Agreement”), to be entered into between the Parent, Aquarian Beacon Merger Sub Inc., a wholly owned subsidiary of the Parent (“Merger Sub”), and the Company, Merger Sub will merge with and into the Company, the Company will become a wholly owned subsidiary of the Parent and each outstanding share of Company Common Stock, other than Excluded Shares and Dissenting Shares (each as defined in the Agreement), will be converted into the right to receive $70.00 in cash (the “Merger Consideration”).
In preparing our opinion, we have:
•	reviewed a draft, dated November 5, 2025, of the Agreement;
•	reviewed certain publicly available business and financial information relating to the Company and the industries in which it operates;
•
compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant, and compared current and historic market prices of the Company Common Stock with similar data for such other companies;

•	compared the proposed financial terms of the Transaction with the publicly available financial terms of certain other business combinations that we deemed relevant;
•	reviewed certain internal financial analyses and forecasts for the Company (the “Company Projections”) prepared by the management of the Company;
•
discussed with the management of the Company regarding certain aspects of the Transaction, the business, financial condition and prospects of the Company, the effect of the Transaction on the business, financial condition and prospects of the Company, and certain other matters that we deemed relevant; and

•	considered such other financial analyses and investigations and such other information that we deemed relevant.
In giving our opinion, we have assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by us. We have not independently verified any such information, and pursuant to the terms of our engagement by the Company, we did not assume any obligation to undertake any such independent verification. In relying on the Company Projections, we have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future performance and financial condition of the Company. We express no view or opinion with respect to the Company Projections or the assumptions upon which they are based. We have assumed that any representations and warranties made by the Company and the Parent in the Agreement or in other agreements relating to the Transaction will be true and accurate in all respects that are material to our analyses and that the Company will have no exposure for indemnification pursuant to the Agreement or such other agreements that would be material to our analyses.

We have also assumed that the Transaction will have the tax consequences described in discussions with, and materials provided to us by, the Company and its representatives. We also have assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Transaction. We have also assumed that the Transaction will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to our analyses or this opinion and that the final form of the Agreement will not differ from the draft reviewed by us in any respect material to our analyses or opinion. We have made no analyses of, and express no opinion as to, the adequacy of the reserves, the long-term business provision and claims outstanding or the embedded value of the Company. In addition, we have not made any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. We have not evaluated the solvency of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. We have further assumed that the final form of the Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analyses and this opinion.
Our opinion only addresses the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of the Company Common Stock (other than Excluded Shares and Dissenting Shares) in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company. Furthermore, we express no opinion as to any other aspect or implication (financial or otherwise) of the Transaction, or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Merger Consideration or otherwise. Furthermore, we are not expressing any advice or opinion regarding matters that require legal, regulatory, accounting, actuarial, insurance, tax, environmental, executive compensation or other similar professional advice and have relied upon the assessments of the Company and its advisors with respect to such advice.
Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof, notwithstanding that any such subsequent developments may affect this opinion. Our opinion does not address the relative merits of the Transaction as compared to any alternative transactions or strategies that might be available to the Company, nor does it address the underlying business decision of the Board or the Company to proceed with or effect the Transaction. We are not expressing any opinion as to the price at which Company Common Stock may be traded at any time.
We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for such services, a substantial portion of which is contingent upon the consummation of the Transaction. We also became entitled to receive a fee upon the announcement of the Transaction. In addition, the Company has agreed to reimburse us for certain expenses and to indemnify us and certain related parties for certain liabilities and other items arising out of our engagement.
During the two years preceding the date of this opinion, we and our affiliates have had investment or commercial banking relationships with the Company and Mubadala Capital LLC (“Mubadala Capital”), a substantial stockholder of Aquarian Holdings LLC, a substantial stockholder of the Parent (“Aquarian”), for which we and such affiliates have received customary compensation. Such relationships have included (i) with respect to the Company, acting as joint bookrunner on an offering of debt securities by the Company in June 2024; and (ii) with respect to Mubadala Capital and certain of its portfolio companies, providing M&A financial advisory, debt and equity underwriting services, and engaging in syndicated lending activities. We or our affiliates are also an agent and a lender to one or more of the credit facilities of the Company. We and our affiliates hold, on a proprietary basis, less than 1% of the outstanding Company Common Stock. In the ordinary course of business, we and our affiliates will trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of the Company, Aquarian, Mubadala Capital and certain of their respective affiliates and portfolio companies for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.
This letter is for the information and use of the Board (in its capacity as such) in connection with its evaluation of the Transaction. This opinion does not constitute advice or a recommendation to any stockholder of the Company or any other person as to how to vote or act on any matter relating to the proposed Transaction or any other matter. This opinion may not be used or relied upon for any other purpose without our prior written consent, nor shall this opinion be disclosed to any person or quoted or referred to, in whole or in part, without our prior written consent. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written consent. The issuance of this opinion has been approved by a fairness committee of Wells Fargo Securities, LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid to the holders of the Company Common Stock (other than Excluded Shares and Dissenting Shares) in the proposed Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WELLS FARGO SECURITIES, LLC
WELLS FARGO SECURITIES, LLC

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

Brighthouse FINANCIAL®

BRIGHTHOUSE FINANCIAL, INC.
11225 N COMMUNITY HOUSE RD
CHARLOTTE, NC 28277
SPECIAL MEETING INFORMATION

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
In Advance of the Special Meeting - Go to **www.ProxyVote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information by 12:00 p.m. Eastern Standard Time on [TBD], 2026 (for shares allocated to a New England Life Insurance Company Agents' Retirement Plan and Trust ("Plan") account) or 11:59 p.m. Eastern Standard Time on [TBD], 2026 (for all other shares). Have your Proxy Card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Special Meeting - Go to **www.virtualshareholdermeeting.com/BHF2026SM**

To attend the virtual special meeting and cast your vote live, visit our special meeting website. Have the number that is printed in the box marked by the arrow on this Proxy Card available and then follow the instructions. There will be no physical location at which stockholders may attend the meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions by 12:00 p.m. Eastern Standard Time on [TBD], 2026 (for shares allocated to a Plan account) or 11:59 p.m. Eastern Standard Time on [TBD], 2026 (for all other shares). Have your Proxy Card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW WITH AN X IN BLUE OR BLACK INK AS FOLLOWS:

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

V82344-S26841

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRIGHTHOUSE FINANCIAL, INC.

A. The Board of Directors recommends a vote FOR each of Proposals 1, 2 and 3.

B. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, trustee, guardian, corporate officer, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [TBD], 2026 at [TBD] Eastern Standard Time:
The Notice of Special Meeting and Proxy Statement are available at www.ProxyVote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

V82345-S26841

BRIGHTHOUSE FINANCIAL, INC.
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) Jacob M. Jenkelowitz, Allie Lin, Bruce H. Schindler and Eric T. Steigerwalt, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIGHTHOUSE FINANCIAL, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD] Eastern Standard Time on [TBD], 2026 solely by means of remote communication via the internet and any adjournments or postponements thereof (the "Special Meeting"), on all subjects that may properly come before the Special Meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

For New England Life Insurance Company Agents' Retirement Plan and Trust Participants ONLY:
Charles Schwab Bank is the Trustee (the "Plan Trustee") of the New England Life Insurance Company Agents' Retirement Plan and Trust referred to herein as the "Plan." As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of Brighthouse Financial, Inc. Common Stock ("Shares") that are allocated to your Plan account and shown on the reverse of this card. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements. You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this card. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions no later than 12:00 p.m. Eastern Standard Time on [TBD], 2026 to vote in accordance with the instructions. The Plan Trustee will vote your Plan Shares in accordance with the specifications indicated by you on the reverse of this card. **If the Plan Trustee does not receive your instructions by 12:00 p.m. Eastern Standard Time on [TBD], 2026, or if you sign and return this card and no specifications are indicated, the Plan Trustee will vote your Plan Shares in the same proportion as the Plan Shares for which it has received instructions. On any matters other than those described on the reverse of this card that may be presented for a vote at the Special Meeting and any adjournments or postponements thereof, your Plan Shares will be voted in the discretion of the proxies appointed by the stockholders of Brighthouse Financial, Inc. subject to the terms of the applicable plan documents and applicable law.**

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS, AND THEREFORE: "FOR" PROPOSAL 1; "FOR" PROPOSAL 2; AND "FOR" PROPOSAL 3.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON THE OTHER SIDE OF THIS CARD.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE